Filed Pursuant to Rule 424B2
Registration No. 333-81788
Prospectus Supplement to Prospectus dated June 29, 2005
Advanta Business Card Master Trust
Issuer
Advanta Business Receivables Corp.
Transferor
Advanta Bank Corp.
Servicer
AdvantaSeries
$225,000,000 Class A(2005-A2) Asset Backed Notes

Initial Principal Balance	$225,000,000
Interest Rate	One-Month LIBOR plus 0.13% per year
Interest Payment Date	August 22, 2005, then monthly on the 20th
Expected Final Principal Payment Date	June 21, 2010
Final Maturity Date	May 20, 2013
Price to Public	$225,000,000 (or 100.000%)
Underwriting Discount	$ 731,250 (or 0.325%)
Proceeds to Issuer	$224,268,750 (or 99.675%)
The Class A(2005-A2) notes are a tranche of AdvantaSeries Class A notes.
The notes will be paid from the assets of the trust consisting primarily of receivables in a portfolio of MasterCard® and VISA® revolving business purpose credit card accounts and funds on deposit in a cash collateral account and a spread account.
We expect to issue your tranche of notes on or about July 7, 2005. We will deliver your notes in book-entry form.
You should consider carefully the risk factors beginning on page 11 in the prospectus.
A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. The notes are obligations of Advanta Business Card Master Trust only and are not obligations of Advanta Business Receivables Corp., Advanta Bank Corp., Advanta Corp., any affiliate of them or any other person.
This prospectus supplement may be used to offer and sell the offered notes only if accompanied by the prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved these notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Merrill Lynch & Co.	Deutsche Bank Securities
June 29, 2005

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about your notes in two separate documents: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series, class or tranche of notes, and (b) this prospectus supplement, which describes the specific terms of your series, class and tranche of notes.

     Whenever the information in this prospectus supplement is more specific than the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

     We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus provide the pages on which these captions are located.

     This prospectus supplement uses some defined terms. You can find a glossary of terms under the caption “Glossary of Terms for Prospectus Supplement” beginning on page S-77 in this prospectus supplement and under the caption “Glossary of Terms for Prospectus” beginning on page 110 in the accompanying prospectus.

FORWARD-LOOKING STATEMENTS

     If and when included in this prospectus supplement and the accompanying prospectus or in documents incorporated herein or therein by reference, the words “expects,” “intends,” “anticipates,” “estimates” and analogous expressions are intended to identify forward-looking statements. Any such statements, which may include statements contained in “Developments Relating to Advanta Bank Corp., Advanta Corp. and its Other Subsidiaries” in this prospectus supplement, inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, among others, general economic and business conditions, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. These forward-looking statements speak only as of the date of this prospectus supplement. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

UNITED KINGDOM LEGEND

     The notes may not be offered or sold to persons in the United Kingdom, during the period up to but excluding the date on which Directive 2003/71/EC is implemented in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their business or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended). This prospectus supplement and the accompanying prospectus and any other communication in connection with the offering and issuance of the notes may only be issued or passed on to a person of a kind described in Article 49(2) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 or a person to whom this prospectus supplement and the accompanying prospectus or any other such communication may otherwise lawfully be issued or passed on (all such persons together being referred to as “relevant persons”). This communication must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this communication relates is available only to relevant persons and will be engaged in only with relevant persons.

TRANSACTION SUMMARY

     This Transaction Summary lists certain information concerning the Advanta Business Card Master Trust AdvantaSeries Class A(2005-A2) Notes. Only the Class A(2005-A2) notes are offered by this prospectus supplement and the accompanying prospectus.

Issuer:	Advanta Business Card Master Trust
Transferor:	Advanta Business Receivables Corp.
Seller:	Advanta Bank Corp.
Servicer:	Advanta Bank Corp.
Indenture Trustee:	Deutsche Bank Trust Company Americas
Owner Trustee:	Wilmington Trust Company
Clearance and Settlement:	DTC/Clearstream/Euroclear
Primary Trust Assets:	Receivables generated under unsecured revolving business purpose credit card accounts

AdvantaSeries Class A(2005-A2) Notes
Initial Principal Balance:	$225,000,000
Servicing Fee Rate:	2.0% per annum
Anticipated Ratings:
(Standard & Poor’s/Moody’s)*	AAA/Aaa
Credit Enhancement:	Subordination of Class B notes, Class C notes and Class D notes; shared cash collateral account; shared spread account
Class A(2005-A2) Note Interest Rate:	One-Month LIBOR plus 0.13% per year
Interest Accrual Method:	Actual/360
Interest Payment Date:	Monthly on the 20th
Interest Rate Index Reset Date:	2 London business days before each interest payment date
First Interest Payment Date:	August 22, 2005
Expected Final Principal Payment Date:	June 21, 2010
Final Maturity Date:	May 20, 2013
Closing Date:	On or about July 7, 2005
Commencement of Accumulation	September 30, 2009
Period (subject to adjustment):
ERISA Eligibility (investors are cautioned to consult with their counsel):	Yes, subject to important considerations described under “ERISA Considerations” in this prospectus supplement and the accompanying prospectus
Debt for United States Federal Income Tax Purposes (investors are cautioned to consult with their tax counsel):	Yes, subject to important considerations described under “Summary of Terms — Tax Status” in this prospectus supplement and “Federal Income Tax Consequences” in the accompanying prospectus

*	It is a condition to issuance of the Class A(2005-A2) notes that at least one of these ratings be obtained.

Summary of Terms

     This summary highlights selected information and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document and the accompanying prospectus before you purchase any notes. References in this prospectus supplement to a class or tranche of notes refer only to notes of the AdvantaSeries, unless the context otherwise requires.

The Issuer

     The notes will be issued by Advanta Business Card Master Trust, a Delaware common law trust, pursuant to a terms document, an indenture supplement and an indenture, each between the issuer and the indenture trustee.

     For additional information concerning the issuer, see “The Issuer” in the accompanying prospectus.

Seller, Servicer and Transferor

     For information concerning Advanta Bank Corp. as a seller, servicer and administrator and Advanta Business Receivables Corp. as a transferor, see “Developments Relating to Advanta Bank Corp., Advanta Corp. and its Other Subsidiaries” in this prospectus supplement and see “Advanta Bank Corp., Advanta Business Receivables Corp. and Advanta Corp.” in the accompanying prospectus.

The Offered Notes

     Only the Class A(2005-A2) notes are offered by this prospectus supplement and the accompanying prospectus.

     The Class A(2005-A2) notes are part of a series of notes called the “AdvantaSeries.” The AdvantaSeries consists of Class A notes, Class B notes, Class C notes and Class D notes. Each class of notes in the AdvantaSeries may consist of multiple tranches. The Class A(2005-A2) notes are a tranche of the Class A notes.

     The Class A(2005-A2) notes are the sixth tranche of notes issued in the AdvantaSeries by the Issuer. The issuer has previously issued one tranche of Class A notes, one tranche of Class B notes, one tranche of Class C notes and two tranches of Class D notes. Additional tranches of notes, including additional tranches of Class A notes, may be issued by the issuer in the future. See “Summary of Terms — Other Interests in the Trust — Other Series, Classes and Tranches of Notes” and “Annex I: Series, Classes and Tranches Issued and Outstanding” in this prospectus supplement.

     AdvantaSeries notes of any class or tranche may be issued on any date so long as there is sufficient credit enhancement on that date, either in the form of outstanding subordinated notes, amounts in the cash collateral account or other forms of credit enhancement, and all other conditions to issuance are satisfied. See “Description of Series and Tranche Provisions — Issuances of New Classes and Tranches of AdvantaSeries Notes” in this prospectus supplement and see “Description of the Notes — Issuance of Additional Series, Classes and Tranches of Notes” in the accompanying prospectus.

     Without regard to tranche, date of issuance or expected final principal payment date, the Class A notes are senior to the Class B notes, the Class B notes are senior to the Class C notes and the Class C notes are senior to the Class D notes.

     The expected final principal payment dates and final maturity dates of tranches of senior and subordinated classes in the AdvantaSeries may be different. Therefore, subordinated notes may have expected final principal payment dates and final maturity dates that are earlier than some or all of the senior notes of the AdvantaSeries. Subordinated notes generally will not receive any payment of principal before their final maturity date unless, after payment, the remaining outstanding subordinated notes, the cash collateral account and any other form of credit enhancement provide the required amount of credit enhancement for the senior notes. See “Description of Series and Tranche Provisions — Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches” in this prospectus supplement.

     Interest

     The Class A(2005-A2) notes will bear interest at a rate equal to one-month LIBOR as determined each month plus 0.13% per annum. The indenture trustee will determine one-month LIBOR for each interest period two London business days before the related interest period commences.

     For the Class A(2005-A2) notes, interest will be calculated as follows:

Outstanding		Number of days in		Class
principal balance	X	interest period	X	A(2005-A2)
of the Class		360		Note
A(2005-A2) notes on				Interest Rate
related record
date

     Each interest period begins on and includes a payment date and ends on but excludes the next payment date. However, the first interest period for the Class A(2005-A2) notes will begin on and include the closing date and end on but exclude August 22, 2005.

     Interest on the Class A(2005-A2) notes will be paid on each interest payment date, which will be the 20th day of each month following the first interest payment date of August 22, 2005. If the 20th is not a business day, the interest payment date will be the following business day.

You may obtain the Class A(2005-A2) note interest rate(s) for the current and the immediately preceding interest periods by telephoning the indenture trustee at (800) 735-7777.

     The payment of required interest payments on a senior class of notes of the AdvantaSeries is senior to the payment of required interest payments on subordinated classes of notes of the AdvantaSeries. Generally, no payment of interest will be made on any Class B note until the required payment of interest has been made to the Class A notes. Similarly, generally, no payment of interest will be made on any Class C note until the required payment of interest has been made to the Class A notes and the Class B notes and the monthly servicing fee has been paid. Similarly, generally, no payment of interest will be made on the Class D notes until the required payment of interest has been made to the Class A notes and the Class B notes, the monthly servicing fee has been paid and the required payment of interest has been made to the Class C notes. See “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement.

     Principal

     The outstanding principal balance of the Class A(2005-A2) notes is expected to be paid in full on June 21, 2010, which is the expected final principal payment date.

     We are scheduled to begin accumulating collections of principal receivables for payment to the Class A(2005-A2) noteholders on the expected final principal payment date starting at the close of business on September 30, 2009, but we may begin accumulating at a later date.

     Principal on the Class A(2005-A2) notes may be paid earlier or later than the expected final principal payment date. You will not be entitled to any premium for early or late payment of principal. If specified events known as pay out events occur, principal may be paid earlier than expected. If principal collections are less than expected or are collected more slowly than expected, then principal payments may be delayed. If the outstanding principal balance of the Class A(2005-A2) notes is not paid on the expected final principal payment date, then a pay out event will occur with respect to the Class A(2005-A2) notes and, subject to the principal payment rules described below under “Summary of Terms — Credit Enhancement,” and in “Description of Series and Tranche Provisions — Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches” in this prospectus supplement, available principal collections will continue to be used to pay principal on the Class A(2005-A2) notes until the notes are paid in full or until the final maturity date of May 20, 2013, whichever occurs first.

     If the outstanding principal balance of the Class A(2005-A2) notes is not paid in full on the expected final principal payment date due to insufficient funds, noteholders will generally not have any remedies against the issuer until the final maturity date of these notes.

     For more information about principal payments, see “Maturity Considerations,” “Description of Series and Tranche Provisions — Available Principal Collections,” “— Allocation to Principal Funding Sub-Accounts” and “— Final Payment of the Notes” in this prospectus supplement.

Adjusted Invested Amount

     The initial principal balance of the Class A(2005-A2) notes is $225,000,000.

     The adjusted invested amount of a tranche of AdvantaSeries notes is based on the initial principal balance of that tranche of notes minus:

•	investor charge-offs allocated to that tranche;

•	for subordinated classes, reductions in such tranche resulting from principal collections being used to pay required interest payments on senior notes;

•	for the Class C notes and the Class D notes, the amount of principal collections used to pay the monthly servicing fee;

•	the amount on deposit in the principal funding sub-account for that tranche of notes; and

•	principal payments made on that tranche of notes;

     plus

•	available finance charge collections used to reimburse reductions in that tranche’s adjusted invested amount due to:

–	prior investor charge-offs; or

–	for subordinated classes, the use of principal collections to pay required interest payments on senior notes or, for the Class C notes and Class D notes, to pay the monthly servicing fee; plus

•	if additional notes in a tranche of notes are issued at a later date, the amount of the initial principal balance of the additional notes.

     If the adjusted invested amount of the Class A(2005-A2) notes is less than the outstanding principal balance of the Class A(2005-A2) notes, the principal of and interest on the Class A(2005-A2) notes may not be paid in full.

     For a more detailed discussion of adjusted invested amount, see “Description of Series and Tranche Provisions — Note Balances — Adjusted Invested Amount” in this prospectus supplement.

Credit Enhancement

     Credit enhancement for any series is for the benefit of that series only. You are not entitled to the benefits of any credit enhancement available to any series other than the AdvantaSeries. You are not entitled to the benefits of any credit enhancement available solely to any other class or tranche.

     Subordination

     Credit enhancement for the Class A notes is provided by the subordination of the Class B notes, the Class C notes and the Class D notes, the cash collateral account and the spread account.

     Credit enhancement for the Class B notes is provided by the subordination of the Class C notes and the Class D notes, the cash collateral account and the spread account.

     Credit enhancement for the Class C notes is provided by the subordination of the Class D notes, the cash collateral account and the spread account.

     Credit enhancement for the Class D notes is provided by the cash collateral account and the spread account.

     Prior to the final maturity date, principal payments for tranches of subordinated notes will only be made if senior notes have received their required principal and interest payments on such date and those subordinated notes are no longer required to provide credit enhancement to senior notes. In general, each class of subordinated notes serves as credit enhancement for all of the senior notes, regardless of whether the subordinated notes are issued before, at the same time as, or after the senior notes.

     If the available finance charge collections and amounts in the spread account and the cash collateral account are not sufficient to pay required interest payments on the notes and to pay the monthly servicing fee, available principal collections, subject to specified limits, may be used to make those payments. If available principal collections are used to pay required interest payments on the notes, this will result in a reduction of the adjusted invested amount of the subordinated notes. The adjusted invested amount of the Class D notes will be reduced first and then, if the adjusted invested amount of the Class D notes has been reduced to zero, the adjusted invested amount of the Class C notes will be reduced. If the adjusted invested amount of the Class C notes has been reduced to zero, then the adjusted invested amount of the Class B notes will be reduced. If available principal collections are used to pay the monthly servicing fee, this will result in a reduction of the adjusted invested amount of the Class C notes or Class D notes. If the adjusted invested amount of the Class D notes has been reduced to zero, then the adjusted invested amount of the Class C notes will be reduced.

     Likewise, investor charge-offs will be used first to reduce the adjusted invested amount of the subordinated notes. The adjusted invested amount of the Class D notes will be reduced first and then, if the adjusted invested amount of the Class D notes has been reduced to zero, the adjusted invested amount of the Class C notes will be reduced. If the adjusted invested amount of the Class C notes has been reduced to zero, then the adjusted invested amount of the Class B notes will be reduced. If the adjusted invested amount of the Class B notes has been reduced to zero, then the adjusted invested amount of the Class A notes will be reduced.

     Reductions in the adjusted invested amount will result in a reduction in the total amount of collections of finance charge and administrative receivables and collections of principal receivables which are allocated to the AdvantaSeries and the amount which is available to pay required principal and interest payments on the AdvantaSeries notes. As described above, other than on the final maturity date, if there are not sufficient funds to pay required principal and interest payments on all notes, then each class of senior notes will be paid its required amount before any amount is available to make payments on the subordinated classes.

     Cash Collateral Account

     A cash collateral account will provide credit enhancement for all classes of AdvantaSeries notes. As a condition to the issuance of additional tranches of AdvantaSeries notes, the cash collateral account is required to be fully funded in an amount equal to the required cash collateral account amount. The required cash collateral account amount will generally equal the sum of (i) 2.25% multiplied by the adjusted outstanding principal balance of the AdvantaSeries notes plus (ii) 0.50% multiplied by the amounts on deposit in the principal funding sub-accounts. See “Description of Series and Tranche Provisions — Cash Collateral Account — Required Deposits to the Cash Collateral Account” in this prospectus supplement.

     After application of available finance charge collections and amounts in the spread account, amounts on deposit in the cash collateral account will be used to cover shortfalls in earnings on amounts on deposit in the principal funding account, interest shortfalls, shortfalls in the monthly servicing fee and any uncovered defaulted amounts in the following order of priority:

•	shortfalls in earnings on amounts on deposit in the principal funding account,

•	required interest payments on the Class A notes,

•	required interest payments on the Class B notes,

•	the monthly servicing fee,

•	required interest payments on the Class C notes,

•	required interest payments on the Class D notes, and

•	uncovered AdvantaSeries defaulted amounts.

     A portion of the amount on deposit in the cash collateral account may also be available to pay principal on the final maturity date of the Class A(2005-A2) notes. See “Description of Series and Tranche Provisions — Cash Collateral Account — Withdrawals from the Cash Collateral Account” in this prospectus supplement.

     Spread Account

     A spread account will also provide credit enhancement for all classes of AdvantaSeries notes. Initially, the spread account will not be funded. Deposits, if any are required, will be made to the spread account based on the quarterly excess spread percentage.

     For any date of determination, the amount required to be on deposit in the spread account is equal to the product of (i) the required spread account percentage in effect on that date and (ii) the sum of the initial principal balances of all outstanding tranches of notes as of the preceding day. However, the required spread account amount will not exceed the excess, if any, of the outstanding principal balance of the outstanding notes over the amount on deposit in the cash collateral account.

     The “Required Spread Account Percentage” will be determined as follows, subject to certain exceptions described in “Description of Series and Tranche Provisions — Spread Account” in this prospectus supplement:

		then, the
If the Quarterly		Required
Excess Spread		Spread
Percentage is		Account
greater than or	and less	Percentage
equal to	than	will equal:
4.50%	—	0.00%
4.00%	4.50%	1.00%
3.50%	4.00%	2.00%
3.00%	3.50%	2.50%
2.00%	3.00%	3.00%
0.00%	2.00%	4.00%
—	0.00%	17.75%

     Upon the issuance of each tranche of AdvantaSeries notes, an amount will be deposited into the spread account, if necessary, to maintain the current ratio of the amount on deposit in the spread account to the required spread account amount, determined immediately prior to that tranche’s issuance. If the amount required to be on deposit in the spread account is more than zero, deposits to the spread account will be made each month from available finance charge collections up to the required spread account amount as described in this prospectus supplement under “Description of Series and Tranche Provisions — Spread Account — Required Deposits to the Spread Account.”

     Amounts on deposit in the spread account will be used after application of available finance charge collections to cover interest shortfalls, shortfalls in the monthly servicing fee and uncovered defaulted amounts in the following order of priority:

•	required interest payments on the Class A notes,

•	required interest payments on the Class B notes,

•	the monthly servicing fee,

•	required interest payments on the Class C notes,

•	required interest payments on the Class D notes, and

•	uncovered AdvantaSeries defaulted amounts.

     A portion of the amount on deposit in the spread account, if any, may also be available to pay principal on the final maturity date of the Class A(2005-A2) notes. See “Description of Series and Tranche Provisions — Spread Account — Withdrawals from the Spread Account” in this prospectus supplement.

     Amounts on deposit in the spread account in excess of the required spread account amount will be withdrawn and deposited in the cash collateral account to the extent the amount on deposit in the cash collateral account is less than the required cash collateral account amount and otherwise released to the holder of the trust beneficial interest.

Required Subordinated Amount and Conditions to Issuance

     The conditions described under “Description of Series and Tranche Provisions — Issuances of New Classes and Tranches of AdvantaSeries Notes” in this prospectus supplement and “Description of the Notes — Issuance of Additional Series, Classes and Tranches of Notes” in the accompanying prospectus must be satisfied in connection with any new issuance of AdvantaSeries notes. In order to issue any Class A notes, Class B notes or Class C notes of the AdvantaSeries, the following conditions with respect to the required subordinated amount of senior notes must be satisfied after giving effect to that new issuance:

•	the aggregate adjusted invested amount of the Class B notes, Class C notes and Class D notes must be at least equal to the Class A required subordinated amount,

•	the aggregate adjusted invested amount of the Class C notes and Class D notes must be at least equal to the Class B required subordinated amount, and

•	the adjusted invested amount of the Class D notes must be at least equal to the Class C required subordinated amount.

     Class A Required Subordinated Amount

     The Class A required subordinated amount is generally equal to the product of (x) 21.5805% and (y) the adjusted outstanding principal balance of the Class A notes.

     Class B Required Subordinated Amount

     The Class B required subordinated amount is generally equal to the product of (x) 8.9918% and (y) the aggregate adjusted outstanding principal balance of the Class A notes and Class B notes.

     Class C Required Subordinated Amount

     The Class C required subordinated amount is generally equal to the product of (x) 3.6269% and (y) the aggregate adjusted outstanding principal balance of the Class A notes, Class B notes and Class C notes.

     The issuer may change the above required subordinated amount percentages, the required subordinated amount for any class of AdvantaSeries notes, the methodology of computing the required subordinated amount, or the form of credit enhancement to other than utilizing subordinated AdvantaSeries notes in order to provide senior AdvantaSeries notes with the required credit enhancement, at any time without the consent of any noteholders. However, each rating agency must confirm that such change(s) will not cause a reduction or withdrawal of the ratings of any outstanding notes rated by such rating agency and the issuer must deliver to each rating agency and the indenture trustee an opinion that the use of that form of credit enhancement will not have certain adverse tax consequences for holders of outstanding notes. See “Description of Series and Tranche Provisions — Required Subordinated Amount and Conditions to Issuance” in this prospectus supplement.

     See the following page for an example of the calculation of the Class A Required Subordinated Amount.

Example: Calculation of Class A Required Subordinated Amount

The following summarizes the AdvantaSeries required subordinated percentages.

(1)	Represents the AdvantaSeries capital structure, based on the required subordinated amount issued for each class.

     The required subordinated amount for a class of notes is calculated as the product of the applicable required subordinated percentage and the adjusted outstanding principal balance of that class and any senior classes.

(2)	Sample structure for illustrative purposes only. The excess subordinated amount represents the amount of subordinated notes that can support future issuance of senior notes or be paid without creating a deficiency in required subordination for senior notes. There is no assurance that any AdvantaSeries tranche will benefit from excess subordinated notes.

     For example, the required subordinated amount for the $100 MM Class A notes above is calculated as the product of the Class A required subordinated percentage and the aggregate adjusted outstanding principal balance of the Class A notes, or the product of:

-	Class A required subordinated percentage, or 21.5805%, and

-	Class A notes or $100 MM,

   which equals $21.58 MM combined amount of Class B notes, Class C notes and Class D notes.

Principal Payments on Subordinated AdvantaSeries Notes

     Other than on the related final maturity date, no payment of principal will be made on any tranche of Class B notes unless, following the payment, the aggregate adjusted invested amount of all remaining outstanding Class B notes, Class C notes and Class D notes is at least equal to the Class A required subordinated amount.

     Similarly, other than on the related final maturity date, no payment of principal will be made on any tranche of Class C notes unless, following the payment,

-	the aggregate adjusted invested amount of all remaining outstanding Class B notes, Class C notes and Class D notes is at least equal to the Class A required subordinated amount, and

-	the aggregate adjusted invested amount of all remaining outstanding Class C notes and Class D notes is at least equal to the Class B required subordinated amount.

     Similarly, other than on the related final maturity date, no payment of principal will be made on any tranche of Class D notes unless, following the payment,

-	the aggregate adjusted invested amount of all remaining outstanding Class B notes, Class C notes and Class D notes is at least equal to the Class A required subordinated amount,

-	the aggregate adjusted invested amount of all remaining outstanding Class C notes and Class D notes is at least equal to the Class B required subordinated amount, and

-	the adjusted invested amount of all remaining outstanding Class D notes is at least equal to the Class C required subordinated amount.

     See “Description of Series and Tranche Provisions — Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches” in this prospectus supplement.

Other Interests in the Trust

     Other Series, Classes and Tranches of Notes

     The issuer has issued other series of notes secured by the assets of the trust and may issue other series of notes secured by the assets of the trust from time to time in the future. The issuer has in the past issued and expects in the future to issue other classes and tranches of notes that are a part of the AdvantaSeries. Other classes and tranches of AdvantaSeries notes have and are expected in the future to have different interest rates, interest payment dates, expected final principal payment dates, final maturity dates and other characteristics. See “Description of Series and Tranche Provisions — Issuance of New Classes and Tranches of AdvantaSeries Notes” in this prospectus supplement and see “Description of the Notes — Issuance of Additional Series, Classes and Tranches of Notes” in the accompanying prospectus.

     Each class of notes in the AdvantaSeries may consist of multiple tranches. Notes of any tranche may be issued on any date so long as there is sufficient credit enhancement, in the form of subordinated notes, the cash collateral account or other forms of credit enhancement, and all other conditions to issuance are satisfied. See “Description of Series and Tranche Provisions — Issuance of New Classes and Tranches of AdvantaSeries Notes” in this prospectus supplement and see “Description of the Notes — Issuance of Additional Series, Classes and Tranches of Notes” in the accompanying prospectus. A summary of the outstanding series, classes and tranches of notes issued by the issuer is in “Annex I: Series, Classes and Tranches Issued and Outstanding” included at the end of this prospectus supplement. The issuance of future series, classes and tranches of notes will occur without prior review or consent by you or any other noteholder.

     The Trust Beneficial Interest

     The trust beneficial interest is the interest in the trust not securing the AdvantaSeries or any other series and is owned by the bank. The bank may, however, sell all or a portion of its interest in the trust beneficial interest. The trust beneficial interest does not provide credit enhancement for the AdvantaSeries or any other series.

The Receivables

     The primary assets of the trust are receivables in MasterCard®* and, to a lesser extent, VISA®* revolving business purpose credit card accounts. Total receivables consist of principal receivables and finance charge and administrative receivables.

     The following information is as of the close of business on May 31, 2005 and includes accounts designated to the trust on June 16, 2005, the receivables of which were conveyed to the trust as if they were part of the trust as of the close of business on May 31, 2005:

•	the total receivables in the trust was $3,368,011,955, and

•	the number of relationships represented by the accounts designated to and remaining in the trust was 907,835.

     For more information, see “The Trust Portfolio” in this prospectus supplement.

Allocations of Collections

     The servicer will collect payments on the receivables and will deposit those collections into an account. It will keep track of collections of finance charge and administrative receivables and collections of principal receivables.

     Each month, the servicer will allocate collections received among:

•	the AdvantaSeries;

•	other series outstanding; and

•	the trust beneficial interest.

     The amount allocated to the AdvantaSeries will be determined based mainly upon the size of the adjusted invested amount of the AdvantaSeries notes compared to the total amount of principal receivables in the trust. Upon the issuance of the Class A(2005-A2) notes, the adjusted invested amount of the AdvantaSeries on such date will be $705,000,000.

     You are entitled to receive payments of interest and principal primarily from collections of receivables and other trust assets allocated to the AdvantaSeries, including funds on deposit in the cash

*	MasterCard® and VISA® are federally registered service marks of MasterCard International Inc. and VISA U.S.A., Inc., respectively.

collateral account and the spread account. If the adjusted invested amount of the AdvantaSeries declines, amounts allocated and available for payment to you may be reduced. For a description of the allocation calculations and the events which may lead to these reductions, see “Description of Series and Tranche Provisions — Available Finance Charge Collections,” “— Available Principal Collections” and “— Allocation Percentages” in this prospectus supplement.

Application of Collections

     Available Finance Charge Collections

     On each payment date, the servicer will direct the indenture trustee to apply available finance charge collections in the following order of priority:

•	to pay required interest payments on the Class A notes;

•	to pay required interest payments on the Class B notes;

•	to pay the monthly servicing fee;

•	to pay required interest payments on the Class C notes;

•	to pay required interest payments on the Class D notes;

•	to cover the AdvantaSeries defaulted amount, if any;

•	to cover the adjusted invested amount deficits, if any, of all AdvantaSeries notes;

•	to make any required deposits to the cash collateral account;

•	to make any required deposits to the spread account;

•	to make any other payment or deposit required by any class or tranche of notes;

•	to be treated as excess finance charge collections for allocation to other series in group one; and

•	to make any other payment or deposit required for any class or tranche of notes and then to the holders of the trust beneficial interest.

     For a more detailed description of these applications, see “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement.

     Available Principal Collections

     On each payment date, the servicer will direct the indenture trustee to apply available principal collections in the following order of priority:

•	to pay required interest payments on the Class A notes if available finance charge collections and withdrawals from the spread account and the cash collateral account are insufficient, subject to a maximum amount;

•	to pay required interest payments on the Class B notes if available finance charge collections and withdrawals from the cash collateral account and the spread account are insufficient, subject to a maximum amount;

•	to pay the monthly servicing fee if available finance charge collections and withdrawals from the cash collateral account and the spread account are insufficient, subject to a maximum amount;

•	to pay required interest payments on the Class C notes if available finance charge collections and withdrawals from the cash collateral account and the spread account are insufficient, subject to a maximum amount;

•	to make required deposits, if any, to the principal funding sub-accounts of the relevant classes and tranches of notes in the following order: first, to the Class A notes, second, to the Class B notes, third, to the Class C notes, and fourth, to the Class D notes;

•	to be treated, to the extent needed, as shared principal collections for allocation to other series in group one;

•	to make required deposits, if any, to the excess funding account; and

•	to the holders of the trust beneficial interest.

     See “Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement.

     The amount required to be deposited into the principal funding sub-account for the Class A(2005-A2) notes on any payment date will be:

•	during the revolving period for the Class A(2005-A2) notes, zero;

•	during the accumulation period for the Class A(2005-A2) notes, an amount equal to the accumulation deposit amount for the related monthly period;

•	during an early amortization period for the Class A(2005-A2) notes, an amount equal to the Class A(2005-A2) adjusted invested amount as of the close of business on the last day of the preceding monthly period; and

•	during a coverage funding period affecting the Class A(2005-A2) notes, any required amounts as described in “Descriptions of Series and Tranche Provisions — Coverage Funding of the Principal Funding Sub-Accounts for Senior Classes” in this prospectus supplement.

     On the earlier of (x) the expected final principal payment date or (y) the first payment date following the commencement of any early amortization period, amounts on deposit in the principal funding sub-account will be paid to the noteholders. During an early amortization period, available principal collections allocated to the Class A(2005-A2) notes for each payment date will be distributed to the paying agent for payment to the noteholders until your tranche has been paid in full.

     For subordinated notes, the deposits or payments of principal described above may be limited if those notes are required to provide credit enhancement for senior classes of notes. See “Description of Series and Tranche Provisions — Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches” in this prospectus supplement.

     For a more detailed description of these applications, see “Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement.

Pay Out Events

     If a pay out event with respect to all notes of all outstanding series, all of the AdvantaSeries notes only or the Class A(2005-A2) notes only occurs, an early amortization period for the Class A(2005-A2) notes will begin. Pay out events that affect the Class A(2005-A2) notes include:

•	the transferor fails to make required payments or deposits or violates other covenants or agreements;

•	representations and warranties of the transferor or information provided by the transferor is materially incorrect;

•	for any month, the average of the excess spread amounts for the three preceding monthly periods is less than the required excess spread amount for that month;

•	an event of default and acceleration of the Class A(2005-A2) notes occurs; or

•	if the outstanding principal balance of the Class A(2005-A2) notes is not paid on the expected final principal payment date.

     These pay out events are more fully described under “Description of Series and Tranche Provisions — Pay Out Events” in this prospectus supplement. There are additional pay out events, referred to as trust pay out events, that apply to all series of notes issued by the issuer. These trust pay out events are more fully described under “Description of Series and Tranche Provisions — Pay Out Events” in the prospectus supplement and “Description of the Notes — Pay Out Events” in the accompanying prospectus.

Events of Default

     The Class A(2005-A2) notes are subject to specified events of default described under “Description of Series and Tranche Provisions — Events of Default” in this prospectus supplement and “The Indenture —Events of Default; Rights upon Event of Default” in the accompanying prospectus. These include, among other things, the failure to pay interest for 35 days after it is due or to pay principal on the final maturity date. The failure to pay principal of the Class A(2005-A2) notes or of any other tranche or class will constitute an event of default with respect to the affected tranche or class only.

     For a more detailed description of the rights and remedies of the indenture trustee upon an event of default, see “Description of Series and Tranche Provisions — Events of Default” in this prospectus supplement and “The Indenture — Events of Default; Rights upon Event of Default” in the accompanying prospectus.

Optional Redemption

     The servicer has the option to repurchase your notes when the outstanding principal balance of your tranche of notes has been reduced to 10% or less of the tranche’s highest outstanding principal balance. See “Description of the Notes — Final Payment of Principal; Termination” in the accompanying prospectus. The servicer will not redeem subordinated notes if those notes are required to provide credit enhancement for senior classes of notes of the AdvantaSeries notes.

Group One

     The AdvantaSeries is a part of group one, and may share collections of finance charge and administrative receivables and collections of principal receivables in specified circumstances. See “Description of Series and Tranche Provisions — Excess Finance Charge Collections” and “— Shared Principal Collections” in this prospectus supplement.

Denominations

     Beneficial interests in the Class A(2005-A2) notes may be purchased in minimum denominations of $5,000 and multiples of $1,000 in excess of that amount.

Registration, Clearance and Settlement

     Your Class A(2005-A2) notes will be in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except in certain limited circumstances, you will not receive a definitive instrument representing your notes. See “Description of the Notes — Definitive Notes” in the accompanying prospectus.

     You may elect to hold your Class A(2005-A2) notes through The Depository Trust Company, in the United States, or Clearstream Banking, société anonyme, or the Euroclear System, in Europe.

     Transfers will be made in accordance with the rules and operating procedures of those clearing systems. See “Description of the Notes — Book-Entry Registration” in the accompanying prospectus.

Tax Status

     Subject to important considerations described under “Federal Income Tax Consequences” in the accompanying prospectus, Wolf, Block, Schorr and Solis-Cohen LLP, as special tax counsel to the issuer, is of the opinion that under existing law your Class A(2005-A2) notes will be characterized as debt for federal income tax purposes and that the issuer will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. By your acceptance of a Class A(2005-A2) note, you will agree to treat your notes as debt for federal, state and local income and franchise tax purposes. See “Federal Income Tax Consequences” in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations

     Subject to important considerations described under “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus, the Class A(2005-A2) notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. We suggest that a fiduciary or other person contemplating purchasing a Class A(2005-A2) note on behalf of or with plan assets of any plan or account consult with its counsel regarding whether the purchase or holding of a Class A(2005-A2) note could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code.

Note Ratings

     The issuer will issue the Class A(2005-A2) notes only if they are rated at issuance at least “AAA” or “Aaa” or its equivalent by at least one nationally recognized rating agency.

     Other tranches of Class A notes may have different rating requirements from the Class A(2005-A2) notes.

     A rating addresses the likelihood of the payment of interest on a note when due and the ultimate payment of principal of that note by its final maturity date. A rating does not address the likelihood of payment of principal of a note on its expected final principal payment date. In addition, a rating does not address the possibility of an early payment or acceleration of a note, which could be caused by a pay out event or an event of default. A rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.

     See “Risk Factors — The rating assigned to a class of notes is limited” in the accompanying prospectus.

Exchange Listing

     We may, but do not currently expect to, apply to list the offered Class A(2005-A2) notes on the Luxembourg Stock Exchange. Upon any application made to the Luxembourg Stock Exchange, we cannot guarantee that the application for the listing will be accepted or that if accepted, such listing will be maintained.

The Trust Portfolio

     The receivables conveyed to the trust arise in accounts selected from the Advanta Business Card Portfolio at the time the trust was established, and in additional accounts selected and designated to the trust since that time, on the basis of criteria described in the transfer and servicing agreement (the “Trust Portfolio”). The transferor has the right to designate additional accounts to the Trust Portfolio and to transfer to the trust all receivables of those additional accounts, whether the receivables already exist or arise after the designation, if certain conditions are satisfied. For a discussion of these conditions, see “Description of the Notes — Addition of Trust Assets” in the accompanying prospectus. In addition, the transferor will be required to designate additional accounts, to the extent available, (a) to maintain the Transferor Interest so that, during any period of 30 consecutive days, the Transferor Interest averaged over that period equals or exceeds the Required Transferor Interest for the same period and (b) to maintain, for so long as notes of any series remain outstanding, an aggregate amount of principal receivables in the Trust Portfolio equal to or greater than the Required Minimum Principal Balance, as adjusted for any series having a paired series as described in the related indenture supplement.

     The transferor also has the right to designate certain removed accounts and to require the indenture trustee to transfer all receivables in the removed accounts back to the transferor, whether the receivables already exist or arise after the designation, if certain conditions are satisfied. For a discussion of these conditions, see “Description of the Notes — Removal of Accounts” in the accompanying prospectus.

     Throughout the term of the trust, the accounts from which the receivables arise will be the accounts designated by the transferor (a) at the time the trust was established, plus (b) any additional accounts, minus (c) any removed accounts. As a result, the composition of the trust assets is expected to change over time. For a general description of the receivables in the trust, see “The Trust Portfolio” in the accompanying prospectus.

     Non-performing accounts were not included in the trust at its formation nor have they been nor will they be included in any account addition. The transferor currently considers an account to be non-performing if the receivables in the account have been charged off, if its receivables have been determined to be fraudulent or if the account’s card or supplemental cards have been reported as lost or stolen. While non-performing accounts will not be included in an account addition, the transferor expects that some accounts will become non-performing after they have been designated to the trust. To the extent an account is non-performing, the transferor and the servicer will treat the receivable balance on that account as a zero balance, for all purposes, including in all disclosures about the Trust Portfolio. Less than 20% of the trust’s receivables, by outstanding principal balance following any account addition and at the time of the initial issuance of any series or tranche of notes publicly offered by means of the accompanying prospectus, will be 30 or more days delinquent. The servicer considers an account delinquent if the minimum payment is not received before the next statement date.

     For additional information regarding the accounts designated to the trust, see “The Bank’s Business Credit Card Activities” in the accompanying prospectus.

Delinquency and Loss Experience

     The following tables set forth the delinquency and loss experience for each of the periods shown for the Trust Portfolio. The accounts designated to the trust have been selected from the accounts in the Advanta Business Card Portfolio based on certain eligibility criteria specified in the transfer and servicing agreement.

     We cannot assure you that the future delinquency and loss experience for the receivables in the Trust Portfolio will be similar to the historical experience of the Trust Portfolio set forth below.

Trust Portfolio
Delinquency Experience
(dollars in thousands)

	As of May 31, 2005
Total Receivables(1):	$3,218,696

Number of Days Delinquent	Delinquent Amount	% of Total Receivables
30 to 59 days	$38,921	1.21%
60 to 89 days	30,267	0.94
90 to 119 days	26,254	0.82
120 to 149 days	20,303	0.63
150 to 179 days	17,665	0.55
180 days or more	0	0.00

TOTAL (30+ days past due)	$133,410	4.15%

	As of December 31,
	2004		2003		2002		2001		2000
Total Receivables(1):	$3,223,773		$2,861,546		$2,502,104		$2,023,070		$1,617,623

Number of Days	Delinquent	% of Total	Delinquent	% of Total	Delinquent	% of Total	Delinquent	% of Total	Delinquent	% of Total
Delinquent	Amount	Receivables	Amount	Receivables	Amount	Receivables	Amount	Receivables	Amount	Receivables
30 to 59 days	$36,123	1.12%	$48,118	1.68%	$44,119	1.76%	$38,320	1.89%	$25,812	1.60%
60 to 89 days	34,001	1.06	37,150	1.30	33,643	1.35	30,089	1.49	17,518	1.08
90 to 119 day	25,526	0.79	33,098	1.15	29,850	1.19	24,420	1.21	13,568	0.84
120 to 149 days	21,127	0.66	26,877	0.94	25,023	1.00	20,968	1.04	11,510	0.71
150 to 179 day	18,435	0.57	26,858	0.94	25,849	1.03	20,150	0.99	10,126	0.62
180 or more days	0	0.00	0	0.00	0	0.00	365	0.02	144	0.01

TOTAL (30+ days past due)	$135,212	4.20%	$172,101	6.01%	$158,484	6.33%	$134,312	6.64%	$78,678	4.86%

(1)	Total receivables consists of all amounts due from cardholders as posted to the accounts as of the period shown, including principal receivables and finance charge and administrative receivables.

Trust Portfolio
Loss Experience
(dollars in thousands)

	Five Months
	Ended
	May 31,		Year Ended December 31,
	2005		2004	2003	2002	2001	2000(5)
Average Receivables Outstanding(1)	$3,230,143		$3,073,963	$2,737,881	$2,142,638	$1,837,611	$1,471,908
Gross Principal Losses(2)	87,206		232,702	240,973	211,319	152,782	34,339
Recoveries	10,521		25,820	19,771	18,990	11,155	1,494

Net Principal Losses(3)	$76,685		$206,882	$221,202	$192,329	$141,627	$32,845

Net Principal Losses as a Percentage of Average Receivables Outstanding	5.70	%(4)	6.73%	8.08%	8.98%	7.71%	5.36	%(4)

(1)	Average Receivables Outstanding for each indicated period is calculated as the weighted average of beginning and ending monthly balance for each month in such periods and includes principal and finance charge and administrative receivables.

(2)	Gross Principal Losses includes charge-offs of principal only, net of fraud.

(3)	Net Principal Losses are calculated as Gross Principal Losses less recoveries.

(4)	Annualized.

(5)	Initial receivables were designated to the trust as of August 1, 2000; this data is for the period beginning on August 1, 2000 through December 31, 2000.

Delinquency and Loss Trends

     We believe that the total delinquency rates in the Trust Portfolio were stable to declining between December 31, 2001 and May 31, 2005 for a number of reasons, including improvements in the management of our collections activities, a shift to targeting higher credit quality businesses and the growth of the Trust Portfolio from approximately $2.02 billion at year end 2001, to approximately $3.22 billion as of May 31, 2005.

     The trends in the loss rates are attributable to overall economic conditions in the United States during the past few years, improvements in our collection activities and a shift in the portfolio to higher credit quality borrowers. The loss rate, in general, has been trending lower since the start of 2002.

     The delinquency and loss experience for the Trust Portfolio reflects, among other factors, the changes in the growth rates in the Trust Portfolio, the changes in the mix of businesses and usage patterns, the seasoning of the accounts, the efficacy of our collection efforts and general economic conditions. We cannot provide you with assurance about the delinquency rates or loss rates to be realized in the future and, in particular, no assurance can be given as to any effect that the recently enacted Bankruptcy Abuse Prevention and Consumer Protection Act of 2005 will have on delinquency rates or loss rates. See “Risk Factors—Legal, Regulatory and Litigation Risk—Legislative and regulatory developments may affect the bank’s business operations and ability to generate new accounts” in the accompanying prospectus.

Recoveries

     Pursuant to the terms of the indenture, the transferor will be required to transfer to the trust all of the recoveries that are reasonably estimated by the servicer and/or the transferor on receivables in charged-off accounts designated to the trust, including amounts received by the transferor or the servicer from the purchaser or transferee with respect to the sale or other disposition of receivables in charged-off accounts (“recoveries”). Recoveries will be treated as collections of finance charge and administrative receivables.

Receivable Yield Considerations

     The yield on the Trust Portfolio for certain periods is set forth in the following table. Collections of finance charge and administrative receivables included in the Trust Portfolio are calculated on a cash basis, not on an accrual basis. Collections of finance charge and administrative receivables will be affected by numerous factors, including the rates of the finance charges on principal receivables, the amount of other fees paid by cardholders, the percentage of cardholders who pay off their balances in full each month, and changes in delinquency rates. Collections of finance charge and administrative receivables during each month will be affected by the number of collection days within each month. The interchange fees paid by merchant banks are based on the purchase activity of the cardholder, and are affected by the amount of transactions and use of the card for purchases. There can be no assurance that the Trust Portfolio yield in the future will be similar to the historical experience set forth below. The following table is prepared using only active relationships. For such purposes, an active relationship is a relationship in which the related account has a balance – positive or negative at the end of the month, but not a zero balance – and has not been charged off. See “The Bank’s Business Credit Card Activities” in the accompanying prospectus.

Trust Portfolio
Revenue From Finance Charge and Administrative Receivables
(by active relationship)

	Five
	Months Ended
	May 31,		Year Ended December 31,
	2005		2004	2003	2002	2001	2000(2)
Average Collections	$99.09		$93.96	$87.75	$88.63	$84.59	$77.28

From Finance Charges and Fees	$77.46		$73.97	$71.24	$74.04	$70.82	$63.82
From Interchange	$21.63		$19.99	$16.51	$14.59	$13.77	$13.46

Average Relationship Balance(1)	$5,817		$5,415	$4,837	$4,310	$4,034	$3,866

Yield From Collections	20.44	%(3)	20.82%	21.77%	24.67%	25.17%	23.99%
Yield from Finance Charges and Fees	15.98	%(3)	16.39%	17.67%	20.61%	21.07%	19.81%
Yield from Interchange	4.46	%(3)	4.43%	4.10%	4.06%	4.10%	4.18%

(1)	Average Relationship Balance is calculated based on the weighted average of total receivables outstanding and the weighted average of each month’s active relationships.

(2)	Initial receivables were designated to the trust as of August 1, 2000; this data is for the period beginning on August 1, 2000 through December 31, 2000.

(3)	Annualized.

Payment Rates

     The following table sets forth the highest and lowest monthly principal payment rates for the Trust Portfolio during any month in the periods shown and the average monthly principal payment rates for all months in the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of principal receivables.

Trust Portfolio
Monthly Principal Payment Rates

	Five
	Months Ended	Year Ended December 31,
	May 31, 2005	2004	2003	2002	2001	2000(3)
Lowest Month(1)(2)	19.95%	18.70%	16.65%	15.87%	15.45%	17.03%
Highest Month(1)(2)	23.24%	22.65%	22.04%	20.74%	19.57%	19.20%
Monthly Average	22.15%	21.22%	19.79%	18.72%	18.02%	18.23%

(1)	The monthly principal payment rates are calculated as the total amount of principal payments received during the month divided by the opening principal receivables.

(2)	During the period from January 2005 through May 2005, the month with the lowest principal payment rate was February 2005. The month with the highest principal payment rate was April 2005.

(3)	Initial receivables were designated to the trust as of August 1, 2000; this data is for the period beginning on August 1, 2000 through December 31, 2000.

     The amount of principal collections on receivables may vary from month to month due to seasonal variations, general economic conditions, payment habits of individual cardholders and the number of collection days in the month.

     We cannot assure you that principal collections on receivables for the Trust Portfolio, and thus the rate at which noteholders could expect to accumulate or receive payments of principal on their notes during the accumulation period or the early amortization period, will be similar to the historical experience of the Trust Portfolio.

FICO Scores at Time of Origination

     The bank has always used FICO®* scores of the signing individuals as a factor in its initial underwriting decisions. However, a FICO score of the signing individual is only one of many factors used at origination to assess the probability of a business account defaulting. Therefore, the bank has supplemented these FICO scores with additional custom scoring and other underwriting criteria as more fully described under “The Bank’s Business Credit Card Activities — Underwriting Procedures” in the accompanying prospectus. Investors should also note that the probability of a business account defaulting is only one factor for predicting future dollar loss rates. Dollar loss rates are also affected by, among other factors, credit line assignment strategies, card utilization rates, seasonality, the level of bankruptcies and general macroeconomic conditions.

*	FICO® is a federally registered servicemark of Fair, Isaac & Company.

     Since June 2000, we have not approved any new accounts if the signing individual for that relationship had a FICO score of 660 or lower or the FICO score was unavailable at the time of underwriting. Prior to June 2000 lower FICO scores were permitted. There can be no assurance that the distributions of FICO scores at time of origination described in the table below will remain constant over the life of the trust because future accounts designated to the trust may have distributions different than those presented below.

     Because FICO scores for the signing individuals can and do change over time, the table is not indicative of the distribution of the most recent FICO scores for the signing individuals for accounts in the Trust Portfolio. Distributions of the most recent FICO scores would show greater percentages in the lower FICO score ranges. See “The Bank’s Business Credit Card Activities — Underwriting Procedures” in the accompanying prospectus. For those relationships included in the Trust Portfolio as of the close of business on May 31, 2005, which includes accounts designated to the trust on June 16, 2005, the receivables of which were conveyed to the trust as if they were part of the trust as of the close of business on May 31, 2005, the table below shows the FICO scores for the signing individuals at the time an account was originated. We present it solely to assist investors in understanding the credit quality at origination of the signing individuals who are jointly and severally liable with the businesses on the accounts in the Trust Portfolio.

Trust Portfolio
FICO Scores At Time of Origination
by Business Relationship(1)

		Percentage of		Percentage of
	Number of	Number of	Total	Total
FICO Score Range	Relationships	Relationships	Receivables	Receivables
No FICO Score	425	0.05%	$1,073,121	0.03%
Less than 600	104	0.01	84,249	0.00
600 – 660	37,757	4.16	175,367,711	5.21
661 – 719	409,365	45.09	1,646,032,816	48.87
720 and Higher	460,184	50.69	1,545,454,058	45.89

Total	907,835	100.00%	$3,368,011,955	100.00%

(1)	Includes 165,422 inactive relationships with a $0.00 balance and where the cards are not able to be used.

Receivables and Relationships

     The following is selected information about the Trust Portfolio. In the following information, as well as in other places in this prospectus supplement and the prospectus, we may refer to “relationships” or “business relationships.” Each such relationship refers to one “account” created under one credit card agreement, although there may be multiple credit cards issued to different individuals under that account. Each account and all of the credit cards related to that account is one relationship.

     Effective April 28, 2005, approximately 277,000 relationships, each represented by an account, were removed from the trust. All of these accounts had a $0 balance and none of the credit cards issued under these accounts were able to be used by the cardholder.

     The following Trust Portfolio information and the tables below is as of the close of business on May 31, 2005 and includes accounts designated to the trust on June 16, 2005, the receivables of which were conveyed to the trust as if they were part of the trust as of the close of business on May 31, 2005:

•	The receivables in the Trust Portfolio consisted of $3,314,945,109 of principal receivables and $53,066,846 of finance charge and administrative receivables, for a combined total of $3,368,011,955 of principal receivables and finance charge and administrative receivables (the “total receivables”).

•	The Trust Portfolio, excluding relationships that had a zero balance and where the cards were not, as of May 31, 2005, able to be used, had relationships with:

•	an average balance of $4,537;

•	an average credit limit of $14,579;

•	an average age of 40.54 months; and

•	an average receivable balance expressed as a percentage of the average credit limit of 31.12%.

•	Obligors had billing addresses in all 50 states, plus certain other U.S. territories and possessions.

     Because the future composition of the Trust Portfolio may change over time, this information and these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time.

Trust Portfolio
Outstanding Balance
by Business Relationship(1)

		Percentage of		Percentage of
	Number of	Number of	Total	Total
Account Balance Range	Relationships	Relationships	Receivables	Receivables
Less than $0.00	17,826	1.96%	$(4,568,614)	(0.14)%
$0.00	329,750	36.32	0	0.00
$0.01-5,000	320,894	35.35	525,426,157	15.60
$5,000.01-10,000	120,233	13.24	886,751,558	26.33
$10,000.01-20,000	93,480	10.30	1,297,231,990	38.52
$20,000.01-25,000	14,691	1.62	326,535,865	9.70
Over $25,000	10,961	1.21	336,634,999	9.99

Total	907,835	100.00%	$3,368,011,955	100.00%

(1)	Includes 165,422 inactive relationships with a $0.00 balance and where the cards are not able to be used.

Trust Portfolio
Credit Limit
by Business Relationship(1)

		Percentage of		Percentage of
		Number of	Total	Total
Credit Limit Range	Number of Relationships	Relationships	Receivables	Receivables
$0	27	0.00%	$2,103	0.00%
$1- 1,500	7,896	0.87	2,181,491	0.06
$1,501- 5,000	114,732	12.64	123,782,748	3.68
$5,001- 10,000	232,729	25.64	481,319,319	14.29
$10,001- 15,000	246,493	27.15	726,617,046	21.57
$15,001- 25,000	233,715	25.74	1,259,496,364	37.40
$25,001- 35,000	60,455	6.66	569,650,518	16.91
Over $35,000	11,788	1.30	204,962,366	6.09

Total	907,835	100.00%	$3,368,011,955	100.00%

(1) Includes 165,422 inactive relationships with a $0.00 balance and where the cards are not able to be used.

Trust Portfolio
Months as Customer
by Business Relationship(1)

		Percentage of		Percentage of
	Number of	Number of	Total	Total
Account Age	Relationships	Relationships	Receivables	Receivables
0 months to 6 months	71,904	7.92%	$377,407,065	11.21%
7 months to 12 months	48,105	5.30	224,217,578	6.65
13 months to 24 months	131,593	14.49	456,990,743	13.57
25 months to 36 months	195,532	21.54	584,600,267	17.36
37 months to 48 months	116,259	12.81	347,056,487	10.30
49 months to 60 months	127,229	14.01	425,561,080	12.64
Over 60 months	217,213	23.93	952,178,735	28.27

Total	907,835	100.00%	$3,368,011,955	100.00%

(1) Includes 165,422 inactive relationships with a $0.00 balance and where the cards are not able to be used.

Trust Portfolio
Geographic Distribution
by Business Relationship(1)

		Percentage of		Percentage of
	Number of	Number of	Total	Total
Geographic Location	Relationships	Relationships	Receivables	Receivables
California	123,589	13.61%	$433,803,759	12.88%
Texas	66,403	7.31	246,789,304	7.33
Florida	67,514	7.44	235,088,320	6.98
New York	61,369	6.76	217,415,262	6.45
Illinois	37,593	4.14	142,118,170	4.22
Pennsylvania	36,681	4.04	134,026,495	3.98
Michigan	30,097	3.32	124,832,336	3.71
Ohio	29,098	3.20	124,680,113	3.70
New Jersey	32,592	3.59	111,621,243	3.31
Georgia	22,654	2.50	89,214,909	2.65
Colorado	21,597	2.38	84,272,743	2.50
Massachusetts	23,622	2.60	83,516,694	2.48
North Carolina	20,502	2.26	80,459,342	2.39
Indiana	17,724	1.95	75,275,580	2.24
Virginia	19,615	2.16	73,279,980	2.18
All Others(2)	297,185	32.74	1,111,617,705	33.00

Total	907,835	100.00%	$3,368,011,955	100.00%

(1)	Includes 165,422 inactive relationships with a $0.00 balance and where the cards are not able to be used.

(2)	No state within “All Others” individually accounts for more than 2.17% of the total receivables.

     Since the largest number of relationships as of the close of business on May 31, 2005 were located in California, Texas, Florida and New York, adverse economic conditions in these states may have a greater impact on the timing and amount of payments on the notes than adverse economic conditions in other states.

Developments Relating to Advanta Bank Corp., Advanta Corp. and its Other Subsidiaries

Litigation

     On May 28, 2004 Advanta Corp. and Bank of America Corp. (“Bank of America”) signed an agreement to resolve all outstanding litigation, including partnership tax disputes, between Advanta Corp. and certain of its subsidiaries and Fleet Financial Group Inc. (“Fleet”), which was acquired by Bank of America, relating to the transfer of Advanta’s consumer credit card business to Fleet Credit Card Services, L.P. in 1998. All outstanding litigation between Advanta Corp. and its subsidiaries and Fleet Financial Group, Inc. was dismissed in February 2005, consistent with the terms of the May 28, 2004 agreement described above.

     On July 26, 2001, Chase Manhattan Mortgage Corporation (“Chase”) filed a complaint against Advanta Corp. and certain of its subsidiaries, including the bank, in the United States District Court for the District of Delaware alleging, among other things, that Advanta breached its contract with Chase in connection with the February 2001 exit from Advanta Corp.’s mortgage business through a purchase and sale agreement with Chase as purchaser (the “Mortgage Transaction”). Chase claims that Advanta misled Chase concerning the value of certain of the assets sold to Chase. In September 2001, Advanta filed an answer which denied all of the substantive allegations of the complaint and asserted a counterclaim against Chase for breach of contract relating to funds owed by Chase to Advanta in connection with the Mortgage Transaction. In September 2003, Advanta Corp. filed a motion for summary judgment with the court with respect to all claims raised in Chase’s complaint and Chase filed a motion for partial summary judgment with respect to certain of its claims. On March 4, 2004, the court denied both parties’ motions for summary judgment. On April 26, 2004, a non-jury trial commenced; at trial, Chase asserted damages totaling approximately $88 million. The trial concluded on May 26, 2004, and the court ordered the parties to make certain post-trial filings with the court. Post-trial filings were filed on July 30, 2004 and September 17, 2004. Advanta Corp.’s management believes that the lawsuit is without merit and will vigorously defend Advanta in this litigation and therefore, Advanta Corp. does not have any reserves for future judgments or rulings in this litigation. However, since this litigation relates to a discontinued operation, Advanta Corp. has established reserves for estimated future litigation costs. Advanta Corp.’s management does not expect this lawsuit to have any impact on its business credit card business and does not expect the ultimate resolution of this litigation to have a material adverse effect on Advanta’s financial position or results of operations. The business credit card business is not directly involved in this matter.

     On February 13, 2004, Advanta Corp. filed a Writ of Summons against Chase in Montgomery County, Pennsylvania Court of Common Pleas, which was amended on March 4, 2004. On March 8, 2004, Advanta Corp., and certain of its subsidiaries, including the bank, filed a Second Amended Writ of Summons and a Complaint against Chase in Montgomery County, Pennsylvania Court of Common Pleas seeking damages of at least $17.7 million. In May 2004, Chase filed an answer to the complaint and asserted a new matter and counterclaims seeking damages of at least $5 million. On August 2, 2004, Advanta Corp. and the named subsidiaries filed their reply to Chase’s new matter and counterclaims. Discovery in this matter is ongoing. On February 23, 2004 and June 4, 2004, Chase filed a complaint and a first amended complaint, respectively, against Advanta Corp. in the United States District Court for the District of Delaware seeking damages of at least $7 million. On August 9, 2004, Advanta filed its answer, affirmative defenses and counterclaims to the first amended complaint in the United States District Court for the District of Delaware, asserting substantially the same claims and damages as in the Montgomery County, Pennsylvania action. On August 30, 2004, Chase filed a Motion to dismiss Advanta’s counterclaims. On September 15, 2004, Advanta filed its opposition to Chase’s motion. Discovery on this matter is ongoing. On May 5, 2005 and May 6, 2005 the parties participated in mediation that was scheduled by the court for the purpose of attempting to resolve or narrow some of the claims. The mediation was non-binding and resulted in no resolution or narrowing of the claims. These complaints, counterclaims and other filings relate to contractual claims, including claims for indemnification, under the purchase and sale agreement governing the Mortgage Transaction and are a continuation of the ongoing dispute associated with the Mortgage Transaction. Since this litigation relates to a discontinued operation, Advanta Corp. has established reserves for estimated future litigation costs. Advanta Corp.’s management does not expect the lawsuit filed by Chase on February 23, 2004, as amended on June 4, 2004 or Chase’s new matter and counterclaims in the action brought by Advanta Corp. in the Pennsylvania Court of Common Pleas to have a material adverse effect on

Advanta’s financial position, results of operations or ability to operate the business credit card business. The business credit card business is not directly involved in this matter.

     Advanta Mortgage Corp. USA (“AMCUSA”) and Advanta Mortgage Conduit Services, Inc. (“AMCSI”), subsidiaries of Advanta Corp., have been involved in arbitration before the American Arbitration Association with Goodrich & Pennington Mortgage Fund, Inc. (“GPMF”), a participant in one of the programs of Advanta’s former mortgage business. The arbitration process commenced June 28, 2001 in San Francisco, California with GPMF serving a demand for arbitration relating to alleged failure to provide information and documentation under the former mortgage program. In February and June 2004, GPMF filed Statements of Claim, alleging additional contractual claims concerning GPMF’s relationship with AMCUSA and AMCSI. Certain of GPMF’s claims were tried at an arbitration hearing during November 2004 (“Phase I Claims”). On January 10, 2005, the arbitrator issued a ruling in AMCUSA and AMCSI’s favor on all issues capable of determination from the evidence presented at the hearing on the Phase I Claims. Further evidence will be presented to address certain issues unresolved by the January 2005 ruling. On January 28, 2005, GPMF filed an amended statement of claim, raising issues related to the effect of the Mortgage Transaction on GPMF’s contracts with AMCUSA and AMCSI and attempting to add Chase as a party to the arbitration. AMCUSA, AMCSI and GPMF have filed various motions and cross-motions relating to GPMF’s amended statement of claim, which were all denied by the arbitrator on April 5, 2005. All remaining claims are scheduled to be heard in July 2005 (“Phase II Claims”), including any claims GPMF is permitted to pursue against Chase in the arbitration. The aggregate amount of damages sought by GPMF on the Phase II Claims is not known, and at this time, no cognizable damage amount has been specified by GPMF in its pleadings. Since this arbitration relates to a discontinued operation, Advanta Corp. has established reserves for estimated future legal costs. Advanta Corp.’s management does not expect this arbitration to have a material adverse effect on Advanta’s financial position, results of operations or ability to operate the business credit card business. Neither the bank nor the business credit card business is directly involved in this matter.

     In addition to the cases described above, Advanta Corp. and its subsidiaries are involved in class action lawsuits, other litigation, claims and legal proceedings arising in the ordinary course of business or discontinued operations, including litigation arising from Advanta Corp.’s operation of the mortgage business prior to the Mortgage Transaction in the first quarter of 2001.

     Advanta Corp.’s management believes that the aggregate loss, if any, resulting from existing litigation, claims and other legal proceedings will not have a material adverse effect on the consolidated financial position or results of Advanta Corp.’s operations based on the level of litigation reserves Advanta Corp. has established and its current expectations regarding the ultimate resolutions of these existing actions. Advanta Corp.’s litigation reserves are estimated based on the status of litigation and its assessment of the ultimate resolution of each action after consultation with Advanta Corp.’s attorneys. However, due to the inherent uncertainty in litigation and since the ultimate resolution of litigation, claims and other legal proceedings are influenced by factors outside of Advanta Corp.’s control, it is reasonably possible that Advanta Corp.’s estimated liability under these proceedings may change or that actual results will differ from its estimates.

Maturity Considerations

     You are expected to receive payment of principal in full for the Class A(2005-A2) notes on June 21, 2010. We call this date the “Expected Final Principal Payment Date.”

     You may, however, receive payments of principal earlier than the Expected Final Principal Payment Date if a pay out event occurs and an early amortization period begins. See “Description of Series and Tranche Provisions — Pay Out Events” in this prospectus supplement. In addition, if principal collections are received more slowly than expected or if principal collections are less than expected, you may receive payment of principal on your notes later than expected. For a description of the required deposits to the principal funding sub-account for the Class A(2005-A2) notes, see “Description of Series and Tranche Provisions —Required Deposits to the Class A(2005-A2) Principal Funding Sub-Account” in this prospectus supplement.

     Available Principal Collections allocated to the Class A(2005-A2) notes will accumulate during the accumulation period in the principal funding sub-account for the Class A(2005-A2) notes. The accumulation period is scheduled to begin at the close of business on September 30, 2009, but may be delayed as discussed under “Description of Series and Tranche Provisions — Required Deposits to the Class A(2005-A2) Principal Funding Sub-Account” in this prospectus supplement.

     Other than on the related final maturity date, no payment of principal will be made on any tranche of Class B notes unless, following the payment, the aggregate adjusted invested amount of all remaining outstanding Class B notes, Class C notes and Class D notes is at least equal to the Class A required subordinated amount.

     Similarly, other than on the related final maturity date, no payment of principal will be made on any tranche of Class C notes unless, following the payment,

–	the aggregate adjusted invested amount of all remaining outstanding Class B notes, Class C notes and Class D notes is at least equal to the Class A required subordinated amount, and

–	the aggregate adjusted invested amount of all remaining outstanding Class C notes and Class D notes is at least equal to the Class B required subordinated amount.

     Similarly, other than on the related final maturity date, no payment of principal will be made on any tranche of Class D notes unless, following the payment,

–	the aggregate adjusted invested amount of all remaining outstanding Class B notes, Class C notes and Class D notes is at least equal to the Class A required subordinated amount,

–	the aggregate adjusted invested amount of all remaining outstanding Class C notes and Class D notes is at least equal to the Class B required subordinated amount, and

– the adjusted invested amount of all remaining outstanding Class D notes is at least equal to the Class C required subordinated amount.

     See “Description of Series and Tranche Provisions — Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches” in this prospectus supplement. Also, see “Description of Series and Tranche Provisions — Note Balances — Paired Tranches” in this prospectus supplement for a description of how the pairing of the Class A(2005-A2) notes with another tranche of Class A notes may affect payment on the Class A(2005-A2) notes.

Description of Series and Tranche Provisions

     The following is a summary of the material provisions of the Class A(2005-A2) notes. This summary is not a complete description of the terms of the Class A(2005-A2) notes. You should refer to “Description of the Notes” in the accompanying prospectus as well as to the transfer and servicing agreement, the indenture, the AdvantaSeries indenture supplement and the Class A(2005-A2) terms document for a complete description.

Issuance

     AdvantaSeries notes will be issued in classes. Each class of notes may have multiple tranches which may be issued at different times and have different terms. Whenever a “class” of notes is referred to in this prospectus supplement or the accompanying prospectus, it includes all tranches of that class of notes, unless the context otherwise requires. Only the Class A(2005-A2) notes are offered by this prospectus supplement and the accompanying prospectus. The Class A(2005-A2) notes are a tranche of the Class A notes. We also call these notes the “offered notes.” The Class A(2005-A2) notes will be issued under the indenture, as supplemented by the indenture supplement relating to the AdvantaSeries notes (the “AdvantaSeries indenture supplement”) and a terms document (the “Class A(2005-A2) terms document”), in each case between the issuer and the indenture trustee. As described under “Description of the Notes — Issuance of Additional Series, Classes and Tranches of Notes” in the accompanying prospectus, the transferor may cause the owner trustee, on behalf of the issuer, and the indenture trustee to execute further indenture supplements in order to issue additional series, and additional terms documents in order to issue additional classes and tranches of notes.

     The offered notes are the sixth tranche of notes to be issued within the AdvantaSeries. See “Annex I: Series, Classes and Tranches Issued and Outstanding” in this prospectus supplement for additional information concerning previously issued tranches of AdvantaSeries Notes. The issuer expects to issue other tranches of AdvantaSeries notes from time to time in the future.

     The AdvantaSeries indenture supplement allows the issuer to “reopen” or later increase the outstanding principal balance of the Class A(2005-A2) notes without notice to you, by selling additional Class A(2005-A2) notes with the same terms. Those additional Class A(2005-A2) notes will be treated, for all purposes, like the Class A(2005-A2) notes that were offered by this prospectus supplement, except that any new Class A(2005-A2) notes may begin to accrue interest at a different date. No additional Class A(2005-A2) notes may be issued unless the conditions to issuance described in “Description of Series and Tranche Provisions — Issuances of New Classes and Tranches of AdvantaSeries Notes” in this prospectus supplement and “Description of the Notes — Issuance of Additional Series, Classes and Tranches of Notes” in the accompanying prospectus are satisfied. The bank or an affiliate may retain any Class A(2005-A2) notes resulting from a reopening and may resell them on a subsequent date. None of the indenture, the AdvantaSeries indenture supplement or the Class A(2005-A2) terms document limits the aggregate principal amount of notes of any class or tranche that may be issued in the future nor does the indenture limit the aggregate principal amount of notes of any series that may be issued in the future.

     The “closing date” for the Class A(2005-A2) notes will be on or about July 7, 2005. The Class A(2005-A2) notes will be issued in denominations of $5,000 and integral multiples of $1,000 and will be available only in book-entry form, registered in the name of Cede & Co., as nominee of DTC. As described under “Description of the Notes—General,” “— Book-Entry Registration” and “— Definitive Notes” in the accompanying prospectus, unless and until definitive notes are issued, you will be able to transfer your notes only through the facilities of DTC. You will receive payments and notices through DTC and its participants. Payments of interest and principal will be made on each payment date on which those amounts are due to the noteholders in whose names Class A(2005-A2) notes were registered on the record date for that payment date. The “record date” for the Class A(2005-A2) notes is the business day immediately preceding a payment date.

     All notes of a tranche will, to the extent of amounts allocated to that tranche, receive payments of principal and interest pro rata based on the outstanding principal balance of each note of that tranche.

Required Interest Payments

     The aggregate amount of required interest payments due on a tranche of notes on each payment date will be equal to the sum of the payments listed below. The required payments for any month will also include any shortfall in the required payments for any prior month which have not been previously paid. Required interest payments include:

•	Accrued Interest. The amount of interest due on any tranche of outstanding notes on each interest payment date will be equal to the amount of interest accrued for the related interest period on the outstanding principal balance of that tranche during the period from and including the interest payment date in the prior monthly period to but excluding the interest payment date in the current monthly period. However, interest due on the first interest payment date will be calculated on the initial principal balance of the notes as of the closing date. If any tranche of notes provides for interest payments in addition to or different from the amounts described above, the amounts of interest payments for that tranche each month will include the specified amounts; plus

•	Amounts Owed to Derivative Counterparties. If a tranche of notes has a derivative agreement for interest that provides for payments to the applicable derivative counterparty, the amount of required interest payments for that tranche of notes on each interest payment date will include any payment due to the derivative counterparty which is specified in the related terms document; plus

•	Additional Interest. The amount due for any tranche of notes that has previously due and unpaid interest for any month will include the interest accrued on that unpaid interest during the period from and including the interest payment date in the prior monthly period to but excluding the interest payment date in the current monthly period at the rate of interest applicable to that tranche during that period. Unpaid additional interest will not also accrue additional interest.

     Whenever in this prospectus supplement reference is made to required interest payments, such payments will include each of the items described above to the extent due at that time. With respect to the Class A(2005-A2) notes, required interest payments for any payment date are described above and the interest rate is described in “Summary of Terms — The Offered Notes — Interest” in this prospectus supplement.

     A tranche of notes may be entitled to more than one of the preceding amounts.

     All percentages resulting from any calculation of an interest rate will be rounded to the nearest one-hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards. For example, 9.876545%, or 0.09876545, would be rounded to 9.87655%, or 0.0987655. All dollar amounts used in or resulting from that calculation will be rounded to the nearest cent, with one-half cent or more being rounded upward.

Note Balances

     Each AdvantaSeries note has an initial principal balance, an outstanding principal balance, an adjusted outstanding principal balance and an adjusted invested amount.

     Initial Principal Balance

     The initial principal balance of a note is the amount stated on the face of the note to be payable to the holder, unless otherwise specified in the applicable terms document. The initial principal balance of the AdvantaSeries is equal to the aggregate initial principal balance of all outstanding AdvantaSeries notes.

     Outstanding Principal Balance

     The outstanding principal balance of any class or tranche of AdvantaSeries notes is the initial principal balance of the notes of such class or tranche, less the amount of principal paid to the holders of such notes or provided to the paying agent for payment of principal to the holders of such class or tranche of notes. The outstanding principal balance of any class or tranche of notes will decrease as a result of each payment of principal of that class or tranche of notes, and will increase as a result of any issuance of additional notes of that class or tranche.

     Adjusted Outstanding Principal Balance

     The adjusted outstanding principal balance of a class or tranche of notes is the outstanding principal balance of that class or tranche less any funds on deposit and allocated in respect of principal in any issuer account for that class or tranche of notes.

     Adjusted Invested Amount

     The adjusted invested amount of a tranche of notes is an amount based on the initial principal balance of that tranche of notes, but with some reductions and increases described below. The adjusted invested amount of the AdvantaSeries notes is equal to the sum of the adjusted invested amounts of all classes or tranches of notes of the AdvantaSeries.

     The adjusted invested amount of an AdvantaSeries note may be reduced as follows:

•	If Available Finance Charge Collections allocable to the AdvantaSeries and amounts withdrawn from the spread account and the cash collateral account are insufficient to cover the AdvantaSeries Defaulted Amount, the adjusted invested amount of the notes will be reduced as described in “Description of Series and Tranche Provisions — Allocations of Reductions to the Adjusted Invested Amount Due to Investor Charge-Offs” in this prospectus supplement.

•	If Available Principal Collections are applied to pay required interest payments on the senior notes or to pay the monthly servicing fee, the adjusted invested amount of the AdvantaSeries notes will be reduced by the amount of the reallocations as described in “Description of Series and Tranche Provisions — Allocations of Reductions of Adjusted Invested Amounts from Reallocations” in this prospectus supplement. The reduction will be applied to the most subordinate notes prior to more senior notes.

•	The adjusted invested amount of a tranche of notes will be reduced by the amount on deposit in the applicable principal funding sub-account for that tranche of notes (after giving effect to any deposits, allocations, reallocations and withdrawals).

•	The adjusted invested amount of a note will be reduced by the amount of all payments of principal of the note.

     The adjusted invested amount of an AdvantaSeries note may be increased as follows:

•	If additional notes of a previously issued tranche of notes are later issued, the adjusted invested amount of that tranche will increase by the initial principal balance of those additional notes.

•	The adjusted invested amount will increase if sufficient Available Finance Charge Collections are available and applied to reimburse earlier reductions in the adjusted invested amount resulting from investor charge-offs or from the application of Available Principal Collections to pay required interest payments on senior notes or to pay the monthly servicing fee, as described in “Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement. The increases will be allocated first to the most senior class of notes with a deficiency in its adjusted invested amount and then, in succession, to the next most senior class of notes with deficiencies in their adjusted invested amounts. The increases will be further allocated to each tranche of a class pro rata based on the deficiency in the adjusted invested amount in each tranche, as described in “Description of Series and Tranche Provisions — Allocations of Reimbursements of Adjusted Invested Amount Deficits” in this prospectus supplement.

     The adjusted invested amount of a tranche of notes may not be reduced below zero, and may not be increased above the outstanding principal balance of that tranche of notes, less any amounts on deposit in the applicable principal funding sub-account. The adjusted invested amount of a tranche of notes that has caused an issuance of a foreclosure certificate will be zero.

     The amount of reductions of the adjusted invested amount of any class or tranche of notes due to investor charge-offs allocable to that class or tranche of notes or due to the reallocation of Available Principal Collections to pay interest on the senior classes of AdvantaSeries notes or the monthly servicing fee will be limited as described in “Description of Series and Tranche Provisions — Allocations of Reductions to the Adjusted Invested Amount Due to Investor Charge-Offs” and “— Allocations of Reductions of Adjusted Invested Amounts from Reallocations” in this prospectus supplement.

     Allocations of investor charge-offs to a class or tranche of notes and reallocations of Available Principal Collections to pay required interest payments on the senior classes of notes or the monthly servicing fee reduce the adjusted invested amount of outstanding notes only and do not affect notes that are issued after the time of such reduction.

     Paired Tranches

     Any tranche of AdvantaSeries notes may be paired with another tranche of AdvantaSeries notes, referred to as the “paired tranche.” As the adjusted invested amount of a tranche having a paired tranche is reduced (solely due to deposits in the related principal funding sub-account other than deposits of coverage funding amounts), the adjusted invested amount of the paired tranche may increase by an equal amount. If a pay out event occurs with respect to either tranche while such tranches are paired, the adjusted invested amount of, and the method for allocating collections of principal receivables to, each tranche may be reset. If two tranches of notes are paired, the issuer will be required to maintain a minimum principal balance based on the reduced adjusted invested amount of the paired tranche. If, as a result, there are fewer principal receivables allocable to the AdvantaSeries, there may be fewer collections of finance charge and administrative receivables available in the trust to be allocated to the AdvantaSeries, and Available Finance Charge Collections allocable to your tranche of notes may be reduced. In addition, the pairing of tranches may affect the calculation of the Investor Percentage and the timing or amount of payments received by the Class A(2005-A2) noteholders.

Allocation Percentages

     Under the indenture, for each monthly period, the servicer will allocate among the AdvantaSeries, all other series and the trust beneficial interest, all amounts collected with respect to finance charge and administrative receivables, all amounts collected with respect to principal receivables and all Defaulted Amounts for that monthly period. These amounts will be allocated to the AdvantaSeries based on the Investor Percentage for the AdvantaSeries.

     Under the AdvantaSeries indenture supplement, for each monthly period, the servicer will allocate among all classes and tranches of notes, Available Finance Charge Collections, Available Principal Collections and specified other amounts allocated to the AdvantaSeries for that monthly period. These amounts will be allocated to all classes and tranches as specified in “Description of Series and Tranche Provisions” in this prospectus supplement.

Allocations of Reductions of Adjusted Invested Amounts from Reallocations

     On any payment date when Available Principal Collections are used to pay required interest payments with respect to any class of notes or to pay the monthly servicing fee as described in “Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement, the adjusted invested amounts of the notes will be reduced on that date in the following order of priority:

•	first, after the balance of the cash collateral account has been reduced to zero, to the Class D notes until the adjusted invested amount of the Class D notes has been reduced to zero;

•	second, after the adjusted invested amount of the Class D notes has been reduced to zero, to the Class C notes until the adjusted invested amount of the Class C notes has been reduced to zero; and

•	third, after the adjusted invested amount of the Class C notes has been reduced to zero, to the Class B notes until the adjusted invested amount of the Class B notes has been reduced to zero.

     For each allocation described above, the amount allocated to any class of notes will be allocated to each tranche of notes within that class pro rata based on the ratio of the adjusted invested amount of that tranche of notes to the adjusted invested amount of all tranches of notes in such class, each as of the close of business on the last day of the related monthly period. If this allocation (or any portion of it) would reduce the adjusted invested amount of a tranche of notes below zero, the amount that would cause the adjusted invested amount to be reduced below zero will be allocated instead to the other tranches of outstanding AdvantaSeries notes in the related class of notes in the same manner. The adjusted invested amount of any tranche of notes will not be reduced below zero.

     Unless such reductions are reimbursed through the application of Available Finance Charge Collections as described in “Description of Series and Tranche Provisions — Note Balances — Adjusted Invested Amount,” the outstanding principal balance of those notes may not be paid in full and the holders of those notes may receive less than the full outstanding principal balance of their notes.

Limit on Allocations of Available Principal Collections and Available Finance Charge Collections

     Each tranche of notes will be allocated Available Principal Collections and Available Finance Charge Collections solely to the extent of its adjusted invested amount. Therefore, if the adjusted invested amount of any tranche of notes has been reduced because of the application of Available Principal Collections to cover required interest payments on more senior classes of notes or the monthly servicing fee, or due to investor charge-offs, such tranche of notes will not be allocated Available Principal Collections and Available Finance Charge Collections to the extent of such reductions. However, any funds on deposit in the related principal funding sub-account, any funds on deposit payable from any applicable derivative agreement, any funds on deposit in the spread account and any funds on deposit in the cash collateral account may still be available to pay principal of and interest on that tranche of notes. It is also possible for that tranche’s adjusted invested amount to be increased by subsequent allocations of Available Finance Charge Collections. There are no assurances that there will be any Available Finance Charge Collections for application that would increase those previously reduced adjusted invested amounts.

Allocations of Reductions to the Adjusted Invested Amount Due to Investor Charge-Offs

     Investor charge-offs will be allocated to the respective classes in the order described below. Investor charge-offs allocated to any class will be allocated among the tranches within that class on the basis of the adjusted invested amount of such tranche and the aggregate adjusted invested amount of all tranches within such class. Amounts of investor charge-offs allocated to a tranche will reduce the adjusted invested amount of such tranche. In no event will the adjusted invested amount of any tranche of notes be reduced below zero.

     On each payment date, the amount of investor charge-offs will be allocated in the following order of priority:

•	first, to the Class D notes until the adjusted invested amount of the Class D notes has been reduced to zero;

•	second, after the adjusted invested amount of the Class D notes has been reduced to zero, to the Class C notes until the adjusted invested amount of the Class C notes has been reduced to zero;

•	third, after the adjusted invested amount of the Class C notes has been reduced to zero, to the Class B notes until the adjusted invested amount of the Class B notes has been reduced to zero; and

•	fourth, after the adjusted invested amount of the Class B notes has been reduced to zero, to the Class A Notes until the adjusted invested amount of the Class A Notes has been reduced to zero.

Allocations of Reimbursements of Adjusted Invested Amount Deficits

     If there are Available Finance Charge Collections available to reimburse any Adjusted Invested Amount Deficits on any payment date as described in the seventh clause of “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement, such amounts will be allocated among the classes of notes in the following order of priority:

•	first, to the Class A notes,

•	second, to the Class B notes,

•	third, to the Class C notes, and

•	fourth, to the Class D notes.

     In each case, Available Finance Charge Collections allocated to a class of notes will be allocated to each tranche of notes within that class pro rata based on the ratio of (a) the Adjusted Invested Amount Deficit of such tranche of notes, to (b) the aggregate Adjusted Invested Amount Deficits of all tranches of that class.

     In no event will the adjusted invested amount of a tranche of notes be increased above the adjusted outstanding principal balance of such tranche.

Available Finance Charge Collections

     Required interest payments will be paid from “Available Finance Charge Collections,” which, for any monthly period, equals the sum of:

•	the Investor Percentage of collections of finance charge and administrative receivables deposited in the collection account for that monthly period; plus

•	the aggregate amount withdrawn from the cash collateral account to cover shortfalls in earnings on amounts on deposit in the principal funding account, as described in “Description of Series and Tranche Provisions — Cash Collateral Account — Withdrawals from the Cash Collateral Account” in this prospectus supplement; plus

•	investment earnings on amounts on deposit in the principal funding account for the AdvantaSeries notes; plus

•	if specified in the related terms document, payments related to interest received under derivative agreements for interest; plus

•	any Excess Finance Charge Collections allocable to the AdvantaSeries notes, as described in “Description of Series and Tranche Provisions — Excess Finance Charge Collections” in this prospectus supplement; plus

•	any other amounts specified in the AdvantaSeries indenture supplement or any related terms document.

Application of Available Finance Charge Collections

     On each payment date, the servicer will direct the indenture trustee to apply Available Finance Charge Collections for that payment date in the following order of priority:

•	first, to pay the required interest payments on the Class A notes;

•	second, to pay the required interest payments on the Class B notes;

•	third, to pay the portion of the monthly servicing fee allocable to the AdvantaSeries, plus any previously due and unpaid monthly servicing fee allocable to the AdvantaSeries;

•	fourth, to pay the required interest payments on the Class C notes;

•	fifth, to pay the required interest payments on the Class D notes;

•	sixth, to be treated as Available Principal Collections in an amount equal to the AdvantaSeries Defaulted Amount, if any, for the monthly period;

•	seventh, to be treated as Available Principal Collections in an amount equal to the AdvantaSeries Adjusted Invested Amount Deficits, if any;

•	eighth, to be deposited into the cash collateral account in the amount equal to the Cash Collateral Account Deficit, if any;

•	ninth, to make the required deposit to the spread account, if any;

•	tenth, to make any other payment or deposit required by any class or tranche of AdvantaSeries notes;

•	eleventh, to be treated as Excess Finance Charge Collections;

•	twelfth, to make any other payment or deposit required by any class or tranche of AdvantaSeries notes; and

•	thirteenth, to the holders of the trust beneficial interest.

Allocation of Interest

     The aggregate amount allocated in respect of interest for a class of notes for each monthly period will be allocated and paid to each tranche of notes within such class, as follows:

•	Available Finance Charge Collections are at least equal to required interest payments. If Available Finance Charge Collections for a monthly period are at least equal to the aggregate required interest payments due and payable for the related class of notes, then the full required interest payment will be allocated to the respective tranche of notes.

•	Available Finance Charge Collections are less than required interest payments. If Available Finance Charge Collections for a monthly period are less than the aggregate required interest payments for the related class of notes, then the amount available will be allocated to each tranche within that class pro rata based on the ratio of:

—	the aggregate amount of required interest payments due and payable with respect to that tranche of notes, to

—	the aggregate amount of required interest payments due and payable with respect to all tranches within the related class of notes.

     These amounts will be distributed to the paying agent for payment to the respective tranche of notes or as otherwise provided in the related terms document.

Available Principal Collections

     Required principal payments will be paid from “Available Principal Collections,” which, for any monthly period, equals the sum of:

•	the Investor Percentage of collections of principal receivables for that monthly period; plus

•	the amount of Available Finance Charge Collections to be treated as Available Principal Collections as described in “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement; plus

•	any Shared Principal Collections from other series in group one allocated to the AdvantaSeries as described in “Description of Series and Tranche Provisions — Shared Principal Collections” in this prospectus supplement; plus

•	any amounts withdrawn from the spread account to cover AdvantaSeries Defaulted Amounts, as described in “Description of Series and Tranche Provisions — Spread Account — Withdrawals from the Spread Account — Allocations of Defaulted Amounts” in this prospectus supplement; plus

•	any amounts withdrawn from the cash collateral account to cover AdvantaSeries Defaulted Amounts, as described in “Description of Series and Tranche Provisions — Cash Collateral Account — Withdrawals from the Cash Collateral Account — Allocations of Defaulted Amounts” in this prospectus supplement; plus

•	unless otherwise specified in the related terms document, payments of principal received under derivative agreements and payments of principal received from supplemental credit enhancement providers or supplemental liquidity providers; plus

•	any additional amounts to be treated as Available Principal Collections, as set forth in the AdvantaSeries indenture supplement or any terms document.

Application of Available Principal Collections

     On each payment date, the servicer will direct the indenture trustee to apply Available Principal Collections in the following order of priority:

•	Class A Interest Shortfalls. First, for each monthly period, if Available Finance Charge Collections and the aggregate amount of withdrawals from the cash collateral account and the spread account are insufficient to pay the full amount of required interest payments due and payable on the Class A notes, then Available Principal Collections will be allocated and applied to cover the shortfall in required interest payments with respect to the Class A notes, provided that the total amount of Available Principal Collections applied for this purpose will not exceed the sum of the adjusted invested amounts of the classes of subordinated notes (after giving effect to investor charge-offs for that monthly period). Funds allocated to the Class A notes pursuant to this bullet point will be allocated among tranches of Class A notes pro rata based on the deficiency in the amount due and payable with respect to required interest payments for each such tranche.

•	Class B Interest Shortfalls. Second, for each monthly period, if Available Finance Charge Collections and the aggregate amount of withdrawals from the cash collateral account and the spread account are insufficient to pay the full amount of required interest payments due and payable on the Class B notes, then Available Principal Collections will be allocated and applied to cover the shortfall in required interest payments with respect to the Class B notes, provided that the total amount of Available Principal Collections applied for this purpose will not exceed the sum of the adjusted invested amounts of the Class C notes and the Class D notes (after giving effect to investor charge-offs for that monthly period) minus the aggregate amount of Available Principal Collections reallocated as described in the preceding bullet point. Funds allocated to the Class B notes pursuant to this bullet point will be allocated among tranches of Class B notes pro rata based on the deficiency in the amount due and payable with respect to required interest payments for each such tranche.

•	Servicing Fee Shortfalls. Third, for each monthly period, if Available Finance Charge Collections and the aggregate amount of withdrawals from the cash collateral account and the spread account are insufficient to pay the portion of the monthly servicing fee allocable to the AdvantaSeries, then Available Principal Collections will be allocated and paid to the servicer to cover the shortfall, provided that the total amount of Available Principal Collections applied for this purpose will not exceed the sum of the adjusted invested amounts of the Class C notes and the Class D notes (after giving effect to investor charge-offs for that monthly period) minus the aggregate amount of Available Principal Collections reallocated as described in the two preceding bullet points.

•	Class C Interest Shortfalls. Fourth, for each monthly period, if Available Finance Charge Collections and the aggregate amount of withdrawals from the cash collateral account and the spread account are insufficient to pay the full amount of required interest payments due and payable on the Class C notes, then Available Principal Collections will be allocated and applied to cover the shortfall in required interest payments with respect to the Class C notes, provided that the total amount of Available Principal Collections applied for this purpose will not exceed the adjusted invested amount of the Class D notes (after giving effect to investor charge-offs for that monthly period) minus the aggregate amount of Available Principal Collections reallocated as described in the three preceding bullet points. Funds allocated to the Class C notes pursuant to this bullet point will be allocated among tranches of Class C notes pro rata based on the deficiency in the amount due and payable with respect to required interest payments for each such tranche.

•	Principal Funding Account. Fifth, remaining Available Principal Collections will be applied, to the extent needed, to make required deposits to the principal funding sub-accounts for all tranches and classes of notes depending upon the amount required for such date and the priority of payment as described in “Description of Series and Tranche Provisions — Required Deposits to the Principal Funding Sub-Accounts” and “— Allocation to Principal Funding Sub-Accounts” in this prospectus supplement.

•	Shared Principal Collections. Sixth, remaining Available Principal Collections will be treated, to the extent needed, as Shared Principal Collections for the benefit of all principal sharing series in group one.

•	Transferor. Seventh, remaining Available Principal Collections will be paid to the holders of the trust beneficial interest if the Transferor Interest on that date is greater than the Required Transferor Interest (after giving effect to all principal receivables transferred to the trust on that date) and otherwise will be deposited into the Excess Funding Account.

     See “Description of Series and Tranche Provisions — Events of Default” in this prospectus supplement for information concerning application of proceeds and other amounts upon an issuance of a foreclosure certificate.

Allocation to Principal Funding Sub-Accounts

     Available Principal Collections available for deposit into the principal funding sub-accounts, subject to the restrictions described in “Description of Series and Tranche Provisions — Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches” in this prospectus supplement, will, to the extent required, be deposited in the principal funding sub-accounts on each payment date, as follows:

•	Available Principal Collections Equal Required Amounts. If Available Principal Collections remaining after giving effect to the first four applications described in “Description of Series and Tranche Provisions — Application of Available Principal

Collections” in this prospectus supplement are equal to the sum of the deposits required to be made in the principal funding sub-accounts for all tranches of notes, then that required amount will be deposited in the principal funding sub-account established for each tranche.

•	Available Principal Collections Are Less Than Required Amounts. If Available Principal Collections remaining after giving effect to the first four applications described in “Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement are less than the aggregate amount required to be deposited in the principal funding sub-accounts for all tranches of notes, then Available Principal Collections will be allocated in the following priority:

•	first, the amount available will be allocated to the Class A notes,

•	second, the amount available after the application above will be allocated to the Class B notes,

•	third, the amount available after the applications above will be allocated to the Class C notes, and

•	fourth, the amount available after the applications above will be allocated to the Class D notes.

     In each case, Available Principal Collections applied to a class will be allocated to each tranche of notes within such class pro rata based on the ratio of:

•	the amount required to be deposited into the principal funding sub-account for the applicable tranche of such class, to

•	the aggregate amount required to be deposited into the principal funding sub-accounts for all tranches of such class.

     If the restrictions described in “Description of Series and Tranche Provisions — Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches” in this prospectus supplement prevent the deposit of Available Principal Collections into the principal funding sub-account of any tranche of subordinated notes, the aggregate amount of Available Principal Collections available to make the required deposit for such subordinated tranche will be allocated first, to each tranche of Class A notes, second, to each tranche of Class B notes, third, to each tranche of Class C notes and fourth, to each tranche of the Class D notes, in each case pro rata based on the ratio of the adjusted invested amount of that tranche of notes to the adjusted invested amount of all tranches of notes in that class.

     See “Description of Series and Tranche Provisions — Required Deposits to the Principal Funding Sub-Accounts” in this prospectus supplement.

Required Deposits to the Principal Funding Sub-Accounts

     The amount required to be deposited into the principal funding sub-account for a tranche of notes on any payment date will be the highest of the following amounts. However, other than on the related final maturity date, no amount that is greater than the adjusted invested amount for that tranche will be deposited into the principal funding sub-account for such tranche of notes.

•	Revolving Period. On each payment date during that tranche’s revolving period, no amount.

•	Principal Payment Date. For any principal payment date of any tranche of notes, the amount required to be deposited for that tranche will equal the adjusted invested amount of that tranche of notes as of such date determined after giving effect to any reductions or increases occurring on such date.

•	Accumulation/Amortization Amounts. On each payment date during that tranche’s accumulation period or amortization period, the amount required to be deposited into the principal funding sub-account on such payment date as specified in the related terms document either to be accumulated for later payment on the notes of such tranche or to be paid to the holders of the notes of that tranche on such date.

•	Early Amortization Period, Event of Default. If any tranche of notes has been accelerated after the occurrence of an event of default or if any tranche of notes is in an early amortization period, the amount required to be deposited on any payment date for such tranche will be equal to the adjusted invested amount of such tranche of notes as of such date determined after giving effect to any reductions or increases occurring on such date.

•	Amounts Owed to Derivative Counterparties. If a tranche of notes has a derivative agreement with respect to principal that provides for a payment to the derivative counterparty, the deposit required for that tranche of notes on each payment date with respect to any payment to the derivative counterparty will be specified in the related terms document.

•	Coverage Funding of Principal Funding Sub-Account of Senior Classes. If any payment of principal or deposit into a principal funding sub-account with respect to any tranche of Class D notes will occur at a time when the payment or deposit of all or part of that tranche of Class D notes would be prohibited because it would cause a deficiency in the remaining required subordination for the Class A notes, Class B notes or Class C notes, the required deposit for the Class A notes, Class B notes or Class C notes will be an amount equal to the adjusted outstanding principal balance of the Class A notes, Class B notes or Class C notes that would have to cease to be outstanding in order to permit the payment of or deposit with respect to the tranche of Class D notes.

If any payment of principal or deposit into a principal funding sub-account with respect to any tranche of Class C notes will occur at a time when the payment or deposit of all or part of that tranche of Class C notes would be prohibited because it would cause a deficiency in the remaining required subordination for the Class A notes or Class B notes, the required deposit for the Class A notes or Class B notes will be an amount equal to the adjusted outstanding principal balance of the Class A notes or Class B notes that would have to cease to be outstanding in order to permit the payment of or deposit with respect to the tranche of Class C notes.

If any payment of principal or deposit into a principal funding sub-account with respect to any tranche of Class B notes will occur at a time when the payment or deposit of all or part of that tranche of Class B notes would be prohibited because it would cause a deficiency in the remaining required subordination for the Class A notes, the required deposit for the Class A notes will be an amount equal to the portion of the adjusted outstanding principal balance of the Class A notes that would have to cease to be outstanding in order to permit the payment of or deposit with respect to the tranche of Class B notes.

Coverage funding of the principal funding account will continue so long as described under “Description of Series and Tranche Provisions — Coverage Funding of the Principal Funding Sub-Accounts for Senior Classes” in this prospectus supplement.

For purposes of calculating the coverage funding requirements, the required subordinated amount of a senior class of notes will be calculated as described in this prospectus supplement under “Description of Series and Tranche Provisions — Class A Required Subordinated Amount,” “— Class B Required Subordinated Amount” and “— Class C Required Subordinated Amount.”

When the coverage funding amounts are no longer necessary, they will be withdrawn from the principal funding sub-account and applied in accordance with the description in this prospectus supplement under “Description of Series and Tranche Provisions — Withdrawals from Principal Funding Sub-Accounts.”

     With respect to the Class A(2005-A2) notes, the required deposits to the principal funding sub-account for any payment date are those described below in “Description of Series and Tranche Provisions — Required Deposits to the Class A(2005-A2) Principal Funding Sub-Account.”

Required Deposits to the Class A(2005-A2) Principal Funding Sub-Account

     With respect to the Class A(2005-A2) notes, and subject to the immediately following paragraph, the amount required to be deposited into the principal funding sub-account on any payment date will be:

     (i) during the revolving period for the Class A(2005-A2), no amount;

     (ii) during the accumulation period for the Class A(2005-A2) notes, an amount equal to the accumulation deposit amount for the related monthly period;

     (iii) during the early amortization period for the Class A(2005-A2) notes, an amount equal to the Class A(2005-A2) adjusted invested amount as of the close of business on the last day of the preceding monthly period (after giving effect to any reductions or increases occurring on such date);

     (iv) if the transferor determines as of the end of the related monthly period that, after giving effect to all allocations and payments, the Class A(2005-A2) notes will be subject to coverage funding, the required deposit for the Class A(2005-A2) notes will be an amount equal to the adjusted outstanding principal balance of the Class A notes that would need to be paid in order to permit payments or deposits with respect to principal of the Class B notes, the Class C notes or the Class D notes multiplied by a fraction, the numerator of which is the adjusted invested amount of the Class A(2005-A2) notes and the denominator of which is the adjusted invested amount of all Class A notes.

     See “Description of Series and Tranche Provisions — Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches” in this prospectus supplement.

     On the earlier to occur of (i) the first principal payment date during the early amortization period and (ii) the Expected Final Principal Payment Date, the indenture trustee, acting in accordance with written instructions from the servicer, will withdraw from the principal funding sub-account for the Class A(2005-A2) notes and distribute to the paying agent for payment to the Class A(2005-A2) noteholders the amounts deposited into the principal funding sub-account for the Class A(2005-A2) notes.

     The accumulation period for the Class A(2005-A2) notes is scheduled to commence at the close of business on September 30, 2009, although the beginning of the accumulation period may be delayed. If the Accumulation Period Length is reduced to less than eight months, the date on which the accumulation period actually commences will be delayed to the first business day of the month that is the number of whole months prior to the Expected Final Principal Payment Date which is at least equal to the Accumulation Period Length and, as a result, the number of monthly periods in the accumulation period will at least equal the Accumulation Period Length. On the determination date twelve months prior to the Expected Final Principal Payment Date, and each determination date thereafter until the accumulation period begins, the servicer will determine the Accumulation Period Length.

Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches

     Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes

     No Available Principal Collections will be deposited in the principal funding sub-account of any tranche of AdvantaSeries Class B notes, unless, after giving effect to such deposit and any reductions and reallocations on such date, including any resulting changes to the adjusted invested amount, the aggregate adjusted invested amount of all Class B notes, Class C notes and Class D notes (other than the notes for which such deposit is required) is at least equal to the Class A Required Subordinated Amount.

     No Available Principal Collections will be deposited in the principal funding sub-account of any tranche of AdvantaSeries Class C notes, unless, after giving effect to such deposit and any reductions and reallocations on such date, including any resulting changes to the adjusted invested amount, the following conditions are satisfied:

•	the aggregate adjusted invested amount of all Class B notes, Class C notes and Class D notes (other than the notes for which such deposit is required) must be at least equal to the Class A Required Subordinated Amount; and

•	the aggregate adjusted invested amount of all Class C notes and Class D notes (other than the notes for which such deposit is required) must be at least equal to the Class B Required Subordinated Amount.

     No Available Principal Collections will be deposited in the principal funding sub-account of any tranche of Class D notes, unless, after giving effect to such deposit and any reductions and reallocations on such date, including any resulting changes to the adjusted invested amount, the following conditions are satisfied:

•	the aggregate adjusted invested amount of all Class B notes, Class C notes and Class D notes (other than the notes for which such deposit is required) must be at least equal to the Class A Required Subordinated Amount;

•	the aggregate adjusted invested amount of all Class C notes and Class D notes (other than the notes for which such deposit is required) must be at least equal to the Class B Required Subordinated Amount; and

•	the aggregate adjusted invested amount of all Class D notes (other than the Class D notes for which such deposit is required) must be at least equal to the Class C Required Subordinated Amount.

     Available Principal Collections will be deposited in the principal funding sub-account of a tranche of subordinated notes, if and only to the extent that, such deposit is not contrary to any of the preceding paragraphs.

     Nothing described under this heading will prevent deposits to the principal funding sub-account of a tranche of subordinated notes on the final maturity date of such tranche of proceeds from the issuance of a foreclosure certificate and any amount permitted to be withdrawn from the cash collateral account or the spread account.

     Limit on Repayments of all Tranches

     No amounts on deposit in a principal funding sub-account, in the spread account or in the cash collateral account will be applied to pay principal of any tranche of notes or to make a payment under a derivative agreement with respect to principal in excess of the highest outstanding principal balance of that tranche.

Coverage Funding of the Principal Funding Sub-Accounts for Senior Classes

     Any payment of principal or deposit into a principal funding sub-account with respect to any tranche of a subordinated class of notes will be restricted if it would occur at a time when the reduction of such tranche’s outstanding principal balance would be prohibited because it would cause a deficiency in the remaining required subordination for more senior classes of notes. In this event, an amount equal to the portion of the adjusted outstanding principal balance of that more senior class of notes that would have to cease to be outstanding in order to permit the payment or deposit with respect to that tranche of subordinated notes will be deposited into the principal funding sub-account for that more senior tranche.

     Funding of the principal funding sub-account for the senior tranches of the AdvantaSeries will continue until sufficient coverage for the senior tranches is achieved, when:

•	the outstanding principal balance of senior notes are sufficiently paid so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the remaining outstanding senior notes; or

•	new subordinated notes are issued or other forms of credit enhancement is arranged so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the remaining outstanding senior notes; or

•	the principal funding sub-accounts for the senior notes are coverage funded to the extent that the subordinated notes that are payable are no longer necessary to provide the required subordination for the remaining outstanding senior notes.

     For purposes of calculating the coverage funding requirements, the required subordinated amount for a senior class of notes will be calculated as described in “Description of Series and Tranche Provisions — Class A Required Subordinated Amount,” “— Class B Required Subordinated Amount” and “— Class C Required Subordinated Amount” in this prospectus supplement.

     When the coverage funding amounts are no longer necessary, they will be withdrawn from the principal funding sub-account of the related senior class or tranche and applied in accordance with the description in “Description of Series and Tranche Provisions — Withdrawals from Principal Funding Sub-Accounts — Withdrawals of Coverage Funding Excess Amounts” in this prospectus supplement. The adjusted invested amount of any coverage funded senior tranche will be increased by the amount withdrawn from the principal funding sub-account. If any tranche of senior notes becomes payable as a result of a pay out event, event of default or other optional redemption, or upon reaching its Expected Final Principal Payment Date, any coverage funding amounts on deposit in its principal funding sub-account will be paid to noteholders of that tranche.

Withdrawals from Principal Funding Sub-Accounts

     After giving effect to all deposits to the principal funding account for a related monthly period and after all allocations and reallocations have been made, the following withdrawals from the principal funding sub-accounts will be made to the extent funds are available in the applicable principal funding sub-account. A tranche of notes may be entitled to more than one of the following withdrawals with respect to any monthly period:

•	Withdrawals for Principal. On each applicable principal payment date (or as otherwise specified in the related terms document) for each tranche of notes, an amount equal to the principal due on that tranche of notes on the principal payment date will be withdrawn from the related principal funding sub-account and distributed to the paying agent or as otherwise specified in the related terms document for payment to noteholders.

•	Withdrawals in connection with Derivative Agreements. On each date on which a payment is required under a derivative agreement with respect to principal for a tranche of notes (or as otherwise specified in the related terms document), the amount of that payment will be withdrawn from the principal funding sub-account and paid to the derivative counterparty or as otherwise specified in the related terms document.

•	Withdrawals of Coverage Funding Excess Amounts. If the servicer on any date determines with respect to the Class A notes, Class B notes or Class C notes that, after giving effect to all issuances, deposits, allocations, reallocations and payments on that date that the Coverage Funding Excess Amount of that class is greater than zero, that amount will be withdrawn from the principal funding sub-account of that class of notes and:

—	first, allocated among and deposited to the principal funding sub-accounts of the Class A notes up to and pro rata based on the amount then required to be on deposit in those principal funding sub-accounts;

—	second, allocated among and deposited to the principal funding sub-accounts of the Class B notes up to and pro rata based on the amount then required to be on deposit in those principal funding sub-accounts;

—	third, allocated among and deposited to the principal funding sub-accounts of the Class C notes up to and pro rata based on the amount then required to be on deposit in those principal funding sub-accounts;

—	fourth, allocated among and deposited to the principal funding sub-accounts of the Class D notes up to and pro rata based on the amount then required to be on deposit in those principal funding sub-accounts;

—	fifth, deposited in the cash collateral account in an amount equal to the Cash Collateral Account Deficit; and

—	sixth, any remaining amounts paid to the holder of the trust beneficial interest.

•	Withdrawals on the Final Maturity Date. On the final maturity date of any tranche of notes, after giving effect to any deposits, allocations, reallocations, issuances of foreclosure certificates or other payments to be made on that date, amounts on deposit in the principal funding sub-account of that tranche of notes will be withdrawn from the related principal funding sub-account and distributed to the paying agent, or as otherwise specified in the related terms document, and applied to pay principal of that tranche, to make a payment under a derivative agreement with respect to principal of that tranche or to make other payments as specified in the related terms document.

     Upon payment in full of any tranche of notes, any remaining amount on deposit in the related principal funding sub-account will be first, applied to cover any interest shortfalls for other tranches of notes, second, applied to cover principal funding sub-account shortfalls for other tranches of notes and third, paid to the holder of the trust beneficial interest.

Cash Collateral Account

     The servicer will establish and maintain a segregated account with an eligible institution for the benefit of all classes of AdvantaSeries notes called the “cash collateral account.” Amounts deposited in the cash collateral account will be used to fund shortfalls in earnings on amounts on deposit in the principal funding sub-accounts, shortfalls in required interest payments on the notes and shortfalls in payments of the monthly servicing fee and to cover AdvantaSeries Defaulted Amounts to the extent not covered by Available Finance Charge Collections and amounts withdrawn from the spread account.

     Required Deposits to the Cash Collateral Account

     On the date of issuance of a tranche of AdvantaSeries notes, the transferor is required to deposit, cause to be deposited or maintain funds in the cash collateral account so that the amount on deposit following that issuance is at least equal to the amount required to be on deposit, called the “Required Cash Collateral Account Amount.” On the Closing Date, $5,062,500 will be deposited into the cash collateral account which will increase the amount therein to $15,862,500 which will equal the Required Cash Collateral Account Amount on such date. The “Required Cash Collateral Account Amount” means on any date of determination the sum of:

     (i) the product of (a) 2.25% and (b) the aggregate adjusted outstanding principal balance of the AdvantaSeries notes on that date of determination; plus

     (ii) the product of (a) the Negative Carry Reserve Percentage and (b) the amount of funds on deposit in the principal funding account. However, after the occurrence and during the continuation of a Portfolio Decline Event the amount in clause (a) will be the sum of the Negative Carry Reserve Percentage and the Cash Collateral Account Floor for amounts deposited in the principal funding sub-accounts during the Portfolio Decline Event.

After the occurrence and during the continuation of a pay out event that affects all AdvantaSeries notes, the “Required Cash Collateral Account Amount” will be the amount determined for the date immediately prior to the date of the pay out event. In no event will the Required Cash Collateral Account Amount exceed the outstanding principal balance of the outstanding AdvantaSeries notes.

     The terms “Cash Collateral Account Floor,” “Negative Carry Reserve Percentage” and “Portfolio Decline Event” are defined in the “Glossary of Terms for Prospectus Supplement” at the end of this prospectus supplement.

     On any payment date, Available Finance Charge Collections remaining after providing for reimbursements of any Adjusted Invested Amount Deficits, as described under “Description of Series and Tranche Provisions — Allocations of Reimbursements of Adjusted Invested Amount Deficits” in this prospectus supplement, will be used, if needed, to reimburse the cash collateral account for any Cash Collateral Account Deficits. In no event will the amount deposited cause the cash collateral account amount to exceed the Required Cash Collateral Account Amount.

     On any payment date, amounts on deposit in the spread account in excess of the Required Spread Account Amount will be withdrawn and deposited in the cash collateral account to the extent that the Available Cash Collateral Account Amount is less than the Required Cash Collateral Account Amount. See “Description of Series and Tranche Provisions — Spread Account — Withdrawals from the Spread Account — Withdrawal of Excess Amounts” in this prospectus supplement.

     On any payment date, amounts on deposit in the principal funding sub-accounts remaining after certain other required withdrawals as described above under “Description of Series and Tranche Provisions — Withdrawals from Principal Funding Sub-Accounts” in this prospectus supplement will be withdrawn and deposited in the cash collateral account to the extent of any Cash Collateral Account Deficit.

     Withdrawals from the Cash Collateral Account

     On each payment date, after giving effect to all deposits of funds to the cash collateral account and all allocations and reallocations have been made, the withdrawals specified below will be made from the cash collateral account, to the extent funds are available in the following order of priority:

•	Payments for PFA Earnings Shortfall. First, on or prior to each payment date (or as otherwise specified in the related terms document), an amount equal to any PFA Earnings Shortfall will be withdrawn from the cash collateral account to the extent available and treated and used as Available Finance Charge Collections.

•	Payments of Interest and Servicing Fee. Second, on each payment date (or as specified in the applicable terms document), after any withdrawals from the cash collateral account specified above, application of Available Finance Charge Collections and any withdrawals from the spread account to pay the following amounts, the Available Cash Collateral Account Amount will be withdrawn to the extent necessary and applied in the following order of priority:

(i)	to pay any shortfall in the amount of required interest payments due on the Class A notes;

(ii)	after the amount of interest due on the Class A notes has been paid in full, to pay any shortfall in the amount of required interest payments due on the Class B notes;

(iii)	after the amount of interest due on the Class B notes has been paid in full, to cover any monthly servicing fee shortfall;

(iv)	after any monthly servicing fee shortfall has been paid in full, to pay any shortfall in the amount of required interest payments due on the Class C notes; and

(v)	after the amount of interest due on the Class C notes has been paid in full, to pay any shortfall in the amount of required interest payments due on the Class D notes.

If the aggregate amount available for withdrawal from the cash collateral account on any payment date is less than all withdrawals required to be made from the cash collateral account, then the amount on deposit will be withdrawn and applied to each class in the priority set forth above and pro rata to each tranche of that class based on the ratio of the amount of the insufficiency of funds available for the applicable monthly period for that tranche of notes to the amount of the insufficiency of funds available for that monthly period for all tranches of that class and distributed to the paying agent for payment to the holders of those notes and/or any related derivative counterparty.

•	Allocations of Defaulted Amounts. Third, if on any payment date, the application of Available Finance Charge Collections and any amounts withdrawn from the spread account are insufficient to cover in full any AdvantaSeries Defaulted Amount, then an amount equal to the lesser of (a) the Available Cash Collateral Account Amount (after giving effect to all withdrawals specified above) and (b) the AdvantaSeries Defaulted Amount will be withdrawn from the cash collateral account and treated as a portion of Available Principal Collections for that payment date.

•	Withdrawal Prior to Final Maturity Date. Fourth, if a foreclosure certificate for a tranche of notes is to be issued prior to the final maturity date, or foreclosure certificates for multiple tranches of notes are to be issued simultaneously prior to the final maturity dates of the affected tranches, then on the date of issuance of the foreclosure certificate or foreclosure certificates, the indenture trustee, at the written direction of the servicer, will withdraw from the cash collateral account an amount equal to the excess, if any, of (i) the Available Cash Collateral Account Amount (after giving effect to all withdrawals specified above) over (ii) the Required Cash Collateral Account Amount on such date, assuming for purposes of this clause (ii) that the adjusted outstanding principal balance of the accelerated tranche or tranches were reduced to zero on that day, and will apply the amount withdrawn pro rata among the affected tranches based upon their respective adjusted invested amounts for the purposes and in the order described under “Description of Series and Tranche

Provisions — Events of Default” in this prospectus supplement as funds collected by the indenture trustee following an acceleration of notes.

•	Withdrawal at Final Maturity Date. Fifth, if the adjusted invested amount of any tranche of notes is greater than zero on its final maturity date (after giving effect to any adjustments, deposits and distributions otherwise to be made on that final maturity date, but before giving effect to any amounts withdrawn from the spread account and any proceeds to be realized from an issuance of a foreclosure certificate), the indenture trustee, at the written direction of the servicer, will withdraw from the cash collateral account an amount equal to the product of (1) the Available Cash Collateral Account Amount (after giving effect to all withdrawals specified above) multiplied by (2) a fraction, the numerator of which is the adjusted invested amount of that tranche and the denominator of which is the aggregate adjusted invested amount of the AdvantaSeries, and will apply the amount withdrawn for the purposes and in the order described under “Description of Series and Tranche Provisions — Events of Default” in this prospectus supplement as funds collected by the indenture trustee following an acceleration of notes.

•	Withdrawal of Excess Amounts. Sixth, if, on any payment date after giving effect to all withdrawals from and deposits to the cash collateral account, the Available Cash Collateral Account Amount exceeds the Required Cash Collateral Account Amount, the indenture trustee will, at the direction of the servicer, release the amount of such excess to the holder of the trust beneficial interest. Any amounts withdrawn from the cash collateral account and distributed to the holders of the trust beneficial interest as described above will not be available for distribution to noteholders.

     A tranche of notes may be entitled to more than one of the withdrawals specified above in a particular month.

Spread Account

     The servicer will establish and maintain a segregated account with an eligible institution for the benefit of all classes of AdvantaSeries notes called the “spread account.” Amounts deposited in the spread account will be used to fund shortfalls in required interest payments on the AdvantaSeries notes and shortfalls in the monthly servicing fee and to cover AdvantaSeries Defaulted Amounts to the extent not covered by Available Finance Charge Collections.

     Required Deposits to the Spread Account

     The spread account will be funded on each payment date, as necessary, from Available Finance Charge Collections as described under “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement. The aggregate deposit required to be made to the spread account on any payment date is equal to the Required Spread Account Amount minus any amount on deposit in the spread account prior to such deposit. On the date of issuance of a tranche of AdvantaSeries notes, the transferor is required to deposit or cause to be deposited in the spread account an amount so that following that issuance the ratio of (a) the amount on deposit in the spread account to (b) the Required Spread Account Amount is at least equal to the same ratio immediately preceding that issuance.

     The term “Required Spread Account Amount” is defined in the “Glossary of Terms for Prospectus Supplement” at the end of this prospectus supplement.

     Withdrawals from the Spread Account

     After giving effect to all deposits of funds to the spread account on any payment date and after all allocations and reallocations have been made for that payment date, the following withdrawals will be made from the spread account, to the extent funds are available in the following order of priority. A tranche of notes may be entitled to more than one of the following withdrawals with respect to any payment date:

•	Payments of Interest and Servicing Fee. First, on each payment date (or as otherwise specified in the applicable terms document), if the amount of Available Finance Charge Collections is insufficient to pay in full the amount of required interest payments due on the notes or the amount of the monthly servicing fee on that payment date, an amount equal to the lesser of (a) the amount on deposit in the spread account and (b) the aggregate amount of those deficiencies will be withdrawn from the spread account and applied in the following order of priority:

(i)	to pay any shortfall in the amount of required interest payments due on the Class A notes;

(ii)	after the amount of required interest payments due on the Class A notes has been paid in full, to pay any shortfall in the amount of required interest payments due on the Class B notes;

(iii)	after the amount of required interest payments due on the Class B notes has been paid in full, to pay the servicer any monthly servicing fee shortfall;

(iv)	after any monthly servicing fee shortfall has been paid in full, to pay any shortfall in the amount of required interest payments due on the Class C notes; and

(v)	after the amount of required interest payments due on the Class C notes has been paid in full, to pay any shortfall in the amount of required interest payments due on the Class D notes.

If the aggregate amount available for withdrawal from the spread account on any payment date is less than all withdrawals required to be made from the spread account, then the amount on deposit will be withdrawn and applied to each class in the priority set forth above and within each class pro rata to each tranche of that class based on the ratio of the amount of the insufficiency of funds available for the applicable monthly period for that tranche of notes to the amount of the insufficiency of funds available for that monthly period for all tranches of that class and distributed to the paying agent for payment to the holders of those notes and/or any related derivative counterparty.

•	Allocations of Defaulted Amounts. Second, if, on any payment date, the application of Available Finance Charge Collections is insufficient to cover in full any AdvantaSeries Defaulted Amount, then an aggregate amount equal to the lesser of (a) the amount on deposit in the spread account (after giving effect to all withdrawals specified above) and (b) that AdvantaSeries Defaulted Amount will be withdrawn from the spread account, and treated as a portion of Available Principal Collections for that payment date.

•	Withdrawal Prior to Final Maturity Date. Third, if a foreclosure certificate for a tranche of notes is to be issued prior to the final maturity date or foreclosure certificates for multiple tranches of notes are to be issued simultaneously prior to the final maturity dates of the affected tranches, then on the date of issuance of the foreclosure certificate or foreclosure certificates, the indenture trustee, at the written direction of the servicer, will withdraw from the spread account an amount equal to the excess, if any, of (i) the amount on deposit in the spread account (after giving effect to all withdrawals specified above) over (ii) the Required Spread Account Amount on such date, assuming for purposes of this clause (ii) that the initial principal balance of each such accelerated tranche were reduced to zero on such day, and will apply the amount withdrawn pro rata among the affected tranches based upon their respective adjusted invested amounts for the purposes and in the order described under “Description of Series and Tranche Provisions — Events of Default” in this prospectus supplement as funds collected by the indenture trustee following an acceleration of notes.

•	Withdrawal at Final Maturity Date. Fourth, if the adjusted invested amount of any tranche of notes is greater than zero on its final maturity date (after giving effect to any adjustments, deposits and distributions otherwise to be made on that final maturity date, but before giving effect to any proceeds to be realized from the issuance of a foreclosure certificate and any withdrawals from the cash collateral account as described above under “Description of Series and Tranche Provisions — Cash Collateral Account — Withdrawals from the Cash Collateral Account — Withdrawal at Final Maturity Date”), the indenture trustee, at the written direction of the servicer, will withdraw from the spread account an amount equal to the product of (1) the amount on deposit in the spread account (after giving effect to all withdrawals specified above) multiplied by (2) a fraction, the numerator of which is the adjusted invested amount of that tranche and the denominator of which is the aggregate adjusted invested amount of the AdvantaSeries, and will apply the amount withdrawn for the purposes and in the order described under “Description of Series and Tranche Provisions — Events of Default” in this prospectus supplement as funds collected by the indenture trustee following an acceleration of notes.

•	Withdrawal of Excess Amounts. Fifth, if, on any payment date after giving effect to all withdrawals from and deposits to the spread account, the aggregate amount on deposit in the spread account exceeds the Required Spread Account Amount, the indenture trustee will, at the direction of the servicer, withdraw such excess and deposit it in the cash collateral account if the amount on deposit in the cash collateral account is less than the Required Cash Collateral Account Amount. Any amount on deposit in the spread account in excess of the Required Spread Account Amount and not needed for deposit in the cash collateral account will, at the direction of the servicer, be released by the indenture trustee to the holder of the trust beneficial interest. Any amounts withdrawn from the spread account and distributed to the holder of the trust beneficial interest as described above will not be available for distribution to noteholders.

Credit Enhancement

     Credit enhancement for the Class A notes is provided by the subordination of the Class B notes, the Class C notes and the Class D notes, the cash collateral account and the spread account.

     Credit enhancement for the Class B notes is provided by the subordination of the Class C notes and the Class D notes, the cash collateral account and the spread account.

     Credit enhancement for the Class C notes is provided by the subordination of the Class D notes, the cash collateral account and the spread account.

     Credit enhancement for the Class D notes is provided by the cash collateral account and the spread account.

     Investor charge-offs are generally first applied against the most subordinated classes of the AdvantaSeries. See “Description of Series and Tranche Provisions — Allocations of Reductions of Adjusted Invested Amounts from Reallocations” in this prospectus supplement.

     Subordination of Interest and Principal

     The Class B notes generally will not receive required interest payments on any payment date until the Class A notes have received their required interest payment on such date.

     The Class C notes generally will not receive required interest payments on any payment date until the Class A notes and the Class B notes have received their required interest payment and the monthly servicing fee has been paid on such date.

     The Class D notes generally will not receive required interest payments on any payment date until the Class A notes, the Class B notes and the Class C notes have received their required interest payment and the monthly servicing fee has been paid on such date.

     Available Principal Collections on any payment date will be used, to the extent needed and subject to the limitations described in “Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement, to pay required interest payments on the Class A, Class B and Class C notes, and to pay the monthly servicing fee to the extent other sources are not available. After such amounts are paid, Available Principal Collections will be used to fund the principal funding sub-accounts of the relevant classes of notes in the following order: first, of the Class A notes, second, of the Class B notes, third, of the Class C notes, and fourth, of the Class D notes. In general, each of the classes of more subordinated notes serves as credit enhancement for all of the classes of more senior notes, regardless of whether the subordinated notes are issued before, at the same time as or after the more senior notes.

     In the AdvantaSeries, payment of principal may be made on a subordinated class of notes before payment in full of each class of senior notes only under the following circumstances:

•	If after giving effect to the proposed principal payment there is still a sufficient amount of subordinated notes to support the outstanding senior notes. See “Description of Series and Tranche Provisions — Required Deposits to the Principal Funding Sub-Accounts” and “— Allocation to Principal Funding Sub-Accounts” in this prospectus supplement. For example, if a tranche of Class A notes has been repaid, this may mean that, unless other Class A notes are issued, at least some Class B notes, Class C notes and Class D notes may be repaid when such Class B notes, Class C notes and Class D notes are required to be repaid even if other tranches of Class A notes are outstanding.

•	If the principal funding sub-accounts for the senior notes have been sufficiently funded as described in “Description of Series and Tranche Provisions — Required Deposits to the Principal Funding Sub-Accounts” and “— Coverage Funding of the Principal Funding Sub-Accounts for Senior Classes” in this prospectus supplement.

•	If new tranches of subordinated notes are issued or other forms of credit enhancement is arranged so that the subordinated notes that have reached their Expected Final Principal Payment Dates are no longer necessary to provide the required subordination.

•	If a tranche of subordinated notes reaches its final maturity date.

     Available Principal Collections remaining after any application to pay required interest payments with respect to the senior notes or to pay the monthly servicing fee will be applied to make required deposits to the principal funding sub-accounts of senior notes before being applied to make required deposits to the principal funding sub-accounts of the subordinated notes.

Required Subordinated Amount and Conditions to Issuance

     The conditions described under “Description of Series and Tranche Provisions — Issuances of New Classes and Tranches of AdvantaSeries Notes” in this prospectus supplement and “Description of the Notes — Issuance of Additional Series, Classes and Tranches of Notes” in the accompanying prospectus must be satisfied in connection with any new issuance of AdvantaSeries notes. Generally, in order to issue a tranche (or additional notes within a tranche) of Class A notes, Class B notes or Class C notes, the following conditions must be satisfied after giving effect to that new issuance:

•	the aggregate adjusted invested amount of the Class B notes, Class C notes and Class D notes must be at least equal to the Class A required subordinated amount,

•	the aggregate adjusted invested amount of the Class C notes and Class D notes must be at least equal to the Class B required subordinated amount, and

•	the adjusted invested amount of the Class D notes must be at least equal to the Class C required subordinated amount.

Class A Required Subordinated Amount

     The Class A required subordinated amount is generally equal to the product of (x) 21.5805% (17.75 divided by 82.25) and (y) the adjusted outstanding principal balance of the Class A notes.

     However, after a pay out event has occurred for any tranche of Class A notes and for so long as it is continuing, the Class A required subordinated amount will be the greater of (x) the Class A required subordinated amount on that date and (y) the Class A required subordinated amount on the date immediately prior to that pay out event.

Class B Required Subordinated Amount

     The Class B required subordinated amount is generally equal to the product of (x) 8.9918% (8.25 divided by 91.75) and (y) the aggregate adjusted outstanding principal balance of the Class A notes and Class B notes.

     However, after a pay out event has occurred for any tranche of Class B notes and for so long as it is continuing, the Class B required subordinated amount will be the greater of (x) the Class B required subordinated amount on that date and (y) the Class B required subordinated amount on the date immediately prior to that pay out event.

Class C Required Subordinated Amount

     The Class C required subordinated amount is generally equal to the product of (x) 3.6269% (3.50 divided by 96.50) and (y) the aggregate adjusted outstanding principal balance of the Class A notes, Class B notes and Class C notes.

     However, after a pay out event has occurred for any tranche of Class C notes and for so long as it is continuing, the Class C required subordinated amount will be the greater of (x) the Class C required subordinated amount on that date and (y) the Class C required subordinated amount on the date immediately prior to that pay out event.

     The issuer may change the required subordinated amount for any class of AdvantaSeries notes, the methodology of computing the required subordinated amount, or the form of credit enhancement to other than utilizing subordinated AdvantaSeries notes in order to provide senior AdvantaSeries notes with the required credit enhancement, at any time without the consent of any noteholders. However, each rating agency must confirm that such change(s) will not cause a reduction or withdrawal of the ratings of any outstanding notes rated by such rating agency and the issuer must deliver to each rating agency and the indenture trustee an opinion that the use of that form of credit enhancement will not have certain adverse tax consequences for holders of outstanding notes.

Additional Credit Enhancement

     The transferor may at any time in its sole discretion arrange for any additional credit enhancement for the benefit of any class or tranche of the AdvantaSeries. This additional credit enhancement may be in the form of additional cash collateral, a letter of credit, surety bond, the purchase of interest rate caps or swaps and/or another form of credit enhancement, provided that the form and amount of additional credit enhancement will not cause a reduction or withdrawal by any rating agency of its rating of any outstanding class or tranche.

Defaulted Receivables; Investor Charge-Offs

     The AdvantaSeries Defaulted Amount represents the AdvantaSeries’ share of losses from the Trust Portfolio. For each payment date, the servicer will calculate the “AdvantaSeries Defaulted Amount” by multiplying:

•	the Floating Investor Percentage for the related monthly period; by

•	the “Defaulted Amount,” which is the total amount of principal receivables, other than ineligible receivables, in the trust that were charged-off for the related monthly period.

     The term “Floating Investor Percentage” is defined in the “Glossary of Terms for Prospectus Supplement” at the end of this prospectus supplement.

     If, on any payment date, the AdvantaSeries Defaulted Amount exceeds the amount of Available Finance Charge Collections and the amounts withdrawn from the spread account and the cash collateral account, in each case allocated to fund this amount for the prior month, then the adjusted invested amount will be reduced by the excess as an “investor charge-off.” Adjusted Invested Amount Deficits may be reimbursed subsequently from amounts of Available Finance Charge Collections allocated as described in “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections.” If the adjusted invested amount of the AdvantaSeries is reduced to zero, the AdvantaSeries will not receive any further allocations of collections of finance charge and administrative receivables and collections of principal receivables.

Excess Finance Charge Collections

     Available Finance Charge Collections for the AdvantaSeries (excluding Excess Finance Charge Collections) remaining after making the application described in the first ten clauses of “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” above will be made available for allocation to other series included in group one that are designated to share excess finance charge and administrative receivables. Such amounts, including excesses, if any, from other series included in group one will be allocated to cover certain shortfalls in available finance charge collections for the series in group one, if any, which have not been covered out of available finance charge collections allocable to such series. We call these amounts that are available for sharing among series “Excess Finance Charge Collections.”

     For each payment date, Excess Finance Charge Collections will be allocated to the AdvantaSeries in an amount equal to the product of (1) the total amount of Excess Finance Charge Collections for that payment date for all series in group one that are designated to share Excess Finance Charge Collections and (2) a fraction, the numerator of which is the Finance Charge Shortfall for the AdvantaSeries for that payment date and the denominator of which is the total amount of shortfalls in available finance charge collections for that payment date for all series in group one that are designated to share excess finance charge and administrative receivables. The “Finance Charge Shortfall” for the AdvantaSeries for any payment date will be equal to any excess of the full amount required to be paid as described in the first eight and the tenth bullet points in “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement over the amount of Available Finance Charge Collections (excluding Excess Finance Charge Collections) allocated to pay such amounts. The amount of the shortfall for each other series will be calculated as described in the documents governing each series.

     While any series of notes issued by the issuer may be included in group one, there can be no assurance that:

•	any other series will be included in group one, or

•	there will be any Excess Finance Charge Collections for group one for any month.

Shared Principal Collections

     Available Principal Collections for the AdvantaSeries (excluding Shared Principal Collections) remaining after making the application described in the first five bullet points in “Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement will be made available for allocation to other series included in group one that are designated to share principal collections. Similarly, if Available Principal Collections for the AdvantaSeries are insufficient to make the payments described in the first five bullet points in “Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement, the AdvantaSeries will have access to available principal collections from other series in group one for that payment date to the extent, if any, they exceed the amounts necessary to make required payments for those series. We call these principal collections that are available for sharing among series “Shared Principal Collections.”

     The servicer will allocate the Shared Principal Collections of all series to cover certain shortfalls in available principal collections for the series in group one, if any, which have not been covered out of the available principal collections allocable to that series. We call these uncovered amounts “Principal Shortfalls.”

     Shared Principal Collections will not be used to cover investor charge-offs for any series. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be paid to the holder of the trust beneficial interest only if the Transferor Interest on that date is greater than the Required Transferor Interest (after giving effect to all principal receivables transferred to the trust on that date) and otherwise will be deposited into the Excess Funding Account. The transferor may also, at its option, direct the indenture trustee to deposit in the Excess Funding Account amounts otherwise payable to the holder of the trust beneficial interest. If a pay out event occurs that affects the AdvantaSeries as a whole, then during the resulting early amortization period which affects all AdvantaSeries notes, no Shared Principal Collections from other series in group one will be allocated to make principal payments on the AdvantaSeries notes. If a pay out event occurs that affects less than all tranches and classes of AdvantaSeries notes, then during the resulting early amortization period or periods, Shared Principal Collections from other series in group one will be allocated to make principal payments on the affected tranches or classes of AdvantaSeries notes.

     Shared Principal Collections for series in group one for each payment date will be allocated to the AdvantaSeries in an amount equal to (1) the total amount of Shared Principal Collections for all series in group one for that payment date, multiplied by (2) a fraction, the numerator of which is the AdvantaSeries Principal Shortfall for that payment date and the denominator of which is the total amount of Principal Shortfalls for that payment date for all series of group one that are principal sharing series.

     The “AdvantaSeries Principal Shortfall” for any payment date will be equal to (a) if a pay out event with respect to all AdvantaSeries notes has occurred, zero and otherwise (b), any excess of the full amount required to be paid as described in the first five bullet points in “Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement over the amount of Available Principal Collections (excluding any portion thereof attributable to Shared Principal Collections). The transferor, when authorized by an officer’s certificate, may amend or otherwise modify this definition of AdvantaSeries Principal Shortfall if the transferor obtains confirmation from each rating agency then rating any outstanding notes that the amendment or modification will not cause a reduction or withdrawal of the then-existing ratings of any outstanding notes.

Issuances of New Classes and Tranches of AdvantaSeries Notes

     Conditions to Issuance

     The issuer may issue new classes and tranches of AdvantaSeries notes (including additional notes of an outstanding tranche or class) at any time and in any amount, so long as the following conditions, among others, are satisfied:

•	the conditions to issuance listed in “Description of the Notes — Issuance of Additional Series, Classes and Tranches of Notes” in the accompanying prospectus are satisfied;

•	on or prior to the related issuance, the transferor will have deposited, cause to have been deposited or has maintained funds in the spread account so that immediately after the issuance of the new notes, the ratio of the amount on deposit in the spread account to the Required Spread Account Amount is equal to or greater than the same ratio immediately preceding such issuance;

•	immediately after the issuance, with respect to the Class A notes, the sum of the adjusted invested amounts of the Class B notes, the Class C notes and the Class D notes is at least equal to the Class A Required Subordinated Amount;

•	immediately after the issuance, with respect to the Class B notes, the sum of the adjusted invested amounts of the Class C notes and the Class D notes is at least equal to the Class B Required Subordinated Amount;

•	immediately after the issuance, with respect to the Class C notes, the adjusted invested amount of the Class D notes is at least equal to the Class C Required Subordinated Amount;

•	on or prior to the related issuance, the transferor will have deposited, cause to have been deposited or has maintained funds in the cash collateral account so that immediately after the issuance of the new notes, the amount on deposit in the cash collateral account is at least equal to the Required Cash Collateral Account Amount;

•	on or prior to the fifth business day before the related closing date, the transferor delivers to the owner trustee, the indenture trustee and each rating agency notice of such new issuance;

•	when issued, the additional notes of an outstanding tranche will be identical in all respects to the other outstanding notes of that tranche and will be equally and ratably entitled to the benefits of the indenture and the AdvantaSeries indenture supplement as the other outstanding notes of that tranche without preference, priority or distinction; and

•	any other conditions specified in the related terms document.

     The issuer and the indenture trustee are not required to provide prior notice to, permit the prior review by, or obtain the consent of any noteholder of any outstanding class or tranche to issue any additional notes of any class or tranche. There are no restrictions on the timing or amount of any additional issuance of AdvantaSeries notes of an outstanding class or tranche, so long as the conditions described above are met or waived.

Modification or Waiver of Issuance Conditions

     If the issuer obtains confirmation from each rating agency that has rated any outstanding series, class or tranche of notes, subject to certain limitations required by each such rating agency, that the issuance of a new series, class or tranche will not cause a reduction, qualification or withdrawal of the ratings of any outstanding series, class or tranche of notes rated by that rating agency, then any or all of the conditions to issuance described above and under “Description of the Notes — Issuances of Additional Series, Classes and Tranches of Notes” in

the accompanying prospectus may be waived or modified. In addition, the issuer may issue rated AdvantaSeries notes subject to waived, modified or additional conditions agreed to between the issuer and each rating agency rating such notes.

Final Payment of the Notes

     Noteholders are entitled to payment of principal in an amount equal to the outstanding principal balance of their respective notes. However, Available Principal Collections will be allocated to pay principal on the notes only up to their adjusted invested amount, which will be reduced for investor charge-offs and reallocations of Available Principal Collections to pay required interest payments on the notes or the monthly servicing fee. If a foreclosure certificate with respect to a tranche of notes is sold, the certificate will represent foreclosure of principal receivables not in excess of the adjusted invested amount of the related tranche of notes and any related finance charge and administrative receivables. If the adjusted invested amount of a tranche has been reduced, noteholders of such tranche will receive full payment of principal only to the extent of proceeds from a sale of a foreclosure certificate, amounts received under any related derivative agreement, amounts withdrawn from the cash collateral account and the spread account (such amounts to be calculated pro rata based on the adjusted invested amount of such tranche), and amounts which have been previously deposited in any additional issuer account for such tranche of notes are sufficient to pay the full principal amount.

     A tranche of notes will be considered to be paid in full, the holders of those notes will have no further right or claim, and the issuer will have no further obligation or liability for principal or interest, on the earliest to occur of:

•	the date on which the outstanding principal balance of such tranche of notes, after giving effect to all deposits, allocations, reallocations and payments, is reduced to zero, and all interest accrued on such notes is paid in full;

•	the final maturity date of that tranche of notes, after giving effect to all deposits, allocations, reallocations and payments to be made on that date; or

•	the date on which an issuance of a foreclosure certificate has occurred with respect to that tranche. See “Description of Series and Tranche Provisions — Events of Default” in this prospectus supplement.

Servicing Compensation and Payment of Expenses

     The share of the servicing fee allocable to the AdvantaSeries for any payment date will be equal to one-twelfth of the product of (a) the “servicing fee rate” of 2.0% per annum and (b) (i) the adjusted invested amount for the AdvantaSeries as of the last day of the monthly period preceding that payment date, minus (ii) the product of any amount on deposit in the Excess Funding Account as of the last day of the monthly period preceding that payment date and the Floating Allocation Percentage for that monthly period. This is called the “monthly servicing fee.” However, for the first payment date after the issuance of the Class A(2005-A2) notes, the monthly servicing fee related to the Class A(2005-A2) notes will equal $300,000. The servicing fee rate may be increased upon the written direction of noteholders holding 66 2/3% or more of the then-outstanding principal balance of each class and tranche of the AdvantaSeries notes and upon written confirmation from each rating agency then rating any class of the AdvantaSeries notes that the increase in the servicing fee rate will not cause a reduction or withdrawal of the rating of any outstanding class or tranche of the AdvantaSeries notes.

     The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables including, without limitation, payment of the fees and disbursements of the indenture trustee and independent certified public accountants and other fees which are not expressly stated in the transfer and servicing agreement, the indenture or the AdvantaSeries indenture supplement or the related terms document to be payable by the issuer or the noteholders other than federal, state and local income and franchise taxes, if any, of the issuer.

Pay Out Events

     There are two types of pay out events: AdvantaSeries pay out events that apply only to notes of the AdvantaSeries or only to a class or tranche of the AdvantaSeries; and trust pay out events that apply to notes of all series, all classes and all tranches of the issuer.

     With respect to a tranche of AdvantaSeries notes, an “AdvantaSeries pay out event” refers to any of the following events:

          (a) failure by the transferor (i) to make any payment or deposit required on the date required under the transfer and servicing agreement, the indenture, the AdvantaSeries indenture supplement or a terms document, or within the applicable grace period which shall not exceed 5 business days or (ii) to observe or perform any other covenants or agreements of the transferor set forth in the transfer and servicing agreement, the indenture, the AdvantaSeries indenture supplement or a terms document, which failure has a material adverse effect on the AdvantaSeries noteholders and which continues unremedied for a period of 60 days after written notice of the failure, requiring the same to be remedied, and continues to materially and adversely affect the interests of the noteholders for the designated period;

          (b) any representation or warranty made by the transferor in the transfer and servicing agreement, the indenture or the AdvantaSeries indenture supplement, or any information required to be given by the transferor to the indenture trustee to identify the accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of the failure, requiring the same to be remedied, and as a result of which the interests of the noteholders are materially and adversely affected and continue to be materially and adversely affected for the designated period. However, a pay out event described in this subparagraph (b) will not occur if the transferor has accepted reassignment of the related receivable or all related receivables, during the designated period in accordance with the provisions of the transfer and servicing agreement;

          (c) for any month, the average of the Excess Spread Amounts for the three preceding monthly periods is less than the Required Excess Spread Amount for such month;

          (d) an event of default and acceleration with respect to a tranche or class occurs under the indenture or the AdvantaSeries indenture supplement; or

          (e) the outstanding principal balance of any class or tranche of notes is not paid in full on the related Expected Final Principal Payment Date for those notes; or

          (f) the occurrence of any additional event listed in a terms document as constituting an AdvantaSeries pay out event with respect to a specific tranche of notes.

     A “trust pay out event” refers to any of the following events:

     (i) a failure by the transferor (including any additional transferor) to transfer receivables in additional accounts to the trust within 5 business days after the date required by the transfer and servicing agreement;

     (ii) any servicer default occurs which would have a material adverse effect on the noteholders;

     (iii) certain bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the transferor, the seller or the servicer;

     (iv) the transferor (including any additional transferor) is unable to transfer receivables to the trust in accordance with the provisions of the transfer and servicing agreement; or

     (v) the trust becomes subject to regulation as an investment company within the meaning of the Investment Company Act of 1940.

     The AdvantaSeries pay out events and trust pay out events together are called “pay out events.”

     In the case of any AdvantaSeries pay out event described in clause (a) or (b) or any trust pay out event described in clause (ii) above, a pay out event will be deemed to have occurred with respect to the AdvantaSeries notes only if, after any applicable grace period, either the indenture trustee or the holders of AdvantaSeries notes evidencing interests aggregating not less than 50% of the then outstanding principal balance of the AdvantaSeries notes, by written notice to the transferor and the servicer, and to the indenture trustee if given by the AdvantaSeries noteholders, declare that a pay out event has occurred with respect to the AdvantaSeries notes as of the date of the notice.

     In the case of any trust pay out event described in clause (i), (iii), (iv) or (v), a pay out event with respect to all series then outstanding, and in the case of any AdvantaSeries pay out event described in clause (c), a pay out event with respect to all the AdvantaSeries notes, will occur without any notice or other action on the part of the indenture trustee or the AdvantaSeries noteholders immediately upon the occurrence of the event. An AdvantaSeries pay out event described in paragraphs (d) or (e) above constitutes a pay out event only with respect to the affected tranche and will occur without notice or other action on the part of the indenture trustee or the AdvantaSeries noteholders immediately upon the occurrence of the event. An AdvantaSeries pay out event described in paragraph (f) above constitutes a pay out event only with respect to the affected tranche and will occur in the manner provided in the related terms document.

     See “Description of the Notes — Pay Out Events” in the accompanying prospectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of the transferor.

Events of Default

     The events of default that may affect your notes as well as the rights and remedies available when an event of default occurs are described below and in “The Indenture — Events of Default; Rights upon Event of Default” in the accompanying prospectus.

     If an event of default occurs as a result of the bankruptcy, insolvency, convervatorship, receivership, liquidation or similar events relating to the issuer, then the unpaid principal and interest due on the notes of all series will be immediately due and payable. If any other event of default occurs, then the indenture trustee or the noteholders holding more than 50% of the notes of the affected series, class or tranche may declare all the notes of that series, class or tranche to be immediately due and payable.

     If an event of default occurs with respect to your tranche—whether or not that is also an event of default for other tranches and/or series—and your tranche is accelerated, then one of the remedies available is to institute proceedings for the complete or partial foreclosure of the collateral which secures your tranche by causing the issuer to issue a foreclosure certificate. If the conditions for the issuance of a foreclosure certificate are met, the foreclosure certificate can be issued either to the affected noteholders or a third party. The issuance of a foreclosure certificate will take place at the option of the indenture trustee or at the direction of the holders of notes representing more than 50% of the outstanding principal balance of the affected tranche—or if all tranches within the AdvantaSeries are affected, 50% of the outstanding principal balance of the AdvantaSeries. However, the issuance of a foreclosure certificate will only be permitted if at least one of the following conditions is met:

•	the holders of 90% of the outstanding principal balance of the accelerated tranche of notes consent;

•	the net proceeds of the issuance of the foreclosure certificate plus any amounts on deposit in the affected tranche’s principal funding sub-account and any amounts available from other accounts as described below would be sufficient to pay all amounts due on the accelerated tranche of notes; or

•	the indenture trustee determines that the funds available to the accelerated tranche of notes from Available Finance Charge Collections, Available Principal Collections, any amounts on deposit in the applicable sub-account and any amounts available from other accounts as described below may not be sufficient on an ongoing basis to make all payments on the accelerated tranche of notes as such payments would have become due if the acceleration had not occurred and 66 2/3% of the noteholders of the accelerated tranche of notes consent to the issuance of the foreclosure certificate.

     If the subordination provisions prevent payment of your tranche, any issuance of a foreclosure certificate will be delayed for your tranche, but not beyond the final maturity date. Such issuance will be delayed until the senior classes of notes have accumulated adequate coverage funding amounts in their principal funding sub-accounts or a sufficient amount of senior notes have been repaid or a sufficient amount of subordinated tranches have been issued, to the extent that the subordinated tranche of notes which has been accelerated is no longer needed to provide the required subordination for the senior classes.

     If an event of default and acceleration occurs with respect to your tranche when the subordination provisions do not prevent payment of principal on your tranche, then a foreclosure certificate may be issued for your tranche prior to the final maturity date for your tranche.

     A “foreclosure certificate” represents an undivided interest in the assets of the trust. A foreclosure certificate, if issued, will be in an amount equal to the adjusted invested amount of the tranche of notes that has been accelerated (but before giving effect to (i) any amounts withdrawn from the spread account as described under “Description of Series and Tranche Provisions — Spread Account — Withdrawals from the Spread Account — Withdrawal at Final Maturity Date” or “— Withdrawal Prior to Final Maturity Date” in this prospectus supplement, (ii) any amounts withdrawn from the cash collateral account as described under “Description of Series and Tranche Provisions — Cash Collateral Account — Withdrawals from the Cash Collateral Account — Withdrawal at Final Maturity Date” or “— Withdrawal Prior to Final Maturity Date” and (iii) any proceeds to be realized from an issuance of a foreclosure certificate).

     The amount, if any, which would be available to a tranche from the cash collateral account on the final maturity date of the tranche is described under “Description of Series and Tranche Provisions — Cash Collateral Account — Withdrawals from the Cash Collateral Account — Withdrawal at Final Maturity Date” in this prospectus supplement. The amount, if any, which would be available to a tranche from the spread account on the final maturity date of the tranche is described under “Description of Series and Tranche Provisions — Spread Account — Withdrawal from the Spread Account — Withdrawal at Final Maturity Date” in this prospectus supplement.

     The amount, if any, which would be available to a tranche from the cash collateral account prior to the final maturity date of the tranche is described under “Description of Series and Tranche Provisions — Cash Collateral Account — Withdrawals from the Cash Collateral Account — Withdrawal Prior to Final Maturity Date” in this prospectus supplement. The amount, if any, which would be available to a tranche from the spread account prior to the final maturity date of the tranche is described under “Description of Series and Tranche Provisions —

Spread Account — Withdrawal from the Spread Account — Withdrawal Prior to Final Maturity Date” in this prospectus supplement.

     The issuance of a foreclosure certificate for your tranche will require surrender of your notes. After a foreclosure certificate is issued for your tranche, notes of your tranche will no longer be outstanding and you will cease to have any claim against the trust.

     The amount of the foreclosure certificate will be equal to the adjusted invested amount of your tranche; however, the proceeds of the foreclosure certificate may be more or less than the adjusted invested amount of your tranche.

     Any funds collected by the indenture trustee following acceleration of the notes of a class or tranche, including amounts available from the cash collateral account and the spread account and any proceeds from the issuance of a foreclosure certificate to a third party, will be distributed as follows:

—	first, to the indenture trustee for its compensation and expenses;

—	second, to pay principal on the notes of the affected class or tranche;

—	third, to pay interest on the notes of the affected class or tranche; and

—	fourth, to be deposited in the collection account to be treated as Available Finance Charge Collections.

     Before a foreclosure certificate can be issued, the indenture trustee must obtain an opinion of counsel to the effect that the exercise of the foreclosure remedy and issuance of the foreclosure certificate will not cause the trust or any portion of the trust to be deemed an association, or publicly traded partnership, taxable as a corporation for federal income taxes and will comply with applicable federal and state securities laws.

Reports to Noteholders

     On each payment date, the paying agent, on behalf of the indenture trustee will forward to each noteholder of record, a statement prepared by the servicer setting forth the items described in “Description of the Notes — Reports to Noteholders” in the accompanying prospectus.

ERISA Considerations

     The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which the plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA and/or Section 4975 of the Code (collectively called “plans”), and on persons who are fiduciaries with respect to plans, in connection with the investment of plan assets of any plan. ERISA generally imposes on plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a plan’s investments be made in accordance with the documents governing the plan.

     ERISA and Section 4975 of the Code prohibit a broad range of transactions involving plan assets and persons (called “parties in interest” under ERISA and “disqualified persons” under the Code) who have specified relationships to a plan or its plan assets, unless a statutory or administrative exemption is available. These persons are collectively called “parties in interest.” Parties in interest that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

     Subject to the considerations described below and in the accompanying prospectus, the offered notes are eligible for purchase with plan assets of any plan.

     Any fiduciary or other plan investor considering whether to purchase the offered notes with plan assets of any plan should determine whether that purchase is consistent with its fiduciary duties and whether that purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code because any of the transferor, the servicer, the indenture trustee, the owner trustee or any other party may be parties in interest with respect to the investing plan and may be deemed to be benefiting from the issuance of the notes. If the transferor or the servicer is a party in interest with respect to the prospective plan investor, any fiduciary or other plan investor considering whether to purchase or hold the offered notes should consult with its counsel regarding the availability of exemptive relief under United States Department of Labor (the “DOL”) Prohibited Transaction Class Exemption (called a “PTCE”) 96-23 (for transactions determined by “in-house asset managers”), PTCE 95-60 (for transactions involving insurance company general accounts), PTCE 91-38 (for transactions involving bank collective investment funds), PTCE 90-1 (for transactions involving insurance company pooled separate accounts) or PTCE 84-14 (for transactions determined by independent “qualified professional asset managers”) or any other prohibited transaction exemption issued by the Department of Labor. A purchaser of the offered notes should be aware, however, that even if the conditions specified in one or more of the above-referenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.

     In addition, under DOL Regulation Section 2510.3-101 (called the “plan asset regulation”), the purchase with plan assets of equity interests in the trust could, in certain circumstances, cause the receivables and other assets of the trust to be deemed plan assets of the investing plan. This, in turn, would subject the trust and its assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Nevertheless, because the offered notes (a) are expected to be treated as indebtedness under local law and will, in the opinion of Special Tax Counsel, be treated as debt, rather than equity, for federal tax purposes (see “Federal Income Tax Consequences — Tax Characterization of the Trust and the Notes — Treatment of the Notes as Debt” in the accompanying prospectus), and (b) should not be deemed, at the time of initial issuance, to have any “substantial equity features,” purchases of the offered notes with plan assets should not be treated as equity investments and, therefore, the receivables and other assets included as assets of the trust should not be deemed to be plan assets of the investing plans. Those conclusions are based, in part, upon the traditional debt features of the offered notes, including the reasonable expectation of purchasers of the offered notes that the offered notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

     The notes may not be purchased or held by any plan, or any person investing plan assets of any plan, if any of the transferor, the servicer, the indenture trustee, the owner trustee or any of their respective affiliates: (a) has investment or administrative discretion with respect to the plan assets used to effect the purchase; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the plan assets, for a fee and pursuant to an agreement or understanding that the advice (1) will serve as a primary basis for investment decisions with respect to the plan assets, and (2) will be based on the particular investment needs of that plan; or (c) unless PTCE 95-60, PTCE 91-38 or PTCE 90-1 is applicable, is an employer maintaining or contributing to that plan. Each purchaser or holder of the notes or any interest in the notes will be deemed to have represented by its purchase and holding of the notes that it is not subject to the foregoing limitations.

     We suggest that any fiduciary or other plan investor considering whether to purchase any notes on behalf of or with plan assets of any plan consult with its counsel and refer to this prospectus supplement for guidance regarding the ERISA considerations applicable to the notes offered by this prospectus supplement and the accompanying prospectus.

Use of Proceeds

     The net proceeds of the sale of the offered notes will be used for general corporate purposes.

Underwriting

     Subject to the terms and conditions set forth in an underwriting agreement, dated June 29, 2005, relating to the Class A(2005-A2) notes (the “underwriting agreement”) among the transferor, the bank and the underwriters named below (the “underwriters”), the transferor has agreed to sell to each of the underwriters, and each of those underwriters has severally agreed to purchase, the principal amount of the notes set forth opposite its name:

Principal Amount of
Underwriters	Class A(2005-A2) Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$112,500,000
Deutsche Bank Securities Inc.	$112,500,000

Total	$225,000,000

     In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth in that agreement, to purchase all $225,000,000 aggregate principal amount of the Class A(2005-A2) notes offered hereby, if any of the notes are purchased.

     The underwriters propose initially to offer the Class A(2005-A2) notes to the public at 100.00% of their principal balance and to certain dealers at that price less concessions not in excess of 0.195% of the principal balance of the Class A(2005-A2) notes. The underwriters may allow, and the dealers may reallow, concessions not in excess of 0.098% of the principal balance of the Class A(2005-A2) notes to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the underwriters.

     The Issuer will receive proceeds of approximately $224,268,750 from the sale of the Class A(2005-A2) notes (representing 99.675% of the initial outstanding principal balance of the Class A(2005-A2) notes) after paying the underwriting discount of $731,250 (representing 0.325% of the initial outstanding principal balance of the Class A(2005-A2) notes). Additional offering expenses are estimated to be $400,000. The underwriters have agreed to reimburse certain offering expenses of the transferor.

     Each underwriter of these Class A(2005-A2) notes has represented and agreed that:

•	during the period up to but excluding the date on which Directive 2003/71/EC is implemented in the United Kingdom, it has not offered or sold, and will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended), referred to in this section as the Regulations;

•	it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom; and

•	it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer.

     The transferor and the bank will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect thereof.

     The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Securities Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction. Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of those transactions. Neither the transferor nor the underwriters represent that the underwriters will engage in any of these transactions or that those transactions, once commenced, will not be discontinued without notice at any time.

     In the ordinary course of business, one or more of the underwriters or their affiliates have engaged, and may engage in the future, in certain investment banking or commercial banking transactions with the bank or its affiliates.

     Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of Deutsche Bank Trust Company Americas, the indenture trustee.

Legal Matters

     Certain legal matters relating to the issuance of the Class A(2005-A2) notes will be passed upon for the transferor by Wolf, Block, Schorr and Solis-Cohen LLP, special counsel to the transferor. Certain legal matters relating to the federal tax consequences of the issuance of the Class A(2005-A2) notes will be passed upon for the transferor by Wolf, Block, Schorr and Solis-Cohen LLP. Certain legal matters relating to the issuance of the Class A(2005-A2) notes will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP.

Glossary of Terms for Prospectus Supplement

     “Accumulation Amount” means, (i) with respect to the Class A(2005-A2) notes, for any payment date occurring during the accumulation period, $28,125,000; provided, however, that if the Accumulation Period Length is determined to be less than eight months pursuant to the Class A(2005-A2) terms document, the Accumulation Amount for each payment date with respect to the Accumulation Period will be equal to (a) the outstanding principal balance of the Class A(2005-A2) notes divided by (b) the Accumulation Period Length and (ii) with respect to any other class or tranche of notes, the amount specified in the related terms document.

     “Accumulation Deposit Amount” means, unless otherwise specified in a terms document, for any payment date occurring during the Accumulation Period, an amount equal to the sum of the Accumulation Amount for that payment date and any existing Accumulation Shortfall.

     “Accumulation Period” means, (i) with respect to the Class A(2005-A2) notes, unless a pay out event has occurred, the period commencing at the close of business on September 30, 2009 or such later date as is determined, and ending on the first to occur of (a) the commencement of the Early Amortization Period, (b) the payment in full of the outstanding principal balance of the Class A(2005-A2) notes and (c) the Class A(2005-A2) final maturity date and (ii) with respect to any other class or tranche of notes, the period specified in the related terms document.

     “Accumulation Period Factor” means, for the purpose of calculating the Accumulation Period Length for any tranche of notes, with respect to any monthly period, a fraction, the numerator of which is equal to the sum of the initial invested amounts (or, if no initial invested amount is defined in the applicable indenture supplement, then the initial principal balance) for all outstanding series, and the denominator of which is equal to the sum of (a) the initial principal balance of such tranche of notes, (b) the initial invested amounts (or, if no initial invested amount is defined in the applicable indenture supplement, then the initial principal balance) of all other outstanding classes and tranches of notes (without duplication) which are not expected to be in their revolving periods, and (c) the initial invested amounts (or, if no initial invested amount is defined in the applicable indenture supplement, then the initial principal balance) of all other outstanding classes and tranches (without duplication) which are not allocating Shared Principal Collections to other series and are in their revolving periods; provided, however, that this definition may be changed at any time if each rating agency confirms in writing that the change will not result in a reduction or withdrawal of the then-existing rating of any outstanding series, class or tranche of notes.

     “Accumulation Period Length” means, for a tranche of AdvantaSeries notes, the number of whole months such that the related Accumulation Period Factors for each month during such period will be equal to or greater than the Required Accumulation Factor Number; provided, that, the Accumulation Period Length may not be less than one month and that the determination of the Accumulation Period Length may be changed at any time upon receipt of confirmation from each rating agency that such change will not result in a reduction or withdrawal of the then-existing rating of any outstanding series, class or tranche of notes.

     “Accumulation Shortfall” means (a) on the first payment date during the accumulation period, zero and (b) on each subsequent payment date during the accumulation period, the excess, if any, of the Accumulation Deposit Amount for the previous payment date over the amount deposited into the principal funding account for the previous payment date.

     “Adjusted Invested Amount” means, for any tranche of AdvantaSeries notes or for all the AdvantaSeries notes, the amount described in “Description of Series and Tranche Provisions — Note Balances — Adjusted Invested Amount” in this prospectus supplement.

     “Adjusted Invested Amount Deficit” means, with respect to any tranche of AdvantaSeries notes, the excess of the adjusted outstanding principal balance of that tranche over the adjusted invested amount of that tranche. The Adjusted Invested Amount Deficit for the AdvantaSeries will be the sum of the Adjusted Invested Amount Deficits for all tranches of AdvantaSeries notes.

     “AdvantaSeries Defaulted Amount” means, with respect to any payment date, an amount equal to the product of (a) the Defaulted Amount for the related monthly period and (b) the Floating Investor Percentage for such monthly period.

     “AdvantaSeries Indenture Supplement” means the indenture supplement relating to the AdvantaSeries notes between the issuer and the indenture trustee.

     “AdvantaSeries Notes” means the Class A notes, the Class B notes, the Class C notes and the Class D notes of the AdvantaSeries.

     “AdvantaSeries Pay Out Event” means any of the AdvantaSeries pay out events specified in “Description of Series and Tranche Provisions — Pay Out Events” in this prospectus supplement.

     “AdvantaSeries Principal Shortfall” means, the amount described in “Description of Series and Tranche Provisions — Shared Principal Collections” in this prospectus supplement.

     “AdvantaSeries Reset Date” means, any date that is (i) an Addition Date, (ii) a date on which an increase or decrease in the adjusted invested amount of any tranche of notes in the AdvantaSeries that is a variable principal funding tranche occurs, (iii) a Removal Date or (iv) a date on which an increase in the adjusted invested amount of the AdvantaSeries occurs as a result of (A) the issuance of a new tranche of AdvantaSeries notes or the issuance of additional notes of an outstanding tranche of AdvantaSeries notes, or (B) the release of Coverage Funding Excess Amounts (other than amounts that were deposited into the applicable principal funding sub-account for any class or tranche of AdvantaSeries notes during the related monthly period) for any class or tranche of AdvantaSeries notes from the applicable principal funding sub-account.

     “Aggregate Outstanding Principal Balance” means, on any date of determination, the outstanding principal balances of all classes of outstanding AdvantaSeries notes.

     “Available Cash Collateral Account Amount” means, with respect to any payment date, an amount equal to the lesser of (a) the amount on deposit in the cash collateral account on such date (before giving effect to any deposit to, or withdrawal from, the cash collateral account made or to be made with respect to such date) and (b) the Required Cash Collateral Account Amount for such payment date.

     “Available Finance Charge Collections” means, for any monthly period, the amounts to be treated as Available Finance Charge Collections as described in “Description of Series and Tranche Provisions — Available Finance Charge Collections” in this prospectus supplement.

     “Available Principal Collections” means, for any monthly period, the amounts to be treated as Available Principal Collections as described in “Description of Series and Tranche Provisions — Available Principal Collections” in this prospectus supplement.

     “Base Rate” means, for any monthly period, the per annum rate equal to the sum of (a) the Servicing Fee Rate and (b) the Weighted Average Interest Rate.

     “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, Delaware, Utah or any other state in which the principal executive offices of the seller, the owner trustee or the indenture trustee are located are authorized or obligated by law, executive order or governmental decree to be closed.

     “Cash Collateral Account Deficit” means the excess of the Required Cash Collateral Account Amount over the Available Cash Collateral Account Amount.

     “Cash Collateral Account Floor” means 1.00%, provided that the transferor may, from time to time, change such percentage upon (i) written notice to the indenture trustee and (ii) prior written confirmation from each rating agency then rating any class or tranche of the then outstanding notes that the change will not cause a reduction or withdrawal of the rating of any outstanding class or tranche.

     “Class A(2005-A2) Note Interest Rate” means a rate of 0.13% per annum above One-Month LIBOR as One-Month LIBOR is determined on the related LIBOR determination date for each interest period.

     “Class A Required Subordinated Amount” means, for any date of determination that Class A notes are outstanding, an amount equal to the product of (a) 21.5805% (or 17.75 divided by 82.25) and (b) the aggregate adjusted outstanding principal balance of the Class A notes on that date of determination. However, for any date of determination on or after the occurrence and during the continuation of a pay out event that affects the Class A notes, the Class A Required Subordinated Amount will be the greater of (x) the amount determined above for that date of determination and (y) the amount determined above for the date immediately prior to the date on which that pay out event occurred.

     “Class B Required Subordinated Amount” means, for any date of determination that Class B notes are outstanding, an amount equal to the product of (a) 8.9918% (or 8.25 divided by 91.75) and (b) the aggregate adjusted outstanding principal balance of the Class A notes and Class B notes on that date of determination. However, for any date of determination on or after the occurrence and during the continuation of a pay out event that affects the Class B notes, the Class B Required Subordinated Amount will be the greater of (x) the amount determined above for that date of determination and (y) the amount determined above for the date immediately prior to the date on which that pay out event occurred.

     “Class C Required Subordinated Amount” means, for any date of determination that Class C notes are outstanding, an amount equal to the product of (a) 3.6269% (or 3.50 divided by 96.50) and (b) the aggregate adjusted outstanding principal balance of the Class A notes, Class B notes and Class C notes on that date of determination. However, for any date of determination on or after the occurrence and during the continuation of a pay out event that affects the Class C notes, the Class C Required Subordinated Amount will be the greater of (x) the amount determined above for that date of determination and (y) the amount determined above for the date immediately prior to the date on which that pay out event occurred.

     “Closing Date” means, (i) for the Class A(2005-A2) notes, the date of issuance of those notes, which is expected to be on or about July 7, 2005 and any other date on which additional notes of such tranche are issued and (ii) for any other class or tranche of notes, the date of initial issuance of such class or tranche of notes and any other date on which additional notes of such class or tranche are issued.

     “Code” means the Internal Revenue Code of 1986.

     “Coverage Funding Excess Amount” means, with respect to any senior class or tranche of notes for any date, after giving effect to all issuances, allocations, deposits and payments with respect to that date, the aggregate amounts on deposit in the principal funding sub-accounts of the notes of that class or tranche that are in excess of the aggregate amount required to be on deposit in those principal funding sub-accounts as described in “Description of Series and Tranche Provisions — Required Deposits to the Principal Funding Sub-Accounts” in this prospectus supplement.

     “Defaulted Amount” means, for any monthly period, the total amount of principal receivables, other than ineligible receivables, in the accounts designated to the trust that were charged-off for that month.

     “Determination Date” means, unless otherwise specified in a terms document for a particular tranche of notes, the third Business Day preceding the fifteenth day of each calendar month.

     “Early Amortization Period” means, with respect to each tranche of notes, the period that begins on the business day on which a pay out event with respect to that tranche of notes is deemed to have occurred and ends on the earliest of (i) the payment in full of the outstanding principal balance of the notes of that tranche, or (ii) the final maturity date of that tranche.

     “ERISA” means the Employee Retirement Income Security Act of 1974.

     “Excess Finance Charge Collections” means, with respect to any payment date, the amounts to be treated as Excess Finance Charge Collections as described in “Description of Series and Tranche Provisions — Excess Finance Charge Collections” in this prospectus supplement.

     “Excess Spread Amount” means, with respect to any monthly period, the aggregate amount of Available Finance Charge Collections (excluding any withdrawals from the cash collateral account to cover any PFA Earnings Shortfalls for coverage funded amounts and any Excess Finance Charge Collections treated as Available Finance Charge Collections) minus the sum of the amounts, without duplication, specified in the first six bullet points under “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement for the related payment date.

     “Excess Spread Percentage” means, for any payment date, a percentage equal to the Net Portfolio Yield for the preceding monthly period minus the Base Rate for the preceding monthly period.

     “Expected Final Principal Payment Date” means (i) for the Class A(2005-A2) notes, the date on which the Class A(2005-A2) noteholders are expected to receive payment in full of principal, which is June 21, 2010 and (ii) for each other class or tranche of notes, as specified in the related terms document.

     “Final Maturity Date” means, (i) with respect to the Class A(2005-A2) notes, the fixed date on which the principal of such notes is due and payable, which is May 20, 2013 and (ii) with respect to any other class or tranche of notes, the date as specified in the related terms document.

     “Finance Charge Shortfall” means, for the AdvantaSeries, for any payment date, the amount equal to the excess, if any, of (a) the full amount required to be paid, without duplication, as described in the first eight and the tenth bullet points in “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement, on such payment date, over (b) the Available Finance Charge Collections with respect to such payment date (excluding any portion thereof attributable to Excess Finance Charge Collections).

     “Fixed Investor Percentage” means, for any monthly period, for the AdvantaSeries notes, the percentage equivalent (which percentage will not exceed 100%) of a fraction, (a) the numerator of which is equal to the sum of the Principal Allocation Amounts for all classes or tranches of AdvantaSeries notes as of the close of business of the last day of the preceding monthly period (or with respect to the first monthly period, as of the date of issuance of the first tranche of the AdvantaSeries notes), and (b) the denominator of which is the greater of (i) the sum of (A) the total amount of principal receivables in the trust as of the close of business on the last day of the immediately preceding monthly period (or with respect to the first calendar month in the first monthly period, the total amount of principal receivables in the trust as of the close of business on the date of issuance of the first tranche of the AdvantaSeries notes) and (B) the principal amount on deposit in the excess funding account as of the close of business on such last day (or with respect to the first calendar month in the first monthly period, the date of issuance of the first tranche of AdvantaSeries notes ) and (ii) the sum of the numerators used to calculate the investor percentages for allocations with respect to principal receivables for all series of notes for such monthly period; provided, however, that for any monthly period in which one or more AdvantaSeries Reset Dates occur, the Fixed Investor Percentage will be recalculated as provided above but the numerator will be determined as of that AdvantaSeries Reset Date and the denominator will be determined as of the opening of business on the related AdvantaSeries Reset Date after adjusting for the aggregate amount of any principal receivables added to or removed from the trust on the related AdvantaSeries Reset Date, for the period from and after the date on which any such AdvantaSeries Reset Date occurs to but excluding the date, if any, on which another such AdvantaSeries Reset Date occurs or, if no other AdvantaSeries Reset Date occurs during that monthly period, to and including the last day of such monthly period.

     “Floating Allocation Amount” means, for any date of determination during any monthly period, for any class or tranche of AdvantaSeries notes (exclusive of (x) any class or tranche of notes for that monthly period which will be paid in full during that monthly period and (y) any class or tranche of notes which will have an adjusted invested amount of zero during such monthly period), an amount equal to:

          (a) the adjusted invested amount of such class or tranche of AdvantaSeries notes as of the close of business on the last day of the preceding monthly period, or with respect to the first monthly period for any class or tranche of AdvantaSeries notes, the initial principal balance of such class or tranche, plus

          (b) the aggregate amount of any increase in the adjusted invested amount of any class or tranche of AdvantaSeries notes during the current monthly period due to (x) the issuance of additional notes of such class or tranche of AdvantaSeries notes during such monthly period or (y) the release of Coverage Funding Excess Amounts (other than amounts that were deposited into the applicable principal funding sub-account for any class or tranche of AdvantaSeries notes during such monthly period) for such class or tranche of AdvantaSeries notes from the applicable principal funding sub-account or (z) an increase in the adjusted invested amount of any tranche of notes that is a variable principal funding tranche; minus

          (c) the aggregate amount of any decrease in the adjusted invested amount of any class or tranche of AdvantaSeries notes that is a variable principal funding tranche.

     “Floating Investor Percentage” means, for any monthly period, for the AdvantaSeries notes, the percentage equivalent (which percentage will not exceed 100%) of a fraction, (a) the numerator of which is the sum of the Floating Allocation Amounts as of the close of business on the last day of the preceding monthly period of all classes and tranches of AdvantaSeries notes for such monthly period (or with respect to the first monthly period, as of the closing date), and (b) the denominator of which is the greater of (i) the sum of (A) the total amount of principal receivables in the trust as of the close of business on the last day of the immediately preceding monthly period (or with respect to the first calendar month in the first monthly period, the total amount of principal receivables in the trust as of the close of business on the date of issuance of the first tranche of AdvantaSeries notes) plus (B) the principal amount on deposit in the excess funding account as of the close of business on such day (or with respect to the first calendar month in the first monthly period, as of the date of issuance of the first tranche of AdvantaSeries notes) and (ii) the sum of the numerators used to calculate the investor percentages for allocations with respect to finance charge and administrative receivables, Defaulted Amounts or principal receivables, as applicable, for all series of notes for such monthly period; provided, however, that for any monthly period in which one or more AdvantaSeries Reset Dates occur, the Floating Investor Percentage will be recalculated as provided above but the numerator will be determined as of that AdvantaSeries Reset Date and the denominator will be determined as of the opening of business on the related AdvantaSeries Reset Date after adjusting for the aggregate amount of any principal receivables added to or removed from the trust on the related AdvantaSeries Reset Date, for the period from and after the date on which any such AdvantaSeries Reset Date occurs but excluding the date, if any, on which another such

AdvantaSeries Reset Date occurs or, if no other AdvantaSeries Reset Date occurs during such monthly period, to and including the last day of such monthly period.

     “Interest Payment Date” means, with respect to any class or tranche of notes, the scheduled due date of any required interest payment on those notes, which will be each payment date unless otherwise specified in the applicable terms document. The first Interest Payment Date for the Class A(2005-A2) notes is August 22, 2005.

     “Interest Period” means, with respect to any class or tranche of notes, the period that begins on and includes an interest payment date and ends on and includes the day prior to the next interest payment date. However, (i) with respect to the Class A(2005-A2) notes, the first interest period will begin on and include the closing date and end on and exclude August 22, 2005 and (ii) with respect to each other class or tranche of notes, the first interest period will be specified in the related terms document.

     “Invested Amount” means, as of any date of determination, an amount equal to (i) the sum of the initial principal balances of all tranches of outstanding AdvantaSeries notes, minus (ii) the amount of principal previously paid to the AdvantaSeries noteholders, minus (iii) the excess, if any, of (a) the aggregate amount of any Investor Charge-Offs allocated to the AdvantaSeries notes as described in “Description of Series and Tranche Provisions — Allocations of Reductions to the Adjusted Invested Amount Due to Investor Charge-Offs” in this prospectus supplement and any Available Principal Collections reallocated as described in “Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement over (b) the reimbursements of any such amounts as described in “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement.

     “Investor Charge-Offs” means, with respect to any payment date, the aggregate amount, if any, by which the AdvantaSeries Defaulted Amount, if any, for such payment date exceeds the sum of (i) the Available Finance Charge Collections for such payment date available after giving effect to the first five applications described in “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement plus (ii) the amounts withdrawn from the spread account to cover AdvantaSeries Defaulted Amounts as described in “Description of Series and Tranche Provisions — Spread Account — Withdrawals from the Spread Account” in this prospectus supplement plus (iii) the amounts withdrawn from the cash collateral account to cover AdvantaSeries Defaulted Amounts as described in “Description of Series and Tranche Provisions — Cash Collateral Account — Withdrawals from the Cash Collateral Account” in this prospectus supplement.

     “Investor Percentage” means, for any monthly period, (a) with respect to Defaulted Amounts and finance charge and administrative receivables, the Floating Investor Percentage and (b) with respect to principal receivables, the Fixed Investor Percentage.

     “LIBOR Determination Date” means the day on which the indenture trustee will determine One-Month LIBOR for each interest period, which is the day two London business days before the related interest period commences. For the Class A(2005-A2) notes, for the first interest period, the indenture trustee will determine One-Month LIBOR for the period from and including the Closing Date to but excluding July 20, 2005, on July 5, 2005, and for the period from and including July 20, 2005 to but excluding August 22, 2005, on July 18, 2005.

     “London Business Day” means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market and which also must be a U.S. business day.

     “Monthly Period” means the period from and including the first day of a calendar month to and including the last day of that calendar month.

     “Negative Carry Reserve Percentage” means 0.50%; provided that the transferor may, from time to time, change that percentage upon (i) written notice to the indenture trustee and (ii)prior written confirmation from each rating agency then rating any class or tranche of the notes that the change will not cause a reduction or withdrawal of the rating of any outstanding class or tranche.

     “Net Portfolio Yield” means, for any monthly period, the per annum rate calculated on the basis of a 360-day year consisting of twelve 30-day months equal to the product of the percentage equivalent of a fraction: (a) the numerator of which is equal to the sum of (i) the Floating Investor Percentage for that monthly period of collections of finance charge and administrative receivables deposited in the collection account for that monthly period, plus (ii) if specified in a terms document, payments received under derivative agreements for interest, and any other amounts specified in the AdvantaSeries indenture supplement or any terms document, in each case relating to that monthly period, minus, the AdvantaSeries Defaulted Amount for that monthly period, each sum to be calculated on a cash basis; and (b) the denominator of which is the Weighted Average Floating Allocation Amount for that monthly period, multiplied by 12.

     “Offered Notes” means the Class A(2005-A2) notes that are offered by this prospectus supplement and the accompanying prospectus.

     “One-Month Index Maturity” means a maturity of one month commencing on the related LIBOR determination date.

     “One-Month LIBOR” means, for any LIBOR determination date, the London interbank offered rate for deposits in U.S. dollars having a One-Month Index Maturity which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the related LIBOR determination date. If that rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars, having the One-Month Index Maturity and in an amount of not less than U.S. $1,000,000, are offered by three major banks selected by the servicer at approximately 11:00 a.m., London time, on that LIBOR determination date to prime banks in the London interbank market. The indenture trustee will request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks having the One-Month Index Maturity and in an amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected are not quoting as mentioned in this sentence, One-Month LIBOR in effect for the applicable interest period will be One-Month LIBOR that was in effect for the previous interest period.

     “Parties in Interest” means persons (called “parties in interest” under ERISA and “disqualified persons” under Section 4975 of the Code) who have specified relationships to a plan or its plan assets.

     “Pay Out Events” means, collectively, AdvantaSeries pay out events and trust pay out events.

     “Payment Date” means, for the Class A(2005-A2) notes August 22, 2005 and the twentieth day of each following month. If the twentieth day is not a business day, then the payment date will be the following business day.

     “PFA Earnings Shortfall” means an amount equal to any shortfall of net investment earnings on funds on deposit in the principal funding account, which is calculated at a rate equal to the Weighted Average Interest Rate minus the actual net investment earnings on those funds during the related interest period.

     “Plan Asset Regulation” means United States Department of Labor Regulation Section 2510.3-101.

     “Plans” means employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which the plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA and/or Section 4975 of the Code.

     “Portfolio Decline Event” means, if the aggregate amount of principal receivables in the trust as of close of business on the last day of the preceding monthly period is less than either (i) 75% of the highest aggregate amount of principal receivables in the trust during the last two years, or (ii) 50% of the highest aggregate amount of principal receivables in the trust during the last four years. Once a Portfolio Decline Event occurs, it will continue until six consecutive months have elapsed during which the conditions which gave rise to the Portfolio Decline Event no longer exist.

     “Principal Allocation Amount” means, for any date of determination during any monthly period, for the AdvantaSeries notes (exclusive of (x) any class or tranche of notes for that monthly period which will be paid in full during that monthly period and (y) any class or tranche of notes which will have an adjusted invested amount of zero during such monthly period),

          (a) for all classes or tranches of notes in an accumulation period, the adjusted invested amount of that class or tranche of notes as of the close of business on the last day of the preceding monthly period prior to the commencement of the most recent accumulation period for that class or tranche;

          (b) for all classes or tranches of AdvantaSeries notes in an Early Amortization Period, the adjusted invested amount of that class or tranche of notes as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, as of the closing date) prior to the commencement of the Early Amortization Period for such class or tranche of notes;

          (c) for all classes or tranches in a revolving period, the adjusted invested amount of such class or tranche of notes as of the close of business on the last day of the preceding monthly period; and

          (d) for all other classes or tranches of outstanding AdvantaSeries notes, unless otherwise specified in the related terms document, an amount equal to:

          (i) the adjusted invested amount of such classes or tranches of notes, as of the close of business on the last day of the immediately preceding monthly period, or with respect to the first monthly period for any class or tranche of notes, the initial principal balance of such class or tranche, plus

          (ii) the aggregate amount of any increase in the adjusted invested amount of such class or tranche of notes during the current monthly period due to (x) the issuance of additional notes of such class or tranche of notes during such monthly period (without duplication of any amount included in clause (i) above) or (y) the release of Coverage Funding Excess Amounts (other than amounts that were deposited into the applicable principal funding sub-account for such class or tranche of notes during that monthly period) for such class or tranche of notes from the principal funding account or applicable principal funding sub-account or (z) an increase in the adjusted invested amount of any class or tranche of notes that is a variable principal funding tranche; minus

          (iii) the aggregate amount of any decrease in the adjusted invested amount of any class or tranche of notes that is a variable principal funding tranche;

provided, however, that if after the commencement of an accumulation period for a tranche of notes, another tranche of notes that was designated in or under the terms document therefor as a “paired tranche” with respect to the first tranche of notes, the administrator, on behalf of the issuer, may, by written notice delivered to the indenture trustee, designate an amount (the “paired amount”) to be subtracted from the amount calculated pursuant to clause (a) or (b) above for the second tranche of notes, provided that the issuer shall have received written notice from each rating agency that such designation will not result in a reduction or withdrawal of the then-existing rating of any outstanding series or class of notes and shall have delivered copies of each such written notice to the indenture trustee and the issuer shall have delivered to the indenture trustee an officer’s certificate to the effect that, based on the facts known to such officer at that time, in the reasonable belief of the issuer, such designation will not have an adverse effect with respect to any outstanding notes.

     “Principal Payment Date” means, with respect to any class or tranche of notes, each Expected Final Principal Payment Date, or upon the occurrence of a pay out event, or other optional or mandatory redemption of such class or tranche of notes, each payment date.

     “Principal Shortfalls” means shortfalls in available principal collections for series in group one, if any, which have not been covered out of the available principal collections allocable to that series.

     “PTCE” means a United States Department of Labor Prohibited Transaction Class Exemption.

     “Quarterly Excess Spread Percentage” means for each payment date the percentage equivalent of a fraction the numerator of which is the sum of the Excess Spread Percentages for the then-current payment date and the immediately preceding two payment dates and the denominator of which is three.

     “Record Date” means, for any class or tranche of AdvantaSeries notes, the business day immediately preceding a payment date or such other date specified in the related terms document.

     “Required Accumulation Factor Number” is equal to a fraction, rounded upwards to the nearest whole number, the numerator of which is one and the denominator of which is equal to the lowest monthly principal payment rate on the accounts designated to the trust, expressed as a decimal, for the twelve months preceding the date of that calculation. However, this definition may be changed at any time if each rating agency rating a class or tranche of outstanding AdvantaSeries notes confirms in writing that the change will not result in a reduction or withdrawal of the then-existing rating of any outstanding series, class or tranche of notes.

     “Required Cash Collateral Account Amount” means for any date of determination the sum of:

          (i) the product of (a) 2.25% and (b) the adjusted outstanding principal balance of the AdvantaSeries notes on that date of determination; plus

          (ii) the product of (a) the Negative Carry Reserve Percentage and (b) the amount of funds on deposit in the principal funding sub-accounts, provided, however, that for any date of determination on or after the occurrence and during the continuation of a Portfolio Decline Event the amount in clause (a) will be the sum of the Negative Carry Reserve Percentage and the Cash Collateral Account Floor, with respect to amounts deposited into the principal funding sub-account for each tranche of notes during the Portfolio Decline Event.

However, for any date of determination on or after the occurrence and during the continuation of a pay out event that affects all notes, the Required Cash Collateral Account Amount will be the amount determined above for the date immediately prior to the date on which such pay out event shall have occurred; and, provided further, that the Required Cash Collateral Account Amount will not exceed the outstanding principal balance of the outstanding notes.

     “Required Excess Spread Amount” means, with respect to any monthly period, an amount equal to zero. However, the transferor may, from time to time, change that amount (which will never be less than zero) upon (i) written notice to the indenture trustee and (ii) if each rating agency then rating a class or tranche of outstanding AdvantaSeries notes confirms in writing that the change will not result in a reduction or withdrawal of the then-existing rating of any outstanding class or tranche of notes.

     “Required Spread Account Amount” means for any date of determination, the product of (i) the Required Spread Account Percentage in effect on that date and (ii) the sum of the initial principal balances of all outstanding tranches of AdvantaSeries notes as of the preceding day. However, the Required Spread Account Amount will not exceed the excess, if any, of the outstanding principal balance of the outstanding notes over the amount on deposit in the cash collateral account; provided, however, that following the occurrence of an event of default with respect to all AdvantaSeries notes, the Required Spread Account Amount for any payment date will be equal to the sum of (a) the amount on deposit in the spread account on such payment date plus (b) Available Finance Charge Collections and Excess Finance Charge Collections for such payment date available immediately after the funding of the cash collateral account as described in the eighth bullet point of “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement; provided further, however, that following the occurrence of an event of default with respect to all AdvantaSeries notes that does not result in an acceleration described under “Description of Series and Tranche Provisions — Events of Default” in this prospectus supplement and “The Indenture — Events of Default; Rights upon Event of Default” in the accompanying prospectus, the Required Spread Account Amount will not exceed the excess, if any, of the outstanding principal balance of the outstanding notes over the amount on deposit in the cash collateral account.

     “Required Spread Account Percentage” means, with respect to any payment date, (i) 0.00%, if the Quarterly Excess Spread Percentage on such payment date is greater than or equal to 4.50%, (ii) 1.00%, if the Quarterly Excess Spread Percentage on such payment date is less than 4.50% and greater than or equal to 4.00%, (iii) 2.00%, if the Quarterly Excess Spread Percentage on such payment date is less than 4.00% and greater than or equal to 3.50%; (iv) 2.50%, if the Quarterly Excess Spread Percentage on such payment date is less than 3.50% and greater than or equal to 3.00%, (v) 3.00%, if the Quarterly Excess Spread Percentage on such payment date is less than 3.00% and greater than or equal to 2.00%, (vi) 4.00%, if the Quarterly Excess Spread Percentage is less than 2.00% and greater than 0.00%, and (vii) 17.75%, if the Quarterly Excess Spread Percentage is 0% or less; provided, however, if the Required Spread Account Percentage for any payment date is higher than the Required Spread Account Percentage for the immediately preceding payment date, the Required Spread Account Percentage will not be subsequently decreased to a lower percentage until the first payment date on which the Quarterly Excess Spread Percentage for each of the three immediately preceding monthly periods has increased to a level above the then-current Required Spread Account Percentage, in which case the Required Spread Account Percentage shall be decreased to the appropriate percentage specified in clauses (i) through (vii) above; and provided further, that if a pay out event with respect to all AdvantaSeries notes has occurred (other than a pay out event resulting from the occurrence of an event of default with respect to all AdvantaSeries notes), the Required Spread Account Percentage shall be 17.75% and will no longer be subject to reduction. However, the Required Spread Account Percentage may be a lower amount designated by the transferor, if the transferor provides the servicer and the indenture trustee with written confirmation from each rating agency rating a class or tranche of outstanding AdvantaSeries notes that such designation will not cause a reduction or withdrawal of the rating of any outstanding class or tranche of notes.

     “Servicing Fee Rate” means 2.0% per annum, as may be adjusted from time to time as described in “Description of Series and Tranche Provisions — Servicing Compensation and Payment of Expenses” in this prospectus supplement.

     “Shared Principal Collections” means, with respect to any payment date, the amounts to be treated as Shared Principal Collections as described in “Description of Series and Tranche Provisions — Shared Principal Collections” in this prospectus supplement.

     “Telerate Page 3750” means the display page currently so designated on the Moneyline Telerate Service, or any other page that replaces that page on that service for the purpose of displaying comparable rates or prices.

     “Terms Document” means for any class or tranche of AdvantaSeries notes, a supplement to the AdvantaSeries indenture supplement that establishes that class or tranche and specifies its terms.

     “Trust Beneficial Interest” means either a Transferor Beneficial Interest or a Supplemental Beneficial Interest.

     “Trust Pay Out Event” means any of the following trust pay out events specified in “Description of Series and Tranche Provisions — Pay Out Events” in this prospectus supplement.

     “Underwriters” means, collectively, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., the underwriters of the Class A(2005-A2) notes.

     “Underwriting Agreement” means, the underwriting agreement, dated June 29, 2005, relating to the Class A(2005-A2) notes, among the transferor, the bank and the underwriters.

     “Weighted Average Floating Allocation Amount” means, with respect to any monthly period, the sum of the numerators used in the calculation of the Floating Investor Percentage for each day in that monthly period divided by the number of days in such monthly period.

     “Weighted Average Interest Rate” means, for any monthly period, the weighted average (based on the outstanding principal balance of the related notes) of the following:

          (i) in the case of a tranche of notes with no derivative agreement for interest, the rate of interest applicable to that tranche for the period from and including the payment date for that tranche of notes in that monthly period to but excluding the payment date for that tranche of notes in the following monthly period;

          (ii) in the case of a tranche of notes with a performing derivative agreement for interest, the rate at which payments by the issuer to the applicable derivative counterparty accrue (prior to the netting of such payments, if applicable) for the period from and including the payment date for that tranche of notes in that monthly period to but excluding the payment date for that tranche of notes in the following monthly period. However, in the case of a tranche of notes with a performing derivative agreement for interest for which the rating on that tranche of notes is not dependent upon the rating of the applicable derivative counterparty, the amount determined pursuant to this clause (ii)

will be the higher of (1) the rate determined pursuant to this clause (ii) above and (2) the rate of interest applicable to that tranche for the related payment date; and

          (iii) in the case of a tranche of notes with a non-performing derivative agreement for interest, the rate specified for that date in the related terms document.

Annex I

Series, Classes and Tranches Issued and Outstanding

     The description below sets forth the principal characteristics of the series, classes and tranches of notes issued by the issuer that are currently or expected to be outstanding, all of which are in group one. For more specific information with respect to any series, class or tranche, any prospective investor should contact Advanta Bank Corp., Treasury Department at (801) 523-0858, facsimile (801) 523-2920. Advanta Bank Corp. will provide, without charge, to any prospective purchaser of the notes, a copy of the disclosure documents for any outstanding previous publicly-issued series, class or tranche.

AdvantaSeries (1)

		Adjusted		Expected Final
		Invested		Principal	Final Maturity
Class A	Closing Date	Amount	Note Interest Rate	Payment Date	Date
Class A(2005-A1)	May 24, 2005	$250,000,000	One-Month	May 20, 2008	April 20, 2011
			LIBOR plus 0.07%

Class A(2005-A2) (2)	July 7, 2005	$225,000,000	One-Month	June 21, 2010	May 20, 2013
			LIBOR plus 0.13%

		Adjusted		Expected Final
		Invested		Principal	Final Maturity
Class B	Closing Date	Amount	Note Interest Rate	Payment Date	Date
Class B(2005-B1)	April 21, 2005	$100,000,000	One-Month	March 22, 2010	February 20, 2014
LIBOR plus 0.38%

		Adjusted		Expected Final
		Invested		Principal	Final Maturity
Class C	Closing Date	Amount	Note Interest Rate	Payment Date	Date
Class C(2004-C1)	November 10, 2004	$100,000,000	One-Month	October 20, 2009	September 20, 2013
LIBOR plus 1.05%

		Adjusted		Expected Final
		Invested		Principal	Final Maturity
Class D(3)	Closing Date	Amount	Note Interest Rate	Payment Date	Date
Class D(2004-D1)	November 10, 2004	$10,000,000	not to exceed One-Month LIBOR plus 5.00%	October 20, 2009	September 20, 2013

Class D(2005-D1)	May 24, 2005	$20,000,000	not to exceed One-Month LIBOR plus 2.00%	June 20, 2008	May 20, 2011

(1) The AdvantaSeries notes are a part of group one.

(2) Expected Issuance.

(3) If the Class D notes are held by the transferor or an affiliate of the transferor, the Class D terms document for that tranche may allow the transferor to cause the issuer to change the Class D note interest rate on the related tranche of Class D notes to any percentage specified in the Class D terms document with the prior written consent of each rating agency rating any outstanding AdvantaSeries notes, and without the prior consent of any noteholder.

Series 1997-A*

Current Class A Invested Amount	$42,768,411**

Class A Purchase Limit	$173,643,411

Class A note interest rate	Commercial Paper Index

Current Class B Invested Amount	$7,231,589**

Class B Purchase Limit	$26,356,589

Class B note interest rate	Floating Rate

Annual servicing fee percentage	2.0% per annum

Enhancement for the Class A notes	subordination of Class B notes and Class C Notes

Enhancement for the Class B notes	subordination of Class C notes and Cash Collateral Account

Series 1997-A Termination Date	June 13, 2006, subject to extension

Series Closing Date	August 18, 2000

Group Designation	Group One

* The Series 1997-A notes are variable funding notes, the Class A Notes and the Class B Notes of which were issued to a commercial paper conduit; the facility was assigned and the Class A Purchase Limit and the Class B Purchase Limit was reduced in June 2005. The Class A Invested Amount and the Class B Invested Amount may be increased from time to time up to the Class A Purchase Limit for the Class A Notes and the Class B Purchase Limit for the Class B Notes.

** As of June 28, 2005.

Series 2000-C

Initial Class A Invested Amount	$320,000,000

Current Class A Invested Amount	$320,000,000

Class A note interest rate	one-month LIBOR plus 0.25% per annum

Initial Class B Invested Amount	$38,000,000

Current Class B Invested Amount	$38,000,000

Class B note interest rate	one-month LIBOR plus 0.70% per annum

Initial Class C Invested Amount	$28,000,000

Current Class C Invested Amount	$28,000,000

Class C note interest rate	one-month LIBOR plus 1.45% per annum

Annual servicing fee percentage	2.0% per annum

Enhancement for the Class A notes	subordination of Class B notes and Class C notes and Class D notes

Enhancement for the Class B notes	subordination of Class C notes and Class D notes

Enhancement for the Class C notes	subordination of Class D notes and shared Cash Collateral Account

Scheduled End of Revolving Period	January 31, 2005*

Expected Final Principal Payment Date	October 20, 2005

Series 2000-C Final Maturity Date	April 21, 2008

Series Closing Date	November 16, 2000

Group Designation	Group One

*	The revolving period has been extended.

Series 2001-A

Initial Class A Invested Amount	$240,000,000

Current Class A Invested Amount	$240,000,000

Class A note interest rate	one-month LIBOR plus 0.30% per annum

Initial Class B Invested Amount	$28,500,000

Current Class B Invested Amount	$28,500,000

Class B note interest rate	one-month LIBOR plus 0.85% per annum

Initial Class C Invested Amount	$21,000,000

Current Class C Invested Amount	$21,000,000

Class C note interest rate	one-month LIBOR plus 1.55% per annum

Annual servicing fee percentage	2.0% per annum

Enhancement for the Class A notes	subordination of Class B notes and Class C notes and Class D notes

Enhancement for the Class B notes	subordination of Class C notes and Class D notes

Enhancement for the Class C notes	subordination of Class D notes and shared Cash Collateral Account

Scheduled End of Revolving Period	July 31, 2007

Expected Final Principal Payment Date	April 21, 2008

Series 2001-A Final Maturity Date	October 20, 2010

Series Closing Date	April 17, 2001

Group Designation	Group One

Series 2002-A

Initial Class A Invested Amount	$240,000,000

Current Class A Invested Amount	$240,000,000

Class A note interest rate	one-month LIBOR plus 0.20% per annum

Initial Class B Invested Amount	$27,750,000

Current Class B Invested Amount	$27,750,000

Class B note interest rate	one-month LIBOR plus 0.70% per annum

Initial Class C Invested Amount	$21,750,000

Current Class C Invested Amount	$21,750,000

Class C note interest rate	one-month LIBOR plus 1.75% per annum

Annual servicing fee percentage	2.0% per annum

Enhancement for the Class A notes	subordination of Class B notes and Class C notes and Class D notes

Enhancement for the Class B notes	subordination of Class C notes and Class D notes

Enhancement for the Class C notes	subordination of Class D notes and shared Cash Collateral Account

Scheduled End of Revolving Period	September 30, 2004

Expected Final Principal Payment Date	June 20, 2005*

Series 2002-A Final Maturity Date	December 20, 2007

Series Closing Date	July 18, 2002

Group Designation	Group One

*	This Series was paid in full on the June 2005 Payment Date.

Series 2003-A

Initial Class A Invested Amount	$320,000,000

Current Class A Invested Amount	$320,000,000

Class A note interest rate	one-month LIBOR plus 0.40% per annum

Initial Class B Invested Amount	$37,000,000

Current Class B Invested Amount	$37,000,000

Class B note interest rate	one-month LIBOR plus 1.75% per annum

Initial Class C Invested Amount	$29,000,000

Current Class C Invested Amount	$29,000,000

Class C note interest rate	one-month LIBOR plus 3.50% per annum

Annual servicing fee percentage	2.0% per annum

Enhancement for the Class A notes	subordination of Class B notes and Class C notes and Class D notes

Enhancement for the Class B notes	subordination of Class C notes and Class D notes

Enhancement for the Class C notes	subordination of Class D notes and shared Cash Collateral Account

Scheduled End of Revolving Period	May 31, 2005*

Expected Final Principal Payment Date	February 21, 2006

Series 2003-A Final Maturity Date	August 20, 2008

Series Closing Date	February 25, 2003

Group Designation	Group One

*	The revolving period has been extended.

Series 2003-B

Initial Class A Invested Amount	$240,000,000

Current Class A Invested Amount	$240,000,000

Class A note interest rate	one-month LIBOR plus 0.35% per annum

Initial Class B Invested Amount	$27,750,000

Current Class B Invested Amount	$27,750,000

Class B note interest rate	one-month LIBOR plus 1.65% per annum

Initial Class C Invested Amount	$21,750,000

Current Class C Invested Amount	$21,750,000

Class C note interest rate	one-month LIBOR plus 4.10% per annum

Annual servicing fee percentage	2.0% per annum

Enhancement for the Class A notes	subordination of Class B notes and Class C notes and Class D notes

Enhancement for the Class B notes	subordination of Class C notes and Class D notes

Enhancement for the Class C notes	subordination of Class D notes and shared Cash Collateral Account

Scheduled End of Revolving Period	September 30, 2005

Expected Final Principal Payment Date	June 20, 2006

Series 2003-B Final Maturity Date	December 22, 2008

Series Closing Date	June 20, 2003

Group Designation	Group One

Series 2003-C

Initial Class A-1 Invested Amount	$210,000,000

Current Class A-1 Invested Amount	$210,000,000

Class A-1 note interest rate	Federal Funds plus 0.40% per annum

Initial Class A-2 Invested Amount	$30,000,000

Current Class A-2 Invested Amount	$30,000,000

Class A-2 note interest rate	one-month LIBOR plus 0.23% per annum

Initial Class B Invested Amount	$27,750,000

Current Class B Invested Amount	$27,750,000

Class B note interest rate	one-month LIBOR plus 1.50% per annum

Initial Class C-1 Invested Amount	$10,000,000

Current Class C-1 Invested Amount	$10,000,000

Class C note interest rate	one-month LIBOR plus 3.95% per annum

Initial Class C-2 Invested Amount	$11,750,000

Current Class C-2 Invested Amount	$11,750,000

Class C-2 note interest rate	5.95% per annum

Annual servicing fee percentage	2.0% per annum

Enhancement for the Class A notes	subordination of Class B, Class C and Class D notes

Enhancement for the Class B notes	subordination of Class C and Class D notes

Enhancement for the Class C notes	subordination of Class D notes and shared Cash Collateral Account

Scheduled End of Revolving Period	November 30, 2004 *

Expected Final Principal Payment Date	August 15, 2005

Series 2003-C Final Maturity Date	February 20, 2008

Series Closing Date	August 15, 2003

Group Designation	Group One

*	The Revolving Period has been extended. The accumulation period began as of the close of business on May 31, 2005.

Series 2003-D

Initial Class A Invested Amount	$320,000,000

Current Class A Invested Amount	$320,000,000

Class A note interest rate	one-month LIBOR plus 0.27% per annum

Initial Class B Invested Amount	$37,000,000

Current Class B Invested Amount	$37,000,000

Class B note interest rate	one-month LIBOR plus 1.15% per annum

Initial Class C Invested Amount	$29,000,000

Current Class C Invested Amount	$29,000,000

Class C note interest rate	one-month LIBOR plus 2.90% per annum

Annual servicing fee percentage	2.0% per annum

Enhancement for the Class A notes	subordination of Class B notes and Class C notes and Class D notes

Enhancement for the Class B notes	subordination of Class C notes and Class D notes

Enhancement for the Class C notes	subordination of Class D notes and shared Cash Collateral Account

Scheduled End of Revolving Period	February 28, 2006

Expected Final Principal Payment Date	November 20, 2006

Series 2003-D Final Maturity Date	October 20, 2009

Series Closing Date	December 4, 2003

Group Designation	Group One

PROSPECTUS
Advanta Business Card Master Trust
Issuer
Advanta Business Receivables Corp.
Transferor
Advanta Bank Corp.
Servicer
Asset Backed Notes
The Trust —

•	may periodically issue asset backed notes in one or more series, classes or tranches; and

•	will have an interest in —

—	receivables in a portfolio of MasterCard® and VISA® revolving business purpose credit card accounts;

—	payments due on those receivables; and

—	other property described in this prospectus and in the related prospectus supplement.
The Notes —

•	will be paid only from the trust assets;

•	offered with this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

•	may have one or more forms of credit enhancement; and

•	will be issued as part of a designated series and class, which class may include one or more tranches of notes.
            You should consider carefully the risk factors beginning on page 11 in this prospectus.
            A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
            The notes are obligations of Advanta Business Card Master Trust only and are not obligations of Advanta Business Receivables Corp., Advanta Bank Corp., Advanta Corp., any affiliate of them or any other person.
            This prospectus may be used to offer and sell notes of a series, class or tranche only if accompanied by the prospectus supplement for that series, class or tranche.
Neither the Securities and Exchange Commission nor any state securities commission has approved the notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
June 29, 2005

Important Notice about Information Presented in this
Prospectus and the Related Prospectus Supplement

     We provide information to you about the notes in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to your series, class or tranche of notes; and (b) the related prospectus supplement, which describes the specific terms of your series, class or tranche of notes, including:

•	the terms, including interest rates;

•	the timing of interest and principal payments;

•	information about the receivables;

•	information about any enhancement for your series, class or tranche;

•	the ratings for each class or tranche being offered; and

•	the method for selling the notes.

     The accompanying supplement to this prospectus may update or modify this prospectus. Whenever the information in the prospectus supplement is more specific than the information in this prospectus, you should rely on the information in the prospectus supplement.

     You should rely only on the information provided in this prospectus and the related prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

     We include cross references in this prospectus and the related prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the related prospectus supplement provide the pages on which these captions are located.

i

ii

(continued)

iii

Prospectus Summary

     This summary highlights selected information and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document and the related prospectus supplement before you purchase any notes. The disclosure in this prospectus is supplemented by the related prospectus supplement.

Issuer

     Advanta Business Card Master Trust, a Delaware common law trust, is the issuer of the notes. The trust’s principal place of business is located at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. Its telephone number is (302) 651-8951. See “The Issuer” in this prospectus.

Series, Classes and Tranches of Notes

     The trust is a master trust and will issue notes in series. Each note will bear a class designation and may be issued as a tranche within that class.

     The trust will issue other series, classes or tranches of notes secured by the assets of the trust from time to time in the future.

     The prospectus supplement for a particular issuance of notes will designate the series in which those notes are issued. Each series of notes is entitled to its allocable share of the trust’s assets. It is expected that most series of notes will consist of multiple classes of notes and that most classes will have multiple tranches. A class designation determines the relative seniority for receipt of cash flows and funding of the defaulted amounts allocated to the related series of notes.

     Each series of notes will consist of one or more classes. The classes, or tranches within a class, of a series may be issued at the same time or at different times. Whenever a “class” of notes is referred to in this prospectus, it also includes all tranches of that class, unless the context otherwise requires. The notes of each series will be issued under an indenture supplement to an indenture, in each case between the trust and the indenture trustee.

     Some series of notes will be multiple tranche series, meaning that multiple tranches of notes may be issued in each class of notes and at different times.

     Tranches of notes within a class of notes of a multiple tranche series may be issued on different dates and have different stated principal balances, interest rates, interest payment dates, expected final principal payment dates, final maturity dates, credit enhancement and other varying characteristics as described, if applicable, in the related prospectus supplement.

     In a multiple tranche series, the expected final principal payment dates and the final maturity dates of the tranches of senior and subordinated notes of that series likely will be different. As such, certain tranches of subordinated notes may have expected final principal payment dates and final maturity dates earlier or later than some or all of the tranches of senior notes of that series. However, a tranche of subordinated notes will not be repaid before its final maturity date unless, after payment of that tranche of subordinated notes, the required amount of credit enhancement for the senior notes is in place. In addition, a tranche of senior notes will not be issued unless, after issuance, the required amount of credit enhancement is in place. See “Description of the Notes — Issuance of Additional Series, Classes and Tranches of Notes” in this prospectus.

     Some series may not be multiple tranche series but will be a single issuance series. For these series, each class will consist of a single tranche and each class will generally be issued on the same date. The expected final principal payment dates and final maturity dates of the subordinated notes of these series will either be the same as or later than those of the senior notes of that series.

     Some tranches, classes or series may not be offered by this prospectus. They may be offered, for example, in a private placement.

     The issuance of additional series, classes or tranches will occur without your prior review or consent.

Indenture Trustee

     Deutsche Bank Trust Company Americas, a New York banking corporation, will be the indenture trustee under the indenture for the notes. Under the terms of the indenture, the role of the indenture trustee is limited. See “The Indenture — Indenture Trustee” in this prospectus.

Transferor

     Advanta Business Receivables Corp. is the initial transferor of the credit card receivables to the trust. Its principal place of business is 2215 B Renaissance Drive, Suite 5, Las Vegas, Nevada 89119. Its telephone number is (702) 966-4246. It is a wholly-owned subsidiary of Advanta Bank Corp. Additional transferors that are affiliates of the initial transferor may be designated. See “Advanta Bank Corp., Advanta Business Receivables Corp. and Advanta Corp. — Advanta Business Receivables Corp.” in this prospectus.

Seller, Servicer and Administrator

     Advanta Bank Corp., a Utah industrial bank, is the initial seller of the credit card receivables to the transferor. Additional sellers that are affiliates of the bank may be designated. A seller may sell credit card receivables to the transferor or transfer the receivables directly to the trust.

     The bank’s principal place of business is 11850 South Election Road, Draper, Utah 84020. Its telephone number is (801) 523-0858. The bank is a direct wholly-owned subsidiary of Advanta Corp.

     The bank will service the receivables for the trust and will act as the trust’s administrator.

     In limited cases, the servicer may resign or be removed, and either the indenture trustee or a third party may be appointed as the new servicer. The servicer receives a servicing fee from the trust, and each series is obligated to pay a portion of that fee.

Trust Assets

     The seller is the owner of the accounts in which the credit card receivables were created. The seller will continue to own the accounts after the receivables generated in those accounts have been transferred to the trust. The seller’s portfolio of accounts represents agreements between the seller and small businesses or business professionals governing the extension of unsecured revolving lines of credit that can be utilized through the MasterCard®* or VISA®* payment-processing systems. The seller has designated selected MasterCard® and VISA® revolving business purpose credit card accounts from its portfolio and has either sold the receivables in those accounts to the transferor under a receivables purchase agreement or transferred the receivables directly to the trust under a transfer and servicing agreement. If the seller has sold receivables to the transferor, then the transferor has, in turn, transferred the receivables to the trust under the transfer and servicing agreement.

     All new receivables generated in the accounts designated to the trust will be transferred automatically to the trust. The total amount of receivables in the trust fluctuates daily as new receivables are generated and payments are received on existing receivables. See “Summary of Terms — The Receivables” in the related prospectus supplement.

     The receivables transferred to the trust are the primary trust assets. Additional similar assets may be transferred to the trust as described under “Description of the Notes — Addition of Trust Assets” in this prospectus. The transferor may also remove receivables that it transferred to the trust as described under “Description of the Notes — Removal of Accounts” in this prospectus.

     For more information about the receivables, see “The Trust Portfolio” in this prospectus or the related prospectus supplement.

*	MasterCard ® and VISA ® are federally registered servicemarks of Mastercard International Inc. and VISA U.S.A., Inc., respectively, and are used under license.

Collections and Allocations

     The servicer receives collections on the receivables, deposits those collections in the collection account and keeps track of them as either finance charge and administrative receivables or principal receivables.

     The servicer then allocates those collections among each series of notes outstanding and the transferor beneficial interest. The servicer allocates (a) collections of finance charge and administrative receivables and principal receivables and (b) receivables in accounts written off as uncollectible to each series based on varying percentages. The related prospectus supplement describes the allocation percentages applicable to your series. The transferor beneficial interest is an undivided beneficial interest in the trust and represents the amount of receivables not securing any series, class or tranche of notes. It may be held in certificated or uncertificated form. The transferor interest is an amount equal to the sum of the aggregate balance of principal receivables in the trust at the end of the prior day plus any amount on deposit in the excess funding account at the end of the prior day minus the total adjusted invested amounts of all series of notes then outstanding.

     The principal amount of the transferor interest fluctuates with the amount of the principal receivables held in the trust and the amount of notes outstanding. The transferor interest will generally decrease as a result of the issuance of a new series, class or tranche of notes. The transferor interest will generally increase as a result of payments of principal on the notes, a deposit to the principal funding account or the addition of receivables to the trust. The transfer and servicing agreement requires the transferor to transfer receivables in additional accounts to the trust (a) if the transferor interest, averaged over any 30-day period, is less than the required transferor interest, or (b) if the total amount of principal receivables in the trust portfolio is less than the required minimum principal balance. The transferor may sell all or part of its interest in the transferor beneficial interest by issuing a supplemental certificate. The transferor beneficial interest does not provide credit enhancement for any series.

Interest Payments on the Notes

     Each note entitles the holder to receive payments of interest as described in the applicable prospectus supplement. If a series of notes consists of more than one class, each class may differ in priority of payments, payment dates, interest rates, methods for computing interest, final maturity dates, rights to credit enhancement and other characteristics. If a class of notes consists of more than one tranche, each tranche may differ in the amounts allocated for payments, payment dates, interest rates, methods of computing interest, final maturity dates, rights to credit enhancement and other characteristics.

     Each class or tranche of notes may have a fixed, floating or any other type of interest rate. Generally, interest will be paid monthly, quarterly, semi-annually or on other scheduled dates over the life of the notes. See “Description of the Notes — Interest Payments” in this prospectus.

Principal Payments on the Notes

     Each note offered under this prospectus entitles the holder to receive payments of principal as described in the applicable prospectus supplement. If a series of notes has more than one class, each class may differ in the amounts allocated for payments, priority of payments, payment dates, final maturity dates, rights to credit enhancement and other characteristics.

     The expected final principal payment date is the date that the trust expects to pay the principal balance of a note. The final maturity date is the date on which a series, class or tranche of notes is legally required to be fully paid in accordance with its terms. The expected final principal payment date and final maturity date for a series, class or tranche of notes will be specified in the related prospectus supplement.

     A series, class or tranche of notes may also be paid before its expected final principal payment date (1) if a pay out event occurs that results in an early amortization period with respect to all series or with respect to that series or tranche of notes, (2) upon an event of default and acceleration with respect to that series, class or tranche of notes, or (3) upon an optional redemption with respect to that series, class or tranche of notes.

     The trust will be obligated to pay the principal balance of a series, class or tranche of notes on its expected final principal payment date or upon the occurrence of a pay out event or event of default and acceleration, or upon an optional or mandatory redemption with respect to that series, class or tranche of notes, only to the extent that funds are available for that purpose. Additionally, in the case of tranches of subordinated notes of a multiple tranche series, these payments will be made only to the extent that payment is permitted by the subordination provisions of the senior notes of that series. The remedies a noteholder may exercise following an event of default and acceleration or on its final maturity date are described in “The Indenture — Events of Default; Rights upon Event of Default” and “Description of the Notes — Principal Payments” in this prospectus.

     Revolving Period

     From the date a series, class or tranche of notes is issued until a date specified in the series supplement or terms document related to a tranche, the trust will not pay or accumulate principal for payment to the noteholders. During this revolving period, the trust will pay available principal to noteholders of other tranches or classes or of other series in a group as shared principal collections or to the transferor as holder of the transferor beneficial interest, or in certain circumstances will deposit the available principal in the excess funding account.

     After the revolving period, each class or tranche of notes will have one or more of the following:

•	a controlled accumulation period, during which principal is accumulated in specified amounts per month and paid on an expected final principal payment date;

•	a controlled amortization period, during which principal is paid to noteholders in fixed amounts at scheduled intervals; or

•	an early amortization period or early accumulation period that occurs following a pay out event, during which principal is paid or accumulated, respectively, in varying amounts each month based on the amount of available principal collections allocable to the related class or tranche of notes.

     Controlled Accumulation Period

     If a series, class or tranche of notes is in a controlled accumulation period, the trust is expected to pay available principal to those noteholders on the expected final principal payment date specified in the prospectus supplement for that series. If the series has more than one class or if a class has more than one tranche, each class or tranche may have a different priority of payment. For a period of time prior to the expected final principal payment date, the trust will deposit specified amounts of available principal collections in the principal funding account. The controlled accumulation period for a series, class or tranche begins on a date specified in the applicable prospectus supplement and ends when any one of the following occurs:

•	the notes of that series, class or tranche are paid in full;

•	the early amortization period or early accumulation period starts; or

•	the final maturity date of that series, class or tranche.

     Controlled Amortization Period

     If a series, class or tranche of notes is in a controlled amortization period, the trust will pay available principal collections up to a fixed amount plus any amounts not previously paid to those noteholders on each payment date during that period. If the series has more than one class or tranche, each class or tranche may have a different priority of payment.

     The controlled amortization period for a series, class or tranche starts on the date specified in the applicable prospectus supplement and ends when any one of the following occurs:

•	the notes of that series, class or tranche are paid in full;

•	the early amortization period or early accumulation period starts; or

•	the final maturity date.

     Early Amortization Period or Early Accumulation Period

     If a series, class or tranche of notes is in an early amortization period or early accumulation period, the trust will pay available principal collections to those noteholders on each payment date or accumulate available principal collections by making a deposit into an account on each payment date. If the series has more than one class, each class may have a different priority for payment. The early amortization period or early accumulation period for a series, class or tranche starts on the business day before the date on which a pay out event occurs and ends when any of the following occurs:

•	the notes of that series, class or tranche are paid in full; or

•	the final maturity date.

     All principal and interest will be due and payable no later than the final maturity date.

Pay Out Events

     Pay out events for any series or tranche of notes will consist of series or tranche pay out events and trust pay out events. Series pay out events are described in the prospectus supplement for that series and apply only to that series. Any series pay out events that apply only to a particular tranche will be described in the prospectus supplement or terms document for that tranche.

     Trust pay out events apply to all series and consist of the following:

•	any servicer default occurs which would have a material adverse effect on the noteholders;

•	the bankruptcy, insolvency, liquidation, conservatorship, receivership or the occurrence of specified similar events relating to the transferor, the seller or the servicer;

•	the transferor is unable for any reason to transfer receivables to the trust in accordance with the provisions of the transfer and servicing agreement;

•	the trust becomes subject to regulation as an investment company within the meaning of the Investment Company Act of 1940; or

•	failure by the transferor to transfer receivables in additional accounts to the trust within 5 business days after the date required by the transfer and servicing agreement.

See “Description of the Notes — Pay Out Events” in this prospectus.

Events of Default

     The indenture and related indenture supplement governing the terms and conditions of the notes include a list of events of default.

     If an event of default occurs, then, after any applicable cure period, the indenture trustee or the holders of a majority in principal amount of the affected series, class or tranche of notes may accelerate those notes by declaring the principal amount of those notes to be immediately due and payable. That declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of the affected series, class or tranche of notes.

     Events of default include the following:

•	the trust fails to pay interest on any note within 35 days of its due date;

•	the trust fails to pay in full principal on any note on its final maturity date;

•	the trust defaults on any covenant or breaches any agreement under the indenture, the default or breach is materially adverse to noteholders and the default or breach continues unremedied for 60 days after written notice of the default or breach is given to the trust by the indenture trustee or to the trust and the indenture trustee by holders of at least 25% in principal amount of the notes;

•	the voluntary or involuntary bankruptcy, insolvency, liquidation, conservatorship, receivership or the occurrence of specified similar events relating to the trust; or

•	as to any series, class or tranche of notes, any additional events of default described in the applicable prospectus supplement.

     See “The Indenture — Events of Default; Rights upon Event of Default” in this prospectus for a description of the events of default and their consequences to noteholders.

     An event of default with respect to one series, class or tranche of notes will not necessarily be an event of default with respect to any other series, class or tranche of notes.

     It is not an event of default if the principal of a note is not paid on its expected final principal payment date or if payment of the note is delayed because that class or tranche is necessary to provide required subordination for a senior class of notes.

     With respect to a sale of a foreclosure certificate with respect to a tranche, class or series of notes, the affected noteholders generally will have recourse only to their allocable share of the proceeds of that sale, investment earnings on the proceeds of that sale and any funds previously deposited in any applicable trust account for those noteholders.

Event of Default Remedies

     After an event of default and the acceleration of a series, class or tranche of notes, funds on deposit in the collection account for that series, class or tranche will be applied to pay principal of and interest on those notes to the extent permitted by law. After an event of default, collections of principal receivables and finance charge and administrative receivables allocated to the affected notes will be applied to make monthly principal and interest payments on those notes until the earlier of the date those notes are paid in full or the final maturity date of those notes.

     After an event of default, the indenture trustee (acting on its own or at the direction of holders of notes that have been accelerated) will have a limited right to foreclose on the portion of the receivables allocable to the accelerated notes by causing the trust to sell an interest in the assets of the trust by issuing a foreclosure certificate. This foreclosure certificate would represent an undivided interest in the assets of the trust equal to the invested amount securing the notes of the related series or the principal balance of the related class or tranche. See “The Indenture — Events of Default; Rights upon Event of Default” in this prospectus.

Shared Finance Charge Collections

     Any series may be included in a group of series. The group to which a series belongs will be specified in the prospectus supplement for that series, class or tranche. If specified in the prospectus supplement for any of these series, classes or tranches, to the extent that collections of finance charge and administrative receivables allocated to a series are not needed for that series, those collections may be applied to cover certain shortfalls of other series in the same group. See “Description of the Notes — Shared Finance Charge Collections” in this prospectus.

Shared Principal Collections

     If a series, class or tranche is identified in its prospectus supplement as being in a group of series, to the extent that collections of principal receivables allocated to that series are not needed for that series at that time, those collections may be applied to cover principal payments for other principal sharing series in the same group, and vice versa. Once collections of principal receivables are transferred from one series to another, the series providing the principal receivables is not entitled to recoup these amounts. Certain principal payments for certain principal sharing series in the same group may have priority in receiving those collections over other principal payments for other principal sharing series in that group. See “Description of the Notes — Shared Principal Collections” in this prospectus.

Paired Notes

     If specified in its prospectus supplement, a series, class or tranche may be paired with another series, class or tranche so that a reduction in the invested amount securing the notes of one series, class or tranche results in an increase in the invested amount securing the notes of the other such series, class or tranche.

Credit Enhancement

     Each class or tranche of a series may be entitled to credit enhancement. Credit enhancement for the notes of any class or tranche may take the form of one or more of the following:

•	subordination

•	letter of credit

•	collateral interest

•	surety bond

•	insurance policy

•	spread account

•	cash collateral guaranty

•	reserve account

•	cash collateral account

•	swap arrangement

•	interest rate cap agreement

•	cross support feature

     The type, characteristics and amount of any credit enhancement for a series will be:

•	based on several factors, including the characteristics of the receivables and accounts at the time a series, class or tranche of notes is issued; and

•	established based on the requirements of the rating agencies.

See “Credit Enhancement” in this prospectus.

Subordination

     Payment of principal of and interest on subordinated classes of notes will be subordinated to the payment of principal of and interest on senior classes of notes, unless otherwise specified in the related prospectus supplement.

     Principal amounts allocable to subordinated classes of notes of a series may be reallocated to pay interest on senior classes of notes of that series or any portion of the servicing fee allocable to that series, unless otherwise specified in the related prospectus supplement. These reallocations will reduce the principal balance, or the adjusted invested amount, as specified in the related prospectus supplement, of the subordinated classes of notes of that series. In addition, the principal balance, or the adjusted invested amount, as specified in the related prospectus supplement, of a subordinated class of notes of a series will generally be reduced for charge-offs resulting from any uncovered defaulted amount allocated to that series after application of any available funds as specified in the related prospectus supplement and prior to any reductions in the principal balance or the adjusted invested amount, as specified in the related prospectus supplement, of the senior classes of notes of the same series.

     In addition, principal amounts allocated to a series of notes, after giving effect to any allocations or reallocations, will generally first be used to fund required deposits to the principal funding sub-accounts of senior classes of notes of that series before being applied to the principal funding sub-accounts of the subordinated classes of notes of that series.

     In a multiple tranche series, a tranche of subordinated notes that reaches its expected final principal payment date, or that has a pay out event, event of default and acceleration, or other optional redemption, will not be paid to the extent that that tranche is necessary to provide the required subordination for tranches of senior notes of that series. If a tranche of subordinated notes cannot be paid because of the subordination provisions of the senior notes of that series, funding of the principal funding sub-accounts for tranches of senior notes of that series will begin as described in the related prospectus supplement in advance of the otherwise scheduled date for funding to begin. After that time, that tranche of subordinated notes will be paid only to the extent that:

•	the principal funding sub-accounts for tranches of senior classes of notes of that series are funded in advance of the otherwise scheduled date for funding to begin in an amount such that the tranche of subordinated notes that has reached its expected final principal payment date is not necessary to provide the required subordination; or

•	new tranches of subordinated notes of that series are issued so that the tranche of subordinated notes of that series that has reached its expected final principal payment date is no longer necessary to provide the required subordination; or

•	enough tranches of senior notes of that series are repaid so that the tranche of subordinated notes of that series that has reached its expected final principal payment date is no longer necessary to provide the required subordination; or

•	that tranche of subordinated notes reaches its final maturity date.

     On the final maturity date of a tranche of notes, principal amounts, if any, allocated to that tranche of notes, certain funds on deposit in the applicable trust accounts allocated to that tranche of notes and proceeds from any sale of a foreclosure certificate will be paid to the noteholders of that tranche, even if payment would reduce the amount of available subordination below the required subordination for the senior classes of notes of that series.

Tax Status

     Subject to important considerations described under “Federal Income Tax Consequences” in this prospectus, Wolf, Block, Schorr and Solis-Cohen LLP, as special tax counsel to the trust, is of the opinion that, for United States federal income tax purposes (1) the notes offered by this prospectus and the related prospectus supplement will be treated as indebtedness and (2) the trust will not be an association or a publicly traded partnership taxable as a corporation. In addition, noteholders will agree, by acquiring notes, to treat the notes as debt for federal, state and local income and franchise tax purposes.

ERISA Considerations

     Under the regulations issued by the United States Department of Labor, the trust’s assets would not be deemed plan assets of any employee benefit plan holding notes and the offered notes may be purchased by employee benefit plans if certain conditions are met. If the trust’s assets were deemed to be plan assets of an employee benefit plan, there is uncertainty as to whether existing exemptions from the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, would apply to all transactions involving the trust’s assets. We suggest that fiduciaries or other persons contemplating purchasing notes of any series with “plan assets” of any employee benefit plan consult their counsel before making a purchase. See “ERISA Considerations” in this prospectus.

Note Ratings

     Any note offered by this prospectus and any related prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating organization. A rating is not a recommendation to buy, sell or hold securities, and may be revised or withdrawn at any time by the assigning agency. Each rating should be evaluated independently of any other rating. See “Note Ratings” in this prospectus.

Risk Factors

     Investment in the notes will be subject to one or more risk factors. We suggest that you read “Risk Factors” beginning on page 11 in this prospectus and any risk factors in the related prospectus supplement for a discussion of risk factors that you may wish to consider before investing in the notes.

Risk Factors

     The following is a summary of material risks that apply to an investment in the notes. The remainder of this prospectus and the accompanying prospectus supplement provide more detailed information about these risks. You should consider the following risk factors and any risk factors in the related prospectus supplement before deciding whether to purchase the notes. The following risk factors are not in any order of priority.

Securities Market Risk

It may not be possible to find an investor to purchase your notes.

     You must be prepared to hold the notes you purchase for as long as they are outstanding. The underwriters may assist in resales of the notes, but they are not required to do so. A secondary market for your notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

The rating assigned to a class of notes is limited.

     Any rating assigned to a series, class or tranche of notes by a credit rating agency will reflect the rating agency’s assessment solely of the likelihood that noteholders will receive payments of interest when due and ultimate payment of principal by the final maturity date. A rating will be based primarily on the value of the receivables in the trust and the credit enhancement provided. The rating is not a recommendation to purchase, hold or sell any notes. The rating does not constitute a comment as to the marketability of any notes, any market price, the suitability for a particular investor or the likelihood of payment of principal of a series, class or tranche of notes on its expected final principal payment date. Any rating can be changed or withdrawn by a rating agency at any time. The market value of that series, class or tranche of notes is likely to decrease if one or more of the ratings are lowered or withdrawn.

You may not be able to reinvest proceeds in a security bearing a comparable interest rate.

     If your notes pay principal earlier than their expected final principal payment date as a result of a pay out event or event of default, you may not be able to reinvest the proceeds in a security bearing an equivalent interest rate to that borne by your notes.

Transaction Structure Risk

The credit enhancement for your notes may not be sufficient to protect you against losses.

     The credit enhancement for your notes is designed to protect your investment against certain types and amount of losses as described in the prospectus supplement for your series, class or tranche of notes. The amount of any credit enhancement is limited and may decline during an amortization or accumulation period. For notes that have a third party credit enhancer, if a credit enhancer fails to perform its obligations or if the credit enhancement ends under the terms on which it is provided, then you will bear directly the credit and other risks associated with your investment in the notes.

Some liens would be given priority over your notes which could cause delayed or reduced payments.

     The seller and the transferor will account for the transfer of the receivables as a sale. However, a court could conclude that the seller or the transferor still owns the receivables and that the trust holds a security interest. Even if a court would reach that conclusion, the indenture trustee will have a first-priority perfected security interest.

     If a court were to conclude that the trust has a first-priority perfected security interest, a tax or government lien (or other lien imposed under applicable state or federal law without consent) on the property of the person that owns the receivables arising before new receivables come into existence may be senior to the trust’s interest in the new receivables.

     If a receiver or conservator were appointed for any seller, the fees and expenses of the receiver or conservator might be paid from the receivables before the trust received any payments on the receivables. In addition, the trust may not have a first-priority perfected security interest in collections commingled and used for the benefit of the bank as servicer if (a) a receiver or conservator were appointed for the bank or (b) certain time periods were to elapse after receipt by the servicer of collections that have been commingled with other funds. If any of these events occur, payments to you could be delayed or reduced. See “Material Legal Aspects of the Receivables — Transfer of Receivables” and “Description of the Notes — Representations and Warranties” in this prospectus.

Limited remedies for breaches of representations could reduce or delay payments.

     The transferor makes representations and warranties relating to the validity and enforceability of the receivables arising under the accounts in the trust portfolio, and as to the perfection and priority of the trust’s interest in the receivables. However, neither the owner trustee nor the indenture trustee will make any examination of the receivables or the related accounts to determine the presence of defects, compliance with the representations and warranties or for any other purpose.

     If certain representations or warranties relating to the receivables are violated, the related cardholders may have defenses to payment or offset rights, or creditors of the seller or the transferor may claim rights to the trust assets. If a representation or warranty is violated, the transferor may have an opportunity to cure the violation. If it is unable to cure the violation within the specified time period or if there is no right to cure the violation, the transferor must accept reassignment of the receivables affected by the violation. These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment price. See “Description of the Notes — Representations and Warranties” in this prospectus.

The notes are solely limited obligations of the trust.

     The notes of any series, class or tranche will represent the right to receive payments of principal and interest in the amounts and at the times described in the prospectus supplement for that series, class or tranche. The notes will not represent an interest in or obligation of the sellers, the transferor, the owner trustee, the indenture trustee or any of their affiliates and will not be guaranteed or insured by any of them. A specified percentage of collections, amounts on deposit in specified accounts and funds provided by any credit enhancer will be the sole source of payment on the notes. You will not have recourse to the sellers, the transferor, the owner trustee, the indenture trustee or any other entity if collections, amounts on deposit in specified accounts and funds provided by any credit enhancer are insufficient or otherwise unavailable to make all payments provided for under the notes of your series, class or tranche.

If you hold notes of a subordinated class, your notes will bear losses before notes of senior classes.

     One or more classes of notes in a series may be subordinated to one or more senior classes of notes in the same series. In a single issuance series, principal payments to a subordinated class will not be made until each of the more senior classes has been paid in full. In a multiple tranche series, principal payments to a subordinated tranche generally will not be made unless after such payments, the required level of subordination for any outstanding senior classes would still exist. Additionally, if collections of finance charge and administrative receivables allocated to a series are insufficient to cover amounts due for that series’ senior notes, the invested amount for the series might be reduced. This would reduce the amount of the collections of finance charge and administrative receivables available to the subordinated notes in future periods and could cause a possible delay or reduction in principal and interest payments on the subordinated notes.

Allocations of charged-off receivables could reduce payments to you.

     The servicer will charge off the receivables arising in accounts in the trust portfolio if the receivables become uncollectible, in accordance with the servicer’s guidelines. Your series, class or tranche will be allocated a portion of these charged-off receivables. See “Description of Series and Tranche Provisions — Allocation Percentages” and “The Trust Portfolio — Delinquency and Loss Experience” in the related prospectus supplement. If the amount of charged-off receivables allocated to your series, class or tranche of notes exceeds the amount of funds available to reimburse those charge-offs, you may not receive the full amount of principal and interest due to you. See “Description of Series and Tranche Provisions — Defaulted Receivables; Investor Charge-Offs” in the related prospectus supplement.

Issuance of additional notes by the trust may affect the timing of payments to you.

     The trust may issue additional notes with terms that are different from your notes without your prior review or consent. The issuance of additional notes could adversely affect the timing and amount of payments on outstanding notes. For example, if you purchase notes in a multiple tranche series, and if the trust later issues notes in your series with a higher interest rate than the rate borne by your notes, finance charge and administrative receivables available to pay interest on your notes could be reduced.

     It is a condition to the issuance of additional notes that each rating agency that has rated any outstanding notes confirm in writing that the issuance of the additional notes will not result in a reduction or withdrawal of its then-existing rating of any outstanding notes. The rating agency confirmation primarily will be based on the trust’s ability to pay principal by the final maturity date and interest on each payment date. The rating agency confirmation will not consider how the terms of any additional notes could affect the timing and amounts of payments on your notes. The trust will likely issue additional notes from time to time.

You may have limited or no ability to control actions under the indenture.

     Under the indenture, and any supplement thereto, some actions require the consent of noteholders holding a specified percentage of the aggregate outstanding principal balance of notes of a series, class or tranche or all of the notes. In the case of votes by series or votes by holders of all of the notes, the outstanding principal balance of the most senior class of notes will generally be substantially greater than the outstanding principal balance of the subordinated classes of notes. Consequently, the noteholders of the most senior class of notes will generally have the ability to determine whether and what actions should be taken. The subordinated noteholders will generally need the concurrence of the most senior noteholders to cause actions to be taken.

     When the trust issues additional notes, the voting rights of your notes will be diluted, which further limits your ability to control actions under the indenture.

Bankruptcy, Insolvency And Conservatorship Risk

If a receiver or conservator were appointed for a seller or a transferor that is a bank, or if a seller or a transferor that is not a bank became a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur.

     The seller is an industrial bank chartered under the laws of the State of Utah, and is regulated and supervised by the Federal Deposit Insurance Corporation. The FDIC may act as conservator or receiver for the bank if certain events occur relating to the bank’s financial condition or the propriety of its actions.

     The bank intends to treat the transfers between the bank, as seller, and the transferor under the receivables purchase agreement, as absolute conveyances. Arguments may be made, however, that any of these transfers constitutes the grant of a security interest under general applicable law. Nevertheless, the FDIC has issued regulations surrendering certain rights under the Federal Deposit Insurance Act to reclaim, recover, or recharacterize a financial institution’s transfer of financial assets such as the receivables if:

•	the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles;

•	the financial institution received adequate consideration for the transfer;

•	the parties intended that the transfer constitute a sale for accounting purposes; and

•	the financial assets were not transferred fraudulently; in contemplation of the financial institution’s insolvency; or with the intent to hinder, delay or defraud the financial institution or its creditors.

     The bank’s transfer of the receivables and the agreements under which the bank makes those transfers are intended to satisfy all of these conditions.

     If a condition required under the FDIC’s regulations was found not to have been met, however, the FDIC could reclaim, recover or recharacterize the bank’s transfer of the receivables. If the FDIC were successful, the FDIA would limit the damages for any such repudiation to the trust’s “actual direct compensatory damages” determined as of the date that the FDIC were appointed as conservator or receiver for the seller. The FDIC, moreover, could delay its decision whether to repudiate the applicable receivables purchase agreement and back-up security agreement or to reclaim, recover or recharacterize the transfer for a reasonable period following its appointment as conservator or receiver for the seller or transferor. If the FDIC as conservator or receiver for the seller were to repudiate the applicable receivables purchase agreement and back-up security agreement or to reclaim, recover or recharacterize the transfer, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

     Advanta Business Receivables Corp., the transferor, is a wholly-owned bankruptcy remote subsidiary of the bank. The certificate of incorporation of ABRC limits the nature of its business and restricts its ability to commence a voluntary case under the bankruptcy code without the unanimous consent of its directors.

     If, however, ABRC or any other transferor or any seller that is not a bank became a debtor in a bankruptcy case, and if its transfer of the receivables to a transferor or the trust were construed as the grant of a security interest to secure a borrowing, your payments of outstanding principal and interest could be delayed and possibly reduced.

     If a receiver or conservator were appointed for the seller, or if any seller or transferor that is not a bank became a debtor in a bankruptcy case, an early payment of principal on all outstanding series of notes could result. Under the terms of the applicable receivables purchase agreement or the transfer and servicing agreement, new principal receivables would not be transferred to the trust. However, the bankruptcy court, the receiver or conservator may have the power, regardless of the terms of the applicable receivables purchase agreement or transfer and servicing agreement, (a) to delay the effect of any provision under the indenture, the applicable receivables purchase agreement or the transfer and servicing agreement, (b) to prevent the early payment of principal or (c) to require new principal receivables to continue being transferred.

     Regardless of the terms of the indenture, the FDIC as conservator or receiver for a seller or transferor that is a bank may have the power to prevent the commencement of an early amortization period or to prevent or limit the early liquidation of the receivables and termination of the trust, or to require the continued transfer of new principal receivables. Regardless of the instructions of those authorized to direct the indenture trustee’s action, the FDIC as conservator or receiver for a seller or transferor that is a bank may have the power to require the early liquidation of the receivables, to require the early termination of the trust and the retirement of the notes, or to prohibit or limit the continued transfer of new principal receivables. Regardless of the terms of the transfer and servicing agreement, the FDIC as conservator or receiver for a seller or transferor that is a bank may have the power to prevent the appointment of a successor servicer or could authorize the bank to stop servicing the receivables.

     If the FDIC were appointed as receiver or conservator for the servicer and no servicer default other than the appointment of the receiver or conservator has occurred, the FDIC (a) could prevent either the indenture trustee or the noteholders from appointing a new servicer, (b) could authorize the bank to stop servicing the receivables, or (c) could increase the amount or the priority of the servicing fee due to the servicer or otherwise alter the terms under which the bank services the receivables. If any of these events were to occur, payments to you could be delayed, reduced or terminated.

     See “Material Legal Aspects of the Receivables — Certain Matters Relating to Conservatorship, Receivership and Bankruptcy” in this prospectus.

Cardholder bankruptcy could affect payments on receivables.

     If a cardholder on an account sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder’s obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible. See “Material Legal Aspects of the Receivables — Borrower Protection Laws” in this prospectus.

Risks Associated With Managing a Credit Card Business

The account owner may change the terms and conditions of the accounts in a way that reduces collections.

     The bank and any other seller will have the right to change the finance charges and the other fees and charges which will be applicable from time to time on the accounts, to alter the minimum monthly payment required on the accounts and to change various other terms of its agreement with customers on the accounts. As a result of changes in applicable law, changes in the marketplace or prudent business practice, the bank or any other seller may decide to decrease finance charges or other fees and charges for existing accounts, or to take actions which would otherwise change the terms of the accounts. Changes in the terms and conditions of the accounts could result in lower credit ratings on your notes. A decrease in the finance charges and the other fees and charges assessed on the accounts should decrease the effective yield on the accounts and could result in the occurrence of a pay out event and commencement of an early amortization period or early accumulation period. If an early amortization period occurs, you could receive payment of principal on your notes prior to the expected final principal payment date.

The addition of receivables with different characteristics could affect adversely the composition of the trust and reduce the average yield on the portfolio.

     If the credit quality or performance of the receivables transferred to the trust were to deteriorate, your receipt of principal and interest payments may be reduced, delayed or accelerated.

     You will not be notified of, nor will you have any right to consent to the designation of any additional accounts or the addition of receivables to the trust.

     The transferor expects, and in some cases will be obligated, to designate additional accounts to the trust. The receivables generated in these additional accounts will be conveyed to the trust. These may include receivables arising in accounts originated using different criteria from the criteria applied to the accounts previously designated to the trust because these additional accounts were originated at a later date, or were part of a portfolio of accounts which were not part of the bank’s portfolio as of the prior cut-off dates, or were acquired from another institution. Consequently, we cannot assure you that additional accounts and the receivables generated in those accounts will be of the same credit quality, and have comparable terms, as the accounts and receivables previously included in the trust. Additional accounts may have different cardholder agreements with different terms than the cardholder agreements for the accounts previously designated to the trust, including lower periodic finance charges and other fees and charges, which may have the effect of reducing the average yield on the portfolio of accounts the receivables of which are included in the trust. The designation of additional accounts will be subject to the satisfaction of certain conditions. In the case of voluntary additions, the transfer and servicing agreement specifies numerical limits on the number of accounts that can be added without obtaining written confirmation from each rating agency that such action will not result in a reduction or withdrawal of its then-existing rating of any outstanding series, class or tranche of notes. In the case of required additions, no similar numerical limits are imposed. The assets of the trust may change each day.

The inability to generate new receivables or to transfer receivables to the trust could result in early or reduced payments on your notes.

     The trust’s ability to make payments on the notes will be impaired if sufficient new receivables are not generated by the bank. Because of regulatory restrictions or for other reasons, the bank may be prevented from generating sufficient new receivables. Neither the bank, the transferor nor any affiliate guarantees that new receivables will be created, that any receivables will be transferred to the trust, that receivables transferred to the trust will be maintained or that receivables will be repaid at a particular time or with a particular pattern.

     The transfer and servicing agreement requires the transferor to transfer additional receivables to the trust if the total balance of principal receivables in the trust falls below the required principal balance or if the transferor interest falls below the required transferor interest. There is no guarantee that the transferor will have sufficient receivables to transfer to the trust. If the transferor does not transfer additional receivables to the trust when it is required to do so by the transfer and servicing agreement, a pay out event will occur, which could result in an acceleration of or a reduction in payments on your notes.

Marketing with low introductory rates may result in account attrition.

     A portion of the accounts designated to the trust have introductory interest rates which are generally at low levels during an initial period and which generally rise to higher rates after the initial period expires. Accounts having this introductory rate feature are subject to a risk of attrition when the introductory rate expires because cardholders that were initially attracted by the low introductory rates may decide to transfer account balances to other credit card accounts having a lower periodic rate. Although the bank has developed methodologies designed to retain these accounts after expiration of the initial period, there can be no assurance that there will not be significant attrition in these accounts.

A mismatch in the note interest rate and the receivables interest rate may result in reduced or early payments to you.

     Some accounts may have finance charges set at a variable rate based on a designated index, for example, the prime rate. A series, class or tranche of notes may bear interest either at a fixed rate or at a floating rate based on an index which is different from the index of the accounts. If the interest rate charged on the accounts declines, collections of finance charge and administrative receivables may be reduced without a corresponding reduction in the amount of interest payable on your notes and other amounts required to be paid out of collections of finance charge and administrative receivables. This could result in delayed or reduced payments to you.

     A series, class or tranche of notes may bear interest at a floating rate, while all or a portion of the receivables bear interest at a fixed rate. If the interest rate on the notes increased, collections of finance charge and administrative receivables may not support the note interest rate. This could result in delayed or reduced payments to you. Also, if the interest rate on the notes was fixed, while the rate charged on the accounts decreased, collections of finance charge and administrative receivables may not be sufficient to support the note interest rate resulting in reduced payments to you.

     A decrease in the spread, or difference, between collections of finance charge and administrative receivables and those collections allocated to make interest payments on your notes could reduce the net portfolio yield and increase the risk of early repayment of your notes.

Factors adversely affecting development and introduction of products may result in reduced payments to you.

     The bank’s failure to implement new product or service programs, the inability or high cost in obtaining intellectual property rights, the failure of or delay in customers’ acceptance of the bank’s products or services, losses associated with the testing and implementation of new products or services or financial, legal or other difficulties arising in the course of implementing new products or services may affect the bank’s ability to originate new accounts and to generate receivables in existing accounts. The bank’s inability to successfully develop, acquire, produce, test and market products and services will affect its competitive position and may reduce the amount of receivables transferred to the trust and the amounts available for payment on the notes.

Industry And Competitive Risk

Payment patterns of receivables could reduce collections.

     The receivables transferred to the trust may be repaid at any time. The trust cannot assure the creation of additional receivables in the trust’s accounts or that any particular pattern of customer payments will occur. A significant decline in the amount of new receivables generated could result in the occurrence of a pay out event for one or more series and the commencement of the early amortization period or the early accumulation period for each of those series. If a pay out event occurs, you could receive payment of principal sooner than expected. In addition, changes in finance charges can alter the monthly principal payment rates of customers. A significant decrease in monthly principal payment rates could slow the return or accumulation of principal during an amortization period or accumulation period. See “Maturity Considerations” in this prospectus.

Competition in the bank credit card industry may result in a decline in the bank’s ability to generate new receivables. This may result in the payment of principal earlier or later than the expected final principal payment date, or in reduced amounts.

     Within the highly competitive bank credit card industry, there is increased competitive use of advertising, target marketing and pricing competition with respect to both interest rates and cardholder fees as both existing credit card issuers seek to expand or new issuers seek to enter the market. Many of the bank’s competitors are substantially larger and have more capital and other resources than the bank. Competition among lenders can take many forms, including convenience in obtaining a loan, the size of their existing customer base, the ability to cross sell products to that customer base, intellectual property rights, customer service, size of loans, interest rates and other types of finance or service charges, the nature of the risk the lender is willing to assume and the type of security, if any, required by the lender. The bank has responded to the increased competition in the bank credit card industry primarily by focusing on business purpose credit for business owners, executives, business professionals and small businesses and offering cards with promotional pricing, including low or zero introductory rates, and rewards products tailored to the needs of small businesses and business professionals. The bank also has responded by developing marketing strategies for its business credit cards to attract and retain more high credit quality customers. Although the bank believes it is generally competitive in the geographic areas in which it offers its products and services, there can be no assurance that its ability to market its products and services successfully or to obtain an adequate yield on its accounts will not be impacted by the nature of the competition that now exists or may develop.

     The bank’s ability to compete in this competitive environment will affect its ability to generate new receivables and might also affect payment patterns on the receivables. If the rate at which the bank generates new receivables declines significantly, the bank might be unable to transfer additional receivables or designate additional accounts to the trust and a pay out event could occur, resulting in payment of principal sooner than expected or in reduced amounts. If the rate at which the bank generates new receivables decreases significantly at a time when the trust is scheduled to accumulate principal for future payment to the noteholders, noteholders might receive principal more slowly than planned or in reduced amounts.

Legal, Regulatory And Litigation Risk

Legislative and regulatory developments may affect the bank’s business operations and ability to generate new accounts.

     Banking and finance businesses in general are the subject of extensive regulation at the state and federal levels, and numerous legislative and regulatory proposals are advanced each year which, if adopted, could affect the bank’s profitability or the manner in which it conducts its activities. It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any of the federal or state proposals will become law.

     The credit card industry is also extensively regulated by federal and state laws. These laws affect how loans are made, enforced and collected. The United States Congress and the states may pass new laws, or may amend existing laws, to regulate further the credit card industry or to reduce finance charges or other fees applicable to credit card accounts or transactions. This could make collection of credit card receivables more difficult for the bank, as servicer, and could decrease the amount of finance charge and administrative receivables received by the trust and thus funds available for interest payments on the notes. Reductions in finance charges and other fees on the receivables or reductions in permitted interchange fees would result in a decrease in the effective yield on the portfolio of receivables that could lead to a pay out event and early amortization of your notes.

     On April 20, 2005, the President signed into law the Bankruptcy Abuse Prevention and Consumer Protection Act of 2005. The act amends the Bankruptcy Code and, when the act becomes effective, will require that debtors pass a means test to determine eligibility for bankruptcy relief. The act also adds new consumer protections, such as new minimum payment provisions and introductory rate disclosures for some credit card products and exemptions for retirement savings in bankruptcy. While directed primarily at consumer bankruptcies, the bankruptcy changes may also impact individuals operating small businesses who file for bankruptcy liquidation under Chapter 7 of the Bankruptcy Code, and accordingly, could affect the bank’s operations as currently conducted. The act applies only to bankruptcy cases commenced after the effective date of the act which effective date is 180 days after the April 20 signing of the bill. This delay in the effective date could result in increased bankruptcy filings during the period prior to the effective date if debtors choose to file under and take advantage of the law prior to amendment.

     In recent years certain industry groups and consumers have expressed concerns about interchange rates related to Visa and MasterCard credit and debit transactions and about increases in the interchange rates. In Australia the central bank has taken action to reduce interchange fees. Reductions in certain interchange fees have been proposed in Europe and regulators have challenged certain fees banks charge on transactions taking place in the United Kingdom. While there is no specific imminent regulatory action pending to restrict interchange rates in the United States, the Federal Reserve Bank of Kansas City recently held a conference to discuss rising interchange fees. Any restriction on or reduction in interchange fees would reduce the amount of interchange paid to the bank and could have an adverse effect upon the receivables and collections available to make payments on the notes. A suit has been filed by various merchants alleging that the establishment of interchange rates violates the U.S. antitrust laws. See “—Credit card industry antitrust litigation could adversely affect the bank’s business credit card program.”

     Federal and state legislatures as well as government regulatory agencies are considering legislative and regulatory initiatives related to enhanced credit scoring disclosure, penalty pricing, minimum monthly payments and other aspects of credit card lending and marketing. While these are generally directed at consumer transactions, it is possible that if any were to become effective they could impact small business lending and accordingly, could affect the bank’s operations as currently conducted.

Litigation involving the bank and affiliates may affect payments to noteholders.

     The bank and its affiliates from time to time are involved in class action lawsuits, other litigation, claims and proceedings arising in the ordinary course of business or discontinued operations. Class action lawsuits and actions often affect more than one financial institution, but some of these actions may solely involve the bank or its affiliates. Unfavorable resolution of any material class action lawsuit, other litigation, claim or proceeding could negatively impact the bank’s results of operations or financial condition and affect its ability to service the receivables or originate new accounts, which may affect payments to noteholders.

Credit card industry antitrust litigation could adversely affect the bank’s business credit card program.

     On October 9, 2001, the United States District Court for the Southern District of New York issued its decision in an antitrust lawsuit brought by the United States Department of Justice against MasterCard International, VISA U.S.A., Inc., and VISA International, Inc. The court ordered the repeal of the exclusionary policies of the associations that prevented the associations’ member banks from offering credit cards of competitors (e.g., American Express® and Discover Card®). The court rejected the Justice Department’s argument that the associations’ “duality” policies that allow a bank to belong to both associations lessened competition. The District Court has stayed final judgment on the exclusionary policies pending appeal by the associations. On September 17, 2003, the United States Court of Appeals for the Second Circuit issued a decision that upheld the judgment of the District Court. On May 10, 2004, MasterCard filed a writ of certiorari with the U.S. Supreme Court, which was denied on October 4, 2004. On October 4, 2004 and November 15, 2004, Discover Financial Services, Inc. and American Express Travel Related Services Company, Inc., respectively, filed a lawsuit in the U.S. District Court for the Southern District of New York against MasterCard Incorporated, MasterCard International Incorporated, Visa U.S.A., Inc. and Visa International Services Association alleging that the associations unlawfully restrained trade under the U.S. federal antitrust laws. On January 14, 2005, MasterCard filed a motion to dismiss the lawsuit for failure to state a claim. On April 14, 2005, the court denied Discover Financial Services, Inc. and American Express Travel Related Services Company, Inc.’s motion to give effect to the findings in the Justice Department’s litigation, in addition to denying MasterCard’s motion to dismiss the majority of Discover Financial Services, Inc. and American Express Travel Related Services Company, Inc.’s complaints. We are not able at this time to determine what the effect, if any, of a final judgment would be on the bank’s business credit card program.

     In 1996, Wal-Mart Stores, Inc. and several other retailers sued MasterCard International, Inc., VISA U.S.A., Inc. and VISA International, Inc. in the U.S. District Court for the Eastern District of New York. The suit asserted that the rules of the associations regarding the uniform acceptance of all VISA and MasterCard cards, including debit VISA and MasterCard cards, constitute an illegal tying arrangement. In April 2003, MasterCard International, Inc. and VISA U.S.A., Inc. each agreed to settle the suit before the U.S. District Court. MasterCard International, Inc. agreed to pay into a settlement fund approximately $1 billion over ten years and VISA U.S.A., Inc. agreed to pay approximately $2 billion over ten years. The associations also agreed to certain reductions in the interchange rate for debit cards and agreed to change their rules to allow merchants who accept their credit cards for payment to not accept their debit cards. In December 2003, the U.S. District Court granted final approval of the settlements. Certain merchants, however, have opted out of the settlements and have brought separate suits. On January 4, 2005, the Second Circuit Court of Appeals issued an order affirming the U.S. District Court’s approval of the settlement agreement. The time for class members to seek certiorari of the Second Circuit’s decision with the Supreme Court expires on May 31, 2005. In addition, class action lawsuits have been brought by consumers in various state courts and the District of Columbia that mirror the merchants suit.

     The description of the lawsuits above is primarily based on MasterCard Incorporated’s disclosure in its Form 10-Q for the period ended March 31, 2005.

     The bank and its affiliates are not a party to these suits and therefore will not be directly liable for any amount related to the settlements, the suits filed by merchants who have opted out of the settlements or the consumer class action suits pending in the state courts. Also, the bank has issued only credit cards and not debit cards, and it is the acceptance of debit cards which is at issue in these suits. However, if a judgment is entered against MasterCard or Visa in the suits filed by merchants who have opted out of the settlements or the consumer class action suits pending in the state courts, then the plaintiffs, the associations or the associations’ creditors may seek to assess or otherwise assert claims against the associations’ member banks, including the bank, to satisfy the judgment. In addition, even if no claim is asserted against the associations’ member banks, the impact of the settlements or a judgment against the associations could adversely affect the business operations of the member banks. The outcome of these suits, the amount of any possible judgment against the associations, the amount of the settlements, the likelihood, amount and validity of any claim against the associations’ member banks, including the bank, resulting from the settlements or these suits, and the effect of the settlements or these suits on the payment of principal and interest on the notes cannot be determined at this time.

     We cannot predict the effect of the litigation described above or the proposed settlement in the retailer suit on the competitive environment in the credit card industry.

     On June 22, 2005, several retailers sued MasterCard International, Inc., VISA U.S.A., Inc., VISA International, Inc. and numerous named banks (Advanta Bank Corp. is not a named bank) in the U.S. District Court for the District of Connecticut. The suit asserts that MasterCard, VISA and various participating banks engaged in unlawful contracts, combinations and conspiracies in an unreasonable restraint of trade in violation of the Clayton Act and the Sherman Act by illegally fixing, raising, maintaining or stabilizing interchange fees for the defendants’ general purpose card network services, thereby requiring merchants to pay higher interchange fees and suppressing competition. In addition, the suit alleges that the defendants bundled and tied together separate and distinct services into the interchange fee, including float, promotional costs, transaction processing costs and the limited payment guarantee services in violation of the Sherman Act. The suit alleges that there are thousands of co-conspirators, including card issuing banks that agreed to the interchange fees and acquiring banks that engage in transactions with merchants. The complaint was brought as a class action and seeks an injunction and unspecified damages. The defendants have not yet filed an answer. This case is in its extremely early stages and it is impossible at this point to tell what impact, if any, it will have on the credit card industry or card issuing banks such as Advanta Bank Corp.

Action by bank regulatory authorities could affect the manner in which the bank conducts its business and the bank’s actions as servicer.

     The bank is an industrial bank chartered under the laws of the State of Utah subject to regulatory oversight and examination by both the FDIC and the Utah Department of Financial Institutions. It is subject to provisions of federal law which regulates its activities and require it to operate in a safe and sound manner. The effects of, and changes in, the level of regulatory scrutiny, regulatory requirements and initiatives, including certain mandatory and possibly discretionary actions by federal and state regulators, restrictions and limitations imposed by banking laws, examinations, audits and possible agreements between the bank and it regulators may affect the operations of the bank.

     If the FDIC were to conclude that any obligation under the trust agreement, the indenture, the transfer and servicing agreement, the receivables purchase agreement, the administration agreement or any other agreement entered into by the bank with respect to one or more series were an unsafe or unsound practice or violated any law, rule, regulation or written condition or agreement applicable to the bank, the FDIC has the power to order the bank, among other things, to rescind the agreement or contract, refuse to perform that obligation, terminate the activity, amend the terms of such obligation or take such other action as it determines to be appropriate. If such an order were issued, payments to you could be delayed or reduced, and the bank may not be liable to you for contractual damages for complying with such an order and you may have no recourse against the relevant regulatory authority. See “Material Legal Aspects of the Receivables — Certain Regulatory Matters” in this prospectus.

Macroeconomic Risk

Social, economic and geographic factors can affect credit card payments and may cause a delay in or default on payments.

     Changes in business credit card use, payment patterns and the rate of defaults by obligors may result from a variety of social, economic and geographic factors. Social factors include changes in confidence levels and attitudes towards incurring debt, the public’s perception of the use of credit cards and changing attitudes about incurring debt and the stigma of bankruptcy. Economic factors include the rates of inflation, the unemployment rates and the relative interest rates offered for various types of loans. In addition, acts of terrorism in the United States and the political and military response to any such events may have an adverse effect on general economic conditions, business confidence and spending and general market liquidity. Adverse changes in economic conditions in states where cardholders are located could have a direct impact on the timing and amount of payments on the accounts, which may have an impact on payments on the notes. In addition, existing and future legislation may affect the incurrence of debt and payment of credit card balances. In particular, under the Servicemember’s Civil Relief Act, members of the military, including reservists, on active duty who have entered into obligations, such as incurring credit card debt, before being called to active duty may be entitled to reductions in interest rates to a cap of 6% and a stay of collection efforts. As of the date hereof, the number of accounts in the trust portfolio affected by the limitations and restrictions of the Servicemember’s Civil Relief Act is minimal, but in the future the number may change.

     We cannot predict how any of these or other factors will affect repayment patterns or credit card use and, consequently, the timing and amount of payments on your series. Any reductions in the amount or timing of interest or principal payments will reduce the amount available for payment on the notes of such series.

Glossary

     This prospectus uses some defined terms. You can find a glossary of terms under the caption “Glossary of Terms for Prospectus” beginning on page 110 in this prospectus.

The Issuer

     Advanta Business Card Master Trust is a common law trust created under the laws of the State of Delaware. It is operated under a trust agreement dated as of August 1, 2000, between ABRC, as transferor, and Wilmington Trust Company, as owner trustee. Advanta Business Card Master Trust is called the “issuer” or the “trust” and Wilmington Trust Company, in its capacity as owner trustee of the issuer, is called the “owner trustee.”

     The activities of the issuer are limited to:

•	acquiring, owning and managing the trust assets and the proceeds of those assets;

•	issuing the notes and making payments on the notes;

•	issuing the Transferor Beneficial Interests;

•	granting the collateral as security for the notes to the indenture trustee;

•	holding, managing and distributing to the holders of the Transferor Beneficial Interests any portion of the collateral released from the lien of the indenture;

•	entering into, executing, delivering and performing its obligations under the transaction documents; and

•	engaging in related activities.

     The issuer is not permitted under the trust agreement to engage in any activity other than in connection with those activities listed above or as required or authorized by the terms of the transaction documents. The trust will not own any assets other than the receivables, any proceeds thereof, and any other assets, such as credit enhancement agreements, that are permitted by the transaction documents. Also, see “The Indenture — Certain Covenants” in this prospectus for additional limitations on the issuer’s activities. As a consequence, the issuer is not expected to have any need for, or sources of, capital resources other than the trust assets. See “Description of the Notes — Transfer and Assignment of Receivables” in this prospectus for a description of the transfer and assignment of receivables to the trust.

     The issuer’s fiscal year ends December 31.

     The bank, in its capacity as “administrator,” under the administration agreement dated as of August 1, 2000, between the administrator and the trust, will provide the notices and perform on behalf of the trust certain other administrative obligations required by the transfer and servicing agreement, the indenture and the indenture supplement for each series, and will be compensated for acting as the administrator.

     The trust’s principal offices are in Delaware, in care of Wilmington Trust Company, as owner trustee, at the following address: Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

     The transferor will pay the fees of the owner trustee and will reimburse it for certain liabilities and expenses.

Advanta Bank Corp.,
Advanta Business Receivables Corp.
and Advanta Corp.

Advanta Bank Corp.

     Advanta Bank Corp. is an industrial bank chartered under the laws of the State of Utah. Advanta Bank Corp. is called the “bank” or a “seller.” The bank is a depository institution subject to regulatory oversight and examination by both the FDIC and the Utah Department of Financial Institutions. Under its banking charter, the bank is permitted to make consumer and commercial loans and to accept all FDIC insured deposits with the exception of demand deposits (such as checking accounts). The bank is a direct wholly-owned subsidiary of Advanta Corp.

     As of March 31, 2005, the bank derived approximately 74.07% of its funding from the securitization of revolving business purpose credit card receivables. From January 1, 2000 to March 31, 2005, the bank derived an average of approximately 70.10% of its funding from the securitization of revolving business purpose credit card receivables. Since August 2000, the trust has issued approximately $3.3 billion of notes in the public markets backed by revolving business purpose credit card receivables originated by the bank. Those notes have been issued in eleven separate transactions. The bank has also accessed securitization funding in twelve private transactions, including a commercial paper conduit facility labeled Series 1997-A that is described in the Annex to the related prospectus supplement. The bank originates receivables, pools and services them, and along with underwriters that it engages, structures the securitization of these receivables.

     The principal executive office of the bank is located at 11850 South Election Drive, Draper, Utah 84020.

Advanta Business Receivables Corp.

     Advanta Business Receivables Corp. is a corporation incorporated under the laws of the State of Nevada in May, 1996. Advanta Business Receivables Corp. is called “ABRC” or the “transferor.” The articles of incorporation of ABRC limit its purpose and activities to reduce the likelihood that a bankruptcy petition will be filed concerning it. An entity which is structured in this manner is frequently called bankruptcy remote. All of ABRC’s issued and outstanding shares of common stock are owned by the bank.

     The principal executive office of ABRC is located at 2215B Renaissance Drive, Suite 5, Las Vegas, Nevada 89119.

Advanta Corp.

     Advanta Corp. is a publicly-traded company based in Spring House, Pennsylvania and its stock is listed on the NASDAQ National Market System as ADVNA and ADVNB. Advanta Corp. was incorporated in Delaware in 1974 as Teachers Service Organization, Inc., the successor to a business originally founded in 1951. In January 1988, the company changed its name from TSO Financial Corp. to Advanta Corp. Advanta Corp.’s principal executive office is located at Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania 19477-0844.

The Bank’s Business Credit Card Activities

Business Overview

     The bank is the originator and servicer of the accounts designated to the trust.

     The receivables conveyed initially and to be conveyed in the future by the transferor to the trust pursuant to the transfer and servicing agreement have been and will be generated from transactions made by holders of selected MasterCard®*  and VISA®* revolving business purpose credit card accounts.

     The bank’s primary business, Advanta Business Cards, is one of the nation’s largest issuers of revolving business purpose credit cards to small businesses and business professionals. Each “Advanta Business Card” account is created and funded by the bank. The bank offers business purpose credit cards to small businesses and to business professionals, and its strategy is to maximize long term growth and increase profitability by attracting and retaining high credit quality customers and deepening its customer relationships.

     The bank’s principal objective is to use an information based strategy to continue to prudently grow its business. Based on the bank’s experience and expertise in analyzing the credit behavior and characteristics of its customers, the bank has developed an extensive database of customer information and attributes. The bank uses this information in conjunction with proprietary credit scoring, targeting and other sophisticated analytical models it has developed to market its products to prospective customers and to manage its relationships with its existing customers. The bank continually monitors its customer segments and validates its models based on actual results, and uses this information to refine and improve its analytical assumptions. The information the bank gathers and analyzes allows it to market directly to specific customer segments and to target prospects effectively. The bank also uses this information proactively to

*	MasterCard® and VISA® are registered servicemarks of MasterCard International Inc. and VISA U.S.A., Inc., respectively.

anticipate customer needs and customize its products to meet those needs and to enhance and maintain its relationships with existing customers.

     Through the bank’s focus on the small business market, it has identified numerous market segments distinguishable by characteristics such as size of business and industry. The bank expects to continue to use a targeted approach to these market segments, aiming to anticipate the distinct needs of various small businesses and business professionals, and to offer them products and services geared to their needs. The bank also plans to strengthen and deepen its relationships with its existing customers by emphasizing access to products and services that meet the unique demands of small businesses and business professionals and providing exceptional value to our customers.

     The bank is licensed to issue both MasterCard and VISA business purpose credit cards, although its primary product is a MasterCard business purpose credit card. MasterCard and VISA both license banks and other financial institutions, such as the bank, to issue credit cards using their respective service marks and interchange networks. The bank’s business purpose credit cards provide approved customers with access, through merchants, banks, checks and ATMs, to an unsecured revolving business credit line. Under the terms of the bank’s cardholder agreements, its business credit cards may be used for business purposes only.

     The bank offers a number of benefits that it believes are important to small businesses and business professionals, including:

•	competitively priced offerings and rewards programs;

•	additional cards for employees at no fee with the ability to set individual spending limits;

•	on-line, downloadable detailed expense management reports that categorize purchases, and itemize charges for recordkeeping and tax purposes;

•	customized cards with the cardholder’s business name displayed on the front of the card and customized business checks;

•	free on-line account management and bill payment; and

•	access to products and services that are designed to meet the unique needs of its customers on favorable terms and conditions.

     The interest rates and credit line sizes offered on the bank’s credit card accounts vary and are generally determined based upon the credit history and creditworthiness of the business and the individual who is an owner or authorized officer of the business (the “signing individual”). This signing individual and the business are jointly and severally liable for all transactions on the account in accordance with the terms of the cardholder agreement. The signing individual is personally liable for amounts due to the bank that the business does not pay. The interest rates and credit line sizes offered to business professionals are generally determined based upon the credit history and creditworthiness of the signing individual only. For business purpose credit cards offered solely to business professionals, only the signing individual is personally liable for all transactions on the account in accordance with the terms of the cardholder agreement.

Originations

     The bank originates, directly and through the use of third parties, substantially all of its business purpose credit card accounts using direct marketing techniques, including direct mail of applications to prospective customers inviting them to apply. Interested applicants may return applications to the bank via mail, telephone or the internet. The bank also uses telemarketing solicitations of prospective customers whose creditworthiness was prescreened.

     The bank’s sources for potential customers include credit reporting agencies, lists from data compilers and customer lists from establishments with a small business customer base. The bank also acquires customers through its strategic relationships with other organizations serving the small business market. In an effort to expand its customer reach, the bank is testing new sources and channels for identifying potential customers. The bank targets prospects for its business purpose credit cards using relevant information from the sources described above, historical solicitation data and its proprietary segmentation methods. The bank’s targeting models are continually updated to reflect changes in the competitive environment. The bank also mails solicitations periodically, offering potential applicants the invitation to apply for a MasterCard business credit card.

     In 2003, the United States Congress enacted the FACT Act which extensively amended the FCRA governing the use of consumer credit reports. In January 2005, the Federal Trade Commission, pursuant to the FACT Act, issued its final regulation to enhance required notices in prescreened offers for credit or insurance. The notices, among other things, inform consumers about their right to opt out of receiving future prescreened offers. Because the bank’s current lending activities are principally directed to business purpose credit, the FACT Act may have less of an impact on its business activities.

     Upon receipt of an applicant’s information, data is input into the bank’s database and is subject to the bank’s verification process. Through the use of proprietary credit scoring systems, the bank scores applicants to determine creditworthiness. See “— Underwriting Procedures” below. If an applicant is approved, an account is established, a fulfillment package including the card and a cardholder agreement, convenience checks, activation procedures and other pertinent information are sent directly to the customer via mail. On the face of the card is the credit card account number, the expiration date and, if applicable and if they choose, the name of the customer’s business. If an applicant is declined, typically due to a poor credit history or lack of complete or accurate credit information, a written notice to that effect is delivered to the applicant.

     In an effort to expand the bank’s customer base, the bank has formed strategic relationships with third parties whose customers or membership fit the bank’s target market profile. These third party relationships may take the form of joint ventures or other strategic alliances with companies and associations having portfolios of small business customers or members. The bank may also choose to pursue selective bulk portfolio acquisitions, provided the customers to be acquired fit the bank’s desired small business or business professional customer profile.

     By using the bank’s cards, its cardholders agree to be bound by the terms and conditions of the cardholder agreement. Under each cardholder agreement, the bank, or its successor, reserves the right, upon notice to the customer, to change or terminate any terms, conditions, services or features of its accounts at any time, including increasing or decreasing interest rates, finance charges, other fees and charges or minimum payment terms. The cardholder agreement also provides that any such changes may, after notice, apply to outstanding balances as well as to future transactions. The cardholder can elect not to be bound by certain changes in terms by giving timely written notice to the bank, upon which the account is closed but must be paid off according to the prior terms.

     Cardholders may use the credit card or convenience checks for business purpose purchases, balance transfers and cash usage. Cardholders make purchases by using the credit card to buy goods or services from retailers, service providers and other vendors. Cardholders may draw against their credit lines by transferring business purpose balances owed to other creditors to their Advanta Business Card account. Cash usage is when a credit card is used to obtain cash from a financial institution or an automated teller machine, when the cardholder uses convenience checks issued by the bank to draw against the cardholder’s credit line, or when the cardholder purchases items which can be reasonably assumed to be substitutes for cash.

     When a cardholder uses a credit card issued by a bank (a “member bank”) under contract with MasterCard or VISA, the seller of goods or services or the provider of cash generally sells the resulting receivable to that seller’s/provider’s merchant bank, which in turn sells the receivable (generally indirectly, through a clearing corporation and its agent bank) to the member bank that issued the credit card for an amount equal to the face amount of the receivable less interchange and other fees. The member bank is generally required by its contracts with MasterCard and VISA to purchase and pay daily for all receivables generated by use of credit cards issued by it. If a member bank were to fail to perform these obligations, MasterCard or VISA would have the right to cancel the credit cards issued by that bank.

Underwriting Procedures

     The bank has developed sophisticated models for assessing the creditworthiness of applicants. Using a proprietary credit scoring system, the bank evaluates common applicant characteristics and their perceived correlation to credit risk. The bank regularly validates and updates its scoring models to maintain and enhance their predictive power.

     On the application for its business purpose credit cards, the bank requests information about the signing individual and the business. Under the cardholder agreement for the bank’s core business credit card product, the signing individual (typically an owner or authorized officer of the business) and the business are jointly and severally liable for all transactions on the account. Therefore, on these accounts the bank may consider credit related and other relevant data about both the signing individual and the business in its assessment of the creditworthiness of potential cardholders. Through the application process, the bank verifies the applicant’s identification information and collects available information about the applicant’s business. This information, coupled with credit reports received from external credit reporting agencies, forms the basis for the bank’s decision to extend credit. The credit line size the bank offers varies and is ultimately determined based upon the information the bank receives regarding the credit history and creditworthiness of the business and the signing individual. However, when the bank offers its core business credit card product to business professionals, it only considers credit related and other relevant data about the signing individual in its assessment of the applicant for the card because only the signing individual is liable on those accounts.

     The bank reports account information on its business customers to an external business credit agency. The bank also has the right to report its signing individual’s credit behavior to consumer credit bureaus.

     Subject to the policies and procedures of the bank and the direction of the Board of Directors, the bank’s chief credit officer has oversight responsibility for the credit policy manual, develops policies, and recommends to the Board approval of new polices as well as material changes to existing policies. Policy recommendations may originate from business unit personnel, credit administration or risk management personnel. The bank’s board of directors approves all credit-related policies and any material changes to those policies. Policies by which the credit process is managed are reviewed and approved by the board of directors on at least an annual basis. Included in this review are the bank’s policies on items such as underwriting, loan monitoring and problem loan management.

     The bank currently uses a set of credit risk scoring models to predict the creditworthiness of the signing individual and of the business. These models use several predictive attributes to predict the probability of default of the signing individual and the business. One predictive indicator is the FICO score of the signing individual. The FICO score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Although Fair, Isaac & Company discloses only limited information about the variables it uses to assess credit risk, the bank believes they include, but are not limited to, debt level, number of credit experiences, delinquency experience and utilization level of available credit. The bank believes that the FICO score, as a measure of credit risk, has only limited value in assessing the small business market because it does not capture all relevant information relating to an applicant’s business.

     From April 2002 through October 2002, the bank assigned credit lines based on a combination of underwriting risk score and applicable product offer. The underwriting risk score together with the applicable product offer were key determinants of credit line assignment. In general, those in the lowest risk score band reflecting the highest degree of credit risk received lower credit lines than those in the higher credit risk score bands reflecting lower degrees of credit risk. Credit line assignments expanded for competitively priced offers and for “reward” products, due to the better performance that these products had historically produced for the bank. At the point of approval of an applicant, the bank’s profile of that applicant was limited to the information outlined above, including the FICO score of the signing individual and, if available, limited historical business information. Once the applicant became a cardholder, the bank compiled information regarding the account behavior and used this information to maintain and update its performance database. The bank’s management believed that this information regarding actual account performance and actual behavior over time became a highly reliable indicator of future performance and therefore diminished the relevance of the criteria initially used to score applicants. Hence, the bank periodically re-scored the signing individual of the business based on all of the information the bank had accumulated, and used this information to evaluate and potentially adjust both the interest rate and the credit line size offered to the customer.

     Starting in April 2001 and continuing through March 2002, the bank’s scoring system was modified to differentiate between revolvers (customers who maintain account balances on which finance charges are assessed) and transactors (customers who pay their balances in full each month). This updated scoring system allowed the bank to more accurately assess the likely profitability of an account by acknowledging the differences in behavior and profitability between revolvers and transactors. The differences between these two groups called for different treatments in assigning credit lines and pricing on the account. Generally, higher credit lines were assigned for the revolver segment where the incremental line would most likely be used. Higher account interest rates were generally assigned to revolvers in this updated system, as compared to the original scoring system, and lower interest rates were assigned to the transactor segment in an effort to encourage balance-building behavior. This updated system also introduced a purchase volume score that allowed the bank to better segment and predict those customers who would likely be revolvers but maintain smaller revolving account balances, and assign them the appropriate size credit lines and pricing.

     From August 1999 through March 2001, the bank’s scoring system included an underwriting risk score and a revolving balance score. The underwriting risk score was a measure of perceived credit risk or potential for default, as previously described. The revolving balance score measured the expected potential balance of an account or the propensity for a customer to maintain an on-going account balance on which finance charges could be assessed. This score, together with the underwriting risk score, were key determinants of overall profitability. Using this two-score technique, the bank was able to identify those actual and potential applicants who presented low risk but also were not likely to maintain an account balance, engage in regular card use, or otherwise contribute to the bank’s profitability. Likewise, it allowed the bank to include potential applicants who presented moderate risk, but who also were likely to maintain an account balance and contribute to the bank’s profitability. Traditionally, these applicants may have been excluded using only credit risk criteria.

Competition

     The bank credit card industry is highly competitive. As both traditional and new credit card issuers seek to expand or to enter the market, there is increased competitive use of advertising and target marketing. There is also increasing pricing competition with respect to both interest rates, annual cardholder fees and rewards programs. The bank issues MasterCard credit cards to small business and business professionals customers nationwide, competing with certain money center banks and other large nationwide issuers, as well as with regional and local banks, savings and loan associations and other depository institutions. Many of these competitors have sizeable branch systems through which credit cards are marketed to the institution’s customer base, and these competitors may have greater capital resources and a larger depositor base than the bank. Certain major credit card issuers assess finance charges for selected portions of their portfolios at rates significantly lower than the rates currently being assessed on the accounts designated to the trust. The bank continually monitors the activities of its competitors to stay informed of the competitive environment.

Pricing

     The bank has a broad array of competitively priced offerings and products designed to appeal to its target customers and to respond to the competitive environment. The bank continually tests different pricing and reward strategies. Pricing and reward strategies include a combination of promotional pricing and cash back or business rewards that can be redeemed for travel, gift certificates or merchandise, based on net purchases on their business credit card accounts.

     All of the bank’s credit card accounts are assigned annual interest rates which are generally variable rates that adjust from time to time according to an index such as the Prime Rate or LIBOR (London Interbank Offered Rate) plus an add-on spread percentage, but subject to a minimum below which the rate cannot fall. The bank’s portfolio includes a minimal number of accounts with fixed interest rates charged for merchandise purchases and cash usage. With notice, the bank may reprice accounts at its discretion and in accordance with the terms of the applicable cardholder agreement. An account may have promotional pricing, including an introductory period during which a low or zero percent interest rate is charged for a specified duration after which the introductory rate generally is converted to a higher rate. Some accounts may have non-introductory promotional pricing for specified types of balances or account transactions.

     The bank continually monitors the credit quality of its accounts and adjusts the pricing and/or credit line size on an account based on a variety of factors, including changes in a cardholder’s credit standing and other factors indicating a risk of future nonpayment. To discourage delinquent payments, the bank assesses late fees and uses “penalty pricing” which automatically increases the interest rate assessed on any account that becomes in default in accordance with the terms of the applicable cardholder agreement. The amount by which the interest rate is automatically increased may vary.

Interchange

     Creditors, such as the bank, who participate in the MasterCard and VISA associations receive certain fees, called “interchange,” as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to account billing. Under the MasterCard and VISA systems, a portion of interchange in connection with cardholder charges for goods and services is passed from the bank that clears the related transaction to the card issuing bank. MasterCard and VISA set interchange fees annually based on the number of credit card transactions and the amount charged per transaction. To the extent set forth in the indenture supplement for a particular series of notes, the bank’s collections of finance charge and administrative receivables allocable to that series for any monthly period will be deemed to include any interchange allocated to those receivables.

Servicing

     The bank is the servicer for the Advanta Business Card Master Trust.

•	Operations

     The bank’s operations are organized and designed to support rapid product introduction and customer portfolio growth. The bank uses internal and external resources to support its servicing and collections functions. Certain processing and administrative functions associated with the servicing of its business purpose credit card accounts (the “Advanta Business Card Portfolio”) are currently performed on behalf of the bank by First Data Resources, Inc (“FDR”). Services performed by FDR include: authorizing transactions through the MasterCard and VISA systems based upon the bank’s criteria for approval; performing billing and settlement processes; generating monthly billing statements; and issuing credit card plastics and new account agreements. If FDR were to fail or become insolvent, delays in processing and recovery of information about charges incurred by, or payments made by, cardholders could occur. The replacement of the services that FDR now provides to the bank could be time consuming. As a result, delays in payments to noteholders of each series outstanding at that time could occur. See “— Key Outside Supplier Relationships” in this prospectus.

•	Customer Service and Support

     The bank maintains several channels of communication and support for its customers, including a toll-free phone number, on-line account management, postal and facsimile services. The bank maintains multi-site contact centers, currently located in Horsham, Pennsylvania and Draper, Utah. The bank’s contact centers utilize a unified platform and are managed so that functions can be performed seamlessly regardless of geographic location. Customer contacts are distributed across these sites based on service level objectives. In addition, the bank leverages numerous technology solutions to increase efficiencies, reduce costs and improve customer satisfaction. The bank uses metrics such as average speed of answer and abandon rate to measure its performance and success.

     The bank’s customer service function works closely with other functions across the Advanta Business Cards organization to achieve seamless service and problem resolution. The bank is focused on supporting and maintaining its relationships with its existing customers through programs designed to stimulate card usage, enhance customer loyalty and retain existing accounts. The bank’s objective is to maximize every contact opportunity to provide “best in class” service to its customers.

•	Delinquencies and Collections

     Delinquencies and charge-offs are monitored by management of the bank’s collections and credit departments. The bank uses a variety of techniques to discourage delinquent payments, including assessment of late fees and use of “penalty pricing,” as described above. The bank’s credit evaluation, servicing and charge-off policies and collection practices may change from time-to-time in accordance with its business judgment and applicable laws and regulations.

     Each account is billed monthly on a statement date which occurs on or about the same day of each month. An account is “contractually delinquent” if the minimum payment indicated on the billing statement is not received before the next statement date.

     The bank uses a variety of collections strategies to pursue late payments. The bank’s strategies are developed using proprietary models that analyze an array of variables, including payment history, FICO score, and other credit indicators, to predict the type and timing of collections activity to be implemented for each account in order to optimize its collection efforts. Collection activities include statement messages, formal collection letters and telephone calls. Collection personnel initiate telephone contact with delinquent customers as early as the first day the customer becomes contractually delinquent. The objective is to contact highest risk accounts first. If initial telephone contact fails to resolve the delinquency, the bank continues to contact the customer by telephone and by mail. Although such arrangements are made infrequently, the bank may also enter into arrangements with customers to extend or otherwise change payment schedules.

     Credit card accounts are charged-off no later than the end of the month in which they become past due 180 cumulative days from the contractual due date. After an account has been charged off, if the customer has not declared bankruptcy, the account is generally referred to an outside collection agency. If fraudulent activity is discovered or reported, the bank charges off the relevant portion of a credit card account no later than 90 days after discovery or verification or within the contractual charge-off time frames stated above, whichever is shorter. If customers declare hardship or enter consumer credit counseling, the bank will charge off affected accounts at 120 days past due. The accounts of obligors that declare bankruptcy, whether the bankruptcy is with respect to the business or the signing individual, are charged off within 60 days of receipt of notification of filing for bankruptcy from the bankruptcy court, or within the time frames adopted in the FFIEC Uniform Retail Credit Classification and Account Management Policy, whichever is shorter. Once an account is charged off, it cannot revert to non-charged-off status, unless the charge-off was an operational error. Charged-off accounts may be sold to third parties. If accounts are reaged (to a lesser delinquency status or brought current) and the customer does not adhere to their agreed upon fixed repayment schedule, the account will be charged-off at 120 days past due.

     The bank maintains collection centers in Horsham, Pennsylvania and Draper, Utah.

•	Interest Accrual

     Prior to October 1, 2002, the billing and recognition of interest and fees was discontinued when the related receivable became 90 days past due or when the account was classified as fraudulent, bankrupt, deceased, hardship or credit counseling. Effective October 1, 2002, the bank continues to bill and recognize interest and fees on accounts when they become 90 days past due, and an additional allowance for receivable losses is established for the additional billings estimated to be uncollectible through a provision for interest and fee losses. The billing and recognition of interest and fees is still discontinued when the account is classified as fraudulent, bankrupt, deceased, hardship or credit counseling. Provisions for interest and fee losses are recorded as direct reductions to interest and fee income.

•	Billing and Payments

     FDR, as the bank’s service bureau, generates and mails to customers monthly statements summarizing account activity. Activity on an account during a billing period can take the form of: (a) a balance at the end of the period; (b) a purchase, balance transfer, cash usage or other transaction during the period; (c) a payment, complete or partial, during the period, and/or (d) a charge assessed during the period. Customers can pay balances in full each month or pay in installments. If they elect to pay in installments, they are required to pay at least the minimum payment shown on the billing statement.

     Generally, the bank’s cardholder agreements define the minimum payment due as the sum of (1) 2.25% of the entire outstanding balance on the account or $10, whichever is greater, plus (2) any amount that is past due, plus (3) any newly-accrued fees and charges the bank elects to include. If the entire outstanding balance is less than $10, then only the outstanding balance is due. In addition, if the outstanding balance less the minimum payment due exceeds the credit limit, the excess may be added to the minimum payment due. The bank also may elect to vary the minimum payment on any account to provide for additional balance amortization or in other circumstances. Finance charges are assessed during any period when there is an outstanding account balance. Application of payment and credit amounts to the various components of any amounts due will be at the bank’s discretion, subject to contractual, legal and regulatory requirements, and may vary from time to time and may include, among other things, application of payments and credits to fees, finance charges and insurance premiums before principal amounts, and to components bearing lower interest rates (such as introductory or promotional rates) before components bearing higher interest rates.

     The bank offers cards to customers with and without an annual fee. The bank can also assess fees for account transactions,—such as cash usage, balance transfers and foreign currency conversions—and for account performance—such as late payments, over-limit status, returned checks and drafts, and draft stop payment orders—-all as provided in the bank’s cardholder agreements.

     See “Descriptions of the Notes — Collection and Other Servicing Procedures” and “— Adjustments” in this prospectus for additional information on the servicing of the receivables.

Key Outside Supplier Relationships

     The bank uses a variety of services, in addition to those referred to above, provided by FDR in originating and servicing its accounts. These services include issuing credit card plastics and new account agreements, data management, fraud management and payment processing. Any interruption, deterioration or termination of these services could adversely affect the bank’s business operations and reputation. FDR is located in Omaha, Nebraska and is a subsidiary of First Data Corp.

     The bank contracts with a major third-party financial institution to process customer payments. The payments are received at a centralized post office box and delivered to a processing center. The processing center processes the work Monday through Saturday and deposits the payments into the bank’s account. Payments are transmitted daily to FDR to post to the customers’ accounts. Customers also have the ability to make account payments via electronic Automated Clearing House (“ACH”) transactions. These payments can be initiated through the bank’s website or over the phone with a bank representative. Payment requests are confirmed in the system and initiated through the ACH network, through which payments post to the customers’ accounts and funds are drawn from customers’ previously-identified banks.

     The bank depends on data provided by the three consumer credit bureaus, Equifax, Experian, and Trans Union and by an external small business credit agency. Additionally, credit and marketing decisions are based on business information provided by Dun & Bradstreet and Experian. While the three consumer credit bureaus are largely interchangeable, the business data provided by Dun & Bradstreet and Experian and by an external small business credit agency are unique. Inability to access information from Dun & Bradstreet or Experian could adversely impact the bank’s ability to make credit decisions and market its business credit card products.

Credit Card Association Relationships

     MasterCard and VISA license banks to issue credit cards using their servicemarks and to use their interchange networks. The bank is licensed to issue both MasterCard and VISA business credit cards. The vast majority of the Advanta Business Card Portfolio accounts are MasterCard credit cards.

The Trust Portfolio

     The assets of the trust include the receivables conveyed to the trust which arise in accounts selected from the Advanta Business Card Portfolio at the time the trust was established, and additional accounts selected since that time, on the basis of criteria described in the transfer and servicing agreement. All such accounts are owned by the bank or by another seller affiliated with the bank. These designated accounts are called the “trust portfolio.” In addition to the receivables in the trust portfolio, the trust assets include:

•	all monies due or to become due in payment of these receivables;

•	all proceeds of these receivables;

•	all proceeds of any credit insurance policies relating to these receivables;

•	any recoveries allocable to the trust because of these receivables;

•	interchange, if any, allocated to your series, class or tranche of notes, as described in the prospectus supplement for your series;

•	all monies on deposit in specified trust accounts or investments made with these monies, including any earned investment proceeds if the prospectus supplement for your series, class or tranche of notes so indicates;

•	proceeds of any credit enhancement, as described in the prospectus supplement for your series, class or tranche of notes; and

•	proceeds of any derivative contracts, consisting of interest rate swaps, currency swaps, credit swaps, interest rate caps or instruments, called bankruptcy options, under which a counterparty assumes the risk of an increase in bankruptcies in exchange for payment, each such contract between the trust or a transferor and a counterparty, as described in the prospectus supplement for your series of notes.

     Receivables in the trust consist of:

•	“principal receivables,” which are amounts charged by cardholders for merchandise, services, cash usage and balance transfers; and

•	“finance charge and administrative receivables,” which are periodic finance charges, annual membership fees and service charges, late fees, over-limit fees, cash usage fees, and all other fees and charges on accounts designated by the transferor to be included as finance charge and administrative receivables, and any other amounts, other than principal receivables, designated by the transferor to be “finance charge and administrative receivables.”

     The trust considers net recovery amounts for defaulted receivables, called “recoveries,” as collections of finance charge and administrative receivables.

     Initially, a group of accounts were selected on August 1, 2000 (the “initial cut-off date”) and designated to the trust. These accounts are the “initial designated accounts.” On numerous dates since then and on dates hereafter (each, an “additional cut-off date”), additional accounts have been and may be designated for inclusion in the trust. The initial cut-off date and each additional cut-off date are called “cut-off dates” in this prospectus. The initial designated accounts and additional accounts designated to the trust must meet eligibility criteria set forth in the transfer and servicing agreement. Receivables in the initial designated accounts and additional accounts designated to the trust have been conveyed to the trust. Additional receivables arising from time to time in the accounts designated to the trust are automatically conveyed to the trust. Receivables conveyed to the trust and accounts designated to the trust must also meet eligibility criteria set forth in the transfer and servicing agreement. If receivables conveyed to the trust are found to have been ineligible when created or designated for inclusion, the transferor that transferred those receivables must accept retransfer of those receivables.

     The transferor has the right, and may be required to, designate additional accounts for inclusion in the trust portfolio or may elect to automatically designate additional accounts, as described under “Description of the Notes — Addition of Trust Assets” in this prospectus.

     The transferor also has the right to remove accounts from the trust portfolio, as described under “Description of the Notes — Removal of Accounts” in this prospectus. If the transferor does so, the trust will reconvey all receivables in these removed accounts, whether existing or to be created, to the transferor that transferred those receivables.

     When the trust issues a new series, class or tranche of notes, the transferor will represent and warrant to the trust that, as of the closing date for the new series, class or tranche, the accounts designated to the trust met the eligibility criteria set forth in the transfer and servicing agreement at their time of designation. See “Description of the Notes — Representations and

Warranties” in this prospectus for more information on eligibility criteria for accounts and receivables.

     The prospectus supplement relating to each series, class or tranche of notes will provide certain information about the trust portfolio as of the date specified. This information will include:

•	the amount of principal receivables;

•	the amount of finance charge and administrative receivables;

•	the range and average balances of the accounts;

•	the range and average credit limits of the accounts;

•	the range and average ages of the accounts;

•	the geographic distribution of the accounts; and

•	delinquency statistics relating to the accounts.

Maturity Considerations

     Following its revolving period, each series, class or tranche of notes is expected to begin to accumulate principal or begin to distribute principal to noteholders. The related prospectus supplement describes the conditions under which an accumulation or amortization period will begin for your class or tranche of notes.

     Principal will accumulate in a principal funding account if your series, class or tranche features controlled accumulation or early accumulation and one of these accumulation periods begins. As described in the related prospectus supplement, during a controlled accumulation period on each payment date an amount of principal collections, up to the amount specified, will be deposited into in the principal funding account. If the series described in the related prospectus supplement features multiple classes or tranches, different classes or tranches of your series may have differing priorities for the accumulation or payment of principal. This means that noteholders of other classes or tranches could begin to receive payments of principal before you do. In the case of a class or tranche of subordinated notes in a multiple tranche series, principal collections will be deposited only to the extent permitted by the subordination provisions of the senior notes of that series. If a pay out event occurs and your series, class or tranche features an early accumulation period, the full amount of principal collections available to your series, class or tranche will be deposited in the principal funding account, up to the amount specified in the related prospectus supplement. These accumulated principal collections will be paid to you on the Expected Final Principal Payment Date for your class or tranche of notes, or earlier if an early amortization period begins before your Expected Final Principal Payment Date. Although your series, class or tranche may feature an accumulation period, your series, class or tranche of notes might not make use of it.

     Principal will be paid to you in increments, up to the amount specified in the related prospectus supplement, if your series, class or tranche features a controlled amortization period and such controlled amortization period begins. Your class or tranche of notes might also begin to pay principal to you if the related prospectus supplement specifies that your class or tranche will begin early amortization following a pay out event. In a multiple tranche series, principal of a tranche or class will be paid only to the extent that payment is permitted by the subordination provisions of the senior notes of that series. In a multiple tranche series, some pay out events will affect the entire series while others may only affect the notes of your particular tranche. In a single issuance series, a pay out event will affect all classes of your series. During any amortization period, principal will be paid to you only on a payment date.

     We cannot assure you that principal will be available when expected, either to accumulate or to pay to you. The Expected Final Principal Payment Date for your class or tranche of notes is based upon assumptions about payment rates on the receivables, as detailed in the related prospectus supplement. We cannot assure you that these payment rate assumptions will be correct. Payment rates depend on collections of receivables. Collections can vary seasonally and are also affected by general economic conditions and the payment habits of customers. The related prospectus supplement will provide historical payment rates, total charge-offs and other information relating to the trust portfolio. The trust cannot assure you that future events will be consistent with this historical performance. The life of your notes might be longer than expected if principal is collected more slowly. The related prospectus supplement may provide that if the principal payment rate falls below a specified level, a pay out event will occur. The occurrence of any pay out event may substantially shorten the average life of your notes.

Use of Proceeds

     The net proceeds from the sale of each series, class or tranche of notes the trust offers pursuant to this prospectus and the related prospectus supplement will be used by the trust for the purposes, if any, described in the related prospectus supplement. Any remaining proceeds will be paid to the relevant transferor. The transferor will use those proceeds to pay the bank or other affiliated seller the purchase price of the receivables transferred to it and to pay its other expenses. The bank or other affiliated seller will use the proceeds received from the transferor to provide liquidity for anticipated future asset growth and for its general corporate purposes.

Description of the Notes

     The notes will be issued in series, classes and/or tranches. Each series will represent an obligation of the trust. Each series of notes will be issued under the indenture, as supplemented by an indenture supplement, in each case entered into by the trust and the indenture trustee. Each tranche of notes in a multiple tranche series will be issued under the indenture, as supplemented by (a) an indenture supplement, governing the terms applicable to the entire series, and (b) a terms document, governing the terms applicable only to such tranche of notes. The following summaries describe the material provisions common to each series of notes. The related prospectus supplement specifies the series, class and tranche of notes being offered and gives you additional information specific to the notes being offered. The summaries are qualified by reference to all of the provisions of the transfer and servicing agreement, the indenture, the related indenture supplement and the related terms document, if applicable. A copy of the form of each of these documents is filed as an exhibit to the registration statement of which this prospectus is a part. Each prospectus supplement will describe the provisions specific to the related series, class or tranche of notes. Holders of the notes of any outstanding series, class or tranche will not have the right to prior review of, or consent to, any subsequent issuance of notes. We expect that most series, classes and tranches of notes to be issued after the date of this prospectus will be issued as or as part of a multiple tranche series. A class designation determines the relative seniority for receipt of cash flows and funding of the Investor Default Amounts allocated to the related series of notes. For example, a class of subordinated notes generally provides credit enhancement for a class of senior notes of that series. Some series, if so specified in the related prospectus supplement, may be multiple tranche series, meaning they have classes consisting of multiple discrete issuances called “tranches.” Whenever a “class” of notes is referred to in this prospectus or any prospectus supplement, it also includes all tranches of that class, unless the context otherwise requires. The trust may issue different tranches of notes of a multiple tranche series at the same time or at different times, but no tranche of senior notes of a series may be issued unless the required amount of credit enhancement is in place for such senior tranche of notes. See “— Issuance of Additional Series, Classes and Tranches of Notes” in this prospectus.

General

     The notes will be secured by and paid from the assets of the trust. Each series will be allocated collections of principal receivables, finance charge and administrative receivables and defaulted receivables based on a specified percentage called the “Investor Percentage.” The method of calculating the Investor Percentage will be described in the related prospectus supplement. The Investor Percentage will be based on the Invested Amount for a series. If the notes offered by this prospectus and the related prospectus supplement are in a multiple tranche series, collections of principal receivables, finance charge and administrative receivables, defaulted amounts and the servicing fee may be further allocated among each class or tranche in that series as described in the related prospectus supplement.

     The “Invested Amount” for a series on any date will be equal to:

•	the initial outstanding principal amount of that series of notes as of the closing date for that series (increased by the initial principal balance of any notes of that series issued after the closing date for that series); minus

•	the amount of principal paid to noteholders of that series prior to that date; minus

•	the amount of unreimbursed Investor Charge-Offs and reallocated principal collections for notes of that series prior to that date not covered by application of any available funds as specified in the related prospectus supplement.

     If specified in the prospectus supplement for any series of notes, under certain circumstances the Invested Amount may be further adjusted by the amount of principal allocated to noteholders, the funds on deposit in any specified account, and any other amount specified in the related prospectus supplement.

     Each series of notes may consist of one or more classes, one or more of which may be senior notes and one or more of which may be subordinated notes. Each class of notes may consist of one or more tranches of notes. Each class and tranche of a series will evidence the right to receive a specified portion of each payment of principal or interest or both. Each class or tranche of a series may differ from other classes in some aspects, including:

•	amounts allocated to principal payments;

•	maturity date;

•	interest rate; and

•	availability and amount of credit enhancement.

     Payments of interest and principal will be made on payment dates to noteholders in whose names the notes were registered on the business day prior to any payment date, unless a different record date is specified in the related prospectus supplement. Interest will be paid to noteholders in the amounts, for the periods and on the dates specified in the related prospectus supplement.

     The trust will pay principal of and interest on a series, class or tranche of notes solely from the portion of finance charge and administrative receivables and principal receivables which are allocable to that series, class or tranche after giving effect to all allocations and reallocations, deposits and withdrawals of amounts in any trust accounts, including any supplemental accounts, relating to that series, class or tranche, and amounts received under any derivative agreement, under any supplemental credit enhancement agreement or under any supplemental liquidity agreement relating to that series, class or tranche. If those sources are not sufficient for payment of principal of or interest on that series, class or tranche, the noteholders will have no recourse to any other assets of the trust, or any other person or entity for the payment of principal of or interest on that series, class or tranche of notes.

     A note is not a deposit and neither the notes nor any receivables are insured or guaranteed by the FDIC or any other governmental agency.

     The transferor will initially own the “Transferor Beneficial Interest” which is an undivided beneficial interest in the trust. It represents the amount of receivables not securing any series, class or tranche of notes and is entitled to receive all cash flows from the trust assets not required to make payments on the notes or to be paid to a credit enhancer. The holder of the Transferor Beneficial Interest, subject to certain limitations, will have the right to a percentage, called the “Transferor Percentage,” of all customer payments from the receivables in the trust. The Transferor Beneficial Interest may be transferred, in whole or in part, subject to certain limitations and conditions described in the trust agreement and in a transaction exempt from the registration requirements of the Securities Act of 1933. At the discretion of the transferor, the Transferor Beneficial Interest may be held either in an uncertificated form or in the form of a certificate representing the Transferor Beneficial Interest, called a “transferor certificate.” See “— Certain Matters Regarding the Transferor and the Servicer” in this prospectus.

     In a single issuance series, during the revolving period, the Invested Amount of a series will remain constant except under certain limited circumstances. See “— Defaulted Receivables; Investor Charge-Offs” in this prospectus. The amount of principal receivables in the trust, however, will vary each day as new principal receivables are created and others are paid. The amount of the Transferor Interest will fluctuate each day, therefore, to reflect the changes in the amount of the principal receivables in the trust. When a series is amortizing, the Invested Amount of that series will decline as customer payments of principal receivables are collected and distributed, or accumulated for payment, to the noteholders. As a result, the Transferor Interest will generally increase to reflect reductions in the Invested Amount for that series and will also change to reflect the variations in the amount of principal receivables in the trust. The Transferor Interest may also be reduced as the result of new issuances. See “— Issuance of Additional Series, Classes and Tranches of Notes” in this prospectus.

Securities Depository

     Generally, notes offered through this prospectus and the related prospectus supplement:

•	will be represented by notes registered in the name of a DTC nominee;

•	will be available for purchase in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount; and

•	will be available for purchase in book-entry form only.

     The related prospectus supplement will specify if your notes have different characteristics from those listed above.

     DTC has informed the transferor that initially its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of each series, class or tranche of notes. It is anticipated that the only “noteholder” will be Cede & Co., as nominee of DTC. As an owner of beneficial interests in the notes, called a “note owner,” you will generally not be entitled to a definitive note representing your interest in the issued notes because you will own notes through a book-entry record maintained by DTC. References in this prospectus and the related prospectus supplement to payments, reports, notices and statements to noteholders refer to DTC or Cede & Co., as registered holder of the notes, for payment or delivery to you in accordance with DTC procedures. All references in this prospectus and the related prospectus supplement to actions by noteholders shall refer to actions taken by DTC upon instructions from DTC participants.

     The related prospectus supplement may state that application will be made to list your series or class of notes on the Luxembourg Stock Exchange or another exchange.

Book-Entry Registration

     Following is a description of the form your notes will take. We also describe how your notes may be transferred and how payments will be made to you.

     The information in this section concerning DTC and DTC’s book-entry system has been provided by DTC. The transferor has not independently verified the accuracy of this information.

     You may hold your notes through DTC in the U.S., Clearstream Banking or Euroclear in Europe or in any other manner described in the related prospectus supplement. You may hold your notes directly with one of these systems if you are a participant in the system, or indirectly through organizations which are participants.

     Cede & Co., as nominee for DTC, will hold the global notes. Clearstream Banking and Euroclear will hold omnibus positions on behalf of the Clearstream Banking customers and the Euroclear participants, respectively, through customers’ securities accounts in Clearstream Banking’s and Euroclear’s names on the books of their respective depositaries collectively called the “depositaries,” which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include the underwriters of any series, class or tranche), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream Banking customers and Euroclear participants will occur in the ordinary way in accordance with their rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking customers and Euroclear participants may not deliver instructions directly to the depositaries.

     Because of time-zone differences, credits of securities in Clearstream Banking or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Banking customer or Euroclear participant on that business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

     Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, notes may do so only through participants and indirect participants. In addition, note owners will receive all payments of principal of and interest on the notes from the indenture trustee through the participants who in turn will receive them from DTC. Under a book-entry format, note owners may experience some delay in their receipt of payments, since payments will be forwarded by the indenture trustee to Cede & Co., as nominee for DTC. DTC will forward payments to its participants, which thereafter will forward them to indirect participants or note owners. It is anticipated that the only “noteholder” will be Cede & Co., as nominee of DTC. Note owners will not be recognized by the indenture trustee as noteholders, as such term is used in the indenture, and note owners will only be permitted to exercise the rights of noteholders indirectly through the participants who in turn will exercise the rights of noteholders through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the notes and is required to receive and transmit payments of principal and interest on the notes. Participants and indirect participants with which note owners have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective note owners. Accordingly, although note owners will not possess notes, note owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a note owner to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its notes, may be limited due to the lack of a physical certificate for its notes.

     DTC has advised the transferor that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose account with DTC the notes are credited. Additionally, DTC has advised the transferor that it will take such actions with respect to specified percentages of the notes only at the direction of and on behalf of participants whose holdings include interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other interests to the extent that such actions are taken on behalf of participants whose holdings include such interests.

     Clearstream Banking is incorporated under the laws of Luxembourg as a professional depository. Clearstream Banking holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream Banking customers through electronic book-entry changes in accounts of Clearstream Banking customers, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream Banking in over 30 currencies, including United States dollars. Clearstream Banking provides to its Clearstream Banking customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream Banking is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream Banking customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series, class or tranche of notes. Indirect access to Clearstream Banking is also available to other institutions, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking customer, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in over 30 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank S.A./N.V. as the Euroclear operator. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series, class or tranche of notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These rules and laws govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under these rules and laws only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Payments with respect to notes held through Clearstream Banking or Euroclear will be credited to the cash accounts of Clearstream Banking customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences” in this prospectus. Clearstream Banking or the Euroclear operator will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream Banking customer or Euroclear participant only in accordance with its rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

     Although DTC, Clearstream Banking and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream Banking and Euroclear, they are under no obligation to perform or continue to perform those procedures. Those procedures may be discontinued at any time.

Definitive Notes

     Notes issued in fully registered, certificated form are called “definitive notes.” The notes of each series, class or tranche will be issued as definitive notes to note owners or their nominees, rather than to DTC or its nominee, only if:

•	the transferor advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to that series, class or tranche of notes, and the indenture trustee or the transferor is unable to locate a qualified successor;

•	the transferor at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

•	after the occurrence of a servicer default, note owners representing more than 50% (or another percentage specified in the related prospectus supplement) of the then-outstanding principal amount of the notes of that series, class or tranche advise the indenture trustee and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the note owners.

     If any of these events occur, DTC must notify all participants of the availability through DTC of definitive notes. Upon surrender by DTC of the definitive instrument representing the notes and instructions for re-registration, the indenture trustee will issue the notes as definitive notes, and thereafter the indenture trustee will recognize the holders of those definitive notes as noteholders under the indenture.

     Payment of principal and interest on the notes will be made by the indenture trustee directly to holders of definitive notes in accordance with the procedures set forth in this prospectus and in the indenture. Interest payments and any principal payments on each payment date will be made to holders in whose names the definitive notes were registered at the close of business on the record date. Payments will be made by check mailed to the address of the noteholders as it appears on the register maintained by the indenture trustee. The final payment on any note (whether definitive notes or the notes registered in the name of Cede & Co. representing the noteholders) will be made only upon presentation and surrender of that note at the office or agency specified in the notice of final payment to noteholders. The indenture trustee will provide this notice to registered noteholders not later than the fifth day of the month of the final payment.

     Definitive notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. The transfer agent and registrar will not be required to register the transfer or exchange of definitive notes for a period of twenty days preceding the payment date for any payment on those definitive notes.

Interest Payments

     For each series, class and tranche of notes, interest will accrue from the relevant closing date on the applicable outstanding principal balance at the applicable interest rate. The interest rate on any note may be a fixed, floating or any other type of rate as specified in the related prospectus supplement. Interest will be paid, or deposited for later payment, to noteholders on the payment dates specified in the related prospectus supplement.

     Interest payments or deposits on any payment date will be funded from:

•	collections of finance charge and administrative receivables allocated to a series during the preceding monthly period or periods;

•	investment earnings, if any, on any funds held in trust accounts, to the extent described in the related prospectus supplement;

•	payments received from any credit enhancer or from any structural credit enhancement, such as a cash collateral account or spread account, to the extent described in the related prospectus supplement; and

•	payments received from any derivative counterparty, to the extent described in the related prospectus supplement.

     If interest payments will be made less frequently than monthly, an interest funding account may be established to accumulate the required interest amount. If a series has more than one class or more than one tranche of notes, that series may have more than one interest funding account.

     Your class or tranche of notes will be paid interest on the payment dates and at the interest rate specified in the related prospectus supplement. The interest rate on floating rate notes will be a variable or adjustable rate. The payment dates for floating rate notes will be set forth in the related prospectus supplement and need not be the same as the payment dates for the other notes of that series, but may be either more or less frequent. For each class or tranche of floating rate notes, the related prospectus supplement will set forth the initial floating rate note interest rate, or the method of determining it, the dates or the method for determining the dates on which the floating rate note interest rate is adjusted, and the formula, index or other method by which the interest rate is determined on such dates.

Principal Payments

     Generally, each series, class or tranche will begin with a period, called the “revolving period,” when no principal is paid or accumulated. The revolving period begins on the closing date for a series, class or tranche and ends on the day before an amortization period or accumulation period begins. During the revolving period no principal payments will be made to the noteholders of that series, class or tranche.

     During the controlled amortization period with respect to a series, class or tranche, which will be scheduled to begin on the date specified in, or determined in the manner specified in, the related prospectus supplement, and during the early amortization period, which will begin upon the occurrence of a pay out event, principal will be distributed to any class or tranche of the series in the amounts and on the dates specified in the related prospectus supplement.

     During the controlled accumulation period with respect to a series, class or tranche, or, if specified in the related prospectus supplement, the early accumulation period, principal will be accumulated in a trust account, called a “principal funding account,” established for the benefit of one or more specified classes or tranches of noteholders for later distribution to noteholders on the date called the “Expected Final Principal Payment Date,” and in the amounts specified in the related prospectus supplement. In the case of a multiple tranche series, principal will be accumulated only to the extent permitted by the subordination provisions of the senior notes of that series.

     Principal payments for any series, class or tranche will be funded from collections of principal receivables received during the related monthly period or periods as specified in the related prospectus supplement and allocated to that series, class or tranche and from certain other sources specified in the related prospectus supplement. In the case of a multiple tranche series, the noteholders of one or more classes or tranches may receive payments of principal at different times. The related prospectus supplement will describe the manner, timing and priority of payments of principal to noteholders of each class or tranche.

     Principal of a series, class or tranche of notes may be paid later than its Expected Final Principal Payment Date if sufficient funds are not available. Additionally, in the case of a tranche of subordinated notes of a multiple tranche series, principal of that tranche will be paid on its Expected Final Principal Payment Date only to the extent that payment is permitted by the subordination provisions of that series.

     It is not an event of default if the principal amount of a series, class or tranche of notes is not paid on its Expected Final Principal Payment Date. However, if the principal amount of a series, class or tranche of notes is not paid in full by its final maturity date, an event of default will occur with respect to that series, class or tranche of notes. See “The Indenture — Events of Default; Rights upon Event of Default.” If the principal amount of a series, class or tranche of notes is not paid on its Expected Final Principal Payment Date, an early amortization event with respect to that series, class or tranche will occur. See “— Pay Out Events.”

     Principal of a series, class or tranche of notes may be paid earlier than its Expected Final Principal Payment Date if a pay out event, an event of default and acceleration, or an optional or mandatory redemption occurs. See “— Pay Out Events” and “The Indenture — Events of Default; Rights upon Event of Default.”

     See “Risk Factors” and “Maturity Considerations” for a discussion of factors that may affect the timing of principal payments on a series, class or tranche of notes.

Transfer and Assignment of Receivables

     The bank, as the initial seller, has transferred and assigned to ABRC, as the initial transferor, for further transfer and assignment by ABRC to the trust, all of the bank’s right, title and interest in and to the receivables in the accounts designated as accounts of the trust and future receivables created in these accounts. One or more additional sellers that are affiliates of the bank may transfer and assign to the transferor or directly to the trust all their right, title and interest in and to receivables in designated accounts. The bank and any additional sellers, together, may sometimes be called the “seller.” Additional transferors that are affiliates of the initial transferor may also be designated. ABRC, any additional transferors and any sellers that transfer receivables directly to the trust, together, may sometimes be called the “transferor.” Any additional seller or transferor will be designated only in accordance with the procedures specified in the receivables purchase agreement and the transfer and servicing agreement.

     Each of the seller and the transferor has indicated and, in connection with each future transfer of receivables to the trust, will indicate in its computer files or books and records that the receivables have been conveyed to the trust. In addition, the seller and the transferor have provided or caused to be provided, or will provide or cause to be provided, to the owner trustee computer files or microfiche lists, containing a true and complete list showing each account designated to the trust, identified by account number and by total outstanding balance on the applicable cut-off date. Neither the seller nor the transferor will deliver to the owner trustee any other records or agreements relating to the accounts or the receivables, except in connection with additions or removals of accounts. Except as stated above, the records and agreements relating to the accounts and the receivables maintained by the seller or the transferor are not and will not be segregated from other documents and agreements relating to other credit card accounts and receivables owned by the sellers and are not and will not be stamped or marked to reflect the transfers described above. The computer records of the seller and the transferor are and will be required to be marked to evidence these transfers. In the receivables purchase agreement, ABC has granted to ABRC a first priority security interest in the receivables and the other trust assets, in the event that its assignment and transfer of the receivables is construed not to be a sale. Similarly, in the transfer and servicing agreement, ABRC has granted to the trust a first priority security interest in the receivables and the other trust assets, in the event that its assignment and transfer of the receivables is construed not to be a sale. Pursuant to a security agreement, the bank has granted directly to the indenture trustee, for the benefit of the noteholders and any credit enhancer, a security interest in the receivables and the other trust assets, in the event that the assignments and transfers of the receivables are construed as not being sales. In the indenture, the trust has granted to the indenture trustee, for the benefit of the noteholders, a security interest in the receivables. Each of the seller, the transferor and the Owner Trustee on behalf of the trust has filed or will file in all appropriate jurisdictions Uniform Commercial Code financing statements covering the receivables meeting the requirements of applicable law. See “Risk Factors — Some liens would be given priority over your notes which could cause delayed or reduced payments” and “Material Legal Aspects of the Receivables” in this prospectus.

Issuance of Additional Series, Classes and Tranches of Notes

     The indenture permits, under any one or more indenture supplements and related terms documents, the transferor to cause the owner trustee, on behalf of the trust, to issue one or more additional series, classes or tranches of notes and to designate all principal terms of those series, classes or tranches. Each additional series, class or tranche issued may have different terms and enhancements than any other series, class or tranche. The trust may issue notes in private placements in the future and, accordingly, references in this prospectus or any prospectus supplement to the terms of any series, classes or tranches of notes described in the applicable prospectus supplement instead refer to the governing documents for those privately-issued notes.

     The issuance of future series, classes or tranches will occur without prior review or consent by you or any other noteholder. Upon the issuance of an additional series, classes or tranches of notes, none of the transferor, the servicer, the indenture trustee, the owner trustee or the trust will be required or will intend to obtain the consent of any noteholder of any other series, class or tranche previously issued by the trust. However, as a condition of a new issuance, the indenture trustee must receive written confirmation that the new issuance will not result in the reduction or withdrawal by any rating agency of its then-existing rating of any outstanding series, class or tranche. The principal terms of one series, class or tranche may vary substantially from those of another series, class or tranche. Some series, classes or tranches may be in revolving periods while others are in amortization periods or accumulation periods. We cannot assure you that the terms of any series, class or tranche might not have an impact on the timing or amount of payments received by the noteholders of any other series, class or tranche. The issuance of a series, class or tranche of notes may cause a reduction in the Transferor Interest. The trust may offer any additional series, class or tranche under a prospectus or other disclosure document in offerings, under this prospectus or in transactions either registered under the Securities Act of 1933, or exempt from registration under the Securities Act of 1933, directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

     Unless otherwise specified in the related prospectus supplement, an issuance of additional series, class or tranche of notes may only occur upon the satisfaction of certain conditions provided in the indenture and the related indenture supplement. Under the indenture, the transferor may cause the owner trustee, on behalf of the trust, to issue an additional series, class or tranche of notes by notifying the owner trustee, the indenture trustee, the servicer and each rating agency at least five days in advance of the date upon which the additional issuance is to occur. Under the indenture, the notice will state the date upon which the additional issuance is to occur.

     The owner trustee will execute, and the indenture trustee will authenticate, the notes of any series, class or tranche only upon delivery to them of the following items, or satisfaction of the following conditions, among others:

•	an indenture supplement and, if applicable, a terms document, specifying the principal terms of the new series, class or tranche;

•	an opinion of counsel to the effect that, except as otherwise stated in the related indenture supplement, the notes of the new series, class or tranche will be characterized as indebtedness for federal income tax purposes;

•	an opinion of counsel to the effect that for federal income tax purposes:

•	the new issuance will not cause the trust to be deemed to be an association (or publicly traded partnership) taxable as a corporation; and

•	the new issuance will not cause or constitute an event in which gain or loss would be recognized by any noteholder (an opinion of counsel with respect to these tax matters is referred to in this prospectus as a “tax opinion”);

•	if required by the related indenture supplement, the form of credit enhancement and an appropriate credit enhancement agreement for that credit enhancement executed by the transferor and the credit enhancer;

•	written confirmation from each rating agency that the new issuance will not result in a reduction or withdrawal of its rating of any outstanding series, class or tranche;

•	the new issuance will not:

•	cause a pay out event or an event of default; or

•	materially and adversely affect the amount or timing of payments to be made to the noteholders of any series, class or tranche (any such effect is referred to in this prospectus as an “Adverse Effect”);

•	a certificate of an authorized officer of the transferor to the effect that it reasonably believes the new issuance will not have an Adverse Effect;

•	after giving effect to the new issuance, (a) the total amount of outstanding principal receivables previously transferred to the trust exceeds the Required Minimum Principal Balance and (b) the Transferor Interest exceeds the Required Transferor Interest; and

•	as of the issuance date, all amounts due to the noteholders of the relevant series, class or tranche of notes shall have been paid and there shall be no unreimbursed investor charge-offs allocable to such series, class or tranche.

     Each issuance of additional notes of an outstanding series is called an “additional issuance.” When notes of the same class are issued, the additional notes of each class will be of equal seniority to the other outstanding notes of that class and will be equally and ratably entitled to the benefits of the transfer and servicing agreement, the indenture and the related indenture supplement without preference, priority or distinction. However, in a multiple tranche series, different tranches of the same class may be entitled to different credit enhancement and may have different terms and conditions.

     For a single issuance series, if specified in the accompanying prospectus supplement, during the revolving period the transferor may, subject to certain conditions, cause the trust to issue additional notes of an outstanding series. When issued, the additional notes of each class will be identical in all respects to the other outstanding notes of that class and will be equally and ratably entitled to the benefits of the transfer and servicing agreement, the indenture and the related indenture supplement without preference, priority or distinction. In connection with each additional issuance of notes of the same class, the outstanding principal amounts of each class of notes and the credit enhancement will be increased proportionately. The additional credit enhancement provided in connection with an additional issuance may take the form of the issuance of notes of a subordinate class, an additional letter of credit, the establishment of a cash collateral account, the purchase of interest rate caps or swaps and/or another form of credit enhancement, provided that the form and amount of additional credit enhancement will not cause a reduction or withdrawal by any rating agency of its rating of any outstanding series, class or tranche of notes. If applicable, the amount to be deposited into the principal funding account also will be increased proportionately to reflect the principal amount of additional notes.

     The required subordinated amount for a senior class or tranche of notes is the amount of subordinated notes that is required to be outstanding and available to provide subordination for that class or tranche of senior notes. This amount or a calculation that determines this amount will be specified in the related prospectus supplement. No class or tranche of notes of a series may be issued unless the required subordinated amount for that class or tranche of notes is available at the time of its issuance, as described in the related prospectus supplement. The required subordinated amount is also used to determine whether a class or tranche of subordinated notes of a multiple tranche series may be repaid before its final maturity date while senior notes of that series are outstanding.

     An additional issuance of notes of a class or tranche may be consolidated and form a single class or tranche with previously issued notes and will have the same terms as to status, redemption or otherwise as the previously issued class or tranche of notes. There are no restrictions on the timing or amount of any additional issuance, provided that the conditions described above are met. As of the date of any additional issuance, the Invested Amount will be increased to reflect the initial principal balance of the additional notes of each class or tranche. The transferor, the bank or an affiliate may retain notes of a series, class or tranche upon initial issuance or upon a reopening of a series, class or tranche of notes and may sell them on a subsequent date.

Representations and Warranties

     When the trust issues a new series, class or tranche of notes, the transferor will make several representations and warranties to the trust under the transfer and servicing agreement, including the following:

(1)	the execution and delivery by the transferor of the transfer and servicing agreement and each other document relating to the issuance to which it is a party will not conflict with any law or any other agreement to which it is a party;

(2)	all required governmental approvals in connection with the execution and delivery by the transferor of the transfer and servicing agreement and each other document relating to the issuance have been obtained and remain in force and effect;

(3)	as of the closing date, the transferor is validly existing and in good standing and has the authority to consummate the issuance;

(4)	the transfer and servicing agreement, the applicable receivables purchase agreement and the order to the owner trustee to authenticate and deliver the notes have been duly authorized by the transferor;

(5)	the transfer and servicing agreement, the applicable receivables purchase agreement and any assignment of additional accounts to which it is a party constitutes a legal, valid and binding obligation enforceable against the transferor;

(6)	the trust has all right, title and interest in the receivables in the trust portfolio or has a first priority perfected security interest in these receivables; and

(7)	no selection procedures believed by such transfer to be materially adverse to the interests of the noteholders have been used in selecting the accounts designated to the trust.

     In the event:

•	any representation or warranty described in clauses (3), (4), (5), (6) or (7) above is materially incorrect; and

•	such breach has a material adverse effect on the receivables conveyed to the trust;

then the owner trustee, the indenture trustee or noteholders representing 50% or more of the then-outstanding principal balance of all of the trust’s outstanding series may give notice to the transferor and the servicer (and to the owner trustee and indenture trustee if given by the noteholders) directing the transferor to accept reassignment of the entire trust portfolio and to pay into the trust’s collection account a cash deposit equal to the sum of the amounts specified with respect to each outstanding series in the related indenture supplement. However, no reassignment will be required if on any day within the applicable 60-day to 120-day cure period, the relevant representation and warranty is then true and correct in all material respects and the transferor delivers to the owner trustee a certificate of an authorized officer describing the nature of the breach and the manner in which the relevant representation and warranty became true and correct.

     Reassignment of the trust portfolio and ABRC’s or the additional transferor’s obligation to make the cash deposit in the trust’s collection account are the only remedies for any breach of the representations and warranties described above.

     The transferor makes representations and warranties in the transfer and servicing agreement concerning the accounts and the receivables in the trust portfolio. Only eligible accounts can be designated as accounts for the trust portfolio. The trust can give you no assurance that eligible accounts will remain eligible once added to the trust.

     The transferor represents that each receivable transferred by it in the trust portfolio is an eligible receivable when created or transferred. If a receivable in the trust portfolio is found to be ineligible when created or transferred, and, as a result, the breach has a material adverse effect on the interests of noteholders in the receivables, the transferor must accept reassignment of the receivables in the related account. However, the transferor will have 60 days, or up to 120 days if agreed to by the indenture trustee and the servicer, from the earlier to occur of discovery of the breach by the transferor or receipt by the transferor of written notice of the breach given by the owner trustee, the indenture trustee or the servicer, to cure the ineligibility before reassignment is required.

     The transferor will accept reassignment by directing the servicer to deduct the principal amount of the ineligible receivable from the Transferor Interest. If this would reduce the Transferor Interest below the Required Transferor Interest, the transferor will make a cash deposit in the trust’s Excess Funding Account in the amount by which the Transferor Interest would have been reduced below the Required Transferor Interest. Any such reassigned ineligible receivable will be treated as collected in full. The transferor’s obligation to accept reassignment of any ineligible receivable is the only remedy for any breach of a representation concerning eligibility of receivables.

     The related prospectus supplement may specify additional representations and warranties made by the transferor when your notes are issued. The indenture trustee is not required to make periodic examinations of receivables in the trust portfolio or any records relating to them. However, the trust will deliver to the indenture trustee once each year an opinion of counsel affirming, among other things, that no further action is necessary to maintain the trust’s perfected security interest in the receivables.

     An “eligible account” means, as of the applicable cut-off date, each customer account originated by the seller:

•	which was in existence and maintained by the seller;

•	which is payable in United States dollars;

•	the holder of which has provided, as his or her most recent billing address, an address located in the United States or its territories, possessions or military bases;

•	the holder of which has not been identified by the servicer in its computer files as currently being involved in a bankruptcy proceeding;

•	which has not been classified as stolen or lost;

•	which has not been sold or pledged to any other party except for any sale to another account owner that has either entered into a receivables purchase agreement or is an additional transferor or additional seller;

•	which does not have receivables which have been sold or pledged by the bank or any party other than the transferor or the trust under a receivables purchase agreement or a transfer and servicing agreement;

•	which does not have any receivables that are defaulted receivables; and

•	which does not have any receivables that have been identified by the servicer or the relevant customer as having been incurred as a result of fraudulent use of any credit card.

     An “eligible receivable” means each receivable:

•	which has arisen in an eligible account;

•	which was created in compliance, in all material respects, with all requirements of law applicable to the seller at the time of its creation, and under the terms of a credit card agreement which complies in all material respects with all requirements of law applicable to the seller;

•	for which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given in connection with the creation of the receivable or the execution, delivery and performance by the seller of the related credit card agreement have been duly obtained or given and are in full force and effect;

•	as to which, at the time of its transfer to the trust, the transferor or the trust has good title, free and clear of all liens and security interests, other than tax liens for taxes not then due or which the transferor is contesting;

•	which has been the subject of either a valid transfer and assignment from the transferor to the trust of all of the transferor’s right, title and interest in the receivable (including any proceeds of the receivable), or the grant of a first priority perfected security interest in the receivable (and in the proceeds of the receivable), effective until the termination of the trust;

•	which is the legal, valid and binding payment obligation of the obligor under the receivable, legally enforceable against that obligor in accordance with its terms, subject to some bankruptcy-related exceptions;

•	which, at the time of transfer to the trust, has not been waived or modified except as permitted under the customary policies and procedures, as amended from time to time, of the seller, and then only if the waiver or modification is reflected in the servicer’s computer file of revolving credit card accounts;

•	which, at the time of transfer to the trust, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the obligor, other than defenses arising out of bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general;

•	which, at the time of transfer to the trust, none of the transferor or the seller has taken any action, or omitted to take any action, that would impair the rights of the trust or the noteholders; and

•	which constitutes an “account” or “general intangible” under Article 9 of the Uniform Commercial Code as then in effect in any state where the filing of a financing statement is required to perfect the trust’s interest in the receivables and the proceeds thereof.

Addition of Trust Assets

     As described above under “The Trust Portfolio,” the transferor will have the right to designate, from time to time, additional accounts to be included as accounts for the trust. In addition, the transferor will be required to designate additional accounts under the circumstances and in the amounts specified below. In both cases, the transferor will convey to the trust its interest in all receivables of those additional accounts, whether the receivables are then existing or subsequently created. By designating an account, the receivables generated in that account become receivables of the trust.

     The transferor is required to designate additional eligible accounts to the trust on a monthly basis, to the extent available, (a) to maintain the Transferor Interest so that, during each period of 30 consecutive days specified in the transfer and servicing agreement, the Transferor Interest averaged over that period equals or exceeds the Required Transferor Interest for that same period and (b) to maintain, for so long as notes of any series remain outstanding, a total amount of principal receivables in the trust equal to or greater than the Required Minimum Principal Balance, as adjusted for any series, class or tranche having a paired series, class or tranche as described in the indenture supplement for that series, class or tranche.

     The transferor has the right, from time to time, to designate, in its sole discretion, additional eligible accounts to the trust.

     Each additional account must be an eligible account on the applicable cut-off date. However, additional accounts may not be of the same credit quality as the initial accounts. The seller will not use selection procedures it believes are materially adverse to the interests of the noteholders in selecting additional accounts from the available eligible accounts in the Advanta Business Card Portfolio. Additional accounts may have been originated or acquired by the bank or other seller which were originated using credit criteria different from that which was applied to the initial accounts or any subsequently designated accounts.

     The “Transferor Interest” on any date is equal to the difference between (a) the sum of (i) the total amount of principal receivables in the trust at the end of the immediately prior day and (ii) the Excess Funding Account balance at the end of the immediately prior day minus (b) the total Adjusted Invested Amounts of all series of notes then outstanding.

     The “Required Transferor Interest” on any date will be calculated by multiplying the Required Transferor Percentage by the total amount of principal receivables in the trust.

     The “Required Transferor Percentage” initially was 7%, but the transferor may reduce the percentage by giving 30 days prior notice to the indenture trustee and each rating agency if (a) written confirmation is received from each rating agency that such action will not result in a reduction or withdrawal of its then-existing rating of any outstanding series, class or tranche of notes and (b) the transferor delivers to the indenture trustee a certificate of an authorized officer to the effect that the transferor reasonably believes that such reduction will not have an Adverse Effect. In no event may the Required Transferor Percentage be less than 2%. The Required Transferor Percentage was reduced to 6% effective November 22, 2004.

     The “Required Minimum Principal Balance” is, (unless otherwise provided in the related indenture supplement), on any date for all series, an amount equal to the sum of the Invested Amounts for all outstanding series on that date, minus the amount on deposit in the Excess Funding Account.

     In the case of both required designation of additional accounts and discretionary designation of additional accounts, when the transferor designates additional accounts it must satisfy several conditions, including, as applicable:

•	notice to the owner trustee, the indenture trustee, the servicer and each rating agency;

•	delivery and acceptance by the owner trustee of a written assignment of receivables in the additional accounts designated to the trust;

•	delivery to the owner trustee of a computer file or microfiche list with an accurate list of all additional accounts designated to the trust;

•	delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor to the effect that:

•	as of the applicable cut-off date, each additional account designated to the trust is an eligible account;

•	the transferor has delivered to the Indenture Trustee copies of UCC financing statements, if necessary to perfect the trust’s interest in the receivables arising in the additional accounts designated to the trust;

•	as of the date of assignment, called the “addition date,” and the applicable cut-off date, none of the seller or the transferor is insolvent; and

•	in the transferor’s reasonable belief, adding the receivables in additional accounts will not have an Adverse Effect;

•	delivery of certain opinions of counsel with respect to the transfer of the receivables in the additional accounts to the trust;

•	in circumstances where the transferor, in its discretion, designates additional accounts to the trust that are not revolving business purpose credit card accounts initially originated by the bank, written confirmation from each rating agency that the addition will not result in the reduction or withdrawal of its then-existing rating of any outstanding series or class; and

•	in circumstances where the transferor, in its discretion, designates additional accounts to the trust, unless each rating agency then rating any series, class or tranche of notes outstanding under the trust shall have consented, (a) the number of additional accounts designated during any of the three-month periods commencing in December, March, June and September of each calendar year will not exceed 15% of the number of accounts as of the beginning of such calendar year and (b) the number of additional accounts designated during any calendar year will not exceed 20% of the number of accounts as of the beginning of such calendar year.

     In addition to the periodic reports otherwise required to be filed by the servicer with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, the servicer intends to file, on behalf of the trust, a Report on Form 8-K with respect to any addition to the trust of receivables in additional accounts that would have a material effect on the composition of the assets of the trust.

Removal of Accounts

     The transferor has the right to designate certain accounts for removal from the trust and to require the indenture trustee to transfer and reassign to it or its designee all receivables in the removed accounts back to it, whether the receivables already exist or arise after the designation. The transferor’s rights to removal are subject to satisfaction of several conditions, including:

•	written notice to the owner trustee, the indenture trustee, the servicer, each rating agency and each credit enhancer;

•	delivery to the owner trustee for execution of a written reassignment of receivables in the removed accounts to the transferor or its designee;

•	delivery to the owner trustee of a computer file or microfiche list with an accurate list of all removed accounts;

•	written confirmation from each rating agency that the removal will not result in the reduction or withdrawal of its then-existing rating of any outstanding series, class or tranche;

•	delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor to the effect that, in the transferor’s reasonable belief:

•	the removal will not have a material adverse effect on the noteholders;

•	the removal will not cause a pay out event or event of default; and

•	the accounts to be removed were not selected through a selection process believed to be materially adverse to the interests of the noteholders; and

•	any other conditions specified in the related prospectus supplement.

     Removed accounts will usually be selected on a random basis from all previously designated accounts. A non-random basis of selection for removal will be used only in special circumstances, such as the end of a co-branding program, when those accounts may be removed.

     Upon satisfaction of the above conditions, the trust will execute and deliver to the transferor or its designee a written reassignment and will, without further action, be deemed to transfer, assign, set over and otherwise convey to the transferor or its designee, effective as of the removal date, without recourse, representation or warranty, all the right, title and interest of the trust in and to the receivables arising in the removed accounts, all moneys due and to become due and all amounts received with respect thereto and all proceeds thereof.

     On the date on which a receivable becomes a defaulted receivable, the trust will automatically be deemed to transfer that receivable to the transferor. Recoveries on any defaulted receivable will be treated as collections of finance charge and administrative receivables.

     In all cases of removal, the transferor will purchase the related receivables by directing the servicer to deduct the principal amount of those receivables from the Transferor Interest. If this would reduce the Transferor Interest below the Required Transferor Interest, the transferor will make a cash deposit in the trust’s Excess Funding Account in the amount by which the Transferor Interest would have been reduced below the Required Transferor Interest. Any deduction or deposit is considered a payment in full for those receivables.

Collection and Other Servicing Procedures

     For each series of notes, the servicer will be responsible for servicing and administering the receivables in the trust in accordance with the servicer’s policies and procedures for servicing revolving business purpose credit card receivables comparable to the receivables in the trust and in accordance with the customary guidelines of the servicer. The bank as servicer or any new servicer is called the “servicer.”

Adjustments

     On each day that the servicer adjusts downward the amount of any receivable because of a rebate, refund, unauthorized charge or billing error to a customer, or because the receivable was created in respect of merchandise which was refused or returned by a cardholder, or if the servicer otherwise adjusts downward the amount of any receivable without receiving collections therefor or charging off such amount as uncollectible, then, in any such case, the amount of principal receivables used to calculate the Transferor Interest, the Investor Percentage and any

other percentage or amount required in the transfer and servicing agreement, the indenture or the indenture supplement to be calculated by reference to the amount of principal receivables will be reduced by the amount of the adjustment. Similarly, the amount of principal receivables used to calculate the Transferor Interest, the series percentages and any other percentage or amount required in the transfer and servicing agreement, the indenture or the indenture supplement to be calculated by reference to the amount of principal receivables will be reduced by the amount of any receivable discovered to have been created through a fraudulent or counterfeit charge. Any of these adjustments will be made on or prior to the end of the monthly period in which the adjustment arises. If after the exclusion of the principal receivables from the calculation of the Transferor Interest, the Transferor Interest would be less than the Required Transferor Interest, the transferor will be required to pay an amount equal to such deficiency into the Excess Funding Account.

Trust Accounts

     The servicer will establish and maintain in the name of the indenture trustee, for the benefit of noteholders of all series, a “collection account,” into which the servicer will deposit collections on the receivables and other amounts described herein. The collection account will be either (a) a segregated account with an eligible institution or (b) a segregated trust account with the corporate trust department of a depositary institution organized under the laws of the United States or any one of the 50 states, the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in that account, so long as any of the securities of this depository institution are rated at least investment grade by each rating agency rating a series, class or tranche of notes. An account that meets these requirements is called a “qualified account.”

     The collection account will initially be maintained with the indenture trustee. If at any time the collection account ceases to be an eligible account, the indenture trustee will move the collection account to another eligible institution so that it will again be a qualified account.

     The servicer will also establish and maintain with an eligible institution in the name of the indenture trustee for the benefit of noteholders of all series, an “Excess Funding Account,” which also is required to be a qualified account.

     An “eligible institution” is either:

•	a depository institution, including the owner trustee or the indenture trustee:

•	that is organized under the laws of the United States or any one of the 50 states or the District of Columbia (or any domestic branch of a foreign bank); and

•	which at all times (i) has FDIC deposit insurance and (ii) has either a long-term unsecured debt rating or a certificate of deposit rating acceptable to each rating agency rating a series, class or tranche of notes; or

•	any other institution the appointment of which would not result in the reduction or withdrawal by any rating agency of its then-existing rating of any outstanding series, class or tranche.

     Funds in the collection account and the Excess Funding Account will be assets of the trust and will be invested, at the direction of the servicer, in “eligible investments.” Eligible investments are securities, instruments, security entitlements or other investment property which evidence:

(1)	direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States of America;

(2)	demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any of the 50 states or the District of Columbia (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities. However, at the time of the trust’s investment or contractual commitment to invest, the short-term debt rating of that depository institution or trust company must be in the highest rating category of at least one of the rating agencies rating each series, class or tranche of notes;

(3)	commercial paper or other short-term obligations having original or remaining maturities of no more than 30 days, and having, at the time of the trust’s investment or contractual commitment to invest, a rating in the highest rating category of at least one of the rating agencies rating each series, class or tranche of notes;

(4)	demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC having, at the time of the trust’s investment, a rating in the highest rating category of at least one of the rating agencies rating each series, class or tranche of notes;

(5)	notes or bankers’ acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in clause (2) above;

(6)	money market funds having, at the time of the trust’s investment, a rating in the highest rating category of at least one of the rating agencies rating each series, class or tranche of notes (including funds for which the indenture trustee or any of its affiliates is investment manager or advisor);

(7)	time deposits (having maturities not later than the next payment date) other than those referred to in clause (4) above, with a person whose commercial paper has a credit rating satisfactory to at least one of the rating agencies rating each series, class or tranche of notes; or

(8)	any other investment upon receipt of written confirmation from each rating agency rating a series, class or tranche of notes that the additional form of investment will not result in a reduction or withdrawal of its then-existing rating of any outstanding series, class or tranche of notes.

     Any earnings (net of losses and investment expenses) on funds in the collection account and the Excess Funding Account which have been added to the account in the related monthly period will be treated as collections of finance charge and administrative receivables.

     The indenture trustee, acting as the initial paying agent, will have the revocable power to withdraw funds from the collection account for the purpose of making payments to the noteholders of any series under the related indenture supplement. The indenture trustee, acting as the initial paying agent, together with any successor to the indenture trustee acting in that capacity, and any entity specified in an indenture supplement to act in that capacity for the related series, is referred to collectively as the “paying agent.”

Funding Period

     For any series, class or tranche of notes, the total amount of principal receivables in the trust available to that series at the time of its issuance may be less than the total principal balance of the notes of that series. If this occurs, the initial Invested Amount for that series of notes will be less than the principal amount of that series of notes. In this case, the prospectus supplement for the series will set forth the terms of the “funding period,” which is the period from that series’ closing date to the earlier of:

•	the commencement of an early amortization period;

•	the date that series’ Invested Amount equals the principal amount of that series of notes; and

•	the date specified in the related prospectus supplement.

     During the funding period, the portion of the Invested Amount not invested in receivables will be maintained in a “pre-funding account,” which is a trust account established and maintained with the indenture trustee for the benefit of the noteholders of that series. On the closing date for that series of notes, this amount may be up to 100% of the principal balance of that series of notes. The Invested Amount for that series will increase as new receivables are transferred to the trust or as the Invested Amounts of other outstanding series are reduced. The Invested Amount may decrease due to charge-offs allocated to the series. The funding period will not be longer than one year.

     During the funding period, funds on deposit in the pre-funding account will be paid to the transferor as the Invested Amount increases. If the Invested Amount for a series is not increased so that it equals the principal balance of the notes of that series by the end of the funding period, any amount remaining in the pre-funding account will be repaid to noteholders of that series. This type of event may also cause repayment of other amounts to noteholders, as set forth in the related prospectus supplement.

     The prospectus supplement for a series with a funding period will set forth:

•	the series’ initial Invested Amount;

•	the series’ full Invested Amount, which is the initial principal balance of the series of notes;

•	the date on which the series’ Invested Amount is expected to equal the full Invested Amount;

•	the date by which the funding period will end; and

•	what other events, if any, will occur if the end of the funding period is reached before the full Invested Amount is funded.

The monthly reports provided to noteholders will include a line item which will describe the balance in the pre-funding account as of the end of the monthly period, any amounts withdrawn from the pre-funding account during the monthly period, and the interest earned on the pre-funding account during the monthly period.

Investor Percentage and Transferor Percentage

     The servicer will allocate all collections of finance charge and administrative receivables, all collections of principal receivables and all defaulted receivables among:

•	each series issued and outstanding;

•	the holder of the Transferor Beneficial Interest; and

•	if the related prospectus supplement so states, to any credit enhancers.

All allocations of these amounts will be made through the respective Investor Percentages for each series, the Transferor Percentage and, where applicable, the percentage interest of certain credit enhancers, called the “credit enhancement percentage.” The related prospectus supplements will set forth how the Investor Percentages and credit enhancement percentages are calculated.

     The Transferor Percentage will equal 100% minus:

•	the total Investor Percentages for all outstanding series; minus

•	the total credit enhancement percentages for all outstanding series.

Application of Collections

     Except in the circumstances described below, the servicer must deposit into the collection account, no later than two business days after processing, all payments made on receivables in the trust portfolio. The servicer must also allocate these deposits between accounts and to various parties, as described below.

     However, the servicer will be able to make these deposits on a monthly or other periodic basis if one of the following is true:

•	no pay out event has occurred; and

•	either: (i) the bank maintains a long or short term rating which is satisfactory to each rating agency; or (ii) the servicer delivers to the indenture trustee a letter of credit or other guaranty covering collection risk and written confirmation is received from each rating agency that this arrangement will not result in a reduction or withdrawal of its rating of any outstanding series, class or tranche of notes.

     Generally, the servicer must make daily or periodic deposits to the collection account, unless certain exceptions specified in the indenture are satisfied. If the collection account balance ever exceeds the amount needed for deposit or distribution, the servicer will be able to withdraw the excess and pay such amount pursuant to the transaction documents. The servicer may retain its servicing fee for any series and will not be required to deposit it in the collection account.

     Each time a collection account deposit is made, the servicer will withdraw from, or retain in, the collection account, as applicable, the following amounts and apply them as indicated:

•	the Transferor Percentage of collections of finance charge and administrative receivables and principal receivables in the trust portfolio will be paid or held for payment to the holders of the Transferor Beneficial Interest. However, collections of principal receivables allocable to the holders of the Transferor Beneficial Interest will be:

•	paid to the holders of the Transferor Beneficial Interest only if the Transferor Interest exceeds zero; or

•	deposited in the Excess Funding Account;

•	for each series, the relevant Investor Percentage of collections of finance charge and administrative receivables in the trust portfolio will be retained in the collection account for allocation and payment as set forth in the related prospectus supplement;

•	if the series or any class or tranche is in its revolving period, the applicable Investor Percentage of collections of principal receivables in the trust portfolio allocated to the series will be:

•	first, if the series or any class or tranche is identified in the prospectus supplement for that series, class or tranche as part of a group of series that shares principal collections, paid as shared principal collections to other series, classes or tranches in that group to the extent specified in the related prospectus supplement; and

•	second, paid or held for payment to the holders of the Transferor Beneficial Interest; provided that collections of principal receivables will be:

•	paid to the holders of the Transferor Beneficial Interest only if the Transferor Interest is greater than the “Required Transferor Interest”; or

•	otherwise deposited in the Excess Funding Account;

•	if the series or any class or tranche is in (a) the period in which principal is accumulated in specified amounts per month and paid on an Expected Final Principal Payment Date, known as the “controlled accumulation period,” (b) the period in which principal is paid in fixed amounts at scheduled intervals, known as the “controlled amortization period,” or (c) the period in which principal is paid or accumulated in varying amounts each month based on the amount of principal receivables collected following a pay out event, known as the “early amortization period” or “early accumulation period,” respectively, the applicable Investor Percentage of collections of principal receivables in the trust portfolio allocated to the series, class or tranche up to the amount, if any, specified in the related prospectus supplement will be retained in the collection account or deposited in a principal funding account, as applicable, for allocation and payment to noteholders as described in the related prospectus supplement. However, if collections of principal receivables exceed the principal payments which may be allocated or distributed to noteholders, the excess will be:

•	first, if the series is identified in the related prospectus supplement as being part of a group of series that shares principal collections, paid as shared principal collections to other series in that group to the extent specified in the related prospectus supplement; and

•	second, paid or held for payment to the holders of the Transferor Beneficial Interest; provided that collections of principal receivables will be:

•	paid to the holders of the Transferor Beneficial Interest only if the Transferor Interest is greater than the Required Transferor Interest; or

•	otherwise deposited in the Excess Funding Account.

     In the case of a series of notes having more than one class or tranche, the amounts in the collection account will be allocated and applied to each class or tranche in the manner and order of priority described in the related prospectus supplement.

     Any amounts, called “unallocated principal collections,” collected in respect of principal receivables and not paid to the holders of the Transferor Beneficial Interest because the Transferor Interest is less than the Required Transferor Interest as described above, together with any adjustment payments as described under “— Adjustments” above, will be paid to and held in the Excess Funding Account and paid to the holders of the Transferor Beneficial Interest if, and only to the extent that, the Transferor Interest is greater than the Required Transferor Interest. If an amortization period or accumulation period has commenced, unallocated principal collections will be held for payment to the noteholders on the dates specified in the related prospectus supplement or accumulated for payment on the Expected Final Principal Payment Date, as applicable, and paid to the noteholders of each class or tranche or held for and paid to the noteholders of other series, classes or tranches of notes issued by the trust in the manner and order of priority specified in the related prospectus supplement.

Shared Finance Charge Collections

     If a series is identified in the related prospectus supplement as being included in a specific group, collections of finance charge and administrative receivables in the trust portfolio allocated to the series in excess of the amount needed to make deposits or payments of such series may be shared with other series included in the same group. These shared collections are called “Shared Finance Charge Collections.” If one series requires more collections of finance charge and administrative receivables than allocated through its Investor Percentage, it will have access to all of these Shared Finance Charge Collections in other series in its group. If two or more series require additional collections of finance charge and administrative receivables, Shared Finance Charge Collections in the group will be shared among the series included in that group in the manner and priority set forth in the related prospectus supplements for the series.

Shared Principal Collections

     If a series is allocated principal in excess of the amount needed for deposit or distribution, this excess amount will be available to make principal payments or deposits required by other series. This excess amount which is made available to other series is called “Shared Principal Collections.” These Shared Principal Collections may be limited to series included in the same group as identified in the related prospectus supplements for those series. Once principal receivables from one series are made available to another series, the series providing the excess principal receivables is not entitled to recoup those amounts. If collections of principal receivables in the trust portfolio allocated to a series are shared with another series, the Invested Amount for the series from which collections were shared will not be reduced.

Defaulted Receivables; Investor Charge-Offs

     Unless otherwise specified in the related prospectus supplement, for each series of notes, on the third business day preceding the fifteenth day of each calendar month (called the “determination date”), the servicer will calculate the aggregate investor default amount for the preceding monthly period. The “Investor Default Amount” will be equal to the aggregate amount of the Investor Percentage of principal receivables that are defaulted receivables.

     The term “defaulted receivables” means those principal receivables which in that monthly period were written off as uncollectible in accordance with the servicer’s credit card guidelines and customary and usual servicing procedures for servicing revolving credit card receivables comparable to the receivables in the trust. If provided in the related prospectus supplement for a series, an amount equal to the Investor Default Amount for any monthly period may be paid from other amounts, including from credit enhancement, and applied to pay principal to noteholders or, subject to certain limitations, the holder of the Transferor Beneficial Interest, as appropriate.

     In general, the term “Investor Charge-Offs” means, for any monthly period, and for any series, class or tranche, the amount by which:

     (a) the Investor Default Amount, after application of any available funds if specified pursuant to the terms of the related series, exceeds

     (b) amounts available to pay that amount out of collections of finance charge and administrative receivables and other amounts treated as collections of finance charge and administrative receivables, any available credit enhancement amounts and other sources specified in the related prospectus supplement, subject to any maximum amount specified pursuant to the terms of the related series.

     In general, for each series of notes, the Invested Amount will be reduced by the amount of Investor Charge-Offs for any monthly period, but only after application of any available funds if specified pursuant to the terms of the related series and subject to any maximum amount specified pursuant to the terms of the related series. Investor Charge-Offs will be reimbursed on any payment date to the extent amounts on deposit in the collection account or otherwise available pursuant to the terms of the related series exceed the amount of interest, fees and any aggregate Investor Default Amount payable on that date. This reimbursement of Investor Charge-Offs will result in an increase in the Invested Amount for that series.

Final Payment of Principal; Termination

     For each series, class or tranche, the servicer has the option to repurchase the notes at any time after the remaining outstanding principal balance of that series, class or tranche is 10% or less of the initial principal amount of that series, class or tranche (as increased by the principal amount of any notes of that series, class or tranche issued after the related closing date) if certain conditions set forth in the related indenture supplement are met. The repurchase price will equal (a) if the repurchase occurs on a payment date, the sum of the following amounts on the payment date and (b) if the repurchase occurs on any other day, the sum of the following amounts on the payment date following such day:

•	the outstanding principal amount of the notes of that series, class or tranche, plus

•	any accrued and unpaid interest through the day preceding the payment date on which the repurchase occurs or, if the repurchase occurs on any other date, through the day preceding the payment date immediately following the repurchase date, plus

•	any amounts due the credit enhancer, as specified in the related prospectus supplement for that series, class or tranche.

     Any amounts on deposit in the principal funding account for that series, class or tranche will be applied toward the repurchase price on behalf of the transferor.

     For any series, class or tranche of notes, the related prospectus supplement may specify different conditions to the servicer’s repurchase option.

     The notes of each series, class or tranche will be retired on the day on which the final payment of principal is made to the noteholders, whether as a result of payment of the repurchase price, optional reassignment of the receivables to the transferor or otherwise. Each prospectus supplement will specify the final maturity date for the related series, class or tranche of notes. However, the notes may be subject to prior termination as provided above and in the prospectus supplement. For any series, class or tranche, the failure to pay principal of the related notes on the latest date by which principal and interest for that series, class or tranche can be paid, called the “final maturity date,” will be an event of default and the indenture trustee or holders of a specified percentage of the notes of that series, class or tranche will have certain rights described under “The Indenture — Events of Default; Rights upon Event of Default” in this prospectus.

     Unless the servicer and the holder of the Transferor Beneficial Interest instruct the indenture trustee otherwise, the trust will terminate on the earlier of (a) the date designated by the transferor, but no earlier than the day on which the rights of all series to receive payments from the trust have terminated and (b) the date of dissolution of the trust in accordance with applicable law. This date is called the “trust termination date.” Upon the termination of the trust and the surrender of the Transferor Beneficial Interest, the indenture trustee shall convey to the holders of the Transferor Beneficial Interest all right, title and interest of the trust in and to the receivables and other assets of the trust.

Paired Notes

     The prospectus supplement for a series, class or tranche of notes will specify whether that series, class or tranche may be paired with a previously or later issued series, class or tranche so that a decrease in the Invested Amount of the previously issued series, class or tranche results in a corresponding increase in the Invested Amount of the later issued series, class or tranche. Notes of a paired series, class or tranche are called “paired notes.” In general, a series, class or tranche may be issued as a paired series, class or tranche so the trust can fund the amount by which the previously issued series, class or tranche has amortized or accumulated funds for a principal payment and will amortize or accumulate in the future.

     If a pay out event occurs for the previously issued series, class or tranche or its paired series, class or tranche when the previously issued series, class or tranche is amortizing, the Investor Percentage for the allocation of collections of principal receivables for the previously issued series may be reset to a lower percentage as described in the prospectus supplement for that series and the period over which it will amortize may be lengthened as a result. The extent to which the period over which it amortizes is lengthened will depend on many factors, only one of which is the reduction of its Investor Percentage. For a discussion of these factors, see “Risk Factors — Issuance of additional notes by the trust may affect the timing of payments to you.” in this prospectus and “Maturity Considerations” in the related prospectus supplement.

     We cannot assure you that the terms of a paired series, class or tranche will not have an adverse impact on the timing or amount of payments allocated to your series, class or tranche. If an early amortization period or an early accumulation period occurs for a paired series, class or tranche while your series, class or tranche is outstanding, the percentage of receivables allocated to your series, class or tranche may be reduced if the terms of the indenture supplement relating to the paired series requires that the paired series, class or tranche also receive its share of principal collections. In addition, if an early amortization period or early accumulation period occurs for your series, class or tranche, the percentage of receivables allocated to the paired series, class or tranche may be reduced until your series, class or tranche is paid in full.

Pay Out Events

     The revolving period will continue through the date specified in the related prospectus supplement unless a pay out event occurs prior to that date, unless otherwise specified in the related prospectus supplement. There are two types of pay out events: a trust pay out event and a series pay out event.

     A “trust pay out event” occurs with respect to all series issued by the trust upon the occurrence of any of the following events:

•	any servicer default occurs which would have a material adverse effect on the noteholders;

•	certain bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the transferor, the seller or the servicer;

•	the transferor is unable for any reason to transfer receivables to the trust in accordance with the provisions of the transfer and servicing agreement;

•	the trust becomes subject to regulation as an “investment company” within the meaning of the Investment Company Act of 1940, or

•	failure by the transferor to transfer receivables in additional accounts to the trust within 5 business days after the date required by the transfer and servicing agreement.

     In addition, a “series pay out event” or “tranche pay out event” may occur with respect to any particular series, class or tranche upon the occurrence of any other event specified in the prospectus supplement for that series, class or tranche.

     On the business day before the date on which a pay out event is deemed to have occurred, the early amortization period or, if specified in the related prospectus supplement, the early accumulation period will commence.

     If, because of the occurrence of a pay out event, the early amortization period begins earlier than the scheduled commencement of an amortization period or prior to an Expected Final Principal Payment Date, noteholders will begin receiving payments of principal earlier than they otherwise would have, which may shorten the average life of the notes. A pay out event which causes an early accumulation period to occur will not shorten the average life of the notes. For subordinated notes of a multiple tranche series, upon commencement of an early amortization period, payments will not be made on subordinated notes, except to the extent permitted by the subordination provisions of the senior notes of the same series.

     In addition to the consequences of a pay out event discussed above, unless otherwise specified in the related prospectus supplement, if certain bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws occur with respect to the transferor, on the day of that event the transferor will immediately cease to transfer principal receivables to the trust and will promptly give notice to the indenture trustee and the owner trustee of this occurrence. Any principal receivables transferred to the trust prior to the event, as well as collections on those principal receivables and finance charge and administrative receivables accrued at any time with respect to those principal receivables, will continue to be part of the trust assets and will be applied as specified above in “— Application of Collections” and in the related prospectus supplement.

     If the only pay out event to occur is either the insolvency of the transferor or the commencement of a bankruptcy case by or against the transferor, the bankruptcy court may have the power to require the continued transfer of principal receivables to the trust. See “Risk Factors — If a receiver or conservator were appointed for a seller or a transferor that is a bank, or if a seller or a transferor that is not a bank became a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur” in this prospectus.

Servicing Compensation and Payment of Expenses

     The servicer receives a fee for its servicing activities and reimbursement of expenses incurred administering the trust. This servicing fee accrues for each outstanding series in the amounts and is calculated on the balances set forth in the related prospectus supplement. Each series’ servicing fee is payable on any payment date from collections of finance charge and administrative receivables allocated to the series; or other amounts specified in the related prospectus supplement to be used to pay the servicing fee. Neither the trust nor the noteholders are responsible for any servicing fee allocable to the holder of the Transferor Beneficial Interest.

     The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables including, without limitation, payment of the fees and disbursements of the indenture trustee, any paying agent, transfer agent and registrar and independent accountants fees and other fees which are not expressly stated in the indenture to be payable by the trust or the noteholders of a series other than any Federal, state, local and foreign income, franchise or other taxes, or any interest or penalties with respect thereto, imposed upon the trust.

Certain Matters Regarding the Transferor and the Servicer

     The servicer may not resign from its obligations and duties under the transfer and servicing agreement, except:

•	upon a determination that performance of its duties is no longer permissible under applicable law; or

•	upon assumption of its obligations and duties by one of its affiliates that is a direct or indirect wholly-owned subsidiary of Advanta Corp. or by appointment of any other eligible successor if written confirmation is received from each rating agency that the appointment will not result in a reduction or withdrawal of its then-existing rating of any outstanding series, class or tranche.

     If, within 120 days of the determination that the servicer is no longer permitted to act as servicer, the indenture trustee is unable to appoint a successor, then the indenture trustee will act as servicer. If the indenture trustee is unable to act as servicer, it will petition an appropriate court to appoint an eligible successor.

     The servicer has the right to delegate any of its responsibilities and obligations as servicer to any entity that agrees to conduct such duties in accordance with the transfer and servicing agreement and the bank’s credit card guidelines. The servicer currently contracts and intends to continue to contract with FDR to perform certain of its servicing activities. The servicer also has the right to appoint one or more sub-servicers in accordance with the terms of the transfer and servicing agreement. Notwithstanding any such delegation to any entity or sub-servicing arrangement, the servicer will continue to be liable for all of its obligations under the transfer and servicing agreement.

     The servicer will indemnify the trust, the owner trustee and the indenture trustee for any losses suffered as a result of (i) its actions or omissions as servicer or (ii) the administration by the owner trustee of the trust, except in each case, for losses resulting from the negligence or willful misconduct of the owner trustee or the indenture trustee, as applicable.

     Neither the servicer nor any of its directors, officers, employees or agents will be under any other liability to the trust, the owner trustee, the indenture trustee, the noteholders, any credit enhancer or any other person for any action taken, or for refraining from taking any action, in good faith under the transfer and servicing agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the transfer and servicing agreement. In addition, the transfer and servicing agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the transfer and servicing agreement and which in its opinion may expose it to any expense or liability.

     The transferor may, from time to time, designate one or more of its affiliates as additional transferors under the transfer and servicing agreement. In connection with this designation, the transferor will cause the owner trustee to note on the books and records of the trust the new percentage of the Transferor Beneficial Interest owned by it and owned by the additional transferor or the transferor will exchange the transferor certificate for a newly issued transferor certificate modified to reflect any additional interest in the Transferor Beneficial Interest. The transfer and servicing agreement may be amended to permit the designation of these additional transferors and the division of the Transferor Beneficial Interest or the exchange of the transferor certificate without the consent of noteholders of any series offered under this prospectus upon:

•	delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor to the effect that in the transferor’s reasonable belief, such amendment will not have an Adverse Effect; and

•	receipt of written confirmation from each rating agency that the exchange will not result in a reduction or withdrawal of its rating of any outstanding series, class or tranche.

     Each transferor will be severally, but not jointly, liable for all of its obligations, covenants, representations and warranties under the transfer and servicing agreement. No transferor or any of its directors, officers, employees, incorporators or agents will be liable to the trust, the owner trustee, the indenture trustee, the noteholders, any credit enhancer or any other person for any action taken, or for refraining from taking any action, in good faith under the transfer and servicing agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the transfer and servicing agreement.

     The trust agreement provides that the transferor may transfer its interest in all or a portion of the Transferor Beneficial Interest by exchanging its interest for a new Transferor Beneficial Interest and a second interest, called a “Supplemental Beneficial Interest.” The Supplemental Beneficial Interest may be held either in an uncertificated form or in the form of a certificate representing the Supplemental Beneficial Interest, called a “supplemental certificate.” The terms of the Supplemental Beneficial Interest must be defined in a supplement to the trust agreement. Except for transfers to affiliates of the transferor, before a Supplemental Beneficial Interest is issued, the following must occur:

•	notice of the exchange to the owner trustee, the indenture trustee, the servicer and each rating agency;

•	delivery to the owner trustee and the indenture trustee of an executed supplement to the trust agreement;

•	written confirmation from each rating agency that the exchange will not result in a reduction or withdrawal of its then-existing rating of any outstanding series, class or tranche;

•	the exchange will not result in an Adverse Effect and delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor to the effect that it reasonably believes the exchange will not have an Adverse Effect;

•	delivery to the owner trustee and the indenture trustee of a tax opinion; and

•	the total amount of principal receivables in the trust portfolio must exceed the Required Minimum Principal Balance on the date of the exchange.

     Except for transfers to affiliates of the transferor, no Supplemental Beneficial Interest may be transferred or exchanged except in a transaction exempt from the registration requirements of the Securities Act of 1933 and unless a tax opinion is delivered to the owner trustee and the indenture trustee regarding the exchange.

     The transferor or the servicer may consolidate with, merge into, or sell its business to, another entity, in accordance with the transfer and servicing agreement, on the following conditions:

•	if the transferor or servicer, as the case may be, is not the surviving entity, execution of an agreement relating to the succession that supplements the transfer and servicing agreement;

•	in the case of a transaction relating to the transferor, (i) delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor and an opinion of counsel, each addressing compliance with the applicable provisions of the transfer and servicing agreement and the validity and enforceability of the supplemental agreement and (ii) written confirmation from each rating agency that the succession will not result in a reduction or withdrawal of its then-existing rating of any outstanding series, class or tranche; and

•	in the case of a transaction relating to the servicer, (i) delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the servicer and an opinion of counsel, each addressing compliance with the applicable provisions of the transfer and servicing agreement, (ii) notification of the succession to each rating agency and (iii) the successor must be eligible to act as servicer.

Servicer Default

     The transfer and servicing agreement specifies the duties and obligations of the servicer. A failure by the servicer to perform its duties or fulfill its obligations can result in a servicer default.

     A “servicer default” includes each of the following:

(1)	failure by the servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the indenture trustee to do so, within 5 business days of the required date under the transfer and servicing agreement, the indenture or any indenture supplement;

(2)	failure on the part of the servicer to observe or perform in any material respect any of its other covenants or agreements set forth in the transfer and servicing agreement, if the failure:

(a)	has an Adverse Effect; and

(b)	continues unremedied for a period of 60 days after written notice to (i) the servicer by the owner trustee or the indenture trustee, or (ii) the servicer, the owner trustee and the indenture trustee by noteholders holding 10% or more of the then-outstanding principal amount of all of the trust’s outstanding series (or, where the servicer’s failure does not relate to all series, 10% or more of the then-outstanding principal balance of all series, classes or tranches affected);

(3)	the servicer assigns or delegates its duties, except as specifically permitted under the transfer and servicing agreement;

(4)	any representation, warranty or certification made by the servicer in the transfer and servicing agreement, or in any certificate delivered under the transfer and servicing agreement, proves to have been incorrect in any material respect when made if it:

(a)	has an Adverse Effect; and

(b)	continues to have an Adverse Effect for a period of 60 days after written notice to (i) the servicer by the owner trustee or the indenture trustee, or (ii) the servicer, the owner trustee and the indenture trustee by noteholders holding 10% or more of the then-outstanding principal amount of all of the trust’s outstanding series (or, where the servicer’s inaccuracy does not relate to all series, 10% or more of the then-outstanding principal balance of all series effected);

(5)	specific bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the servicer; or

(6)	any other event specified in the related prospectus supplement.

     Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (1) above for a period of 10 business days after the applicable grace period, or referred to in clause (2), (3) or (4) above for a period of 60 business days after the applicable period, will not constitute a servicer default if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, terrorism, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or other similar occurrence.

     Upon the occurrence of any of the events identified above, the servicer will not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the transfer and servicing agreement. The servicer must provide the indenture trustee, the owner trustee, each transferor and any credit enhancer with an officer’s certificate giving prompt notice of its failure or delay, together with a description of its efforts to perform its obligations. If a servicer default occurs, for as long as it has not been remedied, the indenture trustee or noteholders holding more than 50% of the then-outstanding principal amount of all of the trust’s outstanding notes may give a notice to the servicer and the owner trustee (and to the indenture trustee if given by the noteholders) terminating all of the rights and obligations of the servicer under the transfer and servicing agreement. The indenture trustee will as promptly as possible appoint an eligible successor to the servicer upon the written direction of noteholders holding more than 50% of the then-outstanding amount of the notes. If no successor has been appointed or has accepted the appointment by the time the servicer ceases to act as servicer, the indenture trustee will automatically become the successor. If the indenture trustee is unable to obtain bids from eligible servicers within sixty days of notice of termination of the servicer and the servicer delivers a certificate of an authorized officer to the effect that it cannot in good faith cure the servicer default which gave rise to a transfer of servicing, and if the indenture trustee is legally unable to act as successor, then the indenture trustee will give the transferor a right of first refusal to purchase the interests of the noteholders in the trust on the payment date in the next calendar month at a price equal to the sum of the amounts specified for each series, class and tranche outstanding in the related indenture supplement.

     An eligible servicer is either the indenture trustee or another entity which, at the time of its appointment as servicer, is servicing a portfolio of revolving credit card accounts, is legally qualified and has the capacity to service the accounts and in the opinion of the indenture trustee, has the ability to service professionally and competently a portfolio of similar accounts in accordance with high standards of skill and care. In addition, any eligible servicer must be qualified to use the software that is then being used to service the accounts or must obtain the right to use or has its own software which is adequate to perform its duties under the transfer and servicing agreement. Also, an eligible servicer must have a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

     Because the bank, as servicer, has significant responsibilities with respect to the servicing of the receivables, the indenture trustee may have difficulty finding a suitable successor servicer. Potential successor servicers may not have the capacity to adequately perform the duties required of a successor servicer or may not be willing to perform such duties for the amount of the servicing fee currently payable under the transfer and servicing agreement and the indenture supplements.

     If Deutsche Bank Trust Company Americas is automatically appointed as successor servicer it may not have the capacity to perform the duties required of a successor servicer and current servicing compensation under the transfer and servicing agreement and the indenture supplements may not be sufficient to cover its actual costs and expenses of servicing the accounts.

     See “Risk Factors — Action by bank regulatory authorities could affect the manner in which the bank conducts its business and the bank’s actions as servicer.”

     The rights and obligations of the transferor under the transfer and servicing agreement and of the seller under the receivables purchase agreement will be unaffected by any change in the person acting as servicer.

     In the event of the appointment of a receiver or conservator of the servicer, the receiver or conservator may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer.

Reports to Noteholders

     Noteholders of each series issued by the trust will receive reports with information on the series and the trust. The paying agent will forward to each noteholder of record a report, prepared by the servicer, for its series on the payment dates for that series. The report will set forth information as specified in the related prospectus supplement. If a series has multiple classes or tranches, information will be provided for each class or tranche, as specified in the related prospectus supplement.

     Periodic information to noteholders generally will include:

•	the total amount paid;

•	the amount paid allocable to principal;

•	the amount paid allocable to interest;

•	collections of principal receivables and finance charge and administrative receivables allocated to the series, class or tranche;

•	the aggregate amount of principal receivables, the Invested Amount and the Invested Amount as a percentage of the aggregate amount of the principal receivables in the trust portfolio;

•	the aggregate outstanding balance of accounts broken out by delinquency status;

•	the aggregate defaults allocated to the series, class or tranche;

•	Investor Charge-Offs for the series, class or tranche and any reimbursements of previous Investor Charge-Offs;

•	the servicing fee for that series;

•	the amount available under any credit enhancement for the series or each class or tranche of the series;

•	the “pool factor,” which is the ratio of the current Invested Amount to the initial Invested Amount, or for a multiple tranche series, the ratio of the Adjusted Invested Amount to the initial Invested Amount;

•	the Base Rate (as defined in the related prospectus supplement) for the series, class or tranche;

•	the Net Portfolio Yield (as defined in the related prospectus supplement) for the series, class or tranche;

•	if the series, a class or a tranche bears interest at a floating or variable rate, information relating to that rate;

•	if the series, class or tranche has a funding period, the period ending balance in the pre-funding account, the amount withdrawn from the pre-funding account to date and the amount of interest earned on the pre-funding account during the monthly period; and

•	for a multiple tranche series, information with respect to any coverage funding of senior notes.

     By January 31 of each calendar year, the paying agent will also provide to each person who at any time during the preceding calendar year was a noteholder of record a statement, prepared by the servicer. The statement will contain the type of information presented in the periodic reports, aggregated for that calendar year or the portion of that calendar year that the person was a noteholder, together with other information that is customarily provided to holders of debt, to assist noteholders in preparing their United States tax returns.

Evidence as to Compliance

     The transfer and servicing agreement provides that on or before September 30 of each calendar year, the servicer will have a firm of independent certified public accountants:

•	furnish a report to the owner trustee, the indenture trustee, the servicer and each rating agency showing that, for the prior one-year period ending June 30 of such calendar year the accounting firm has applied certain agreed upon procedures and has examined certain documents and records pertaining to the servicing of the accounts and that nothing has come to that firm’s attention that has caused it to believe that the servicing has not been conducted in compliance with the transfer and servicing agreement, except for specified exceptions; and

•	furnish a report to the owner trustee, the indenture trustee, the servicer and each rating agency to the effect that they have applied certain procedures agreed upon with the servicer to compare the mathematical accuracy of certain amounts set forth in the periodic reports prepared by the servicer for the prior one-year period ending June 30 of such calendar year with the servicer’s computer reports and reporting all material differences revealed by such comparison.

     The transfer and servicing agreement also provides that by September 30 of each calendar year, the servicer will deliver to the owner trustee, the indenture trustee and each rating agency a certificate of an authorized officer to the effect that the servicer has fully performed its obligations under the transfer and servicing agreement during the preceding year, or, if there has been a default in the performance of any of its obligations, specifying the nature and status of the default.

Amendments

     The transfer and servicing agreement may be amended by the transferor, the servicer and the trust, without the consent of the indenture trustee, any credit enhancer or the noteholders of any series offered under this prospectus, on the following conditions:

•	the transferor delivers to the owner trustee and the indenture trustee a certificate of an authorized officer stating that, in the transferor’s reasonable belief, the amendment will not have a material Adverse Effect; and

•	receipt of written confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of its then-existing rating of any outstanding series, class or tranche.

     The transfer and servicing agreement may also be amended by the servicer and the trust at the direction of the transferor, without the consent of the indenture trustee, the noteholders of any series, class or tranche offered under this prospectus or the credit enhancers for any series to add, modify or eliminate any provisions necessary or advisable in order to enable the trust or any portion of the trust to (i) qualify as, and to permit an election to be made for the trust to be treated as, a “financial asset securitization investment trust” under the Internal Revenue Code of 1986 (the “Code”) and (ii) avoid the imposition of state or local income or franchise taxes on the trust’s property or its income. The following conditions apply for the amendments described in this paragraph:

•	delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor to the effect that the requirements under the transfer and servicing agreement applicable to the proposed amendments have been met;

•	receipt of written confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of its then-existing rating of any outstanding series, class or tranche; and

•	the amendment must not affect the rights, duties or obligations of the indenture trustee or the owner trustee under the transfer and servicing agreement.

     The transfer and servicing agreement may also be amended by the transferor, the servicer and the trust with the consent of noteholders holding at least 66 2/3% of the then-outstanding principal amount of the notes of all series adversely affected by the amendment. Even with consent, no amendment may occur if it:

•	reduces the amount of, or delays the timing of:

•	any payments to be made to noteholders of any series (changes in pay out events or events of default that decrease the likelihood of the occurrence of those events will not be considered delays in the timing of payments for purposes of this clause) or deposits of amounts to be distributed; or

•	the amount available under any credit enhancement, in each case, without the consent of each affected noteholder;

•	changes the manner of calculating the interests of any noteholder, without the consent of each affected noteholder;

•	reduces the percentage of the outstanding principal balance of the notes required to consent to any amendment, without the consent of each affected noteholder; or

•	adversely affects the rating of any series, class or tranche by each rating agency, without the consent of noteholders holding at least 66 2/3% of the then-outstanding principal amount of the notes of each affected series, class or tranche offered under this prospectus.

The Indenture

     The following summarizes the material terms of the indenture and is qualified in its entirety by reference to the indenture. The laws of the State of New York will govern the indenture. You should carefully read the indenture and the indenture supplement for your series, class or tranche of notes for information concerning the duties, obligations, rights and powers of the indenture trustee. The servicer can provide you with a copy of the indenture and indenture supplement as described under “Where You Can Find More Information” in this prospectus.

Events of Default; Rights upon Event of Default

     With respect to the notes of any series, class or tranche, “events of default” under the indenture will be any of the following:

(1)	the trust fails to pay principal of any note when it becomes due and payable on the final maturity date for that series, class or tranche of notes;

(2)	the trust fails to pay interest on any note when it becomes due and payable and the default continues for a period of 35 days;

(3)	certain bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the trust;

(4)	the trust fails to observe or perform covenants or agreements made in the indenture, and:

•	the failure continues, or is not cured, for 60 days after notice to the trust by the indenture trustee or to the trust and the indenture trustee by noteholders holding 25% or more of the then-outstanding principal amount of the outstanding notes of any affected series, class or tranche; and

•	as a result, the interests of the related noteholders are materially and adversely affected, and continue to be materially and adversely affected during the 60-day period; or

(5)	any additional events of default specified in the related prospectus supplement.

Failure to pay the full principal amount of a note on its Expected Final Principal Payment Date will not constitute an event of default.

     An event of default with respect to one series, class or tranche of notes will not necessarily be an event of default with respect to any other series, class or tranche of notes.

     If an event of default, other than an event of default described in clause (3) above, occurs and continues with respect to notes, the indenture trustee or noteholders holding more than 50% of the then-outstanding principal amount of the notes of the affected series, class or tranche may declare all the notes of that series, class or tranche to be immediately due and payable. If an event of default described in clause (3) above should occur and be continuing, the unpaid principal and interest due on the notes shall be immediately due and payable. These declarations may, under certain circumstances, be rescinded by noteholders holding more than 50% of the then-outstanding principal amount of the notes of that series, class or tranche.

     Generally, in the case of any event of default, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture if requested or directed by any of the holders of the notes of the affected series, class or tranche, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to those provisions for indemnification and certain limitations contained in the indenture, noteholders holding more than 50% (or not less than 66 2/3% if an event of default occurs and continues) of the then-outstanding principal amount of the notes of the affected series, class or tranche will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. Noteholders holding more than 50% of the then-outstanding principal amount of the notes of the affected series, class or tranche may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default relating to a covenant or provision of the indenture that cannot be modified without the waiver or consent of all noteholders of the affected series, class or tranche.

     After acceleration of a series, class or tranche of notes, collections of principal receivables and collections of finance charge and administrative receivables allocated to those notes will be applied to make monthly principal and interest payments on the notes until the earlier of the date the notes are paid in full or the final maturity date. In a multiple tranche series, prior to the final maturity date for a tranche, subordinated notes will be paid only to the extent that payment is permitted by the subordination provisions of the senior notes of that series. The indenture trustee may apply funds in the collection account, the Excess Funding Account and other trust accounts for a series, class or tranche of notes that have been accelerated to pay principal of and interest on those notes.

     Upon acceleration of the maturity of a series, class or tranche of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes for its unpaid fees and expenses that ranks senior to the lien of those notes on the collateral.

     In general, the indenture trustee will enforce the rights and remedies of the holders of accelerated notes. However, noteholders will have the right to institute any proceeding with respect to the indenture if the following conditions are met:

•	the noteholder gives the indenture trustee written notice of a continuing event of default;

•	noteholders holding at least 25% of the then-outstanding principal amount of the notes of the affected series, class or tranche make a written request of the indenture trustee to institute a proceeding as indenture trustee;

•	the noteholders offer indemnification satisfactory to the indenture trustee against the costs, expenses and liabilities of instituting a proceeding;

•	the indenture trustee has not instituted a proceeding within 60 days after receipt of the request and offer of indemnification; and

•	the indenture trustee has not received from noteholders holding more than 50% of the then-outstanding principal amount of the notes of that series, class or tranche a direction inconsistent with the request.

However, notwithstanding the foregoing, each noteholder has the absolute and unconditional right to receive payment of the principal of and interest on its notes at the time principal or interest is due and to institute suit for the enforcement of payment. This right may not be impaired without the consent of each noteholder.

     If any series, class or tranche of notes has been accelerated following an event of default, and the indenture trustee has not received any valid directions from noteholders of that series, class or tranche, the indenture trustee may elect to continue to hold the portions of the trust assets that secures those notes and apply distributions on the trust assets to make payments on those notes to the extent funds are available.

     Subject to the provisions of the indenture relating to the duties of the indenture trustee, if any series, class or tranche of notes has been accelerated following an event of default, the indenture trustee may:

•	institute proceedings in its own name for the collection of all amounts then payable on the notes of the affected series, class or tranche; or

•	take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders of the affected series class or tranche.

     Subject to the conditions described below, the indenture trustee also may foreclose on the portion of the receivables which secure that series, class or tranche of notes that have been accelerated by causing the trust to issue a foreclosure certificate to the holders of notes or to one or more third parties.

     Any sale of a foreclosure certificate for a subordinated tranche of notes in a multiple tranche series may be delayed until (1) the senior classes of notes of the same series are funded sufficiently, (2) enough notes of senior classes are repaid, or (3) new subordinated notes have been issued, in each case, to the extent that the subordinated tranche is no longer needed to provide the required subordination for the senior notes of that series.

     The conditions that must be satisfied for the indenture trustee to exercise one of these foreclosure remedies include satisfaction of at least one of the following conditions:

•	the indenture trustee receives the consent of all noteholders of the affected series, class or tranche;

•	the indenture trustee determines that any proceeds from exercising the foreclosure remedy that are to be distributed to the noteholders of that series, class or tranche plus any amounts on deposit in specified accounts are sufficient to discharge in full all principal and interest due on those notes; or

•	If specified in the applicable indenture supplement, the indenture trustee determines that the funds available to the accelerated notes and any amounts on deposit in specified accounts may not be sufficient on an ongoing basis to make all payments on the accelerated notes as such payments would have become due if the acceleration had not occurred and a percentage of the notes specified in the applicable indenture supplement consent to the issuance of the foreclosure certificate.

     The indenture trustee must also have obtained an opinion of counsel that the exercise of the foreclosure remedy will not cause the trust or any portion of the trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes and that the exercise of the foreclosure remedy complies with applicable federal and state securities laws.

     A “foreclosure certificate” is an investor certificate issued by the trust as a result of a foreclosure on a portion of the receivables that corresponds to the portion of the receivables that secured the notes that have been accelerated. The foreclosure certificate represents an undivided interest in the assets of the trust. The principal amount of the foreclosure certificate would be equal to the principal amount of the notes that have been accelerated. For a single issuance series, the Invested Amount of the foreclosure certificate would be equal to the Invested Amount of the series, and for a multiple issuance series, the Invested Amount of the foreclosure certificate would be equal to the Adjusted Invested Amount of the class or tranche of notes that have been accelerated.

     When a foreclosure certificate is issued with respect to notes that have been accelerated, those notes will be deemed to have been paid in full by the trust and not outstanding, and the holders of the notes that have been accelerated will no longer have any claim against the trust. Accordingly, the Invested Amount of the notes that have been accelerated will be allocable to the holders of the foreclosure certificate.

     A foreclosure certificate held by a noteholder or a third party will be subject to restrictions on transfer, including:

•	restrictions required to prevent the trust from being deemed an association or publicly traded partnership taxable as a corporation for federal income tax purposes, including a limitation on the number of holders or interests in the foreclosure certificate and restrictions on transfers to holders that are partnerships, Subchapter S corporations or grantor trusts for United States federal income tax purposes;

•	restrictions on transfers of interest in the foreclosure certificate to non-U.S. persons;

•	restrictions on transfers to employee benefit plans, or any entity whose underlying assets include “plan assets;” and

•	other restrictions that counsel to the trust may require to avoid adverse tax and other consequences to the trust or the noteholders.

     The indenture trustee and the noteholders will covenant that they will not at any time institute against the trust or the transferor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     The remedies described above are the exclusive remedies available to the noteholders upon an event of default. The indenture trustee and each noteholder, by its acceptance of an interest in any note, waive any other remedy that may be available under the Uniform Commercial Code as then in effect in any applicable jurisdiction.

     None of the transferor, the administrator, the owner trustee, the indenture trustee, the servicer, the seller or the trust, in its individual capacity, nor any holder of an ownership interest in the trust, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture. The notes will represent obligations solely of the trust, and the notes will not be insured or guaranteed by the transferor, the servicer, the administrator, the owner trustee, the indenture trustee, the seller or any other person or entity.

Certain Covenants

     The indenture provides that the trust may not consolidate with, merge into or sell or transfer its properties or assets to, another entity, unless:

•	the entity formed by or surviving the consolidation or merger, or that acquires the trust’s properties or assets, is organized under the laws of the United States, any state thereof or the District of Columbia;

•	the successor entity is not subject to regulation as an investment company under the Investment Company Act of 1940;

•	the successor entity expressly assumes, by supplemental indenture, the trust’s obligation to make due and punctual payments upon the notes and the performance of every covenant of the trust under the indenture and to make all required filings with the Securities and Exchange Commission;

•	no pay out event or event of default has occurred and is continuing immediately after the merger, consolidation or sale;

•	written confirmation is received from each rating agency that the transaction will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class;

•	the trust has received a tax opinion and an opinion of counsel to the effect that the transaction would have no material adverse federal income tax consequence to any noteholder;

•	any action as is necessary to maintain the lien and security interest created by the indenture shall have been taken;

•	the trust has delivered to the indenture trustee an opinion of counsel and officer’s certificate each stating that the transaction satisfies all requirements under the indenture and that the supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable;

•	in the case of a sale or transfer of the trust’s properties or assets, the acquiring entity expressly agrees, by supplemental indenture, that all right, title and interest so acquired shall be subject and subordinate to the rights of noteholders, to indemnify the trust and to make all required filings with the Securities and Exchange Commission;

As long as the notes are outstanding, the trust will not:

•	except as expressly permitted by the indenture, the transfer and servicing agreement or certain related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the trust, unless directed to do so by the indenture trustee;

•	claim any credit on or make any deduction from payments in respect of the principal of and interest on the notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former noteholders because of the payment of taxes levied or assessed upon the trust;

•	voluntarily dissolve or liquidate in whole or in part; or

•	permit: (i) the validity or effectiveness of the indenture to be impaired, or permit the lien under the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture; (ii) any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, except as may be created by the terms of the indenture; or (iii) the lien of the indenture not to constitute a valid first priority perfected security interest in the assets of the trust that secure the notes.

     The trust may not engage in any activity other than as specified under “The Issuer” in this prospectus. The trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred under the notes and the indenture.

Modification of the Indenture

     The trust and the indenture trustee may, without the consent of any noteholders but with prior written notice to each rating agency, enter into one or more supplemental indentures for any of the following purposes:

•	to correct or enhance the description of any property subject to the lien of the indenture, or to take any action that will enhance the indenture trustee’s lien under the indenture, or to add to the property pledged to Secure the notes;

•	to reflect the agreement of another person to assume the role of the trust;

•	to add to the covenants of the trust, for the benefit of the noteholders, or to surrender any right or power of the trust;

•	to transfer or pledge any property to the indenture trustee;

•	to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture as long as that action would not adversely affect the interests of the noteholders;

•	to appoint a successor to the indenture trustee with respect to the notes and to add to or change any of the provisions of the indenture to allow more than one indenture trustee to act under the indenture;

•	to modify, eliminate or add to the provisions of the indenture as necessary to qualify the indenture under the Trust Indenture Act of 1939 or any similar federal statute later enacted;

•	to permit the issuance of one or more new series, classes or tranches of notes in accordance with the indenture; or

•	to terminate any interest rate swap agreement or other credit enhancement in accordance with the related indenture supplement.

The trust and the indenture trustee may also, without the consent of any noteholders, enter into one or more supplemental indentures to add provisions to, change in any manner or eliminate any provision of the indenture, or to change the rights of the noteholders under the indenture, upon:

•	receipt of a certificate of an authorized officer of the transferor to the effect that the requirements under the indenture applicable to the proposed amendment have been met and in the transferor’s reasonable belief, the amendment will not have an Adverse Effect; and

•	delivery of a tax opinion to each rating agency.

     The trust and the indenture trustee may also, without the consent of the noteholders of any series, class or tranche or the credit enhancers for any series, class or tranche, enter into one or more supplemental indentures to add, modify or eliminate any provisions necessary or advisable in order to enable the trust or any portion of the trust to (i) qualify as, and to permit an election to be made for the trust to be treated as, a “financial asset securitization investment trust” under the Code and (ii) to avoid the imposition of state or local income or franchise taxes on the trust’s property or its income. The following conditions apply for the amendments described in this paragraph:

•	delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor to the effect that the requirements under the indenture applicable to the proposed amendments have been met;

•	receipt of written confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of its then-existing rating of any outstanding series, class or tranche; and

•	the amendment must not affect the rights, duties or obligations of the indenture trustee or the owner trustee under the indenture.

     The trust and the indenture trustee will not, without the receipt of written confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of its then-existing rating of any outstanding series, class or tranche and without the consent of each noteholder affected, enter into any supplemental indenture to:

•	change the date of payment of any installment of principal of or interest on any note or reduce the principal amount of a note, the note interest rate or the redemption price of the note or change any place of payment where, or the currency in which, any note is payable;

•	impair the right to institute suit for the enforcement of specified payment provisions of the indenture;

•	reduce the percentage of the aggregate principal amount of the notes of any series, class or tranche, whose consent is required (a) for execution of any supplemental indenture or (b) for any waiver of compliance with specified provisions of the indenture or of some defaults under the indenture and their consequences provided in the indenture;

•	reduce the percentage of the aggregate outstanding amount of the notes required to direct the indenture trustee to sell or liquidate the trust assets if the proceeds of the sale would be insufficient to pay the principal amount and interest due on those notes;

•	decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture that specify the percentage of the principal amount of the notes of a series necessary to amend the indenture or other related agreements;

•	modify provisions of the indenture prohibiting the voting of notes held by the trust, any other party obligated on the notes, the seller or any other account owner or any of their affiliates; or

•	permit the creation of any lien superior or equal to the lien of the indenture with respect to any of the trust assets or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture.

Annual Compliance Statement

     The trust will be required to present to the indenture trustee each year a written statement as to the performance of its obligations under the indenture.

Indenture Trustee’s Annual Report

     The indenture trustee will be required to mail to the noteholders each year a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture, the property and funds physically held by the indenture trustee and any action it took that materially affects the notes and that has not been previously reported.

List of Noteholders

     Under the indenture, noteholders have the right to communicate with other noteholders in accordance with the requirements of the Trust Indenture Act of 1939.

Satisfaction and Discharge of Indenture

     The indenture will be discharged with respect to the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with specific limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

The Indenture Trustee

     The indenture trustee may transact business with the servicer, the transferor or any series enhancer or their affiliates with the same rights as if it were not the indenture trustee under the indenture. The indenture trustee may become the owner or pledgee of notes. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the indenture trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the indenture trustee by the indenture will be conferred or imposed upon the indenture trustee and the separate indenture trustee or co-trustee jointly. However, in any jurisdiction in which the indenture trustee is incompetent or unqualified to perform certain acts, all rights, powers, duties and obligations will be conferred or imposed upon the separate indenture trustee or co-trustee. In this event, the separate indenture trustee or co-trustee will exercise and perform the rights, powers, duties and obligations solely at the direction of the indenture trustee.

     The indenture trustee may resign at any time, in which event your administrator will appoint a successor indenture trustee for your series. The administrator may also remove the indenture trustee if it ceases to be eligible to continue as an indenture trustee under the indenture, if the indenture trustee becomes insolvent or otherwise becomes legally unable to act as indenture trustee. The administrator will then be obligated to appoint a successor indenture trustee for your series. If an event of default occurs under the indenture and the related prospectus supplement provides that a given series, class or tranche of notes is subordinated to one or more other series, classes or tranches of notes, under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for one or more of those series, classes or tranches of notes. In that case, a successor indenture trustee will be appointed for one or more of those classes or tranches of notes. The right of the senior noteholders to consent to or direct actions by the indenture trustee may be in conflict with the interests of the subordinated noteholders. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for any series, class or tranche of notes will not become effective until the successor indenture trustee accepts its appointment for your series, class or tranche.

     Under the terms of the indenture, the servicer has agreed to pay to the indenture trustee reasonable compensation for performance of its duties under the indenture. The indenture trustee has agreed to perform only those duties specifically set forth in the indenture and no other covenants or obligations should be inferred. Many of the duties of the indenture trustee are described throughout this prospectus and the related prospectus supplement. Under the terms of the indenture, the indenture trustee’s limited responsibilities include the following:

•	to deliver to noteholders of record certain notices, reports and other documents received by the indenture trustee, as required under the indenture;

•	to authenticate, deliver, cancel and otherwise administer the notes;

•	to establish, maintain and control necessary issuer accounts, to maintain accurate records of activity in those accounts and to establish new issuer accounts as qualified accounts, if necessary;

•	to serve as the initial paying agent, transfer agent and registrar, and, if it resigns these duties, to appoint a successor paying agent, transfer agent and registrar;

•	to invest funds in the issuer accounts at the direction of the servicer;

•	to represent the noteholders in interactions with clearing agencies and other similar organizations;

•	to distribute and transfer funds at the direction of the servicer in accordance with the terms of the indenture and the related indenture supplement;

•	to periodically report on and notify noteholders of certain matters relating to actions taken by the indenture trustee, property and funds that are possessed by the indenture trustee, and other similar matters;

•	to notify noteholders and the rating agencies of the occurrence of any pay out event or event of default of which a responsible officer has knowledge;

•	to hold any portion of the trust estate in a manner to preserve the security interest in the collateral;

•	to hold all money and property received by it in trust for the noteholders;

•	to release property from the lien of the indenture when required by the indenture;

•	to notify each rating agency of any change in the rating of the notes by any other rating agency of which it has actual knowledge;

•	upon termination of the trust, to assign and convey to the holder of the Trust Beneficial Interests all right, title and interest in the receivables and all proceeds, and to execute and deliver any requested instruments of transfer and assignment;

•	to provide notice to the noteholders of the date for final payment and surrender of notes;

•	to act as the Issuer’s agent in executing any financing statement, continuation statement or other instrument to effectively secure the collateral and protect the security for the notes; and

•	to perform certain other administrative functions identified in the indenture.

     In addition, the indenture trustee has the discretion to require the trust to cure a potential event of default and to institute and maintain suits to protect the interest of the noteholders. The indenture trustee is not responsible for any investment losses to the extent that they result from eligible investments.

     In the absence of bad faith or negligence on its part, the indenture trustee may conclusively rely on the truth of statements and the correctness of opinions, upon certificates or opinions furnished to the indenture trustee and conforming to the requirements of the indenture. However, the indenture trustee, upon receipt of any resolutions, statements, reports, certificates or other instruments, will determine whether they conform to the requirements of the indenture.

     The indenture trustee will not be deemed to have knowledge of an event of default, pay out event, or servicer default unless a responsible officer working in the corporate trust office has actual knowledge. If a responsible officer of the indenture trustee has actual knowledge of the occurrence of a pay out event, the indenture trustee will, prior to the receipt of any directions from holders of notes representing more than 50% of the outstanding amount of the affected series, exercise the rights and power vested in it under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

     The indenture trustee is not liable for any error of judgment made in good faith by a responsible officer, unless it is conclusively proved in court that the indenture trustee was negligent in ascertaining the pertinent facts. In addition, the indenture trustee is not liable for any actions taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights conferred by the indenture.

     The indenture trustee is not required to expend its own funds or incur any financial liability in the performance of its duties, or rights or powers, if it has reasonable grounds for believing that repayment or adequate indemnity against such risk or liability is not reasonably assured to it.

     There is no obligation on the part of the indenture trustee to exercise any of the rights or powers under the indenture or to honor the request or direction of any noteholder, unless the noteholder has offered satisfactory security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

     If an event of default occurs, in addition to the responsibilities described above, the indenture trustee will exercise its rights and powers under the indenture to protect the interests of the noteholders using the same degree of care and skill as a prudent man would exercise in the conduct of his own affairs. If an event of default occurs and is continuing, the indenture trustee will be responsible for enforcing the agreements and the rights of the noteholders. See “The Indenture — Events of Default; Right Upon Event f Default.” The indenture trustee may, under certain limited circumstances, have the right or the obligation to do the following:

•	demand immediate payment by the issuer of all principal and accrued interest on the notes;

•	protect the interests of the noteholders in the receivables in a bankruptcy or insolvency proceeding by filing a proof of claim or otherwise;

•	prepare and send timely notice to noteholders of the event of default;

•	declare an event of default;

•	institute judicial proceedings for the collection of amounts due and unpaid;

•	rescind and annul a declaration of acceleration of the notes by the noteholders following an event of default;

•	cause the sale of a foreclosure certificate; and

•	take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders.

     The holders of notes representing more than 50% (or, following an event of default, the holders of 66 2/3%) of the outstanding amount of any series, class or tranche of notes will have the right to direct the indenture trustee to exercise certain remedies available to the indenture trustee under the indenture. In such case, the indenture trustee may decline to follow the direction of the holders only if it determines that: (1) the action so directed is unlawful or conflicts with the indenture, (2) the action so directed would involve it in personal liability, or (3) the action so directed would be unjustly prejudicial to the noteholders not taking part in such direction.

     You should carefully read the indenture and the indenture supplement for your series, class or tranche of notes for information concerning the duties, obligations, rights and powers of the indenture trustee. The Servicer can provide you with a copy of the indenture and indenture supplement as described under “Where You Can Find More Information” in this prospectus.

Certain Matters Regarding the Administrator

     The administrator will, to the extent provided in the administration agreement, provide the notices and perform on behalf of the trust other administrative obligations required by the indenture.

Credit Enhancement

General

     For any series, credit enhancement may be provided for one or more of its classes or tranches. Credit enhancement may be in the form of the subordination of one or more classes of the notes of that series, a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, an insurance policy, a spread account, a reserve account, the use of cross support features, an interest rate swap agreement, interest rate cap agreement, currency exchange agreement or other derivatives agreement, or another method of credit enhancement described in the related prospectus supplement, or any combination of these. If so specified in the related prospectus supplement, any form of credit enhancement may be structured so as to be drawn upon by more than one class or tranche of a series to the extent described in that related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement for a series, class or tranche, the credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the notes and interest thereon. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies.

     If credit enhancement is provided with respect to a series, class or tranche, the related prospectus supplement will include a description of:

•	the amount payable under that credit enhancement;

•	any conditions to payment not described here;

•	the conditions, if any, under which the amount payable under that credit enhancement may be reduced and under which that credit enhancement may be terminated or replaced; and

•	any material provision of any agreement relating to that credit enhancement.

     Additionally, the related prospectus supplement may set forth certain information with respect to any provider of credit enhancement, including:

•	a brief description of its principal business activities;

•	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

•	if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

•	its total assets, and its stockholders’ or policy holders’ surplus, if applicable, and other appropriate financial information as of the date specified in the prospectus supplement.

     The provider of third party credit enhancement is called the “credit enhancer.” If specified in the related prospectus supplement, credit enhancement for a series, class or tranche may be available to pay principal of the notes of that series, class or tranche following the occurrence of certain pay out events for that series. In this event, the credit enhancer will have an interest in certain cash flows in respect of the receivables to the extent described in the related prospectus supplement. This interest is called the “Enhancement Invested Amount.”

Subordination

     If specified in the related prospectus supplement, one or more classes or tranches of notes of any series will be subordinated as described in the related prospectus supplement to the extent necessary to fund payments for the more senior classes of notes. The rights of the holders of these subordinated notes to receive payments of principal and/or interest on any payment date for that series will be subordinate in right and priority to the rights of the holders of senior notes, but only to the extent set forth in the related prospectus supplement. The amount of subordination will decrease whenever certain amounts otherwise payable to the holders of subordinated notes are paid to the holders of senior notes. If specified in the related prospectus supplement, subordination may apply only in the event of certain types of losses not covered by other credit enhancement.

     The related prospectus supplement will also set forth information concerning:

•	the amount of subordination of a class or tranche of subordinated notes in a series;

•	the circumstances in which that subordination will be applicable;

•	the manner, if any, in which the amount of subordination will decrease over time; and

•	the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of senior notes.

     If collections of receivables otherwise distributable to holders of a subordinated class or tranche of a series will be used as credit enhancement for a class or tranche of another series, the related prospectus supplement will specify the manner and conditions for applying that cross-support feature.

Letter of Credit

     If specified in the related prospectus supplement, credit enhancement for a series or one or more of the classes or tranches of a series will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other series enhancement. The credit enhancer in this case, the issuer of the letter of credit, called the “L/C bank,” will be obligated to honor demands under that letter of credit, to the extent of the amount available, to provide funds under the circumstances and subject to any conditions as are specified in the related prospectus supplement.

     The maximum liability of an L/C bank under its letter of credit will generally be an amount equal to a percentage of the initial Invested Amount of a series, class or tranche of that series. This percentage will be specified in the related prospectus supplement. The amount available under a letter of credit will be reduced to the extent of its unreimbursed payments. The maximum amount available at any time to be paid under a letter of credit will be set forth in the related prospectus supplement.

Cash Collateral Account or Cash Collateral Guaranty

     If specified in the related prospectus supplement, credit enhancement for a series or one or more of the classes or tranches of a series will be provided by a trust account in which cash or certain permitted investments are held, called the “cash collateral account,” or a guaranty, called the “cash collateral guaranty,” secured by the deposit of cash or certain permitted investments in an account. The amount available under the cash collateral guaranty or in the cash collateral account will be the lesser of amounts on deposit in the cash collateral account and an amount specified in the related prospectus supplement. The related prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly. Any guaranty will be a guaranty of payment on the underlying receivables, not a guaranty of payment on the notes.

Collateral Interest

     If specified in the related prospectus supplement, credit enhancement for a series of notes or one or more of the classes or tranches of a series may be provided initially by a subordinated interest in the trust, called the “collateral interest,” in an amount initially equal to a percentage of the initial Invested Amount of the series, class or tranche. The collateral interest may be certificated or uncertificated. This percentage will be specified in the related prospectus supplement.

Surety Bond or Insurance Policy

     If specified in the related prospectus supplement, insurance with respect to a series or one or more of the classes or tranches of a series will be provided by one or more insurance companies. The insurance company will guarantee, with respect to one or more classes or tranches of the series, payments of interest or principal in the manner and amount specified in the related prospectus supplement.

     If specified in the related prospectus supplement, a surety bond will be purchased for the benefit of the holders of a series or one or more classes or tranches of that series to assure payments of interest or principal for that series, class or tranche of notes in the manner and amount specified in the related prospectus supplement.

Spread Account

     If specified in the related prospectus supplement, credit enhancement for a series or one or more of the classes or tranches of a series will be provided by the periodic deposit of certain available excess cash flow from the trust assets into an account, called the “spread account,” intended to assist with subsequent payment of interest and principal on the notes of that tranche, class or series in the manner specified in the related prospectus supplement.

Reserve Account

     If so specified in the related prospectus supplement, credit enhancement for a series or one or more of the classes or tranches of a series or support for any related credit enhancement will be provided by the establishment of an account, called the “reserve account.” The reserve account may be funded, to the extent provided in the related prospectus supplement, by an initial cash deposit, the retention of certain periodic payments of principal or interest or both otherwise payable to one or more classes or tranches of notes, including the subordinated notes, or the provision of a letter of credit, guarantee, insurance policy or other form of credit enhancement or any combination of these arrangements. The reserve account will be established to assist with the subsequent payment of principal or interest on the notes of that series or the related class or tranche or any other amount owing on any related credit enhancement in the manner provided in the related prospectus supplement.

Interest Rate Swap Agreements and Interest Rate Cap Agreements

     If so specified in the related prospectus supplement, the indenture trustee, on behalf of the trust, or the transferor, seller or other party may enter into one or more interest rate swap agreements, interest rate floor and/or cap agreements, currency exchange agreements or other derivatives securities agreements for the benefit of a tranche, class or series, the terms of which will be specified in the related prospectus supplement.

Description of the Receivables Purchase Agreement

     Following is a summary of the material terms of the receivables purchase agreement entered into by the bank and ABRC. This summary is qualified in its entirety by reference to the receivables purchase agreement. A form of this agreement is filed as an exhibit to the registration statement which contains this prospectus. Any receivables purchase agreement entered into by an additional seller or an additional transferor will contain substantially similar provisions as those discussed here. In addition, the bank and the owner trustee have entered, and each seller that is a bank and that is not a transferor will enter, into a back-up security agreement under which the bank or other seller, as applicable, has granted directly to the indenture trustee a security interest in the receivables.

     Sale of Receivables. The receivables transferred to the trust by ABRC were acquired by ABRC from the bank under a receivables purchase agreement. In connection with the sale of the receivables to ABRC, the bank has filed appropriate UCC financing statements to evidence that sale and perfect ABRC’s right, title and interest in those receivables. In addition, the bank has indicated in its computer files that the receivables have been sold to ABRC by the bank.

     Under the receivables purchase agreement, the bank sold and, in the future, may sell to ABRC all of its right, title and interest in and to (i) all of the receivables existing in the initial accounts as of the initial closing date and receivables existing in additional accounts as of the applicable addition date, (ii) interchange and recoveries allocable to those receivables, (iii) all monies due or that become due and all amounts received or receivable with respect to those receivables and (iv) certain other property.

     Representations and Warranties. In the receivables purchase agreement, the seller represents and warrants to the transferor to the effect that, among other things, as of the date of the receivables purchase agreement and, with respect to any receivables in any designated additional accounts, as of the applicable addition date, it is duly organized and in good standing and has the authority to consummate the transactions contemplated by the receivables purchase agreement. In the receivables purchase agreement, the seller additionally represents and warrants that as of the initial cut-off date and, with respect to any receivables in any designated additional accounts, as of each additional cut-off date, each receivable transferred thereunder is an eligible receivable. In the event of a breach of any representation or warranty set forth in the receivables purchase agreement which results in the requirement that the transferor accept re-transfer of an ineligible receivable under the transfer and servicing agreement, then the seller will repurchase that ineligible receivable from the transferor on the date of the re-transfer. The purchase price to be paid by the seller for the ineligible receivables will be equal to the purchase price to be paid by the transferor for such ineligible receivables under the transfer and servicing agreement.

     The seller also represents and warrants to the transferor in the receivables purchase agreement that, among other things, as of the date of the receivables purchase agreement and, with respect to any receivables in any designated additional accounts, as of the applicable addition date, the receivables purchase agreement constitutes a valid and binding obligation of the seller and the receivables purchase agreement constitutes a valid sale to the transferor of all right, title and interest of the seller in and to the receivables existing in the accounts as of the initial closing date and, with respect to any receivables in any designated additional accounts, as of the applicable addition date and in the proceeds thereof. If the breach of any of the representations or warranties described in this paragraph results in the obligation of the transferor under the transfer and servicing agreement to accept re-transfer of the receivables, the seller will repurchase the receivables re-transferred to the transferor for an amount of cash at least equal to the amount of cash the transferor is required to deposit under the transfer and servicing agreement in connection with the re-transfer.

     Amendments. The receivables purchase agreement may be amended by the seller or the transferor without the consent of the holders of any notes offered under this prospectus and the related prospectus supplement. No amendment, however, may change or modify the purchase price to be paid to the seller for the receivables and no amendment may change, modify, delete or add any other obligation of the seller or the transferor unless written confirmation is received from each rating agency that the amendment will not result in a reduction or withdrawal of its then-existing rating of any outstanding series, class or tranche and the seller has delivered to the transferor a certificate of an authorized officer of the seller to the effect that the seller reasonably believes that such action will not have an Adverse Effect, unless the owner trustee and the indenture trustee have consented to the amendment.

     Termination. The receivables purchase agreement will terminate immediately after the trust terminates. In addition, if a receiver or conservator is appointed for any seller that is a bank or any seller that is not a bank becomes a debtor in a bankruptcy case or certain other liquidation, bankruptcy, insolvency or similar events occur, the seller will immediately cease to sell principal receivables to the transferor and will promptly give notice of that event to the transferor, the owner trustee and the indenture trustee.

Note Ratings

     Any rating of the notes by a rating agency will be based on:

•	its view on the likelihood that noteholders will receive required interest and principal payments; and

•	its evaluation of the receivables and the availability of any credit enhancement for the notes.

     Among the things a rating will not indicate are:

•	the likelihood that interest or principal payments will be paid on a scheduled date;

•	the likelihood that a pay out event will occur;

•	the likelihood that a U.S. withholding tax will be imposed on non-U.S. noteholders;

•	the marketability of the notes;

•	the market price of the notes; or

•	whether the notes are an appropriate investment for any purchaser.

     A rating will not be a recommendation to buy, sell or hold the notes. A rating may be lowered or withdrawn at any time by a rating agency.

     The transferor will request a rating of the notes offered by this prospectus and the related prospectus supplement from at least one rating agency. Rating agencies other than those requested could assign a rating to the notes and, if so assigned, that rating could be lower than any rating assigned by a rating agency chosen by the transferor. Except as otherwise expressly stated, any reference in this prospectus or the related prospectus supplement to a “rating agency” refers to a rating agency selected by the transferor to rate the notes of a series, class or tranche issued by the trust.

Material Legal Aspects of the Receivables

Transfer of Receivables

     Each seller will represent in the receivables purchase agreement that its transfer of receivables constitutes a valid sale and assignment of all its right, title and interest in and to the receivables to the transferor. In the transfer and servicing agreement, the transferor will represent and warrant that its transfer of receivables constitutes a valid sale and assignment of all of its right, title and interest in and to the receivables, except for its interest as the holder of the Transferor Beneficial Interest, or creates in favor of the trust a valid first-priority perfected security interest in the transferor’s rights in the receivables in existence at the time that the trust is formed or at the time that receivables in additional accounts are transferred, as the case may be, and a valid first-priority perfected security interest in the transferor’s rights in the receivables arising in accounts already designated for the trust on and after their creation, in each case until termination of the trust.

     Under the UCC as in effect in the States of New York, Delaware, Utah and Nevada, the receivables constitute “accounts”. Both the sale of the receivables and the transfer of the receivables as security for an obligation are governed by Article 9 of the UCC as in effect in the States of New York, Delaware, Utah and Nevada, and to the extent that Article 9 is applicable, the filing of appropriate financing statements is required to perfect the sale of such receivables or the transfer of such receivables as security for an obligation by a seller to a transferor, and by a transferor to the trust. Appropriate financing statements covering the receivables have been or will be filed in Utah and Nevada.

     There are certain limited circumstances under the UCC and applicable Federal law in which prior or subsequent transferees of receivables coming into existence after a series closing date could have an interest in those receivables with priority over the trust’s interest. A tax or other government lien on property of a seller or transferor arising prior to the time a receivable comes into existence may also have priority over the interest of the trust in that receivable. Under the receivables purchase agreement, a seller will warrant to the transferor, and under the transfer and servicing agreement, a transferor will warrant to the indenture trustee, that it has transferred the receivables free and clear of the lien of any third party. Furthermore, if the FDIC were appointed as a receiver or conservator of a seller or transferor that is a bank, some administrative expenses of the receiver or conservator may have priority over the interest of the trust in the receivables.

Borrower Protection Laws

     Application of federal and state bankruptcy and debtor relief laws would affect the interests of the holders of notes if the protection provided to debtors under those laws result in any receivables of the trust being written off as uncollectible when there are insufficient funds available from collections of finance charge and administrative receivables and under any series enhancement.

Claims and Defenses of Account Obligors Against the Trust

     The UCC would be applicable to the trust if the trust were deemed to have acquired a security interest in the receivables. The UCC provides that unless an obligor, such as a customer, has made an enforceable agreement not to assert defenses or claims arising out of a transaction, the rights of the trust, as assignee, are subject to all the terms of the cardholder agreement between the seller and the obligor and any defense or claim arising therefrom, to rights of set off and to any other defense or claim of the obligor against the seller that accrues before the obligor receives notification of the assignment. The UCC also provides that any obligor, such as a customer, is authorized to continue to pay the seller until (a) the obligor receives notification, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the indenture trustee or the servicer and (b) if requested by the obligor, the indenture trustee or the servicer has furnished reasonable proof of assignment. No agreement not to assert defenses has been entered into and no notice of the assignment of the receivable to the trust will be sent to the obligors obligated on the accounts in connection with the transfer of the receivables to the trust.

Certain Matters Relating to Conservatorship, Receivership and Bankruptcy

     The receivables purchase agreement, the transfer and servicing agreement, the indenture and related agreements contemplate a number of transfers of receivables, including transfers by the seller to the transferor and transfers by the transferor to the trust.

     The seller and the transferor intend to treat the transfers between the seller and the transferor under the receivables purchase agreement as absolute conveyances. It is possible that a creditor, trustee, receiver or conservator of such a party, or such party as debtor-in-possession, may at some time take a contrary position. The implications of such action are discussed below.

     The seller and the transferor intend to treat transfers of receivables from the transferor to the trust either as an absolute transfer or as the grant of a first perfected security interest. The implications of characterization of a transfer as a security interest are also discussed below.

     The bank is an industrial bank chartered under the laws of the State of Utah and is regulated and supervised by the FDIC. The FDIC may act as conservator or receiver for the bank and any other seller or transferor that is a bank the deposits of which are issued by the FDIC, if certain events occur relating to the bank’s financial condition or the propriety of its actions.

     As noted above, the seller intends to treat the transfers between the seller and the transferor under the receivables purchase agreement as absolute conveyances. Arguments may be made, however, that any of these transfers constitutes the grant of a security interest under general applicable law. Nevertheless, the FDIC has issued regulations surrendering certain rights under the FDIA to reclaim, recover, or recharacterize a financial institution’s transfer of financial assets such as the receivables if:

•	the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles;

•	the financial institution received adequate consideration for the transfer;

•	the parties intended that the transfer constitute a sale for accounting purposes; and

•	the financial assets were not transferred fraudulently, in contemplation of the financial institution’s insolvency, or with the intent to hinder, delay or defraud the financial institution or its creditors.

     The seller’s transfer of the receivables and the agreements under which the seller makes those transfers are intended to satisfy all of these condition.

     If a condition required under the FDIC’s regulations were found not to have been met, however, the FDIC could reclaim, recover or recharacterize the seller’s transfer of the receivables. If the FDIC were successful, the FDIA would limit the damages for any such repudiation to the trust’s “actual direct compensatory damages” determined as of the date that the FDIC were appointed as conservator or receiver for that seller or transferor. The FDIC, moreover, could delay its decision whether to repudiate the applicable receivables purchase agreement and back-up security agreement to reclaim, recover or recharacterize the transfer for a reasonable period following its appointment as conservator or receiver for the seller or transferor. Therefore, if the FDIC as conservator or receiver for a seller or transferor that is a bank were to repudiate the applicable receivables purchase agreement and back-up security agreement to reclaim, recover or recharacterize the transfer, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

     In addition, regardless of the terms of the indenture, the FDIC as conservator or receiver for a seller or transferor that is a bank may have the power to prevent the commencement of an early amortization period or to prevent or limit the early liquidation of the receivables and termination of the trust, or to require the continued transfer of new principal receivables. Regardless of the instructions of those authorized to direct the indenture trustee’s action, moreover, the FDIC as conservator or receiver for a seller or transferor that is a bank may have the power to require the early liquidation of the receivables, to require the early termination of the trust and the retirement of the notes, or to prohibit or limit the continued transfer of new principal receivables.

     ABRC has been structured so that (i) the filing of a voluntary or involuntary petition for relief by or against it under the Bankruptcy Code and (ii) the substantive consolidation of its assets and liabilities with those of a seller is unlikely. ABRC is a separate, limited purpose corporation, and its certificate of incorporation contains limitations on the nature of its business and restrictions on its ability to commence a voluntary case or proceeding under the Bankruptcy Code or similar laws without the prior unanimous consent of all of its directors. In addition, the indenture trustee will covenant in the indenture that it will not at any time institute against ABRC or any additional transferor any bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws. Nevertheless, if ABRC or any additional transferor that is not a bank were to become a debtor in a bankruptcy case and if (a) its bankruptcy trustee or creditor or (b) it, as debtor-in-possession, were to take the position that the transfer of the receivables by it to the trust or transferor, as applicable, should be characterized as a pledge of those receivables, or if the assets and liabilities of ABRC or any additional transferor that is not a bank were substantively consolidated with those of an entity in bankruptcy, then delays in payments on the notes and possible reductions in the amount of those payments could result.

     If bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws occur with respect to ABRC or any additional transferor that is not a bank, then ABRC or that additional transferor, as the case may be, will promptly notify the indenture trustee and a pay out event will occur with respect to each series. Under the transfer and servicing agreement, newly created receivables will not be transferred to the trust on and after any such event. Any principal receivables transferred to the trust prior to the event, as well as collections on those principal receivables and finance charge and administrative receivables related to those principal receivables, will continue to be part of the trust assets and will be applied as specified above in “Description of the Notes — Application of Collections” and in the related prospectus supplement.

     The bankruptcy court, however, may have the power to delay any such procedure or to require the continued transfer of principal receivables to the trust.

     Application of federal and state bankruptcy and debtor relief laws would affect the interests of the noteholders in the receivables, if these laws result in any receivables being written off as uncollectible.

     If a receiver or conservator were appointed for the servicer and no servicer default other than the insolvency of the servicer exists, the receiver or conservator may have the power to prevent either the indenture trustee or the noteholders from appointing a new servicer.

     See “Risk Factors — If a receiver or conservator were appointed for a seller or a transferor that is a bank, or if a seller or a transferor that is not a bank became a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur” in this prospectus.

Certain Regulatory Matters

     The operations and financial condition of the bank are subject to extensive regulation and supervision under federal and state law. The FDIC has broad enforcement powers over the bank. These enforcement powers may adversely affect the operation and financial condition of the trust, your rights under the indenture and the obligations of the bank under the trust agreement, the indenture, the transfer and servicing agreement, the receivables purchase agreement, the administration agreement or any other agreement entered into by the bank with respect to one or more series prior to the appointment of a receiver or conservator.

     If the FDIC supervising any bank were to find that any obligation of that bank or an affiliate under a securitization or other agreement, or any activity of that bank or affiliate,

constituted an unsafe or unsound practice or violated any law, rule, regulation or written condition or agreement applicable to that bank, the FDIC has the power under the FDIA to order that bank or affiliate, among other things, to rescind the agreement or contract, refuse to perform that obligation, terminate the activity, amend the terms of the obligation or take any other action as the FDIC determines to be appropriate. In that event, the bank may not be liable to you for contractual damages for complying with such an order and you may have no recourse against the FDIC.

     After the Office of the Comptroller of the Currency found that a national bank was, contrary to safe and sound banking practices, receiving inadequate servicing compensation under its securitization agreements, that bank agreed to a consent order with the OCC. That consent order required that bank, among other things, to resign as servicer by a specified date, to immediately withhold and segregate funds from collections for payment of its servicing fee (notwithstanding the priority of payments in the securitization agreements and the perfected security interest of the relevant trust in those funds) and to increase its servicing fee percentage above that which was originally agreed upon in its securitization agreements.

     While the bank has no reason to believe that the FDIC would consider provisions relating to the bank acting as servicer or the payment or amount of a servicing fee to the bank, or any other obligation of the bank under its securitization agreements, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the FDIC would not conclude otherwise in the future. If the FDIC did reach such a conclusion, and ordered the bank to rescind or amend its securitization agreements, payments to you could be delayed or reduced.

Federal Income Tax Consequences

General

     The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of the notes. Additional federal income tax considerations relevant to a particular series, class or tranche may be set forth in the related prospectus supplement. The following summary has been prepared and reviewed by Wolf, Block, Schorr and Solis-Cohen LLP, as special tax counsel to the issuer (“special tax counsel”). The summary is based on the Code, as amended, as of the date hereof, and existing final, temporary and proposed Treasury regulations, revenue rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The summary is addressed only to original purchasers of the notes, deals only with notes held as capital assets within the meaning of Section 1221 of the Code and, except as specifically set forth below, does not address tax consequences of holding notes that may be relevant to investors in light of their own investment circumstances or their special tax situations, such as certain financial institutions, tax-exempt organizations, certain insurance companies, dealers in securities, non-U.S. persons, investors holding the notes as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes or persons subject to other specialized tax regimes. Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of interests in a noteholder. Special tax counsel is of the opinion that the following summary of federal income tax consequences is correct in all material respects.

Noteholders should be aware that this summary and the opinions contained herein may not be able to be relied upon to avoid any income tax penalties that may be imposed with respect to the notes. An opinion of special tax counsel, however, is not binding on the Internal Revenue Service or the courts, and no ruling on any of the issues discussed below will be sought from the IRS. Moreover, there are no authorities on similar transactions involving interests issued by an entity with terms similar to those of the notes described in this prospectus. Accordingly, we suggest that persons considering the purchase of notes consult their own tax advisors with regard to the United States federal tax consequences of an investment in the notes and the application of United States federal tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

Tax Characterization of the Trust and the Notes

     Treatment of the Trust as an Entity Not Subject to Tax. Special tax counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the trust will not be classified as an association or as a publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, special tax counsel is of the opinion that the trust will not be subject to federal income tax. However, as discussed above, this opinion is not binding on the IRS and no assurance can be given that this characterization will prevail.

     The precise tax characterization of the trust for federal income tax purposes is not certain. It might be viewed as merely holding assets on behalf of the transferor as collateral for notes issued by the transferor. On the other hand, the trust could be viewed as a separate entity for tax purposes issuing its own notes. This distinction, however, should not have a significant tax effect on noteholders except as stated below under “Possible Alternative Characterizations.”

     Treatment of the Notes as Debt. Special tax counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the notes offered hereunder will be characterized as debt for United States federal income tax purposes. Additionally, the trust will agree by entering into the indenture, and the noteholders will agree by their purchase and holding of notes, to treat the notes as debt for United States federal income tax purposes.

     Possible Alternative Characterizations. If, contrary to the opinion of special tax counsel, the IRS successfully asserted that a series, class or tranche of notes did not represent debt for United States federal income tax purposes, those notes might be treated as equity interests in the trust or some other entity for such purposes. If so treated, investors could be treated for such purposes either as partners in a partnership or, alternatively, as shareholders in a taxable corporation. Treatment of a noteholder as a partner could have adverse tax consequences to certain holders; for example, income to foreign persons generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of partnership expenses. If notes instead were treated as corporate stock, the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity, and the corporate tax imposed with respect to such corporation could materially reduce cash available to make payments on the notes; further, noteholders might not be entitled to any dividends received deduction in respect of payments of interest on notes treated as dividends. In addition, even if the notes are treated as debt, the trust is also able to issue other securities which may be treated as debt or as equity interests in the trust. The issuance of such securities requires the delivery of a new opinion of counsel generally to the effect that such issuance will not cause the trust to become taxable as a separate entity for federal income tax purposes; however, any such new opinion would not bind the IRS, and the trust could become taxable as a corporation as a result of such issuance, potentially diminishing cash available to make payments on the notes. Prospective investors should consult with their own tax advisors with regard to the consequences of each such possible alternative characterization to them in their particular circumstances; the following discussion assumes that the characterization of the notes as debt is correct.

Consequences to Holders of the Notes

     Interest and Original Issue Discount. In general, stated interest on a note will be includable in gross income as it accrues or is received in accordance with a noteholder’s usual method of tax accounting. If a class of notes is issued with original issue discount (“OID”), the provisions of Sections 1271 through 1273 and 1275 of the Code will apply to those notes. Under those provisions, a holder of such a note (including a cash basis holder) generally would be required to include the OID on a note in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income. In general, a note will be treated as having OID to the extent that its “stated redemption price” exceeds its “issue price,” if such excess equals or exceeds 0.25 percent multiplied by the weighted average life of the note (determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment). Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the notes is unclear, but the application of Section 1272(a)(6) could affect the rate of accrual of OID and could have other consequences to holders of the notes. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a note is “unconditionally payable” and hence that all of such interest should be included in the note’s stated redemption price at maturity. If sustained, such treatment should not significantly affect tax liabilities for most holders of the notes, but prospective noteholders should consult their own tax advisors concerning the impact to them in their particular circumstances. The trust intends to take the position that interest on the notes constitutes “qualified stated interest” and that the above consequences do not apply.

     Market Discount. A holder of a note who purchases an interest in a note at a discount that exceeds any OID not previously includable in income may be subject to the “market discount” rules of Sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a note and partial principal payments on a note are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a note that has market discount.

     Market Premium. A holder of a note who purchases an interest in a note at a premium may elect to amortize the premium against interest income over the remaining term of the note in accordance with the provisions of Section 171 of the Code.

     Disposition of the Notes. Upon the sale, exchange or retirement of a note, the holder of the note generally will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the disposition (other than amounts attributable to accrued interest, which the holder will be required to include as interest income) and the holder’s adjusted tax basis in the note. The holder’s adjusted tax basis in the note generally will equal the cost of the note to such holder, increased by any market or original issue discount previously included in income by such holder with respect to the note, and decreased by the amount of any bond premium previously amortized and any payments of principal or OID previously received by such holder with respect to such note. Any such gain or loss generally will be capital gain or loss, except to the extent of accrued market discount not previously included in income, and will be long-term capital gain or loss if at the time of sale the note has been held for more than one year.

     Foreign Holders. Under United States federal income tax law now in effect, payments of interest by the trust to a holder of a note who, as to the United States, is a nonresident alien individual or a foreign corporation, or is an estate or trust that lacks certain essential contacts with the United States (a “foreign person”) generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not for United States federal income tax purposes (a) actually or constructively a “10 percent shareholder” of the transferor or the trust, (b) a “controlled foreign corporation” with respect to which the transferor or the trust is a “related person” within the meaning of the Code, or (c) a bank extending credit under a loan agreement entered into in the ordinary course of its trade or business, and (ii) provides the person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement (on IRS Form W-8BEN or a substitute form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person’s name, address and certain additional information. If a note is held through a securities clearing organization or certain other financial institutions (as is expected to be the case unless definitive notes are issued), the organization or institution may provide the relevant signed statement generally to the withholding agent; in that case, however, the signed statement generally must be accompanied by an IRS Form W-8BEN or substitute form provided by the foreign person that owns the note. If a note is held through a qualified intermediary, withholding may not be required if the intermediary has sufficient information in its files to establish that the holder is a foreign person. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated under an applicable tax treaty or such interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, such individual is not present in the United States for 183 days or more in the taxable year and is not subject to tax pursuant to certain Code provisions dealing with expatriates.

     The U.S. Treasury Department recently issued final Treasury regulations which revise some of the foregoing procedures whereby a foreign person may establish an exemption from withholding; foreign persons should consult their tax advisors concerning the impact to them, if any, of such revised procedures.

     Backup Withholding. Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of a note, may be subject to “backup withholding” tax under Section 3406 of the Code if a recipient of such payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient’s United States federal income tax, provided appropriate proof is provided under rules established by the IRS. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information reporting to the IRS may be required with respect to payments of interest, OID and retirement proceeds. Holders of the notes should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

     Certain Recent Legislation. Recent legislation has reduced the income tax rate on dividends on equity investments in domestic and certain foreign corporations. You should consult your own financial advisors concerning the impact that this legislation might have on securities such as the notes, the interest on which will remain subject to Federal income tax.

     The United States federal income tax discussion set forth above is included for general information only, may not be applicable depending upon a holder’s particular tax situation, and does not purport to address the issues described with the degree of specificity that would be provided by a taxpayer’s own tax advisor. We suggest that prospective purchasers consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes and the possible effects of changes in federal tax laws.

State and Local Tax Consequences

     The discussion above does not address the taxation of the trust or the tax consequences of the purchase, ownership or disposition of an interest in the notes under any state, local or foreign tax law. We suggest that each investor consult its own tax adviser regarding state, local and foreign tax consequences.

ERISA Considerations

     Subject to the considerations described below and in the related prospectus supplement, the notes may be purchased by, on behalf of, or with “plan assets” of, any employee benefit or other plan that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (each is called a “plan”). Any plan fiduciary or other person that proposes to use plan assets of any plan to acquire any of the notes should consult with its counsel concerning the potential consequences under ERISA and the Code of the plan’s acquisition and ownership of notes. See “ERISA Considerations” in the related prospectus supplement.

     Section 406 of ERISA and Section 4975 of the Code prohibit plans from engaging in certain transactions involving plan assets with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code (referred to together as “parties in interest”) with respect to the plan. A violation of these “prohibited transaction” rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Code for these persons, unless a statutory, regulatory or administrative exemption is available.

     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of these plans may be invested in the notes without regard to the ERISA considerations described herein, subject to the provisions of other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     We suggest that fiduciaries or other persons contemplating purchasing the notes on behalf of or with plan assets of any plan consult their own counsel regarding whether the trust assets represented by the notes would be considered plan assets, the consequences that would apply if the trust’s assets were considered plan assets, and the availability of exemptive relief from the prohibited transaction rules.

     Finally, plan fiduciaries and other persons using plan assets to purchase notes should consider the fiduciary standards under ERISA or other applicable law in the context of the plan’s particular circumstances before authorizing an investment of a portion of the plan’s assets in the notes. Among other factors, plan fiduciaries and other plan investors should consider whether the investment (i) satisfies the diversification requirement of ERISA or other applicable law, (ii) is in accordance with the plan’s governing instruments, and (iii) is prudent in light of the “Risk Factors” and other factors discussed in this prospectus and the related prospectus supplement.

Plan of Distribution

     The trust may offer and sell the notes in any one of three ways:

•	through underwriters;

•	through agents; or

•	directly to one or more purchasers.

     If one or more underwriters are engaged, the transferor and the seller and one or more underwriters named in the prospectus supplement will enter into an underwriting agreement for each series, class or tranche of notes. Under each underwriting agreement, the transferor will cause the notes to be sold by the trust to the underwriters named in that underwriting agreement and in the related prospectus supplement. Each of those underwriters will severally agree to purchase from the trust the principal balance of notes set forth in that underwriting agreement and in the related prospectus supplement (subject to proportional adjustment on the terms and conditions set forth in the underwriting agreement in the event of an increase or decrease in the aggregate balance of notes offered by this prospectus and by the related prospectus supplement).

     In each underwriting agreement, the underwriters will agree, subject to the terms and conditions set forth in that underwriting agreement, to purchase all the notes offered by this prospectus and by the related prospectus supplement if any of those notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

     Each prospectus supplement will specify the terms of the offering, including:

•	the name or names of any underwriters or agents,

•	the public offering or purchase price,

•	the net proceeds to the issuer from the sale,

•	any underwriting discounts and other items constituting underwriters’ compensation,

•	any discounts and commissions allowed or paid to dealers, and

•	any commissions allowed or paid to agents.

     After the initial public offering, the public offering price and such concessions may be changed.

     Dealer trading may take place in some of the notes, including notes not listed on any securities exchange. Direct sales may be made on a national securities exchange or otherwise. If the trust or the transferor, directly or through agents, solicits offers to purchase notes, the trust and the transferor reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of notes.

     The trust or the transferor may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. If indicated in a prospectus supplement, the trust or the transferor will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from the trust or the transferor pursuant to delayed delivery contracts providing for payment and delivery at a future date.

     The transferor or the bank may retain notes of a series, class or tranche upon initial issuance and may sell them on a subsequent date. Offers to purchase notes may be solicited directly by the transferor or the bank and sales may be made by the transferor or the bank to institutional investors or others deemed to be underwriters within the meaning of the Securities Act of 1933, with respect to any resale of the securities.

     Any underwriter or agent participating in the distribution of securities, including notes offered by this prospectus, may be deemed to be an underwriter of those securities under the Securities Act of 1933 and any discounts or commissions received by it and any profit realized by it on the sale or resale of the securities may be deemed to be underwriting discounts and commissions.

     The transferor and the bank may agree to indemnify underwriters, agents and their controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, in connection with their participation in the distribution of the notes.

     Underwriters and agents participating in the distribution of the notes, and their controlling persons, may engage in transactions with and perform services for the transferor, the bank, the trust or their respective affiliates in the ordinary course of business.

     The place and time of delivery for any series of notes for which this prospectus is delivered will be set forth in the related prospectus supplement.

Legal Matters

     Legal matters relating to the issuance of the notes will be passed upon for the transferor and the seller by Wolf, Block, Schorr and Solis-Cohen LLP, New York, New York, special counsel to the transferor and the seller. Legal matters relating to the federal tax consequences of the issuance of the notes will be passed upon for the transferor and the seller by Wolf, Block, Schorr and Solis-Cohen LLP, New York, New York.

Reports to Noteholders

     The servicer will prepare monthly and annual reports that will contain information about the trust. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until definitive notes are issued, the reports will be sent to Cede & Co. which is the nominee of DTC and the registered holder of the notes. No financial reports will be sent to you. See “Description of the Notes — Book-Entry Registration,” “— Reports to Noteholders” and “— Evidence as to Compliance” in this prospectus.

Where You Can Find More Information

     ABRC filed a registration statement relating to the notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

     The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.

     You may read and copy any reports, statements or other information the trust and ABRC files at the SEC’s public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. The trust’s and ABRC’s SEC filings are also available to the public on the SEC Internet site http://www.sec.gov.

     The SEC allows the trust to “incorporate by reference” information the trust and ABRC files with it, which means that the trust can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the trust and ABRC files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement. The trust and ABRC incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the trust and ABRC until the trust terminates its offering of the notes. The documents incorporated by reference will be filed with the SEC under the name of Advanta Business Receivables Corp. and/or on behalf of Advanta Business Card Master Trust.

     As a recipient of this prospectus, you may request a copy of any document the trust incorporates by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the servicer at: 11850 South Election Road, Draper, Utah 84020, Attention: Treasury Department, Telephone: (801) 523-0858.

Glossary of Terms for Prospectus

     “ABRC” means Advanta Business Receivables Corp., a Nevada corporation.

     “Addition Date” means the date of assignment of receivables in each additional account to the trust.

     “Additional Issuance” means each issuance of additional notes of an outstanding series of notes.

     “Adjusted Invested Amount” means on any date for any single issuance series, the Invested Amount on that date, minus the amount on deposit in the specified trust account, as described in the indenture supplement for that series, and for a multiple issuance series, as described in the Indenture Supplement for that series.

     “Administrator” means the bank, in its capacity as administrator under the administration agreement, dated as of August 1, 2000, between the administrator and the trust.

     “Advanta Business Card” means each credit card relating to a business credit card account and issued by the bank.

     “Advanta Business Card Portfolio” means the portfolio of credit card accounts originated by the bank.

     “Adverse Effect” means, with respect to any action, that the action will (a) materially and adversely affect the amount or timing of payments made to the noteholders of any series, class or tranche or (b) result in the occurrence of a Pay Out Event or an Event of Default.

     “Bank” means Advanta Bank Corp., an industrial bank chartered under the laws of the State of Utah.

     “Cash Collateral Account” means a trust account in which cash or permitted investments are held to provide credit enhancement for a series, class or tranche of notes.

     “Cash Collateral Guaranty” means credit enhancement in the form of a guaranty secured by the deposit of cash or certain permitted investments for a series, class or tranche.

     “Code” means the Internal Revenue Code of 1986.

     “Collection Account” means an account established and maintained by the servicer in the name of the indenture trustee, for the benefit of noteholders of all series, into which the servicer will deposit collections on the receivables and other specified amounts. The collection account will be a qualified account.

     “Controlled Accumulation Period” means the period during which principal is accumulated in specified amounts at scheduled intervals and paid on an Expected Final Principal Payment Date.

     “Controlled Amortization Period” means the period during which principal is paid on the notes in fixed amounts at scheduled intervals.

     “Credit Enhancement” means credit enhancement for a series, class or tranche.

     “Credit Enhancement Percentage” means the percentage interest of a credit enhancer in a series, if any, as may be described in the related prospectus supplement.

     “Credit Enhancer” means the provider of third party credit enhancement.

     “Defaulted Receivables” means principal receivables which in a monthly period are written off as uncollectible in accordance with the servicer’s credit card guidelines and customary and usual servicing procedures for servicing revolving credit card receivables comparable to the receivables in the trust.

     “Definitive Notes” means notes that are issued in fully registered, certificated form.

     “Depositaries” means DTC, Clearstream Banking or Euroclear.

     “Determination Date” means the third business day preceding the fifteenth day of each calendar month, unless otherwise specified in the prospectus supplement for a series of notes.

     “Early Accumulation Period” means the period following a pay out event during which principal is accumulated each month based on the amount of principal receivables collected.

     “Early Amortization Period” means the period following a pay out event during which principal is paid each month based on the amount of principal receivables collected.

     “Eligible Account” means, as of the applicable cut-off date, each account originated by the seller

•	which was in existence and maintained by the seller;

•	which is payable in United States dollars;

•	the cardholder of which has provided, as his or her most recent billing address, an address located in the United States or its territories, possessions or military bases;

•	the cardholder of which has not been identified by the servicer in its computer files as currently being involved in a bankruptcy proceeding;

•	which has not been classified as stolen or lost;

•	which does not have any receivables that are defaulted receivables;

•	which has not been sold or pledged to any other party except for any sale to another account owner that has either entered into a receivables purchase agreement or is an additional transferor;

•	which does not have receivables which have been sold or pledged by the seller to any party other than the transferor or the trust under a receivables purchase agreement or a transfer and servicing agreement; and

•	which does not have any receivables that have been identified by the servicer or the relevant cardholder as having been incurred as a result of fraudulent use of any credit card.

     “Eligible Institution” means either:

•	a depository institution, including the owner trustee or the indenture trustee, that is organized under the laws of the United States or any one of the 50 states or the District of Columbia (or any domestic branch of a foreign bank) and which at all times (i) has FDIC deposit insurance and (ii) has either a long-term unsecured debt rating or a certificate of deposit rating acceptable to each rating agency rating a series, class or tranche of notes; or

•	any other institution the appointment of which would not result in the reduction or withdrawal by any rating agency of any of its then-existing ratings of any outstanding series, class or tranche.

     “Eligible Investments” means securities, instruments, security entitlements or other investment property which evidence:

•	direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States of America;

•	demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities. However, at the time of the trust’s investment or contractual commitment to invest, the short-term debt rating of that depository institution or trust company must be in the highest rating category of at least one of the rating agencies rating each series, class or tranche of notes;

•	commercial paper or other short-term obligations having original or remaining maturities of no more than 30 days, and having, at the time of the trust’s investment or contractual commitment to invest, a rating in the highest rating category of at least one of the rating agencies rating a class or tranche of notes;

•	demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC having, at the time of the trust’s investment, a rating in the highest rating category of at least one of the rating agencies rating each series, class or tranche of notes;

•	notes or bankers’ acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in the second clause above;

•	money market funds having, at the time of the trust’s investment, a rating in the highest rating category of at least one of the rating agencies rating each series, class or tranche of notes (including funds for which the indenture trustee or any of its affiliates is investment manager or advisor);

•	time deposits (having maturities not later than the next payment date) other than those referred to in the fourth clause above, with a person whose commercial paper has a credit rating satisfactory to at least one of the rating agencies rating each series, class or tranche of notes; or

•	any other investment upon receipt of written confirmation from each rating agency rating a series, class or tranche of notes that the additional form of investment will not result in a reduction or withdrawal of its rating of any outstanding series, class or tranche.

     “Eligible Receivable” means each receivable:

•	which has arisen in an eligible account;

•	which was created in compliance, in all material respects, with all requirements of law applicable to the seller at the time of its creation, and under the terms of a credit card agreement which complies in all material respects with all requirements of law applicable to the seller;

•	for which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given in connection with the creation of the receivable or the execution, delivery and performance by the seller of the related credit card agreement have been duly obtained or given and are in full force and effect;

•	as to which, at the time of its transfer to the trust, the transferor or the trust has good title, free and clear of all liens and security interests arising under or through the transferor, other than tax liens for taxes not then due or which the transferor is contesting;

•	which has been the subject of either a valid transfer and assignment from the transferor to the trust of all of the transferor’s right, title and interest in the receivable (including any proceeds of the receivable), or the grant of a first priority perfected security interest in the receivable (and in the proceeds of the receivable), effective until the termination of the trust;

•	which is the legal, valid and binding payment obligation of the obligor under the receivable, legally enforceable against that obligor in accordance with its terms, subject to some bankruptcy-related exceptions and equitable considerations;

•	which, at the time of transfer to the trust, has not been waived or modified except as permitted under the customary policies and procedures, as amended from time to time, of the seller, and then only if the waiver or modification is reflected in the servicer’s computer file of revolving credit card accounts;

•	which, at the time of transfer to the trust, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the obligor, other than defenses arising out of bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general;

•	which, at the time of transfer to the trust, none of the transferor or the seller has taken any action, or omitted to take any action, that would impair the rights of the trust or the noteholders; and

•	which constitutes an “account” or “general intangible” under Article 9 of the Uniform Commercial Code as then in effect in any state where the filing of a financing statement is required to perfect the trust’s interest in the receivables and the proceeds thereof.

     “Enhancement Invested Amount” means the interest the credit enhancer will have in certain cash flows in respect of the receivables to the extent described in the related prospectus supplement, if the prospectus supplement specifies that credit enhancement may be available to pay principal of the notes following the occurrence of certain pay out events.

     “ERISA” means the Employee Retirement Income Security Act of 1974.

     “Events of Default” means, under the indenture, and with respect to the notes of any series, class or tranche, any of the following:

•	the trust fails to pay principal when it becomes due and payable on the final maturity date for that series, class or tranche of notes;

•	the trust fails to pay interest when it becomes due and payable and the default continues for a period of 35 days;

•	certain bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the trust;

•	the trust fails to observe or perform covenants or agreements made in the indenture, and:

•	the failure continues, or is not cured, for 60 days after notice to the trust by the indenture trustee or to the trust and the indenture trustee by noteholders holding 25% or more of the then-outstanding principal amount of all of the trust’s outstanding series; and

•	as a result, the interests of the noteholders are materially and adversely affected, and continue to be materially and adversely affected during the 60-day period; or

•	any additional events of default specified in the related prospectus supplement.

     “Excess Funding Account” means an account established and maintained by the servicer in the name of the indenture trustee, which will be a qualified account.

     “Expected Final Principal Payment Date” means the date specified in the prospectus supplement for a class or tranche of notes on which amounts on deposit in the principal funding account will be paid to the noteholders.

     “FACT Act” means the Fair and Accurate Credit Transactions Act of 2003.

     “FCRA” means the Fair Credit Reporting Act.

     “FDIA” means the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

     “FDIC” means the Federal Deposit Insurance Corporation.

     “Final Maturity Date” means the latest date by which principal and interest for that series, class or tranche can be paid.

     “Finance Charge and Administrative Receivables” are periodic finance charges, annual membership fees and service charges, late fees, over limit fees, cash usage fees, the portion of interchange and all other fees and charges on accounts designated by the transferor to be included as finance charge and administrative receivables, and any other amounts, other than principal receivables, designated by the transferor to be “finance charge and administrative receivables.”

     “Foreclosure Certificate” means an investor certificate issued by the trust as a result of a foreclosure on a portion of the receivables following acceleration of notes.

     “Funding Period” means the period from a series’ closing date to the earlier of (i) the date that series’ Invested Amount equals the principal amount of that series of notes, or (ii) the date specified in the related prospectus supplement.

     “Initial Designated Accounts” means the group of eligible accounts that were designated to the trust on the initial cut-off date.

     “Initial Cut-Off Date” means August 1, 2000.

     “Interchange” means certain fees received by creditors participating in the MasterCard and VISA associations as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing.

     “Invested Amount” for a series of notes on any date will mean a sum equal to:

•	the initial outstanding principal amount of that series of notes as of the closing date for that series (increased by the principal balance of any notes of that series issued after the closing date for that series); minus

•	the amount of principal paid to noteholders of that series prior to that date; and minus

•	the amount of unreimbursed Investor Charge-Offs not covered by any available funds as specified pursuant to the terms of the related series and reallocated principal collections for notes of that series prior to that date.

     “Investor Charge-Offs” means, for any monthly period, and for any series, class or tranche, the amount by which: (a) the Investor Default Amount, after application of any available funds if specified pursuant to the terms of the related series, exceeds (b) amounts available to pay that amount out of collections of finance charge and administrative receivables and other amounts treated like collections of finance charge and administrative receivables, any available credit enhancement amounts and other sources specified in the related prospectus supplement, subject to any maximum amount specified pursuant to the terms of the related series.

     “Investor Default Amount” means the aggregate amount of the Investor Percentage of principal receivables that are defaulted receivables.

     “Investor Percentage” means a specified percentage of collections of principal receivables, finance charge and administrative receivables and defaulted receivables allocated to each series of notes.

     “Issuer” means Advanta Business Card Master Trust, a Delaware common law trust.

     “L/C Bank” means the issuer of a letter of credit, if a credit enhancer has issued a letter of credit.

     “Member Bank” means a bank under contract with MasterCard or VISA to issue credit cards.

     “Note Owner” means the owner of beneficial interests in the notes of a series held in book-entry form.

     “OCC” means the Office of the Comptroller of the Currency.

     “OID” means Original Issue Discount.

     “Owner Trustee” means Wilmington Trust Company, a Delaware banking corporation, in its capacity as owner trustee of the issuer.

     “Paired Notes” means each of the series, class or tranche specified in the applicable prospectus supplements as being paired with a previously or later issued series, class or tranche so that a decrease in the Adjusted Invested Amount of the previously issued series, class or tranche results in a corresponding increase in the Adjusted Invested Amount of the later issued series, class or tranche.

     “Parties in Interest” means persons that are “parties in interest” under ERISA or “disqualified persons” under the Code.

     “Paying Agent” means the indenture trustee, acting as the initial paying agent, together with any successor to the indenture trustee acting in that capacity, and any entity specified in an indenture supplement to act in that capacity for the related series.

     “Plan” means any employee benefit or other plan that is subject to ERISA or Section 4975 of the Code.

     “Pre-Funding Account” means a trust account established and maintained with the indenture trustee for the benefit of the noteholders of a series that has a funding period into which the portion of the Invested Amount not invested in receivables will be maintained.

     “Prime Rate” means the “Prime Rate” as set forth in the “Money Rates” section of the Wall Street Journal.

     “Principal Funding Account” means the trust account, established for the benefit of one or more specified classes or tranches of notes in which principal is accumulated for later distribution to noteholders, or as otherwise specified in the related prospectus supplement.

     “Principal Receivables” are amounts charged by cardholders for merchandise, services, cash usage and balance transfers.

     “Qualified Account” means an account which will be either (a) a segregated account with an eligible institution or (b) a segregated trust account with the corporate trust department of a depositary institution organized under the laws of the United States or any one of the 50 states, the District of Columbia (or any domestic branch of a foreign bank) and acting as a trustee for funds deposited in such account so long as any of the securities of this depositary institution are rated at least investment grade by each rating agency rating a class or tranche of notes.

     “Rating Agency” means a rating agency selected by the transferor to rate the notes of a series, class or tranche issued by the trust.

     “Recoveries” means net recovery amounts for defaulted receivables.

     “Required Minimum Principal Balance” means (unless otherwise specified in the related indenture supplement for any series which is a paired series) on any date for all series an amount equal to the sum of the Invested Amounts for all outstanding series on that date, minus the amount on deposit in the Excess Funding Account.

     “Required Transferor Interest” means on any date, the Required Transferor Percentage times the total amount of principal receivables in the trust.

     “Required Transferor Percentage” initially meant 7%; but the transferor is permitted to reduce the percentage by giving 30 days prior notice to the indenture trustee and each rating agency if (a) written confirmation is received from each rating agency that such action will not result in a reduction or withdrawal of its then-existing rating of any outstanding series, class or tranche of notes and (b) the transferor delivers to the indenture trustee a certificate of an authorized officer to the effect that the transferor reasonably believes that such reduction will not have an Adverse Effect. In no event may the Required Transferor Percentage be less than 2%. The Required Transferor Percentage was reduced to 6% effective November 22, 2004.

     “Reserve Account” means an account established as credit enhancement for a series, class or tranche of notes to assist with payment of principal or interest on a series, class or tranche of notes or any other amount owing on any credit enhancement in the manner described in a prospectus supplement.

     “Revolving Period” means the period, for each series, class or tranche when no principal is paid or accumulated, which begins on the closing date for a series, class or tranche and ends on the day before an amortization period or accumulation period begins for that series, class or tranche.

     “Seller” means, collectively, the bank and any additional sellers.

     “Series Pay Out Event” means, with respect to any particular series, class or tranche, the occurrence of any event, in addition to a trust pay out event, specified as a pay out event in the prospectus supplement for that series, class or tranche.

     “Servicer Default” means the following:

(1)	failure by the servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the indenture trustee to do so, within 5 business days of the required date under the transfer and servicing agreement, the indenture or any indenture supplement;

(2)	failure on the part of the servicer to observe or perform in any material respect any of its other covenants or agreements set forth in the transfer and servicing agreement, the indenture or any indenture supplement, if the failure:

(a)	has an Adverse Effect; and

(b)	continues unremedied for a period of 60 days after written notice to (i) the servicer by the owner trustee or the indenture trustee, or (ii) the servicer, the owner trustee and the indenture trustee by noteholders holding 10% or more of the then-outstanding principal amount of all of the trust’s outstanding series (or, where the servicer’s failure does not relate to all series, 10% or more of the then-outstanding principal balance of all series, tranches or classes affected);

(3)	the servicer assigns or delegates its duties, except as specifically permitted under the transfer and servicing agreement;

(4)	any representation, warranty or certification made by the servicer in the transfer and servicing agreement, or in any certificate delivered under the transfer and servicing agreement, proves to have been incorrect when made if it:

(a)	has an Adverse Effect; and

(b)	continues to have an Adverse Effect for a period of 60 days after written notice to (i) the servicer by the owner trustee or the indenture trustee, or (ii) the servicer, the owner trustee and the indenture trustee by noteholders holding 10% or more of the then-outstanding principal amount of all of the trust’s outstanding series (or, where the servicer’s inaccuracy does not relate to all series, 10% or more of the then-outstanding principal balance of all series, class or tranches affected);

(5)	specific bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the servicer; or

(6)	any other event specified in the related prospectus supplement.

Notwithstanding the foregoing, a delay in or failure of performance referred to in the first clause (1) above for a period of 10 business days after the applicable grace period, or referred to in clause (2), (3) or (4) above for a period of 60 business days after the applicable period, will not constitute a servicer default if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, terrorism, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or other similar occurrence.

     “Servicer” means the bank or any successor servicer that is responsible for servicing and administering the receivables in the trust.

     “Shared Finance Charge Collections” means, for a series identified in a prospectus supplement as included in a group, collections of finance charge and administrative receivables in the trust portfolio allocated to that series in excess of the amount needed to make deposits or payments for that series that may be shared with other series included in the same group.

     “Shared Principal Collections” means an amount of principal receivables allocated to a series in a group in excess of the amount needed for deposit or distribution that is made available to other series in the same group to make principal payments or deposits required by those other series.

     “Signing Individual” means the individual who is an owner or authorized officer of the business which has an Advanta Business Card account or, with respect to accounts offered solely to business professionals, the business professional.

     “Special Tax Counsel” means Wolf, Block, Schorr and Solis-Cohen LLP, as special tax counsel to the issuer.

     “Spread Account” means an account that provides credit enhancement for a series, class or tranche of notes that is intended to assist with payment of interest and principal in the manner described in a prospectus supplement and funded by the periodic deposit of certain available excess cash flow from the trust assets.

     “Supplemental Beneficial Interest” means an undivided beneficial interest in the trust created in exchange, in part, upon the surrender by the transferor of its Transferor Beneficial Interest.

     “Supplemental Certificate” means a certificate which represents the Supplemental Beneficial Interest.

     “Tax Opinion” means with respect to any action, an opinion of counsel to the effect that, for federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of the notes of any outstanding series, class or tranche that were characterized as debt at the time of their issuance, (b) such action will not cause the trust to be deemed an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any noteholder.

     “Transferor” means, collectively, ABRC, any additional transferors and any sellers that transfer receivables directly to the trust.

     “Transferor Beneficial Interest” means an undivided beneficial interest in the trust initially owned by the transferor which entitles the holder to receive all cash flows from the trust assets not allocated to make payments on the notes or to be paid to a credit enhancer.

     “Transferor Certificate” means a certificate representing the Transferor Beneficial Interest if the Transferor Beneficial Interest is held in certificated form.

     “Transferor Interest” means on any date an amount equal to the aggregate balance of principal receivables at the end of the prior day, plus the amount on deposit in the Excess Funding Account at the end of the prior day, minus the total Adjusted Invested Amounts of all then-outstanding series of notes.

     “Transferor Percentage” means when used with respect to principal receivables, finance charge and administrative receivables and defaulted receivables, a percentage equal to 100%, minus the total Investor Percentages for all outstanding series, minus the total credit enhancement percentages for all outstanding series.

     “Trust” means Advanta Business Card Master Trust, a Delaware common law trust.

     “Trust Pay Out Event” means, with respect to all series issued by the trust, the occurrence of any of the following events:

•	any servicer default occurs which would have a material adverse effect on the noteholders;

•	certain bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the transferor, the seller or the servicer;

•	the transferor is unable for any reason to transfer receivables to the trust in accordance with the provisions of the transfer and servicing agreement; or

•	the trust becomes subject to regulation as an “investment company” within the meaning of the Investment Company Act of 1940.

     “Trust Portfolio” means the receivables conveyed to the trust which arise in accounts selected from the Advanta Business Card Portfolio at the time the trust was established, and additional accounts selected since that time, on the basis of criteria described in the transfer and servicing agreement.

     “Trust Termination Date” means the earlier of (a) the date designated by the transferor, which may be no earlier than the day on which the rights of all series to receive payments from the trust have terminated and (b) the date of dissolution of the trust.

     “Unallocated Principal Collections” means any amounts collected in respect of principal receivables and not paid to the holders of the transferor certificates because the Transferor Interest is less than the Required Transferor Interest.

Annex I

Global Clearance, Settlement and Tax Documentation Procedures

     Except in certain limited circumstances, the globally offered Advanta Business Card Master Trust Asset Backed Notes (the “global securities”) to be issued in series from time to time (each, a “series”) will be available only in book-entry form. Investors in the global securities may hold those global securities through any of The Depository Trust Company (“DTC”), Clearstream Banking or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding global securities through Clearstream Banking and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream Banking or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream Banking and Euroclear (in such capacity) and as DTC participants.

     Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

     All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream Banking and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC (other than through accounts at Clearstream Banking or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Clearstream Banking or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global securities will be credited to the securities custody accounts on the settlement date against payment for value on the settlement date.

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Secondary Market Trading

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants (other than the depositories for Clearstream Banking and Euroclear) will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Clearstream Banking Customers and/or Euroclear Participants. Secondary market trading between Clearstream Banking customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream Banking or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant (other than the depositories for Clearstream Banking and Euroclear) to the account of a Clearstream Banking customer or a Euroclear participant, as the case may be, the purchaser must send instructions to Clearstream Banking or Euroclear, as the case may be, prior to 12:30 PM on the settlement date. Clearstream Banking or Euroclear, as the case may be, will instruct the respective depository, to receive the global securities for payment. Payment will then be made by the respective depository, to the DTC participant’s account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Banking customer’s or Euroclear participant’s account. Credit for the global securities will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Banking or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream Banking customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Banking or Euroclear. Under this approach, they may take on credit exposure to Clearstream Banking or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream Banking or Euroclear has extended a line of credit to them, Clearstream Banking customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Banking customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Banking customer’s or Euroclear participant’s particular cost of funds.

A-2

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective European depository for the benefit of Clearstream Banking customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently from a trade between two DTC participants.

     Trading between Clearstream Banking or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream Banking customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depository, to another DTC participant. The seller will send instructions to Clearstream Banking or Euroclear, as the case may be, before 12:30 PM on the settlement date. In these cases, Clearstream Banking or Euroclear will instruct the respective depository, to credit the global securities to the DTC participant’s account against payment. The payment will then be reflected in the account of the Clearstream Banking customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream Banking customer’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). If the Clearstream Banking customer or Euroclear participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Banking customer’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of global securities holding securities through Clearstream Banking or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, under currently applicable law, (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of notes that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8 must be filed within 30 days of such change.

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     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim to Exemption from Withholding Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are note owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding and, generally, backup withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The note owner of a global security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 are generally effective for three calendar years.

     The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or (iii) an estate or trust the income of which is includable in gross income for United States tax purposes regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities. Further, the U.S. Treasury Department has recently finalized new regulations that will revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these regulations, interest or OID paid to a nonresident alien would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the new certification procedures.

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PROSPECTUS SUPPLEMENT
Advanta Business Card Master Trust
Issuer
Advanta Business Receivables Corp.
Transferor
Advanta Bank Corp.
Servicer
AdvantaSeries
$225,000,000
Class A(2005-A2) Asset Backed Notes

Merrill Lynch & Co.	Deutsche Bank Securities
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.
We are not offering the notes in any state where the offer is not permitted.
We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.
Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and prospectus until September 27, 2005.